Registration No. 333-76435
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM S-11
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 8
                         (Exact names of registrants as
                       specified in governing instruments)


        3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626-3416
                                 (714) 662-5565
          (Address and telephone number of principal executive offices)

                              DAVID N. SHAFER, ESQ.
                             WNC & Associates, Inc.
        3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626-3416
                                 (714) 662-5565
            (Name, address and telephone number of agent for service)

                                    Copy to:
                            PAUL G. DANNHAUSER, ESQ.
                             Derenthal & Dannhauser
           One Post Street, Suite 575, San Francisco, California 94104
                                 (415) 981-4844

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ------

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ------

           WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7 and SERIES 8
                      Units of Limited Partnership Interest

    WNC Housing Tax Credit Fund VI, L.P., Series 7 and Series 8 will invest in other entities owning low income apartment complexes. Federal tax law provides tax credits to investors in low income apartment complexes. Investors in Units can use these tax credits to reduce their own Federal income tax liabilities.
Approximately 75% of the Series' capital will be invested in low income apartment complexes. Approximately 15% will be used to pay fees to or expenses of WNC & Associates, Inc. and its affiliates.

    A purchase of Units involves risks. See "Risk Factors" on page 23. Risks include:

    o There can be no assurance as to the amount of tax credits because compliance with the tax credit rules is complicated.
    o An individual's ability to use tax credits is limited. See "Who Should Invest; Limitations on Use of Credits and Losses."
    o An investor's ability to sell Units is limited. See "Transferability of Units."
    o   A market for Units probably will not develop.
    o If mortgage payments for an apartment complex are not made, the lender could foreclose on the apartment complex.

                 Per     Total       Total       The Units  are offered  in  two
                 Unit   Minimum     Maximum      Series of 25,000 Units each  by
Public Price    $1,000  $1,400,000  $50,000,000  WNC  Capital  Corporation.  WNC
Selling Com-                                     Capital  Corporation   in  turn
missions and                                     is offering the  Units  through
Dealer Man-                                      other broker-dealers which  are
ager Fee...     $   90  $  126,000  $ 4,500,000  members   of   the  NASD.   The
Proceeds to                                      broker-dealers are not required
Series.....     $  910  $1,274,000  $45,500,000  to sell any specific  number of
                                                 Units,  but will use their best
                                                 efforts to sell the Units.

    No Units in a Series will be sold unless a minimum of $1,400,000 in cash is received within one year from the start of the Series' offering. Each Series will deposit its subscriptions in an escrow account with Southern California Bank.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

                 The date of this prospectus is September 3, 1999

                                TABLE OF CONTENTS


SUMMARY OF THE OFFERING.......................................................10
    The Series................................................................10
    Management................................................................10
    Investment Objectives and Policies........................................11
    The Low Income Housing Tax Credit.........................................12
    Risk Factors..............................................................14
    Who Should Invest; Limitations on Use of Credits and Losses...............15
    Estimated Use of Proceeds.................................................16
    Management Compensation...................................................17
    Conflicts of Interest.....................................................18
    Fiduciary Responsibility..................................................19
    Local Limited Partnership Investment Protection Policies..................19
    Prior Performance Summary.................................................20
    Federal Income Tax Considerations.........................................21
    Profits and Losses, Tax Credits and Cash Distributions....................21
    Summary of Certain Provisions of the Partnership Agreement................21
    Transfer of Units.........................................................22
    Terms of the Offering and Plan of Distribution............................23

RISK FACTORS..................................................................23
    Risks arising from the Internal Revenue Code rules governing tax credits..23
     Low income housing tax credits might not be available....................23
     Low income housing tax credits might be less than anticipated............23
     Unless a bond is posted low income housing tax credits are recaptured if apartment complexes are not owned for 15 years.........23
     Sales of apartment complexes after 15 years are subject to limitations which may impact a local limited partnership's ability to
         sell its apartment complex...........................................24
     Investors can only use low income housing tax credits in limited amounts.24
     Historic tax credits may be unavailable or may be recaptured.............25
    Risks related to investment in local limited partnerships and apartment complexes..................................................26
     If a Series has few investments, each investment will have a great impact on the Series' results of operations..........................26
     The failure to pay mortgage debt could result in a forced sale of an apartment complex....................................................26
     The Series will not control the local limited partnerships and must rely on the local general partners...................................27

     Projects subsidized by other government  programs are subject to additional rules which may make it difficult to operate and sell
         apartment complexes..................................................27
     Keen competition may increase the price of investments...................28
     Uninsured casualties could result in losses and recapture................28
     Apartment complexes without financing or operating subsidies may be unable to pay operating expenses..................................29
     Investors may be unable to evaluate their Series' investments............29
     A Series' local limited partnership investment protection policies will be worthless if the net worth of the local general partners is not sufficient to satisfy their obligations..............................29
     Fluctuating economic conditions can reduce the value of real estate......30
     Properties under development may not be completed........................30
     Investments made before the sale of Units may be subject to loss.........30
     If a loan made to a local limited partnership is not repaid the amount of capital available for investment would be reduced.................31
     Lack of control or risk of impasse in joint investments..................31
    Tax risks other than those relating to tax credits........................31
     No opinion of counsel as to certain matters..............................31
     Passive activity rules will limit deduction of Series' losses and impose tax on interest income...............................................32
     At risk rules might limit deduction of Series' losses....................33
     Tax liability on sale of apartment complex or local limited partnership interest may exceed the cash available from the sale.....................33
     Alternative minimum tax liability could reduce an investor's tax benefits.........................................................34
     IRS could audit the returns of the Series, the local limited partnerships or the investors........................................34
     A successful IRS challenge to tax allocations of the Series and the local limited partnerships would reduce the tax benefits of an investment in the Series.............................................34
     Tax liabilities could arise in later years of the Series.................35
     IRS challenge to tax treatment of expenditures could reduce losses.......35
     Changes in tax law might reduce the value of tax credits.................36
     New administrative or judicial interpretations of the law might reduce the value of tax credits.............................................36
     State income tax laws may adversely affect the investors.................36
    Risks related to the Series and the Series' partnership agreement.........37
     A Series may be unable to timely provide financial reports to the investors which would adversely affect the investors' ability to monitor Series' operations...........................................37
     Lack of liquidity of investment..........................................38
     The investors will not control their Series and must rely totally on
         WNC & Associates, Inc................................................38

     Individual investors will have no recourse if they disagree with actions authorized by a vote of the majority.........................38
     Limitations on liability of WNC & Associates, Inc. to the Series.........38
     Payment of fees to WNC & Associates, Inc. and its affiliates will reduce cash available for investment in local limited partnerships .........39
     Investors in one Series may be subject to different risks and receive different yields than investors in another Series....................39
     Obligations of investors paying for Units with promissory notes is unconditional.....................................................39
     Lack of operating history................................................40
     Year 2000 issues ........................................................40
     Geographic concentration of properties in previous WNC-partnerships and the Series may affect their ability to rent apartment units .........40
WHO SHOULD INVEST;
LIMITATIONS ON USE OF CREDITS AND LOSSES......................................41
    All Investors.............................................................41
    Individual Investors......................................................42
    Corporate and Other Entity Investors......................................43
     Trusts and Estates.......................................................43
     Corporations.............................................................43
     Partnerships.............................................................44
     Entity Financial Reports.................................................44
    Minimum State Suitability Requirements....................................46

ESTIMATED USE OF PROCEEDS.....................................................53

MANAGEMENT COMPENSATION.......................................................56
    Organizational and Offering Stage.........................................56
    Acquisition Stage.........................................................57
    Operating Stage...........................................................57
    Liquidation Stage.........................................................60
    Interest in Series........................................................61

CONFLICTS OF INTEREST.........................................................63
    Receipt of Fees and Other Compensation by WNC & Associates, Inc.
         and its Affiliates...................................................63
    Other Business Activities of WNC & Associates, Inc. and its Affiliates....63
    Competition with WNC & Associates, Inc. and its Affiliates with Respect to the Purchase or Ownership of Properties...........................64

    Other Transactions with Developers, Local General Partners, Lenders and Joint Venturers..................................................65
    Representation in Tax Audit Proceedings...................................65
    Distribution of Units.....................................................65
    Joint Investments.........................................................66
    Resolution of Conflicts of Interest.......................................66
    Lack of Separate Representation...........................................66
    Organizational Diagram....................................................67

FIDUCIARY RESPONSIBILITY......................................................68

INVESTMENT OBJECTIVES AND POLICIES............................................70
    Principal Investment Objectives...........................................70
    Investment Policies.......................................................73
     Investment Criteria......................................................73
     Eligibility for Low Income Housing Tax Credits...........................76
     Historic Tax Credits.....................................................76
     Types of Properties......................................................77
     Location of Properties...................................................77
     Number of Investments....................................................78
     Timing of Investments....................................................78
     Payment for Investments..................................................79
    The Local General Partners................................................80
     Financial Condition and Experience of Local General Partners.............80
     Compensation of Local General Partners...................................81
     Withdrawal of Local General Partners.....................................81
    Terms of the Local Limited Partnership Agreements.........................81
     Development Obligation...................................................82
     Operating Guarantees.....................................................82
     Protection Against Reduction or Loss of Tax Credits......................82
     Repurchase Obligation....................................................84
     Rights of Limited Partner................................................84
     Role of Special Limited Partner..........................................85
     Interests in Profits, Losses and Distributions...........................86
    Joint Investments.........................................................87
    Use of Leverage...........................................................88
    Sale or Other Disposition of Investments..................................89
    Reserves..................................................................90
    Other Policies............................................................90

THE LOW INCOME HOUSING TAX CREDIT.............................................92
    Summary...................................................................92
    Qualified Properties......................................................95
     Qualified Low Income Projects............................................95
     Eligible Basis...........................................................97
     Qualified Basis..........................................................99
    Maximum Amount of Credit.................................................100
    Credits Subject to State Allocation......................................101
    Utilization of the Low Income Housing Tax Credit ........................105
     Reduction for Partial Year of Operations................................105
     Low Income Housing Tax Credit At Risk Rules.............................105
     Other Limitations.......................................................107
    Recapture of Low Income Housing Tax Credits..............................107
    State Low Income Housing Tax Credits.....................................109

OTHER GOVERNMENT ASSISTANCE PROGRAMS.........................................110
    RD Financing and Rural Rental Assistance Programs........................110
    Home Investment Partnership Program......................................111
    State and Local Bond Programs............................................113
    HUD Section 8 Rental Assistance Programs.................................115

MANAGEMENT...................................................................116
    WNC & Associates, Inc....................................................116
     Statement of Purpose....................................................120
    Change in Management.....................................................120
    WNC Capital Corporation..................................................120
    WNC Management, Inc......................................................121

PRIOR PERFORMANCE SUMMARY....................................................122
    Introduction.............................................................122
    All WNC-Partnerships.....................................................122
    Public Partnerships Sponsored in Last Ten Years..........................127
    Private Partnerships Sponsored in Last Ten Years.........................132
    Sales of Properties; Terminations of Partnerships .......................135
    Major Adverse Events.....................................................136

FEDERAL INCOME TAX CONSIDERATIONS............................................139
    Introduction.............................................................139
    Summary..................................................................139
     Opinion of Counsel......................................................139
     Classification as a Partnership.........................................139

     Tax Treatment of Investors..............................................139
     Historic Tax Credits and Recapture......................................140
     Series Allocations......................................................141
     Series Deductions.......................................................141
     Sale of Apartment Complexes.............................................141
     Transfers of Units......................................................141
     Liquidation.............................................................142
     Section 754 Election....................................................142
    Opinion of Counsel.......................................................142
    Classification as a Partnership..........................................145
    Investment in Local Limited Partnerships.................................147
    Tax Treatment of Investors...............................................148
    Limitations on Losses and Credits from Passive Activities................150
     A. General Limitations..................................................150
     B.  Exception for Low Income Housing Tax Credits and Historic
         Tax Credits.........................................................152
         1.       Individuals................................................152
         2.       Other Investors............................................156
    Historic Tax Credit......................................................157
    Historic Tax Credit Recapture............................................158
    General Business Tax Credit Limitations..................................159
    Tax Basis for the Units..................................................160
    Application of At Risk Limitations.......................................161
    Series Allocations.......................................................162
    Allocations Before Admission.............................................166
    Basis of Local Limited Partnerships in Their Apartment Complexes.........166
    Depreciation.............................................................167
    Deductibility of Fees....................................................168
     A. Development Fees and Acquisition and Investment Management Fees......168
     B.  Ongoing Management Fees.............................................168
    Organization and Offering Expenses.......................................169
    Start-Up Expenditures....................................................169
    Sales or Exchanges of Local Limited Partnership Property;
     Depreciation Recapture..................................................169
    Tax Liabilities in Later Years...........................................171
    Treatment of Mortgage Loans..............................................171
    Sales or Exchanges of Units and Local Limited Partnership Interests;
     Transfers by Gift or at Death...........................................172
    Dissolution and Liquidation of a Series or Local Limited Partnership.....173
    Elections................................................................173
    Transfer of Units; Termination of a Series...............................174

    Profit Motive............................................................174
    Other Important Tax Considerations.......................................174
     A.  Tax Rates...........................................................175
     B.  Alternative Minimum Tax.............................................177
     C.  Deduction of Investment Interest....................................180
    Tax Returns and Tax Information..........................................181
     A. Audit and Assessment Procedure.......................................181
     B.  Imposition of Penalties.............................................182
         Document and Information Return Penalties...........................182
         Accuracy-Related and Fraud Penalties................................182
    Tax Shelter Registration.................................................183
    Changes in Tax Law.......................................................184

STATE AND LOCAL TAX CONSIDERATIONS...........................................184

PROFITS AND LOSSES, TAX CREDITS
AND CASH DISTRIBUTIONS.......................................................185
    Tiered Investment........................................................185
    Cash Available for Distribution..........................................185
    Sale or Refinancing Proceeds.............................................186
    Capital Accounts.........................................................187
    Allocations of Profits and Losses and Tax Credits........................187
     General Allocations.....................................................187
     Special Allocations.....................................................189
    Determination of Distributions and Allocations Among Investors...........190
    Allocations for Community Reinvestment Act Purposes......................190

SUMMARY OF CERTAIN PROVISIONS OF THE
PARTNERSHIP AGREEMENT........................................................191
    Default by an Investor in Payment of the Deferred Capital Contribution...191
    Liability of Investors to Third Parties..................................192
    Dissolution and Liquidation..............................................192
    Removal of WNC & Associates, Inc.........................................193
    Voting Rights............................................................193
    Meetings.................................................................194
    Books and Records........................................................195

TRANSFERABILITY OF UNITS.....................................................195

REPORTS......................................................................198

TERMS OF THE OFFERING AND PLAN OF DISTRIBUTION...............................199
    Issuance of Units in Series..............................................199
    Underwriting Arrangements................................................199
    Volume Discounts.........................................................201
    Purchases by Affiliates..................................................203
    Purchases at No Commission...............................................203
    How To Subscribe.........................................................204
     Deferred Installments...................................................205
     Business Development Plan...............................................206
     Policies as to Pledges of Promissory Notes..............................207
    Escrow Arrangements......................................................207

SALES MATERIAL...............................................................208

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION.......................................................209
    Year 2000 Issues - the Series and WNC & Associates, Inc..................211
     Status of Readiness.....................................................211
         Information Technology Systems......................................211
         Non-IT Systems......................................................211
         Service Providers...................................................211
     Costs to Address Year 2000 Issues.......................................212
     Risk of Year 2000 Issues................................................212
    Year 2000 Issues - the Local Limited Partnerships........................212
     Status of Readiness.....................................................212
     Costs to Address Year 2000 Issues.......................................213
     Risk of Year 2000 Issues................................................213

LEGAL MATTERS................................................................213

EXPERTS......................................................................213

FURTHER INFORMATION..........................................................214

Financial Statements........................................................FS-i
Exhibit A - Prior Performance Tables.........................................A-1
Exhibit B - First Amended and Restated Agreement of Limited Partnership......B-1
Exhibit C - Investor Form....................................................C-1

                             SUMMARY OF THE OFFERING

This summary outlines the main points of the offering. This summary does not replace a full and careful reading of this prospectus. This summary is qualified by the remainder of this prospectus. All prospective investors are urged to read this prospectus in its entirety.

The Series

WNC Housing Tax Credit Fund VI, L.P., Series 7 and Series 8 are California limited partnerships. Series 7 and Series 8 have been organized as limited partnerships because that structure permits the pass through of tax benefits to investors. The principal place of business of Series 7 and Series 8 is that of management: 3158 Redhill Avenue, Suite 120, Costa Mesa, CA 92626. The telephone number is 714-662-5565.

Management

The fund manager is WNC & Associates, Inc., a California corporation. Management personnel of WNC & Associates, Inc. will be responsible for the management of each Series. Affiliates of WNC & Associates, Inc. will also provide services to the Series. As used herein, an affiliate of a specified person includes:

o any person who controls, is controlled by, or is under common control with the specified person;

o any person who is an officer or director of or partner in the specified person;

o   any person of which the specified person is an officer, director or partner;

o   any person having a 10% or more interest in the specified person;

o   any person as to which the specified person has a 10% or more interest.

Investment
Objectives and
Policies

Each Series' principal investment objective is to generate tax credits for its investors over a period of 10 to 12 years. To do this each Series will acquire interests in residential properties which qualify for low income housing tax credits under Section 42 of the Internal Revenue Code of 1986, as amended. Some residential properties may qualify for historic tax credits under Section 47 of the Internal Revenue Code.

The Series will not directly purchase apartment complexes. Rather, each Series will invest in other limited partnerships or limited liability companies owning apartment complexes. These other entities in which the Series will invest are referred to herein as local limited partnerships. The developers of the apartment complexes will not be affiliates of WNC & Associates, Inc. The developer or an affiliated company will be the sponsor and the general partner of the local limited partnership. The general partners of the local limited partnerships are referred to herein as the local general partners. In addition to a Series, other persons may be limited partners of the local limited partnerships. These other persons may include affiliates of WNC & Associates,
Inc.:

o   investing on the same terms as the Series, or

o   serving as the special limited partner.

None of the local limited partnerships have been selected yet.

This two-tier limited partnership form for investing in low income housing is common practice. The two-tier form:

o gives a Series the same tax benefits which would be available if the Series invested directly in the housing, and

o insulates the investors by providing a Series with limited liability for each of its investments.

Each Series will try to invest in a geographically-diversified portfolio of apartment complexes. There are no parameters concerning the types of communities in which the apartment complexes will be located. The apartment complexes can be located in rural areas, suburban communities or in urban areas.

The properties will be rented either to senior citizens only, or to a mix of senior citizens, families and others.

The low income housing tax credit rules impose penalties if apartment complexes are sold before the sixteenth year. The rules of other government subsidy programs also can limit the sale of apartment complexes. And it can be hard to sell apartment complexes rented to low income tenants unless the Federal government provides tax incentives to new owners. Under current law, tax credits are awarded to investors who purchase a qualifying apartment complex more than 10 years after it was last placed in service if the new owners substantially rehabilitate the apartment complex. Nonetheless, it is hard to tell when or whether a Series will be able to sell an apartment complex. Each Series will try to liquidate its investments after 15 years, but whether it can and for how much is impossible to predict.

The Low Income Housing Tax Credit

Section 42 of the Internal Revenue Code awards valuable low income housing tax credits to investors in low income housing. These tax credits are designed to attract private capital to build and preserve low income housing. They are an integral element of the nation's low income housing program.

The Federal government has provided tax benefits to investors in low income housing for more than three decades. Tax credits are the latest component of that policy. Internal Revenue Code Section 42 gives taxpayers an alternative to paying Federal income taxes. Taxpayers can invest in a Series and receive tax credits which will directly reduce their taxes each year for 10 to 12 years.

Internal Revenue Code Section 42 and the rules the IRS has adopted to administer these tax credits are extremely complicated. WNC & Associates, Inc. is experienced in working with these laws and rules, and will do its best to follow them. However, no one is guaranteeing that a Series will comply with all of the laws and rules.

Other rules govern the investors' ability to claim tax credits on their individual tax returns. For example, natural persons generally can only use tax credits to shelter:

o   income from other limited partnerships and other similar sources, and

o   up to $25,000 of other income.

The low income housing tax credit rules include a complicated concept called recapture. Congress created this concept to ensure that apartment complexes are rented as low income housing for at least a 15-year period, even though the tax credits are claimed over a 10-year period. These are referred to herein as the 15-year compliance period and the 10-year credit period. Recapture means that a taxpayer must include in taxable income a portion of tax credits previously claimed if there is non-compliance with the tax credit rules during the 15-year compliance period. Recapture applies to the accelerated portion of the low income housing tax credits, as follows:

    Year of Event Giving               Portion
      Rise to Recapture             Recaptured

            1-11                         5/15
              12                         4/15
              13                         3/15
              14                         2/15
              15                         1/15

Interest is also imposed on the amount recaptured. The dollar amount recaptured will be additional taxes owed in the year of recapture.

Risk Factors

An investment in the Series involves risks, including the following:

o    Risks Related to Low Income Housing Tax Credits:

    o The low income housing tax credit rules are extremely complicated. Noncompliance with these rules results in the loss of future tax credits and the fractional recapture of tax credits already taken.

    o In most cases the annual amount of tax credits that an individual can use is limited to the tax liability due on the person's last $25,000 of taxable income.

    o The local limited partnerships may be unable to sell the apartment complexes at a profit. Accordingly, a Series may be unable to distribute any cash to its investors. Tax credits may be the only benefit from an investment in a Series.

o   Investment Risks:

    o If a Series does not raise much capital it will invest in a limited number of local limited partnerships. Such limited diversity means that the results of operation of each single apartment complex will have a greater impact on the Series. With limited diversity, poor performance of one apartment complex could impair a Series' ability to satisfy its investment objectives.

    o Each apartment complex will be subject to mortgage indebtedness. If a local limited partnership failed to pay its mortgage it could lose its apartment complex in foreclosure. Foreclosure would result in:

         o a loss of future tax credits, if the foreclosure occurred during the first 10 years,

         o a fractional recapture of prior tax credits, if the foreclosure occurred during the first 15 years, and

         o      a loss of the Series' investment in the apartment complex.

    o A Series will be a limited partner or non-managing member of each local limited partnership. Accordingly, each Series will have very limited rights with respect to management of the local limited partnerships. Each Series will rely totally on the local general partners.

o   Other Tax Risks:

    o The IRS may audit a Series or a local limited partnership and challenge the tax treatment of tax items. The amount of tax credits and tax losses allocated to the investors could be reduced if the IRS were successful in such a challenge.

o   Series-Related Risks:

    o No trading market for the Units will develop. Investors may be unable to sell their Units except at a discount and should consider their Units to be a long-term investment.

Who Should
Invest;
Limitations on
Use of Credits
and Losses

Natural persons should invest in a Series only if they have Federal income tax liabilities against which the tax credits can be applied. In most cases, the annual amount of tax credits that a natural person can use is limited to the tax liability due on the person's last $25,000 of taxable income. For example, a person in the 36% Federal tax bracket could use up to a maximum annual amount of $9,000 in tax credits because $25,000 x 36% = $9,000. Generally, a natural person can claim a Series' tax losses only in very limited circumstances.

Closely-held and personal service corporations are subject to other limits on the use of tax credits and tax losses.

For all investors:

o   Tax credits cannot be used to reduce the Federal alternative minimum tax.

o Tax credits are subject to the general limitations on the use of all business tax credits.

An IRA, Keogh or other retirement plan cannot buy Units.

Estimated Use of
Proceeds

Each Series will invest approximately 75% of its capital in local limited partnerships, will hold 3% in working capital reserves, and will use the balance to pay fees and expenses to WNC & Associates, Inc., its affiliates and others. Working capital reserves are amounts set aside for contingencies and to pay administrative expenses.

Management
Compensation

WNC & Associates, Inc. will manage the business of each Series. Each Series will pay WNC & Associates, Inc. and its affiliates compensation for management services. The following are the most significant items:


Selling commissions                up to 7% of the capital raised,
                                   all or almost all of which will
                                   be reallowed to non-affiliated
                                   broker-dealers
Dealer manager fee                 up to 2% of the capital raised

Acquisition and                    up to 7% of the capital raised
investment
management fee

Nonaccountable                     4% of the capital raised in
reimbursement                      exchange for an agreement to
                                   pay all of the expenses in
                                   connection with the formation
                                   of each Series and the sale of
                                   the Units

Nonaccountable                     2% of the capital raised in
reimbursement                      exchange for an agreement to
                                   pay all of the expenses related
                                   to the selection and acquisition
                                   of local limited partnerships

Asset management fee               0.2% of the sum of a Series'
                                   cash investments in local
                                   limited partnerships plus the
                                   mortgage  debts of the local
                                   limited partnerships

Subordinated                       up to 10% of the sales price of
disposition fee                    the apartment complexes

There are a number of other items of compensation and reimbursement which WNC & Associates, Inc. and its affiliates may receive.

Conflicts of
Interest

WNC & Associates, Inc. and its affiliates have conflicts of interest in their organization and management of the Series, including the following:

o The compensation to WNC & Associates, Inc. and its affiliates is not the result of arm's-length negotiations. The manner in which the Series' investments are purchased, managed and sold will determine the amount of some compensation. As a result, a Series:

    o might make investments which are less desirable to the investors but more desirable to WNC & Associates, Inc. and its affiliates, or

    o might retain an investment at a time when a sale of the investment could generate distributions to the investors.

o WNC & Associates, Inc. and its affiliates must allocate their time between the activities of each Series and the other activities of WNC & Associates, Inc. and its affiliates. Although not anticipated, WNC & Associates, Inc. and its affiliates might be unable to fully discharge their duties to each Series.

o WNC & Associates, Inc. and its affiliates have some interests that are inconsistent with those of the investors. For example, WNC & Associates, Inc. can engage in activities without providing the benefits of such activities to the Series. As a result, an affiliate might purchase an investment which is suitable for purchase by a Series.

Fiduciary
Responsibility

WNC & Associates, Inc. is a fiduciary to each Series. This means that WNC & Associates, Inc. owes the investors the utmost good faith and loyalty. However, each Series will hold WNC & Associates, Inc. harmless from liability to the Series for its actions and will compensate WNC & Associates, Inc. for damages suffered from its actions, provided the actions:

o   did not constitute negligence or misconduct, and

o   were  the  result  of  a   course of  conduct  which  WNC & Associates, Inc.
    determined was in the best interests of the Series.

As  a  result  an  investor's  ability  to  pursue  an   action  against  WNC  &
Associates, Inc. or its affiliates is diminished.

Local Limited
Partnership
Investment
Protection Policies

The most uncertain stages of an investment in a local limited partnership occur during construction and rent-up of the local limited partnership's apartment complex. Each Series will try to protect its investments in local limited partnerships during these stages in the following ways:

o Staged Pay-In. Each Series will stage its capital payments to each local limited partnership. Capital payments will be due when conditions or benchmarks regarding construction or rental of apartment units are satisfied.

o Development Obligations. The local general partners will agree to provide all funds needed through completion of development and construction, after applying mortgage loan proceeds and the Series' capital contribution. This policy is intended to cause completion of an apartment complex at no extra cost to the Series where construction costs exceed the budgeted amount.

o Credit Adjuster. In the event the tax credits actually allocated to a Series are less than the amount agreed to, the local limited partnership will reduce the Series' capital contribution.

o Operating Deficit Guarantees. If a local limited partnership's revenues are less than its expenses, the local general partners will make up the difference for a minimum of three years following completion of construction.

o Voting Rights. The Series will have the right to approve or disapprove the sale or refinancing of the apartment complexes.

WNC & Associates, Inc. will agree to eliminate these provisions only in unusual circumstances.

There can be no absolute guarantee that these policies will protect a Series' investment.

Prior
Performance
Summary

Through June 30, 1999, WNC & Associates, Inc. and its affiliates have raised and invested equity as follows:

o more than 14,600 investors, including more than 13,700 investors in tax credit offerings,

o more than 600 properties, including more than 490 properties in tax credit offerings,

o more than 22,900 apartment units located in 39 states, the District of Columbia, and the U.S. Virgin Islands, including more than 19,500 apartment units located in 36 states and the District of Columbia in tax credit offerings,

o more than $1,000,000,000 in aggregate acquisition costs, including more than $885,000,000 in aggregate acquisition costs in tax credit offerings.

Of the 52 tax credit partnerships organized by WNC & Associates, Inc. through June 30, 1999, 13 have apartment complexes which have completed the 10-year credit period. None have apartment complexes which have completed the 15-year compliance period. None have sold an apartment complex.

Federal
Income Tax
Considerations

The section of this prospectus entitled "Federal Income Tax Considerations" includes a discussion of numerous Federal income tax issues pertinent to the Series. That section also contains a description of the Federal income tax legal opinions that the Series will receive from Derenthal & Dannhauser, tax counsel.

Profits and Losses,
Tax Credits and Cash
Distributions

Generally, 99.9% of the tax credits, profits and losses of a Series are allocated to its investors and 0.1% to WNC & Associates, Inc. It is unlikely that a Series will distribute cash from operations. The section of this prospectus entitled "Profits and Losses, Tax Credits and Cash Distributions" includes a discussion of how each Series will distribute net proceeds from the liquidation of its investments.

Summary of
Certain Provisions
of the Partnership
Agreement

The First Amended and Restated Agreement of Limited Partnership included as Exhibit B is the governing document for each Series. A Series' partnership agreement governs the relationship between the investors and WNC & Associates, Inc. It is a complex legal document. Portions of the partnership agreement are summarized throughout this prospectus.

Investors should be aware of the following terms of each Series' partnership agreement:

o Investors owning more than 50% of the Units in a Series can take the following actions with respect to the Series:

    o    amend the Series' partnership agreement,

    o    remove WNC & Associates, Inc. and elect its replacement, and

    o    approve the dissolution of the Series.

o   Each Series is organized as a separate California limited partnership.

o No investor will have any control over the business of his Series or any right to act in the Series name.

o   The books and records of each Series  are kept at 3158 Redhill Avenue, Suite
    120, Costa Mesa, California.   An investor may examine his Series' books and
    records at any and all reasonable times.

Transfer of Units

Under the terms of the Series' partnership agreement, investors may transfer their Units, except where the transfer would result in adverse tax consequences. Investors may not transfer Units to a foreign person or a tax-exempt entity. The Units will not be listed on a securities exchange, and no market will exist for the Units. It is unlikely that an investor will be able to sell his Units except at a discount. A Series can require that a transfer fee be paid in an amount up to $100.

Terms of the
Offering and Plan
of Distribution

The Units are offered in two Series on an all-or-none minimum, best-efforts maximum basis, which means that:

o   no one is guaranteeing that any specified amount of capital will be raised,

o no Units in a Series will be sold unless at least $1,400,000 in cash is raised, and

o   as much as $25,000,000 in Units may be sold by each Series.

WNC & Associates, Inc. will decide in its discretion when to terminate the Series 7 offering and commence the Series 8 offering.

                                  RISK FACTORS

    The purchase of Units involves a number of significant risk factors. The material risk factors that prospective purchasers should consider are:

Risks arising from the Internal Revenue Code rules governing tax credits

    Each prospective investor is urged to carefully read and understand this section and the section entitled "The Low Income Housing Tax Credit" to determine whether an investment in a Series is suitable for the prospective investor.

    Low income housing tax credits might not be available. Each Series will acquire an interest in apartment complexes to be rented to low income tenants. Each Series expects to claim low income housing tax credits for each apartment complex. However, if an apartment complex does not satisfy the requirements of Internal Revenue Code Section 42, then the apartment complex will not be eligible for low income housing tax credits.

    An apartment complex cannot comply with Internal Revenue Code Section 42 until it is placed in service. In many instances a Series will acquire an apartment complex which is still under construction. If so, the Series would be relying only upon guarantees and representations of the local general partners that the apartment complex will satisfy the Internal Revenue Code Section 42 requirements. If it ultimately did not, the Series would not receive low income housing tax credits from the investment.

    Low income housing tax credits might be less than anticipated. The local general partners will calculate the amount of the low income housing tax credits. No opinion of counsel will cover the calculation of the amount of low income housing tax credits. The IRS could challenge the amount of the low income housing tax credits claimed for any apartment complex under any of a number of provisions set forth in Internal Revenue Code Section 42. A successful challenge by the IRS would decrease the amount of the low income housing tax credits from the amount paid for by the Series.

    To date, 52 partnerships have been formed by WNC & Associates, Inc. to generate low income housing tax credits. Currently, only four of them are expected to generate less than 95% of the low income housing tax credits originally anticipated.

    Unless a bond is posted low income housing tax credits are recaptured if apartment complexes are not owned for 15 years. Apartment complexes must comply with Internal Revenue Code Section 42 for a 15-year compliance period. Low income housing tax credits will be recaptured with interest to the extent that an apartment complex is not rented as low income housing or in some other way does not satisfy the requirements of Internal Revenue Code Section 42 during the 15-year compliance period. For example, recapture with interest would occur if:

o a local limited partnership disposed of its interest in an apartment complex during the 15-year compliance period, or

o a Series disposed of its interest in a local limited partnership during the 15-year compliance period.

For these purposes, disposition includes transfer by way of foreclosure.

    There can be no assurance that recapture will not occur.

    Sales of apartment complexes after 15 years are subject to limitations which may impact a local limited partnership's ability to sell its apartment complex. Each local limited partnership will execute an extended low income housing commitment with the state in which the apartment complex is located. The extended low income housing commitment will state the number of years that the local limited partnership and any subsequent owners must rent the apartment complex as low income housing. Under Federal law the commitment must be for at least 30 years. The commitment actually agreed to may be significantly longer than 30 years. In prioritizing applicants for low income housing tax credits, 34 states give additional points for commitment periods in excess of 30 years. On any sale of the apartment complex during the commitment period, the purchaser would have to agree to continue to rent the apartment complex as low income housing for the duration of the commitment period. This requirement reduces the potential market, and possibly the sales price, for the apartment complexes. The sale of an apartment complex may be subject to other restrictions. For example, Federal lenders or subsidizers may have the right to approve or disapprove a purchase of an apartment complex. Accordingly, there can be no assurance that a local limited partnership will be able to sell its apartment complex. Even if it does so, there can be no assurance that any significant amount of cash will be distributed to the investors. As a result, a material portion of the low income housing tax credits may represent a return of the money originally invested in the Series.

    Investors can only use low income housing tax credits in limited amounts. The ability of an individual or other non-corporate investor to claim low income housing tax credits on his individual tax return is limited. For example, an individual investor can use low income housing tax credits to reduce his tax liability on:

o an unlimited amount of passive income, which is income from entities such as the Series, and

o   $25,000 in income from other sources.

However, the use of low income housing tax credits by an individual against these types of income is subject to ordering rules, which may further limit the use of low income housing tax credits. Some corporate investors are subject to similar and other limitations. They include corporations which provide personal services, and corporations which are owned by five or fewer shareholders.

    Any portion of a low income housing tax credit which is allowed to an investor under such rules is then aggregated with all of the investor's other business credits. The aggregate is then subject to the general limitation on all business credits. That limitation provides that an investor can use business credits to offset the investor's annual tax liability equal to $25,000 plus 75% of the investor's tax liability in excess of $25,000. However, business credits may not be used to offset any alternative minimum tax. All of these concepts are extremely complicated. Investors are urged to read "The Low Income Housing Tax Credit" and "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities," "- General Business Tax Credit Limitations" and "- Other Important Tax Considerations Alternative Minimum Tax," for examples.

    Historic tax credits may be unavailable or may be recaptured. It is possible that a Series will invest in a local limited partnership intending to obtain historic tax credits. There can be no assurance that an apartment complex will meet the requirements for the historic tax credit set forth in Internal Revenue Code Section 47. In order for an apartment complex to be eligible for historic tax credits, it must:

o   meet the statutory requirements of Internal Revenue Code Section 47, and

o   be certified by the Department of the Interior.

Even  if   it  does  meet   the   requirements,   the  IRS  may   challenge  the
calculation of the historic tax credit. The local general partners will calculate the amount of the historic tax credit. That calculation will not be the subject of an opinion of counsel.

    An investor must recapture historic tax credits if:

o the local limited partnership sells the apartment complex during the first five years of operation,

o the Series sells the interest in the local limited partnership during the first five years of operation, or

o   the investor sells his Units during the first five years of operation.

Risks related to investment in local limited partnerships and apartment complexes

    If a Series has few investments, each investment will have a great impact on the Series' results of operations. Geographic and other diversification of a Series' investments will depend upon the amount of capital raised by the Series. The less capital received by the Series, the fewer number of investments purchased by the Series. The risks of limited diversification will exist if any
Series:

o invests in a few local limited partnerships owning large apartment complexes rather than a greater number of local limited partnerships owning smaller apartment complexes,

o invests in local limited partnerships which have the same or affiliated local general partners, or

o invests in local limited partnerships which own apartment complexes located in the same area. If a Series' investments are not diversified then any single apartment complex experiencing poor operating performance, impairment of value or recapture of low income housing tax credits would have a significant impact upon the Series as a whole.

    The failure to pay mortgage debt could result in a forced sale of an apartment complex. Each local limited partnership will leverage a Series' investment therein by incurring mortgage debt. If a local limited partnership's revenues are less than its debt payments and taxes and other operating costs, the local limited partnership would have to use working capital reserves, seek additional funds, or suffer a forced sale of its apartment complex, which could include a foreclosure. The same results could occur if government subsidies ceased. If the apartment complex is highly-leveraged, a relatively slight decrease in the rental revenues could adversely affect the local limited partnership's ability to pay its debt service requirements. Mortgage debt may:

o   have either fixed or variable interest rates, or

o be repayable in a self-amortizing series of equal installments or with a large balloon final payment.

Variable rate loans create the risk that debt service could rise during periods of high interest rates. Balloon payments maturing prior to the end of the anticipated holding period for the apartment complex create the risk of a forced sale if the debt cannot be refinanced. There can be no assurance that additional funds will be available to any local limited partnership if needed on acceptable terms or at all.

    The Series will not control the local limited partnerships and must rely on the local general partners. The local general partners will make all management decisions for the local limited partnerships and the apartment complexes. Each Series will have very limited rights with respect to management of the local limited partnerships. Neither Series will be able to exercise any control with respect to its business decisions and operations. Consequently, the success of each Series will depend on the abilities of the local general partners. Investors may not have the opportunity to judge the local general partners for themselves.

    Projects subsidized by other government programs are subject to additional rules which may make it difficult to operate and sell apartment complexes. It is anticipated that most of the apartment complexes will receive government financing or operating subsidies in addition to the tax credits. The following are risks associated with some such subsidy programs:

o Obtaining tenants for the apartment complexes. Government regulations limit the types of people who can rent subsidized housing. These regulations may make it more difficult to rent the residential units in the apartment complexes.

o Obtaining rent increases. In many cases rents can only be increased with the prior approval of the subsidizing agency.

o Limitations on cash distributions. The amount of cash that may be distributed to owners of subsidized apartment complexes is less than the amount that could be earned by the owners of non-subsidized apartment complexes.

o Limitations on sale or refinancing of the apartment complexes. A local limited partnership may be unable to sell its apartment complex or to refinance its mortgage loan without the prior approval of the subsidizer. The subsidizer may withhold such approval in the discretion of the subsidizer. Approval may be subject to conditions. In addition, any prepayment of a mortgage may result in the assessment of a prepayment penalty.

o Limitations on transfers of interests in local limited partnerships. A Series may be unable to sell its interest in a local limited partnership without the prior approval of the subsidizer. The subsidizer may withhold such approval in the discretion of the subsidizer. Approval may be subject to conditions.

o Limitations on removal and admission of local general partners. A Series may be unable to remove a local general partner from a local limited partnership except for cause, such as the violation of the rules of the subsidizer. Regulations may prohibit the removal of a local general partner or permit removal only with the prior approval of the subsidizer. Regulations may also require approval of the admission of a successor local general partner even upon the death or other disability of a local general partner.

o Limitations on subsidy payments. Subsidy payments may be fixed in amount and subject to annual legislative appropriations. The rental revenues of an apartment complex, when combined with the maximum committed subsidy, may be insufficient to meet obligations. Congress or the state legislature, as the case may be, may fail to appropriate or increase the necessary subsidy. In those events, the mortgage lender could foreclose on the property unless a workout arrangement could be negotiated.

o Possible changes in applicable regulations. Legislation may be enacted which adversely revises provisions of outstanding mortgage loans. Such legislation has been enacted in the past. The Farmers Home Administration of the U.S. Department of Agriculture no longer permits prepayment of mortgage loans.

    Keen competition may increase the price of investments. Each Series will compete for investments with other entities. Such other entities include limited partnerships, limited liability companies and other entities engaged in real estate investment activities, and may include the other Series and other affiliates of WNC & Associates, Inc.

    The availability of such investments is limited in that there is a maximum amount of low income housing tax credits that may be allocated each year under Internal Revenue Code Section 42. Other factors may also limit availability of investments. Consequently, competition for desirable investments may be particularly keen. The purchase prices paid for such investments could increase as a result. In this connection, a state's allocation plan for low income housing tax credits must:

o   give preference to applicants serving the lowest income tenants,

o give preference to applicants serving qualified tenants for the longest periods, and

o allocate no more tax credits to an applicant than is necessary for its project's financial feasibility and viability. The state may reduce the amount of the low income housing tax credits below the amounts for which the applicant would otherwise be eligible, if the state believes that the full amounts are not necessary in light of other sources of assistance that are available to the applicant.

    In the recent past, heightened demand for apartment complexes has increased the purchase prices thereof. Further increases would reduce the return to investors and hamper a Series' ability to satisfy its principal investment objective.

    Uninsured casualties could result in losses and recapture. There are casualties which are either uninsurable or not economically insurable. These include earthquakes, floods, wars and losses relating to hazardous materials or environmental matters. If an apartment complex experienced an uninsured casualty, a Series could lose both its invested capital and anticipated profits in such property. Even if the casualty were an insured loss, the local limited partnership might be unable to rebuild the destroyed property. A portion of prior tax credits could be recaptured and future tax credits could be lost if the apartment complex were not restored within a reasonable period of time. And liability judgments against the local limited partnership could exceed available insurance proceeds or otherwise materially and adversely affect the local limited partnership. The cost of liability and casualty insurance has increased in recent years. Casualty insurance has become more difficult to obtain and may require large deductible amounts.

    Apartment complexes without financing or operating subsidies may be unable to pay operating expenses. If a local limited partnership were unable to pay operating expenses, one result could be a forced sale of the property. If a forced sale occurs during the first 15 years of an apartment complex, a partial recapture of tax credits could occur. In this regard, some of the local limited partnerships may own apartment complexes which have no subsidies other than low income housing credits. Those apartment complexes will not have the benefit of below-market-interest-rate financing or operating subsidies which often are important to the feasibility of low income housing. Those apartment complexes will have to rely solely on rents to pay expenses. However, in order for any apartment complex to be eligible for low income housing tax credits, it must restrict the rent which may be charged to tenants. Over time, the expenses of an apartment complex will increase. If a local limited partnership cannot increase its rents, it may be unable to pay increased operating expenses.

    Investors may be unable to evaluate their Series' investments. Except as otherwise set forth in a supplement to this prospectus, the Series have not identified any of the apartment complexes in which they will invest. Accordingly, investors may not have the opportunity to evaluate for themselves the Series' investments. An investor who acquires his Units later in the offering period may have more information available concerning specific apartment complexes than the earlier purchaser.

    There can be no assurance that any apartment complexes in which a Series invests will actually meet the investment objectives of the Series.

    A Series' local limited partnership investment protection policies will be worthless if the net worth of the local general partners is not sufficient to satisfy their obligations. There is a risk that the local general partners will be unable to perform their financial obligations to the Series. WNC & Associates, Inc. has not established a minimum net worth requirement for the local general partners. Rather, each local general partner must demonstrate a net worth which WNC & Associates, Inc. believes is appropriate under the circumstances. The assets of the local general partners are likely to consist primarily of real estate holdings and similar assets. The fair market value of these types of assets is difficult to estimate. These types of assets cannot be readily liquidated to satisfy the financial guarantees and commitments which the local general partners will make to a Series. Moreover, other creditors may have claims on these assets. No escrow accounts or other security arrangements will be established to ensure performance of a local general partner's obligations. The cost to enforce a local general partner's obligations may be high. If a local general partner does not satisfy its obligations the Series may have no remedy, or the remedy may be limited to removing the local general partner as general partner of the local limited partnership.

    Fluctuating economic conditions can reduce the value of real estate. Any investment in real estate is subject to risks from fluctuating economic conditions. These conditions can adversely affect an investor's ability to realize a profit or even to recover his invested capital. Among these conditions are:

o   the general and local job market,

o   the availability and cost of mortgage financing,

o   monetary inflation,

o   tax, environmental, land use and zoning policies,

o   the supply of and demand for similar properties,

o   neighborhood conditions,

o   the availability and cost of utilities and water.

    Properties under development may not be completed. A Series may invest in apartment complexes which are under development. In general, investment in an uncompleted apartment complex involves more risk than the purchase of a completed property. The local general partners' ability to complete development and construction may be affected by conditions beyond their control. Furthermore, a decision to invest in an uncompleted apartment complex is made based on projections of rental income and expenses. Whether the property will operate at such projected income and expense levels cannot be known.

    To date, only two low income housing tax credit properties of prior WNC-partnerships suffered any material delay in completion.

    Investments made before the sale of Units may be subject to loss. A Series may invest in apartment complexes at a time before the commencement or completion of its offering of Units. Such investments would be made in anticipation of the receipt of offering proceeds.

The Series may borrow funds from WNC & Associates, Inc. or its affiliates or others for such purposes. The Series ultimately may be unable to pay its obligations with respect to such investments. If a Series didn't pay its obligations to a local limited partnership, the local limited partnership could reduce or terminate the Series' interest without returning the amounts paid by the Series. The local limited partnership could sue the Series to require performance of such obligations. If tax credits had already been claimed by the Series, the credits could be recaptured under Internal Revenue Code Section 42.

    If a loan made to a local limited partnership is not repaid the amount of capital available for investment would be reduced. A Series may make a loan to a local limited partnership before the Series' acquisition of an interest therein. If the Series didn't invest in the local limited partnership, the local limited partnership might not repay the loan. If the local limited partnership didn't repay the loan, the amount of capital available for investment in local limited partnerships would be reduced. Historically, only one local limited partnership failed to repay its loan. WNC & Associates, Inc. has borne the loss of that loan.

    Lack of control or risk of impasse in joint investments. A Series may invest in local limited partnerships jointly with the other Series or other limited partnerships, including partnerships formed by WNC & Associates, Inc. There is a risk that a Series may not acquire a controlling interest in a joint investment. There is also a risk of impasse on decisions if the Series and its joint venture partner acquire equal interests in the joint venture.

Tax risks other than those relating to tax credits

    In addition to the risks pertaining specifically to tax credits, there are other Federal income tax risks associated with an investment in Units. Neither Series will request rulings on any income tax matters from the IRS. Rather, they will rely on opinions of Derenthal & Dannhauser, counsel to the Series, WNC & Associates, Inc. and their affiliates, and opinions of counsel to the local limited partnerships. Unlike a ruling from the IRS, an opinion of counsel has no binding effect or official status of any kind. No assurance can be given that the IRS will not contest any conclusions reached in an opinion.

    These additional Federal income tax risks associated with the ownership of Units and the operations of the Series and the local limited partnerships include, but are not limited to, the following:

    No opinion of counsel as to certain matters. No legal opinion will be obtained regarding matters:

o   the determination of which depends on future factual circumstances,

o   which are peculiar to individual investors, or

o   which are not customarily the subject of an opinion.

The more significant of these matters include:

o allocating purchase price among components of a property, particularly as between buildings and fixtures, the cost of which is depreciable, and the underlying land, the cost of which is not depreciable,

o characterizing expenses and payments made to or by a Series or a local limited partnership,

o identifying the portion of the costs of any apartment complex which qualify for historic tax credits,

o applying to any specific investor the limitation on the use of tax credits and tax losses. Investors must determine for themselves the extent to which they can use tax credits and tax losses, and

o the application of the alternative minimum tax to any specific investor, or the calculation of the alternative minimum tax by any investor. The alternative minimum tax could reduce the tax benefits from an investment in a Series.

    There can be no assurance, therefore, that the IRS will not challenge some of the tax positions adopted by a Series. The courts could sustain an IRS challenge. An IRS challenge, if successful, could have a detrimental effect on a Series' ability to realize its investment objectives.

    Passive activity rules will limit deduction of Series' losses and impose tax on interest income. The Internal Revenue Code imposes limits on the ability of most investors to claim losses from investments in real estate. An individual may claim these so-called passive losses only as an offset to income from investments in real estate or rental activities. An individual may not claim passive losses as an offset against other types of income, such as salaries, wages, dividends and interest. These passive activity rules will restrict the ability of most investors to use losses from a Series as an offset of non-passive income.

    A Series may earn interest income on its reserves and loans. The passive activity rules generally will categorize interest as portfolio income, and not passive income. Passive losses cannot be used as an offset to portfolio income. Consequently, an investor in a Series could pay tax liability on portfolio income from the Series.

    At risk rules might limit deduction of Series' losses. If a significant portion of the financing used to purchase apartment complexes does not consist of qualified nonrecourse financing, the at risk rules will limit an investor's ability to claim Series losses to the amount the investor invests in the Series. The at risk rules of the Internal Revenue Code generally limit an investor's ability to deduct Series losses to the sum of:

o   the amount of cash the investor invests in the Series, and

o   the investor's share of Series qualified nonrecourse financing.

Qualified nonrecourse financing is non-convertible, nonrecourse debt which is borrowed from:

o   a government, or

o with exceptions, any person actively and regularly engaged in the business of lending money.

    Tax liability on sale of apartment complex or local limited partnership interest may exceed the cash available from the sale. When a local limited partnership sells an apartment complex it will recognize gain. Such gain is equal to the difference between:

o the sales proceeds plus the amount of indebtedness secured by the apartment complex, and

o the adjusted basis for the apartment complex. The adjusted basis for an apartment complex is its original cost, plus capital expenditures, minus depreciation.

Similarly, when a Series sells an interest in a local limited partnership the Series will recognize gain. Such gain is equal to the difference between:

o the sales proceeds plus the Series' share of the amount of indebtedness secured by the apartment complex, and

o the adjusted basis for the interest. The adjusted basis for an interest in a local limited partnership is the amount paid for the interest, plus income allocations and cash distributions, less loss allocations.

Accordingly, gain will be increased by the depreciation deductions taken during the holding period for the apartment complex. In some cases, an investor could have a tax liability from a sale greater than the cash distributed to the investor from the sale.

    Alternative minimum tax liability could reduce an investor's tax benefits. If an investor pays alternative minimum tax, the investor could suffer a reduction in benefits from an investment in a Series. The application of the alternative minimum tax is personal to each investor. Accordingly, each investor is urged to consult his own tax adviser regarding how the alternative minimum tax will impact his investment in Units. Tax credits may not be utilized to reduce alternative minimum tax liability.

    IRS could audit the returns of the Series, the local limited partnerships or the investors. The IRS can audit a Series or a local limited partnership at the entity level with regard to issues affecting the entity. The IRS does not have to audit each investor in order to challenge a position taken by a Series or a local limited partnership. Similarly, only one judicial proceeding can be filed to contest an IRS determination. A contest by the Series of any IRS determination might result in high legal fees.

    In 1997 the IRS issued notices of adjustment regarding five properties owned by four local limited partnerships or prior WNC-partnerships and entailing the same local general partner. A settlement was reached in 1998 with no material impact on a per unit basis.

    An audit of a Series or a local limited partnership also could result in an audit of an investor. An audit of an investor's tax returns could result in adjustments both to items that are related to the investor's Series and to unrelated items. The investor could then be required to file amended tax returns and pay additional tax plus interest and penalties.

    Each Series must register under the tax shelter registration provisions. Under those provisions, the IRS assigns a registration number to each Series. The investors must enter that number on their tax returns. An investor could be subject to a penalty if the investor does not enter the registration number on the investor's tax return. It is uncertain whether registration as a tax shelter materially increases the risk of IRS audit. Registration does not imply that the IRS has reviewed, examined or approved the investment or the claimed benefits of the investment.

    A successful IRS challenge to tax allocations of the Series and the local limited partnerships would reduce the tax benefits of an investment in the Series. Under the Internal Revenue Code, a partnership's allocation of income, gains, deductions, losses and tax credits must have substantial economic effect. Substantial economic effect is a highly-technical concept. The fundamental principle is two-fold. If a partner will benefit economically from an item of partnership income or gain, that item must be allocated to him so that he bears the correlative tax burden. Conversely, if a partner will suffer economically from an item of partnership deduction or loss, that item must be allocated to him so that he bears the correlative tax benefit. If a partnership's allocations do not have substantial economic effect, then the partnership's tax items are allocated in accordance with each partner's interest in the partnership. The IRS might challenge the allocations made by a Series:

o   between its investors and WNC & Associates, Inc.,

o   among its investors, or

o   between the Series and a local general partner.

If any allocations were successfully challenged, a greater share of the income or gain or a lesser share of the losses or tax credits might be allocated to the investors. This would increase the tax liability or reduce the tax benefits to the investors.

    Tax liabilities could arise in later years of the Series. After a period of years following commencement of operations by a local limited partnership, the local limited partnership may generate profits rather than losses. An investor would have tax liability on his share of such profits unless he could offset the income with:

o   unused passive losses from his Series or other investments, or

o   current passive losses from other  investments.

In such circumstances the investor would not receive a cash distribution from his Series with which to pay any tax liability.

    IRS challenge to tax treatment of expenditures could reduce losses. The IRS may contend that fees and payments of a Series or a local limited partnership:

o   should be deductible over a longer period of time or in a later year,

o   are excessive and may not be capitalized or deducted in full,

o   should be capitalized and not deducted, or

o   may not be included as part of the basis for computing tax credits.

Any such contention by the IRS could adversely impact, among other things:

o the eligible basis of an apartment complex used to compute low income housing tax credits,

o   the adjusted basis of an apartment complex used to compute depreciation,

o   the correct deduction of fees,

o   the  amortization  of  organization  and   offering  expenses  and  start-up
    expenditures.

If the IRS were successful in any such contention, the anticipated tax credits and losses of the Series would be reduced, perhaps substantially.

    Changes in tax law might reduce the value of tax credits. Although all low income housing tax credits are allocated to an apartment complex at commencement of the 10-year credit period, there can be no assurance that future legislation may not adversely affect an investment in a Series. For example, legislation could reduce or eliminate the value of tax credits. In this regard, before 1986, the principal tax benefit of an investment in low income housing was tax losses. These tax losses generally were used to reduce an investor's income from all sources on a dollar-for-dollar basis. Investments in low income housing were made in reliance on the availability of such tax benefits. However, tax legislation enacted in 1986 severely curtailed deduction of such losses. It is unlikely that the pre-enactment limited partnerships will provide their investors with all of the tax benefits expected at the commencement of those partnerships.

    New administrative or judicial interpretations of the law might reduce the value of tax credits. Many of the provisions of the Internal Revenue Code related to low income housing and real estate investments have not been interpreted by the IRS in regulations, rulings or public announcements, or by the courts. In the future, these provisions may be interpreted or clarified by the IRS or the courts in a manner adverse to the Series or the local limited partnerships. The IRS constantly reviews the Federal tax rules, and can revise its interpretations of established concepts. Any such revisions could reduce or eliminate tax benefits associated with an investment in a Series.

    State income tax laws may adversely affect the investors. An investor may be required to file income tax returns and be subject to tax and withholding in each state or local taxing jurisdiction in which:

o   an apartment complex is located,

o the investor's Series or a local limited partnership engages in business activities, or

o   the investor is a resident.

    Corporate investors may be required to pay state franchise taxes.

    The tax treatment of particular items under state or local income tax laws may vary materially from the Federal income tax treatment of such items.

Nonetheless, many of the Federal income tax risks associated with an investment in a Series may also apply under state or local income tax law. A Series may be required to withhold state taxes from distributions or income allocations to investors in some instances. In deciding whether to invest in a Series, prospective investors should consider the additional cost of preparing state and local tax returns, as well as the additional state and local taxes which may be payable. This prospectus makes no attempt to summarize the state and local tax consequences to an investor in any state or locality. Accordingly, prospective investors are urged to consult their tax advisers in this regard.

Risks related to the Series and the Series' partnership agreement

    A Series may be unable to timely provide financial reports to the investors which would adversely affect the investors' ability to monitor Series'
operations. The failure of the local general partners to timely provide financial information to the Series would result in the investors' inability to timely receive reports. Such failure could result in reduced liquidity for the Units, and sanctions by the SEC.

    Each  local  general   partner  is  required  to retain  independent  public
accountants and to report financial information to the Series in a timely manner. There cannot be any assurance that the local general partners will satisfy these obligations. If not, a Series would be unable to provide to its investors in a timely manner its financial statements and other reports. That would impact the investors' ability to monitor Series operations. The Series' failure to meet its filing requirements under the Securities Exchange Act of 1934, if any, could reduce the liquidity for the Units due to the unavailability of public information concerning the Series. The failure to file could also result in sanctions imposed by the SEC. Any defense mounted by the Series in the face of such sanctions could entail legal and other fees, which would diminish cash reserves.

    In recent years many of the tax credit partnerships sponsored by WNC & Associates, Inc. have been unable to satisfy financial statement reporting requirements to their investors on a timely basis. Specifically, during the period from January 1, 1994 to March 31, 1999, the 50 tax credits partnerships sponsored by WNC & Associates, Inc. failed to timely provide approximately 51 annual reports and approximately 66 quarterly reports. Annual reports include audited financial statements, and quarterly reports include unaudited financial statements. Such failure was due to the failure of the local general partners to provide reports to the WNC-partnerships. Except for two WNC-partnerships, the deficiencies were resolved within five months of the original due dates. For one partnership an annual report and subsequent quarterly reports were delayed for 2 3/4 years, and for another an annual report was delayed for six months. In an attempt to rectify this situation, in 1999 WNC

& Associates, Inc. changed the fiscal year-end, but not the tax year-end, of the tax credit partnerships sponsored by WNC & Associates, Inc. to March 31. In effect, this grants the local general partners additional time to satisfy their obligations to such WNC-partnerships. There can be no assurance that the local general partners' performances will improve. Some of those local general partners may be general partners of the local limited partnerships in which the Series invest.

    Lack of liquidity of investment. It is unlikely that a public market will develop for the purchase and sale of Units. Accordingly, investors may not be able to sell their Units promptly or at a reasonable price. Units should be considered as a long-term investment because the Series are unlikely to sell any local limited partnership interests for at least 15 years.

    The investors will not control their Series and must rely totally on WNC & Associates, Inc. WNC & Associates, Inc. will make all management decisions for each Series. Management decisions include:

o   selecting apartment complexes,

o   selecting the date on which a Series will terminate its offering, and

o   exercising powers granted to a Series by a local limited partnership.

Investors have no right or power to take part in their Series' management. Accordingly, a person should not purchase Units if he is unwilling to entrust all aspects of management to WNC & Associates, Inc.

    Individual investors will have no recourse if they disagree with actions authorized by a vote of the majority. The partnership agreement of each Series grants to investors owning more than 50% of the Units in the Series the right to:

o   remove WNC & Associates, Inc. and elect a replacement fund manager,

o   amend the Series' agreement of limited partnership, and

o   terminate the Series.

Accordingly, a majority-in-interest of the investors in a Series could cause any such events to occur, even if investors owning 49% of the Units in the Series opposed such action.

    Limitations on liability of WNC & Associates, Inc. to the Series. The investors' ability to sue WNC & Associates, Inc. is subject to limitations. The partnership agreement of each Series limits the liability of WNC & Associates,

Inc. and its affiliates to the investors. WNC & Associates, Inc. and its affiliates will not be liable to the investors for acts and omissions:

o   performed or omitted in good faith, and

o performed or omitted in a manner which WNC & Associates, Inc. reasonably believed to be within the scope of its authority and in the best interest of the investors,

provided

o   such conduct did not constitute negligence or misconduct.

Therefore, investors may be less able to sue WNC & Associates, Inc. and its affiliates than would be the case if such provisions were not included in the Series' partnership agreement.

    Payment of fees to WNC & Associates, Inc. and its affiliates will reduce cash available for investment in local limited partnerships. WNC & Associates, Inc. and its affiliates will perform many services for the Series. They will be paid fees for these services, which will reduce the amount of the Series' cash available for investment in local limited partnerships. The nonaccountable acquisition expense reimbursement payable to WNC & Associates, Inc. will exceed the amount of expenses historically incurred by the WNC-partnerships and may exceed the actual amount of expenses incurred by the Series. Accordingly, an investor investing directly in a low income housing apartment complex would have a greater amount available for investment than an investor investing in low income housing through a Series.

    Investors in one Series may be subject to different risks and receive different yields than investors in another Series. Each Series has been formed as a separate partnership under California law. Each Series will invest in its own local limited partnerships. Therefore, investors in one Series may receive different yields than investors in the other Series. Investors in one Series may be subject to different risks regarding that Series' investments than investors in the other Series.

    Obligations of investors paying for Units with promissory notes is unconditional. Each investor who subscribes for 20 or more Units may elect to pay one-half of the purchase price of his Units upon subscription and the balance in accordance with a promissory note. If an electing investor fails to pay the deferred installment when due, he will face serious consequences. These consequences include the foreclosure and sale of his Units, and the recapture of tax credits previously claimed by the investor. The Series may impose late charges. The investor may also be liable for attorneys' fees and other costs of collection incurred by the Series.

    A Series may be at risk if its investors fail to pay their promissory notes. The Series may be unable to meet its obligations to local limited partnerships, and could suffer a dilution or termination of its interest in a local limited partnership. That could cause

o   recapture and loss of tax credits, and

o legal actions by the local general partners to require performance and to recover damages and costs.

Therefore, defaulting investors could adversely affect non-defaulting investors.

    Lack of operating history. Neither Series has an operating history. No assurance can be given that operations will be successful or that a Series will meet its stated investment objectives.

    Year 2000 issues. Throughout the world there is a question as to whether or not computer systems will function beyond 1999. WNC & Associates, Inc. believes that its computer systems are Y2K compliant. WNC & Associates, Inc. has been informed by its utilities suppliers and banks that their critical systems are Y2K compliant. However, because WNC & Associates, Inc. has no authority over those entities, there can be no assurance that such information is correct. If not, there could be disruptions in the business of the Series, which could cost the Series money. The local general partners have not yet been identified. Accordingly, there is no way to tell if their computer systems or the computer systems of their suppliers are Y2K compliant. If not, there could be disruptions in the business of a local limited partnership. Investors could suffer a loss or a delay in receipt of their tax benefits as a result of such disruptions.

     Geographic concentration of properties in previous WNC-partnerships and the Series may affect their ability to rent apartment units. A significant number of the apartment complexes owned by previous WNC-partnerships are located in California and Texas. It is possible that a Series may invest in properties located in California and Texas. To the extent any of these properties are located in the same competitive area, there could be risks to the Series, the previous partnerships and to WNC & Associates, Inc., as general partner. For example, if demand for the available apartment units is less than the supply within an area, some units would be vacant, and the others might be rented at a rate which is less than that otherwise attainable.

                               WHO SHOULD INVEST;
                    LIMITATIONS ON USE OF CREDITS AND LOSSES

All Investors

    An investor should invest in a Series only if he:

o reasonably expects to have Federal tax liabilities which can be offset by tax credits during the next 10 to 12 years, and

o has adequate financial means to bear the risks associated with the Units. See "Risk Factors."

    An investment in Units is not suitable for tax-exempt entities, including pension or profit-sharing plans, Keogh plans and Individual Retirement Accounts. Accordingly, such entities cannot invest in a Series.

    There are many different financial investments available to investors. These include mutual funds, stocks, bonds, annuities, insurance and real estate, among others. An investor's decision as to the appropriate investment depends in part on the investor's goals and the aspects of each of the available investments. Tax reduction is an element of the investment decision. Many people and corporations have used low income housing tax credits as a long-term tax reduction tool.

    The alternative minimum tax may limit the benefit of tax credits to an investor. The alternative minimum tax is a complex concept which is discussed under "Federal Income Tax Considerations - Other Important Tax Considerations - Alternative Minimum Tax." The Internal Revenue Code imposes an alternative minimum tax if a taxpayer's alternative minimum tax liability exceeds his regular tax liability. Tax credits cannot be used to reduce alternative minimum tax liability. Even where a taxpayer does not have alternative minimum tax liability, the taxpayer cannot use tax credits to reduce his regular tax liability to an amount less than his alternative minimum tax liability. Accordingly, investors are urged to consult their tax advisers to determine whether the alternative minimum tax limits their ability to benefit from tax credits.

    The  broker-dealers  selling  the  Units  have  agreed  to  ask  prospective investors whether an investment in Units is suitable for them. The broker-dealers have agreed to maintain records of their suitability determinations. Each broker-dealer has agreed to make every reasonable effort to determine that an investment in Units is suitable and appropriate for a potential investor, based on information provided by the potential investor as to his financial situation and investment objectives. In making this determination, a broker-dealer will have reasonable grounds to believe that the prospective investor:

o   meets the minimum income and net worth standards set forth below,

o is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in this prospectus, including the Federal income tax benefits,

o has an overall financial position sufficient to bear the risks of the investment, and

o   understands the Federal income tax benefits and risks.

Individual Investors

    Low income housing tax credits and, possibly, historic tax credits are the principal benefits from an investment in Units. The extent to which a prospective investor can use these tax benefits will help determine whether or not he is a suitable investor.

    With respect to natural persons, Federal tax law imposes limitations on the utilization of credits from passive activities and general business credits. Each of those categories includes low income housing tax credits and historic tax credits. A Series will generate tax credits over a period of 10 to 12 years. Accordingly, an investment in a Series is not suitable for a prospective investor unless for the next 12 years he will be able to utilize his share of tax credits under:

o   the passive activity rules discussed below,

o   the general business credit rules discussed below, and

o   the alternative minimum tax rules referred to above.

    The Internal Revenue Code sorts income into several categories. Income can be:

o   active, such as salaries and wages,

o   portfolio, such as interest and dividends,

o   passive, such as income from limited partnerships, or

o the result of material participation in real estate activities, such as the income of a landlord who invests significant amounts of time in managing his property.

Prospective non-corporate investors can use an unlimited amount of low income housing tax credits and historic tax credits against income taxes due on passive income. They can also use tax credits against income taxes due on a maximum of $25,000 of active or portfolio income each year if they do not materially participate  in rental  real  estate  activities.  This is known as the  $25,000 deduction equivalent rule. However, a natural person can use historic tax credits in this manner only to the extent his adjusted gross income does not exceed $200,000. A natural person's ability to use historic tax credits is phased out if his gross income is between $200,000 and $250,000, and eliminated if his gross income exceeds $250,000.

    In general, a natural person can use losses from a Series only to the extent he has passive income.

     Investors should read the entire discussion under "Federal Income Tax Considerations Limitations on Losses and Credits from Passive Activities" and "- General Business Tax Credit Limitations." That section includes more information regarding the principal limitations on the use of tax credits and losses from an investment in Units.

Corporate and Other Entity Investors

    Trusts and Estates. A trust other than a grantor trust is a taxable entity and should consider an investment in a Series only if it will have passive income against which the Series' tax credits and losses can be used. There is no $25,000 deduction equivalent for non-grantor trusts.

    A grantor trust is not a taxable entity. The grantor of a grantor trust includes the tax items of the trust in his tax return. Therefore, a grantor trust should consider an investment only if the grantor meets the criteria applicable to it.

    Generally, an estate has no $25,000 deduction equivalent. A limited exception permits estates to use the $25,000 deduction equivalent in a tax year ending less than two years after the decedent's death.

    Corporations. The passive activity rules do not apply to regular corporations. A regular corporation should consider an investment in a Series only if it will have during the next 12 years sufficient income from all sources to use the Series' tax credits and losses. Regular corporations are corporations which:

o   have not elected to be subject to Subchapter S  under  the  Internal Revenue
    Code,

o   are not closely-held, and

o   are not personal service corporations.

A corporation is closely-held for these purposes if more than 50% of the corporation is owned, directly or indirectly, by five or fewer shareholders at any time during the last half of its relevant tax year. A corporation is a personal service corporation if it performs services in the fields of health, law, engineering, architecture, accounting, actuarial science, performing arts or consulting.

    Special rules apply to all types of corporations other than regular corporations. A corporation other than a regular corporation should consider an investment in a Series only as follows:

o A personal service corporation must have during the next 12 years sufficient passive income to use the Series' tax credits and losses.

o   A  corporation  which has  elected  to be  subject  to  Subchapter  S of the
    Internal Revenue Code must have shareholders who meet the criteria applicable to such shareholders. Thus, if all the shareholders are individuals, the shareholders must meet the criteria described above for individuals.

o A closely-held corporation which is not a personal service corporation and which has not elected to be subject to Subchapter S of the Internal Revenue Code must have during the next 12 years sufficient passive income and active income to use the Series' tax credits and losses.

    Partnerships. A partnership should consider an investment only if each of its partners meets the investment criteria applicable to the partner. Thus, if all the partners are individuals, the partners must meet the criteria described above for individuals.

    See "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities."

    Entity Financial Reports. An entity investor should also consider the effect of an investment in a Series on the entity's financial reports.

    The actual effect on an entity investor's net income for financial reporting purposes will depend upon the results of Series' operations and the method of accounting adopted by the investor to record its investment in the Series. The Emerging Issues Task Force of the Financial Accounting Standards Board has been examining the methods of accounting used by entities investing in low income housing through limited partnerships. In general, as of the date hereof, the Emerging Issues Task Force has determined that the permissible methods used to account for such investments are the modified cost method, the equity method, the effective yield method and the full consolidation method.

    Under the modified cost method, an entity investor initially capitalizes the cost of its investment in the limited partnership, and then amortizes the difference between the carrying cost and the aggregate estimated residual value of the limited partnership's property portfolio over the tax credit period of such portfolio. The estimated residual value of a property is its estimated residual value at the end of the last period in which tax credits are allocated to the investor and will not reflect anticipated inflation.

    Under the equity method, an entity investor initially capitalizes the cost of its investment in the limited partnership, and then reduces or increases the carrying value by the investor's allocable share of losses or income, respectively, from the limited partnership. The carrying value may not be reduced below zero.

    Under the effective yield method, an entity investor initially capitalizes the cost of its investment in the limited partnership, and then amortizes the cost to provide a constant effective yield over the period that the tax credits are allocated to the investor. The effective yield is the internal rate of return on the investment, based on the cost of the investment and the tax credits allocated to the investor. Any expected residual value of the investment is excluded from the effective yield calculation.

    Under the full consolidation method, the low income housing properties themselves, and the results of operations therefrom are included in the entity investor's financial statements.

    Regardless of the method selected, the Emerging Issues Task Force has not changed the requirement that an investment be reviewed periodically to determine impairment of value.

    With the exception of the effective yield method, the method of accounting to be used by an entity investor in a low income housing program generally is not elective but rather is determined by the level of the entity's investment in the limited partnership and/or the ability of the investor to control the limited partnership. The effective yield method may be elected if:

o the tax credits allocable to the investor are guaranteed by a creditworthy entity,

o the investor's yield based solely on the cash flows from the guaranteed tax credits is positive, and

o the investor is a limited partner for legal and tax purposes and the investor's liability is limited to its capital investment.

    If the investor is unable to or does not elect to use the effective yield method, the appropriate method will be:

o the modified cost method, if the investor's interest in the limited partnership is so minor as to give the investor virtually no influence over partnership operating and financial policies;

o the equity method, if the investor owns less than 50% of the limited partnership and has no significant control over partnership policies; or

o the full consolidation method, if the investor owns 50% or more of the limited partnership unless the investor has no significant control over partnership policies, in which event the equity method is to be used.

To date, the Emerging Issues Task Force has provided no bright-line ownership test for use in determining when an investor's interest is so minor as to give the investor "virtually no influence over partnership operating and financial policies." The staff of the SEC, however, understands that accounting practice generally has viewed investments of more than 3% to 5% to be more than minor.

    It is anticipated that entity investors in a Series will use either the modified cost method or the equity method. As indicated above, under the equity method an investor will actually report its share of Series' losses or income. In this regard, for financial reporting purposes each Series is expected to use the equity method, which will result in recognition by the Series of its share of losses or income from the limited partnerships in which it invests.

Minimum State Suitability Requirements

    The Series have established the subjective standards described above. These subjective standards apply to all investors. Each state has established objective standards for individuals which also must be satisfied. These standards are set forth below. An individual must satisfy the standard for his state of residency before he can consider an investment in Units. In the case of sales to fiduciary accounts, these minimum suitability standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is one of the fiduciaries.

    The Units may be offered and sold only in those jurisdictions in which they have been registered or qualified for sale, or are exempt from the registration or qualification requirement.

    Set forth below are the minimum suitability standards for residents of the District of Columbia and of each state in which the Series have applied to have the Units registered or qualified for sale or in which the sale of Units is exempt from registration. For these purposes, net worth is exclusive of home, furnishings and automobiles.

Alabama                      annual gross income of at least $45,000
                             and a net worth of at least $45,000 or a net worth of at least $150,000

Alaska                       annual gross income of at least $45,000
                             and a net worth of at least $45,000 or a net worth of at least $150,000

Arizona                      annual gross income of at least $45,000
                             and a net worth of at least $45,000 or a net worth of at least $150,000

Arkansas                     annual gross income of at least $45,000
                             and a net worth of at least $45,000 or a net worth of at least $150,000

California                   annual gross income of at least $50,000
                             and a net worth of at least $65,000 or a net worth of at least $200,000

Colorado                     annual gross income of at least $35,000
                             and a net worth of at least $35,000 or a net worth of at least $75,000

Connecticut                  annual gross income of at least $35,000
                             and a net worth of at least $35,000 or a net worth of at least $75,000

Delaware                     annual gross income of at least $35,000
                             and a net worth of at least $35,000 or a net worth of at least $75,000

District of Columbia         annual gross income of at least $35,000
                             and a net worth of at least $35,000 or a net worth of at least $75,000

Florida                      annual gross income of at least $35,000
                             and a net worth of at least $35,000 or a net worth of at least $75,000

Georgia                      annual gross income of at least $35,000
                             and a net worth of at least $35,000 or a net worth of at least $75,000

Hawaii                       annual gross income of at least $35,000
                             and a net worth of at least $35,000 or a net worth of at least $75,000

Idaho                        annual gross income of at least $35,000
                             and a net worth of at least $35,000 or a net worth of at least $75,000

Illinois                     annual gross income of at least $35,000
                             and a net worth of at least $35,000 or a net worth of at least $75,000

Indiana                      annual gross income of at least $45,000
                             and a net worth of at least $45,000 or a net worth of at least $150,000

Iowa                         annual gross income of at least $45,000
                             and a net worth of at least $45,000 or a net worth of at least $150,000 for cash purchasers; annual gross income of at least $60,000 and a net worth of at least
                             $60,000 or a net worth of at least
                             $225,000 for purchasers using promissory notes

Kansas                       annual gross income of at least $45,000
                             and a net worth of at least $45,000 or a net worth of at least $150,000

Kentucky                     annual gross income of at least $45,000
                             and a net worth of at least $45,000 or a net worth of at least $150,000

Louisiana                    annual gross income of at least $35,000
                             and a net worth of at least $35,000 or a net worth of at least $75,000

Maine annual gross income of at least $50,000 and a net worth of at least $50,000 or a net worth of at least $200,000; investors must purchase on an all-cash basis

Maryland                     annual gross income of at least $35,000
                             and a net worth of at least $35,000 or a net worth of at least $75,000

Massachusetts                annual gross income of at least $45,000
                             and a net worth of at least $45,000 or a net worth of at least $150,000 for cash purchasers; annual gross income of at least
                             $60,000 and a net worth of at least
                             $60,000 or a net worth of at least
                             $225,000 for purchasers using promissory notes

Michigan                     annual gross income of at least $45,000
                             and a net worth of at least $45,000 or a net worth of at least $150,000

Minnesota                    annual gross income of at least $45,000
                             and a net worth of at least $45,000 or a net worth of at least $150,000 for cash purchasers; annual gross income of at least
                             $60,000 and a net worth of at least
                             $60,000 or a net worth of at least
                             $225,000 for purchasers using promissory notes

Mississippi                  annual gross income of at least $45,000
                             and a net worth of at least $45,000 or a net worth of at least $150,000

Missouri                     annual gross income of at least $45,000
                             and a net worth of at least $45,000 or a net worth of at least $150,000

Montana                      annual gross income of at least $35,000
                             and a net worth of at least $35,000 or a net worth of at least $75,000

Nebraska annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000; no investor may invest more than 10% of his net worth in a Series

Nevada                      annual gross income of at least $35,000
                            and a net worth of at least $35,000 or a net worth of at least $75,000

New Hampshire               annual gross income of at least $45,000
                            and a net worth of at least $45,000 or a net worth of at least $150,000

New Jersey                  annual gross income of at least $35,000
                            and a net worth of at least $35,000 or a net worth of at least $75,000

New Mexico                  annual gross income of at least $45,000
                            and a net worth of at least $45,000 or a net worth of at least $150,000

North Carolina              annual gross income of at least $45,000
                            and a net worth of at least $45,000 or a net worth of at least $150,000

North Dakota                annual gross income of at least $45,000
                            and a net worth of at least $45,000 or a net worth of at least $150,000

Ohio annual gross income of at least $45,000 and a net worth of at least $45,000 or a net worth of at least $150,000; no investor may invest more than 10% of his net worth in a Series

Oklahoma                    annual gross income of at least $45,000
                            and a net worth of at least $45,000 or a net worth of at least $150,000

Oregon                      annual gross income of at least $45,000
                            and a net worth of at least $45,000 or a net worth of at least $150,000

Pennsylvania                annual gross income of at least $45,000
                            and a net worth of at least $45,000 or a net worth of at least $150,000; no investor may invest more than 10% of his net worth in a Series. Because the minimum closing amount for each Series is less than $2,500,000, the amount suggested by
                            Pennsylvania regulations, prospective
                            investors who are Pennsylvania residents are cautioned to carefully evaluate the ability of the Series to accomplish its stated objectives and to inquire as to the current dollar volume of Series' subscriptions.

Rhode Island                annual gross income of at least $35,000
                            and a net worth of at least $35,000 or a net worth of at least $75,000

South Carolina              annual gross income of at least $35,000
                            and a net worth of at least $35,000 or a net worth of at least $75,000

South Dakota                annual gross income of at least $45,000
                            and a net worth of at least $45,000 or a net worth of at least $150,000 for cash purchasers; annual gross income of at least
                            $60,000 and a net worth of at least
                            $60,000 or a net worth of at least
                            $225,000 for purchasers using promissory notes

Tennessee                   annual gross income of at least $45,000
                            and a net worth of at least $45,000 or a net worth of at least $150,000

Texas                       annual gross income of at least $45,000
                            and a net worth of at least $45,000 or a net worth of at least $150,000

Utah                        annual gross income of at least $35,000
                            and a net worth of at least $35,000 or a net worth of at least $75,000

Vermont                     annual gross income of at least $45,000
                            and a net worth of at least $45,000 or a net worth of at least $150,000

Virginia                    annual gross income of at least $45,000
                            and a net worth of at least $45,000 or a net worth of at least $150,000

Washington                  annual gross income of at least $50,000
                            and a net worth of at least $65,000 or a net worth of at least $200,000

West Virginia               annual gross income of at least $35,000
                            and a net worth of at least $35,000 or a net worth of at least $75,000

Wisconsin                   annual gross income of at least $45,000
                            and a net worth of at least $45,000 or a net worth of at least $150,000

Wyoming                     annual gross income of at least $35,000
                            and a net worth of at least $35,000 or a net worth of at least $75,000

                            ESTIMATED USE OF PROCEEDS

    The following table sets forth the estimated use of the proceeds from the sale of the Units. As indicated herein, approximately 75% of the total proceeds will be invested in local limited partnerships. The amounts in the table represent WNC & Associates, Inc.'s present estimates and the actual amounts may be different. At a minimum, each Series must invest in local limited partnerships and in reserves the greater of:

o 80% of the gross offering proceeds reduced by 0.1625% for each 1% of the Series' share of the mortgage financing encumbering the apartment complexes, or

o   70% of the gross offering proceeds.

Assuming that a Series share of the financing encumbering apartment complexes is 40%, the calculation is: 40 x 0.1625% = 6.5%; 80% - 6.5% = 73.5%. If the Series'
share of financing is 61.75%, the calculation is: 61.75 x 0.1625% = 10%; 80% - 10% = 70%. In performing this calculation, there is a limit on the amount which may be invested in reserves. No more than 5% of gross offering proceeds may be considered as reserves at the Series level, and no more than 5% of gross offering proceeds may be considered as reserves at the local limited partnership level.

    The following table excludes one Unit purchased by the initial limited partner in connection with the organization of the Series. It also excludes interest due under the investors' promissory notes. The amount of that interest to be received cannot be estimated. It will depend on the amounts and dates of payment of the investor promissory notes. Any such interest will constitute cash flow under the Series' partnership agreement. As such it may be used to pay administrative costs, or to increase reserves.

    Some investors may purchase Units with a reduced selling commission. The following table assumes that the maximum selling commissions will be paid on all purchases of Units.



                                                        Percentage                       Percentage
                                         Minimum        of Gross          Maximum         of Gross
                                         Proceeds       Proceeds          Proceeds        Proceeds


Gross Offering Proceeds                $1,400,000        100.00%       $50,000,000        100.00%

Less Public Offering Expenses:

Selling Commissions                        98,000          7.00%         3,500,000          7.00%
Dealer Manager Fee                         28,000          2.00%         1,000,000          2.00%
Other Organizational and
     Offering Expenses                     56,000          4.00%         2,000,000          4.00%
                                           ------          -----         ---------          -----

Public Offering Expenses                  182,000         13.00%         6,500,000         13.00%
                                          -------         ------         ---------         ------

Amount Available for Investment        $1,218,000         87.00%       $43,500,000         87.00%
                                       ----------         ------       -----------         ------

Acquisition Expenses                       28,000          2.00%         1,000,000         2.00%

Acquisition and Investment
Management Fees                            98,000          7.00%         3,500,000         7.00%

Working Capital Reserves                   42,000          3.00%         1,500,000         3.00
                                           ------          -----         ---------         ----

Proceeds Invested                      $1,050,000         75.00%       $37,500,000        75.00%
                                       ----------         ------       -----------        ------


Proceeds invested as set forth in the table above represent amounts to be paid:

o    to acquire interests in local limited partnerships, and

o possibly, to repay loans incurred to acquire such interests and to pay interest and carrying

     Proceeds invested in local limited partnerships will be used by the local limited partnerships to pay or reimburse costs, to fund reserves, and to pay fees to the local general partners. These costs will consist of:

o    acquisition costs,

o    construction costs,

o     construction interest and taxes,

o     financing fees, and

o     developmental and organizational expenses.

The exact manner in which a local limited partnership will use the proceeds will be negotiated in each case. It is anticipated that the local general partners will be paid approximately 10% to 30% of the cost of the apartment complex as a development fee and other compensation. In some cases it may be as much as 40%. In the discretion of WNC & Associates, Inc. this amount will be paid:

o over a period of two to three years, coinciding with the payments of the Series' capital contributions, or

o pursuant to an interest-bearing note payable no later than the eleventh year of the note.

Additional compensation will be payable to the local general partners from local limited partnership cash flow for their services in managing and selling apartment complexes. See "Investment Objectives and Policies - The Local General Partners - Compensation of Local General Partners."

                             MANAGEMENT COMPENSATION

     The following table summarizes the types and estimated amounts of compensation to be paid to WNC & Associates, Inc. and its affiliates. Such compensation was not determined by arm's-length negotiations. Investment and management decisions which such persons make for the Series will affect the amount of the compensation actually to be received. See "Conflicts of Interest." Other than as set forth herein, no compensation is to be paid to WNC &
Associates, Inc. or its affiliates. Such compensation cannot be increased by reclassifying into different categories fees or reimbursements which are in excess of the limitations set forth herein.


Type, Payee and      Determination                          Minimum    Maximum
Recipient            of Amount                              Amount     Amount


                        Organizational and Offering Stage

Selling commis-     Up to 7% of the capital contributions,  Up to     Up to
sions payable by    or all a portion of which will be       $98,000   $3,500,000
Series to WNC       reallowed to participating broker-
Capital Corpora-    dealers
tion

Dealer manager      Up to 2% of the capital contributions   Up to     Up to
fees payable by                                             $28,000   $1,000,000
Series to WNC
Capital Corpora
tion

Nonaccountable      4% of the capital  contributions, in    $56,000   $2,000,000
organizational      exchange for which WNC & Associates,
& offering expense  Inc. will pay all organizational and
reimbursement       offering expenses,  with the excep-
payable by Series   tion of the 7% selling commissions,
to WNC & Associ-    the 2% dealer manager fee, and this
ates, Inc.          4%  nonaccountable expense reimburse-
                    ment. Organizational  and  offering
                    expenses include all expenses incurred
                    in connection  with the  formation of
                    a Series,  the registration and quali-
                    fication of its Units under Federal
                    and state securities laws and its offer-ing, and all advertising expenses.

                              Acquisition Stage (1)

Nonaccountable     2% of the capital  contributions,       $28,000   $1,000,000
acquisition         in exchange for which WNC &
expense reim-       Associates,  Inc. will pay all
bursement pay -     acquisition expenses. Acquisition ex-
able by Series      penses include legal fees and
to WNC &            expenses, travel and communications
Associates, Inc.    expenses, costs of appraisals, non-
                    refundable option payments on property
                    not acquired,  accounting  fees and
                    expenses,  title insurance and
                    miscellaneous  expenses related to the
                    selection and acquisition of local
                    limited partnerships and apart ment
                    complexes.

Acquisition and     Up to 7% of the capital contributions   Up to     Up to
investment manage-                                          $98,000   $3,500,000
ment fees payable
by Series to WNC
& Associates, Inc.

Interest payable    WNC & Associates, Inc. may make         Actual amounts are
by Series to WNC    short-term  loans to a Series.          not determinable at
& Associates, Inc.  Interest cannot exceed the prime or     this time.
                    reference rate of Southern California
                    Bank charged by it on short-term
                    unsecured loans to its most credit-
                    worthy  customers.

                                 Operating Stage

Asset manage-       An  annual  fee in an  amount  not      Actual amounts are
ment fees pay-      to exceed  0.2% of  invested  assets    not determinable at
able by Series      in local limited partnerships which     this time.
to WNC & Asso-      are subsidized  under one or more
ciates, Inc.        Federal, state or local government
                    programs. Invested assets means the
                    sum of a Series' investment in local
                    limited partnerships and the Series'
                    allocable share of the amount of the
                    mortgage loans on, and other debts
                    related to, the apartment complexes.

Property            At competitive rates for comparable     Actual amounts are
management fees     services, not to exceed 5% of gross     not determinable
payable by a        property revenues  plus a fee  for      at this time.
local limited       the  one-time  initial  rent-up  or
partnership to      leasing-up  of a newly-constructed
WNC Management,     or  totally-rehabilitated apartment
Inc. if WNC         complex.
Management, Inc.
acts as the
management and
leasing agent
for the local
limited partner-
ship

Reimbursement       The  actual  amount of any of a         Actual    Actual
payable by          Series' operating cash  expenses        amounts   amounts
Series of           advanced. Operating cash expenses       are not   are not
operating cash      include expenses for  management,       deter-    deter-
expenses ad-        on-site  property  personnel,           minable   minable
vanced by WNC &     utilities,  repair and maintenance,     at this   at this
Associates, Inc.    insurance, investor communications,     time.     time.
                    legal,  accounting, statistical and               WNC &
                    bookkeeping services, use of                      Assoc
                    computing or accounting equipment,                -iates,
                    travel and telephone expenses,                    Inc.,
                    salaries and direct expenses of                   estimates
                    Series employees while engaged in                 that the
                    Series business,  and any other                   total
                    operational and administrative                    amount
                    expenses necessary for the prudent                of reim-
                    operation of the Series. Operating                bursable
                    cash expenses include the actual                  operating
                    cost of goods, materials and admini-              cash ex-
                    strative services used for or by the              penses
                    Series, whether incurred  by WNC &                during
                    Associates, Inc. or a non-affiliated              each
                    person. As used in the preceding                  Series'
                    sentence:                                         first full
                                                                      year of
                    o   actual cost of goods and materials            operations
                        means the actual cost of goods and            after
                        materials used for or by the Series           termina-
                        and obtained from entities not                tion of
                        affiliated with WNC & Associates,             the
                        Inc., and                                     offering,
                                                                      assuming

                    o   actual cost of administrative                 receipt of
                        services means the pro rata                   the
                        cost of personnel, but in no                  maximum
                        event to exceed a competitive                 offering
                        amount.                                       proceeds,
                                                                      may be
                                                                      approxi-
                                                                      mately
                                                                      $20,000 to
                                                                      $30,000.

                    In no event will reimbursements be
                    permitted for:

                    o   services for which WNC & Associates,
                        Inc. is entitled to compensation by
                        way of a separate fee,

                    o   rent, depreciation or other admini-
                        strative items, or

                    o   salaries, fringe benefits or travel
                        expenses of a controlling person of
                        WNC & Associates, Inc.

Share of Series'    0.1% of cash available for distribu-    Actual amounts are
cash available      tion. Cash available for distribution   not determinable
for distribution    means, with respect to any period,      at this time.
to WNC & Assoc-     cash flow less any amounts added to
iates, Inc.         reserves. Cash flow means:

                    o   the Series' cash distributions
                        from the local limited
                        partnerships other than cash
                        derived from the sale, financing
                        or refinancing of apartment com-
                        plexes, plus

                    o   all cash funds generated by the
                        Series, after deducting cash funds
                        used to pay expenses, debt service
                        and capital expenditures.

Share of local      Up to 0.1% of all allocations           Actual amounts are
limited part-       by local limited partnerships           not determinable
nership's           of profits, losses and tax              at this time.
allocations         credits and up to 0.1% of
and operating       distributions  from  operating
cash distri-        cash flow(2)
butions to WNC
Housing, L.P.
as special
limited part-
ner of local
limited
partnerships

Share of local      As determined by the provisions of      Actual amounts are
limited part-       the partnership agreement of the        not determinable
nership's           local limited partnership in effect     at this time.
allocations         prior to the time such person
and operating       becomes the local general partner.(2)
cash distri-
butions if WNC
& Associates,
Inc. or an
affiliate
becomes the
local general
partner



                                Liquidation Stage

Share of Series'    After:                                  Actual amounts are
sale or refi-                                               not determinable
nancing pro-        o   a Series' investors have received   at this time.
ceeds to WNC            sale or refinancing  proceeds
& Associates,           equal to the amounts of their
Inc.                    capital contributions and their
                        preferred return, and

                    o   WNC & Associates, Inc. has received
                        sale or refinancing proceeds
                        equal to the amount of its capital
                        contributions and any subordinated
                        disposition fee,

                    the Series will distribute any addi-
                    tional sale or refinancing proceeds 90%
                    to its investors and 10% to WNC &
                    Associates, Inc. Sale or refinancing
                    proceeds are the Series' cash
                    distributions  from a local limited
                    partnership's  sale,  financing or
                    refinancing  of an apartment complex,
                    less any reserves funded with such
                    proceeds.  The investors'  preferred
                    return is an annual, cumulative, but
                    not compounded, return to the Series'
                    investors on their capital contribu-
                    tions equal to 11% through December
                    31, 2010, and 6% for the balance of
                    the Series' term.(2)



Subordinated        Subject to payment of preferred         Actual amounts are
disposition         distributions to the investors,         not determinable
fee payable         a fee equal to 1% of the  sales         at this time.
by Series to        price of the apartment complexes
WNC & Assoc-
iates, Inc.

Share of local      As determined by the provisions of      Actual amounts are
limited             the partnership agreement of the        not determinable
partnership's       local limited partnership in effect     at this time.
distributions       prior to the time such person
from a sale or      becomes the local general partner.(2)
refinancing
transaction if
WNC &  Associates,
Inc. or an
affiliate becomes
the local general
partner

                               Interest in Series

Share of Series'    Generally, 0.1% of profits, losses      Actual amounts are
profits, losses     and tax credits, except that in the     not determinable
and tax credits     case of profits from a sale or          at this time.
to WNC & Associ-    refinancing, the percentage may be
ates, Inc.          increased to as much as 10%. See
                    "Profits and Losses, Tax Credits and
                    Cash Distributions."



(1) It is possible that a local limited partnership may generate federal tax credits and state tax credits. If so, WNC & Associates, Inc. may organize another entity to invest in the state tax credits. See "Investment Objectives and Policies - Terms of the Local Limited Partnership Agreements - Interests in Profits, Losses and Distributions." WNC & Associates, Inc. would receive compensation from the other entity in connection with such activities.

(2) Despite the information in the tables, the interest of WNC & Associates, Inc. and each of its affiliates in cash to be distributed by the Series from cash available for distribution and sale or refinancing proceeds, and from similar sources in the case of the local limited partnerships, will not exceed, in the case of cash available for distribution, 10% of total cash available for distribution and, in the case of sale or refinancing proceeds, 15% of sale or refinancing proceeds remaining after required payments to the investors. For a discussion of the required payments to investors, see "Profits and Losses, Tax Credits and Cash Distributions.

                              CONFLICTS OF INTEREST

    The interests of WNC & Associates, Inc. and its affiliates may conflict with the interests of the investors. These conflicts include:

Receipt of Fees and Other Compensation by WNC & Associates, Inc. and its Affiliates

    WNC & Associates, Inc. will decide:

o   which investments will be made by the Series,

o   in what manner the acquisitions will occur,

o   how the investments will be managed, and

o   when the investments will be sold.

As a result of these transactions, WNC & Associates, Inc. and its affiliates will receive fees, compensation and other income. See "Management Compensation." Such compensation arrangements were not negotiated at arm's length and may create conflicts between the interests of WNC & Associates, Inc. and its affiliates and those of the investors.

    For example, the consent of a Series may be necessary in connection with the sale of an apartment complex by a local limited partnership. WNC & Associates, Inc. may face a conflict in these circumstances because its share of fees and cash distributions from the transaction may be more or less than its expected share of fees if the apartment complex were not sold. And in its negotiations with local general partners over the terms of the Series' investments, WNC & Associates, Inc. may request that WNC Management, Inc. serve as the property manager for the apartment complex. As property manager, WNC Management, Inc. would earn property management fees from the local limited partnerships. The result of these conflicts could be that a Series may make investments which are less desirable, or on terms which are less favorable, to the Series than might otherwise be the case.

Other Business Activities of WNC & Associates, Inc. and its Affiliates

    WNC & Associates, Inc. and its affiliates have formed and are serving as general partners of other public and private real estate limited partnerships. They also are providing administrative and consulting services for other real estate limited partnerships of which they were not the original managing general partners. See "Management" and "Prior Performance Summary." In addition, WNC & Associates, Inc. and its affiliates may become general partners or other public or private real estate limited partnerships and may become involved in other business activities unrelated to the business of the Series.

    Under the Series' partnership agreement, WNC & Associates, Inc. is required to devote to Series' affairs only such time as is necessary for the proper performance of its duties to the Series. The officers, directors and employees of WNC & Associates, Inc. will perform its duties. None of them will devote their full time to the performance of such duties. Therefore, conflicts may arise in the allocation of the time of such people among the activities of each Series and the other activities of WNC & Associates, Inc. WNC & Associates, Inc. believes that it has sufficient personnel to fully discharge its duties to the Series and to all other entities to which it is responsible.

Competition with WNC & Associates, Inc. and its Affiliates with Respect to the Purchase or Ownership of Properties

    WNC & Associates, Inc. and its affiliates are also general partners of more than 68 other real estate limited partnerships and will form and manage additional real estate entities. The other existing partnerships have, and it is expected that any entities to be organized in the future will have, the same or similar investment objectives as the Series.

    WNC & Associates, Inc. might be presented with an investment opportunity which is appropriate for a Series and one or more other entities managed by WNC & Associates, Inc., including the other Series. WNC & Associates, Inc. will decide which entity will make the investment. That decision will be based upon such factors as:

o the effect of the acquisition on the diversification of each entity's portfolio,

o   the estimated income tax effects of the purchase on each entity,

o   the amount of funds of each entity available for investment, and

o   the length of time funds have been available for investment.

    If a particular investment is determined to be suitable for more than one entity, the entity having uninvested funds for the longest period of time will have priority over the other entities. However, if an investment generates federal and state low income housing tax credits, then an entity formed to provide federal and state tax credits to its investors will have priority over each Series and other entities which are not formed to provide such state tax credits.

    WNC & Associates, Inc., the local general partners and their affiliates may own or acquire interests in properties near or adjacent to the apartment complexes in which a Series may invest. It is possible that the value of such persons' properties may be enhanced by their proximity to the Series'
apartment complexes. It is also possible that such properties may be in competition with the Series' apartment complexes for prospective tenants or purchasers. As a result, the interests of WNC & Associates, Inc., the local general partners and their affiliates may conflict with those of a Series.

Other Transactions with Developers, Local General Partners, Lenders and Joint Venturers

    Certain persons controlling or having business dealings with some of the local limited partnerships, such as general partners, developers and lenders, will be persons with whom WNC & Associates, Inc. and its affiliates do business. WNC & Associates, Inc. may receive compensation, profits or other benefits in connection with such other transactions. As a result, conflicts may arise between their interests and the interests of the Series. For example, WNC & Associates, Inc. generally is entitled to remove a local general partner without the consent of the investors. If WNC & Associates, Inc. has other business dealings with the local general partner, WNC & Associates, Inc. might be reluctant to remove the local general partner under circumstances which otherwise would warrant removal.

Representation in Tax Audit Proceedings

    WNC & Associates, Inc. has been designated the tax matters partner of each Series. As such, it is authorized and directed to represent each Series and its investors at the expense of the Series in connection with all examinations of the Series' affairs by tax authorities, including any resulting administrative or judicial proceedings. Such proceedings may involve or affect the other Series and other partnerships and limited liability companies managed by WNC & Associates, Inc. In such situations, the positions taken by WNC & Associates, Inc. with respect to the Series may have differing effects on the Series and the other entities.

Distribution of Units

    The Series have not engaged an independent managing underwriter for the distribution of the Units. WNC Capital Corporation, as the dealer manager for the offering of Units, may sell Units and will perform wholesaling services for the Series. WNC Capital Corporation has not retained counsel separate from the Series' counsel but has conducted such due diligence review as it deems necessary under the circumstances. However, investors will not have the benefit of an independent investigation of the Series performed by an independent, unaffiliated underwriter.

Joint Investments

    A Series may invest in local limited partnerships jointly with the other Series, other limited partnerships formed by WNC & Associates, Inc. or other limited partnerships if the conditions set forth under "Investment Objectives and Policies - Joint Investments" are met. There is always a risk that joint venture partners will reach an impasse respecting the activities of the joint venture. For example, it may be in the best interest of a Series to sell a jointly-held local limited partnership interest at a time when it is in the best interest of its co-venturer to retain such investment. In such event, the Series may be unable to sell the local limited partnership interest.

Resolution of Conflicts of Interest

    Except as set forth above, the Series have not developed any formal process for resolving conflicts of interest. However, WNC & Associates, Inc. is subject to a fiduciary duty to exercise good faith and integrity in handling the affairs of each Series, and that duty will govern its actions in all such matters. See "Fiduciary Responsibility." Furthermore, the manner in which the Series can make investments and the manner in which the Series can operate are subject to restrictions contained in the Series' partnership agreement. See "Investment Objectives and Policies." Nonetheless, the conflicts described in this section could result in materially adverse effects on the investors, particularly where WNC & Associates, Inc. has a fiduciary duty to more than one entity. In such cases, WNC & Associates, Inc. will resolve the conflicts by exercising its best business judgment.

Lack of Separate Representation

    The Series, WNC & Associates, Inc. and its affiliates, and the investors are not represented by separate counsel. See "Legal Matters." All of the attorneys, accountants and other experts performing services for the Series also perform services for WNC & Associates, Inc. and its affiliates. Following the termination of the offering, if any controversy arises in which the interests of a Series appear to be in conflict with those of:

o    the other Series,

o    WNC & Associates, Inc. or its affiliates, or

o    a local limited partnership,

other counsel would be retained for one or more of the parties.

Organizational Diagram

    The following diagram illustrates the relationships among the Series, WNC & Associates, Inc., certain of its affiliates, and certain other parties:



 owner of                     WNC & Associates, Inc.                  general
                                                                      partner of



 WNC Capital                      fund manager
 Corporation                           of




 owner of                    WNC Housing Tax Credit            WNC Housing, L.P.
                                 Fund VI, L.P.,
                              Series 7 and Series 8



      WNC                        limited partners
Management, Inc.                        of



 managing
 general
partner of


68 other limited partnerships      Local Limited                 special limited
 structured or sponsored by         Partnerships                    partner of
   WNC & Associates, Inc.



     Neither WNC & Associates, Inc. nor an affiliate can be the local general partner of a local limited partnership at the time of the Series' acquisition of an interest therein. WNC & Associates, Inc. or an affiliate can become a local general partner after acquisition of the local limited partnership interest only:

o    upon request by a lender that such action be taken,

o in the event of the bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a local general partner,

o in the event of a material default by a local general partner in the performance of its duties, or

o in the event of a material default by the local limited partnership under its mortgage loan.

     In addition to the relationships described herein, WNC & Associates, Inc. and its affiliates are serving as general partners of 68 real estate limited partnerships, including 50 tax credit partnerships. See "Prior Performance Summary."

                            FIDUCIARY RESPONSIBILITY

     WNC & Associates, Inc. is accountable to each Series as a fiduciary. The Series have been advised by counsel that the laws of the State of California govern the fiduciary obligations of WNC & Associates, Inc. to each Series and its investors. Under such laws, a general partner owes its partners the utmost good faith and loyalty. The Series' partnership agreement does not modify these fiduciary obligations provided under California law. Rather, the Series' partnership agreement expressly provides that WNC & Associates, Inc.:

o has fiduciary responsibility for the safekeeping and use of all funds and assets of each Series, whether or not in its immediate possession or control,

o may not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Series,

o    may not contract away its fiduciary duty, and

o may engage in other business activities independent of the Series provided that the right to engage in such activities does not relieve it of its general fiduciary obligation to the Series.

     Subject to the rules of California law, a limited partner may institute legal action on behalf of a partnership to recover damages from third parties or to recover damages for a breach by a general partner of its fiduciary duty. This is known as a partnership derivative action. In addition, a limited partner may institute a legal action on behalf of himself and all other similarly situated limited partners to recover damages for a breach by a general partner of its fiduciary duties, subject to California rules. This is known as a partnership class action. In any such action, WNC & Associates, Inc. could assert defenses based on the exculpation provision in the Series' partnership agreement, described in the following paragraph. If WNC & Associates, Inc. satisfied the standards for exculpation, it would be deemed not to have breached its fiduciary obligation. This area of the law is changing and developing and investors who have questions concerning the fiduciary duties of WNC & Associates, Inc. are urged to consult with their counsel.

     The exculpation provision of the Series' partnership agreement holds WNC & Associates, Inc. and its affiliates harmless from liability for losses suffered by the Series due to acts or omissions that any of them performs or fails to perform:

o    in good faith, and

o in a manner which WNC & Associates, Inc. reasonably believes to be within the scope of authority granted to it and in the best interest of the Series,

provided

o    the acts or omissions did not constitute negligence or misconduct.

     The Series' partnership agreement also indemnifies WNC & Associates, Inc. and its affiliates against losses and liabilities sustained by them when acting on behalf of the Series or performing services for the Series, provided such conduct:

o    did not constitute negligence or misconduct, and

o was the result of a course of conduct which WNC & Associates, Inc., in good faith, determined was in the best interests of the Series.

Indemnification means the Series will pay any losses or liabilities suffered by WNC & Associates, Inc. or its affiliates.

     As a result of these exculpation and indemnification provisions, an investor may have a more limited right of action against WNC & Associates, Inc. and its affiliates than he would otherwise have had in the absence of such provisions. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and therefore unenforceable.

                       INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

         Each Series' principal investment objective is to provide tax benefits in the form of:

         (a) A predictable stream of tax credits which investors may use to offset their Federal income tax liabilities.

         (b)     Tax losses which:

                  o some corporations may use to offset any type of income, and

                  o other corporations and individuals may use to offset passive income. See "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities."

     In addition, each Series will seek to preserve and protect its invested capital and to return such capital through cash distributions resulting from sale or refinancing transactions. See "Sale or Other Disposition of Investments" below in this section.

     The Series will not seek to provide cash distributions from operations.

     There can be no assurance that these investment objectives will be achieved. In addition, the degree to which each Series achieves its objectives may vary.

     This prospectus will be supplemented to identify a specific investment when WNC & Associates, Inc. believes a reasonable probability exists that the investment will be acquired. Any such supplement will set forth available data with respect to the investment, including the proposed terms of purchase, a description of the apartment complex and local general partners, and other information considered appropriate for an understanding of the transaction. The consummation of any pending acquisition will be subject to further negotiation with the local general partners and execution of a final agreement. Such final agreement may differ in material respects from prior understandings or agreements between the local general partners and the Series. And the acquisition or retention of each investment will be subject to the terms and conditions of closing. Accordingly, there can be no assurance that any potential investment initially disclosed in a supplement to this prospectus will ultimately be acquired, or that the terms of any acquisition will not differ substantially from those which were initially disclosed.

     Low income housing tax credits are available for an apartment complex over a 10-year period commencing with the date that the property is placed in service and otherwise meets the requirements for the credit. It is expected that investors will be allocated low income housing tax credits beginning in the year they are admitted to the Series or the next year. It is also expected that the amount of low income housing tax credits available to investors will be higher in later years because of the time that is necessary:

o to identify the local limited partnerships in which a Series will invest, and

o for such local limited partnerships to complete construction of their respective apartment complexes.

Any reduction in low income housing tax credits in the first and second years of a Series should result in additional low income housing tax credits in the eleventh and twelfth years of a Series. A Series will be able to identify the annual amount of its tax credits and the month it will commence generating its stream of tax credits when its investments are identified and commence operations. Historically, investors in partnerships sponsored by WNC & Associates, Inc. generally have been allocated some tax credits in the year of investment and the next year, and the full amount of annual tax credits in the second full year following investment.

     WNC & Associates, Inc. believes that each Series will be able to acquire a sufficient number of investments at a purchase price which will enable the Series to provide the amounts of tax credits anticipated at commencement of the Series' offering. This belief is based upon the general knowledge that the management personnel of WNC & Associates, Inc. have with respect to the current and past purchase prices for tax credit properties. In negotiating the purchase price to be paid by a Series for its interest in a local limited partnership, WNC & Associates, Inc. will determine the portion of the Series capital that can be paid for such interest which will enable the investors to receive the anticipated amount of tax credits. WNC & Associates, Inc. will take into consideration the possibility that a local limited partnership will not provide all of the tax credits that are expected. To the extent a Series does not make distributions in respect of a Unit equal to the $1,000 purchase price of the Unit, the tax credits generated by the Series would in effect represent a return of and not a return on the investor's investment in the Series.

     Among other things, WNC & Associates, Inc.'s estimate of the amount of tax credits that will be provided by each Series is based upon the assumption that demand for tax credit properties does not increase the price for such properties. In the past, heightened demand for interests in local limited partnerships increased the purchase price for such interests. Further increases could impair the ability of a Series to provide investors with the anticipated amount of tax credits.


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     WNC &  Associates,  Inc.'s  estimate of the amount of the tax credits  that will be provided by each Series is based upon additional assumptions, including, that:

o no tax laws or regulations or court interpretations thereof will be enacted or adopted or issued which would adversely affect the Series,

o the apartment complexes will qualify for the anticipated tax credits at the appropriate times,

o that portion of thecosts of the low income residential units in each apartment complex expected to qualify for the low income housing tax credits in fact will qualify for the low income housing tax credits,

o the low income residential units in each apartment complex will be rented to eligible tenants,

o    the  qualified basis of each  apartment complex  used to calculate  the low
     income  housing   tax   credits   will  not  decrease  during  the  15-year
     compliance period,

o each local limited partnership will continually meet the rental and occupancy tests for the low income residential units during the 15-year compliance period,

o development fees to the local general partners or their affiliates will be included in the qualified basis of each apartment complex used to calculate the low income housing tax credits, and

o in the case of an existing apartment complex, the acquisition thereof will constitute a purchase for purposes of Internal Revenue Code Section 42.

See "The Low Income Housing Tax Credit."

     Events occurring after the acquisition of interests in local limited partnerships could materially affect a Series' ability to provide all of the anticipated tax credits. For example, the amount of tax credits for a property depends, in part, on the costs to construct the property. If the costs to construct are less than anticipated, the amount of the tax credits will be less than anticipated. Also, the amount of tax credits is based in part on current interest rates. If there is a change in interest rates from the time a Series' agrees to acquire a property and the time the property is placed in service, the tax credits will be less or more than anticipated. The amount of tax credits could also be materially and adversely affected by the failure of any other of the assumptions listed above. However, as discussed below in this section under "Terms of the Local Limited Partnership Agreements," the partnership agreements


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of   the   local   limited    partnerships   will  include  adjuster  and  other
provisions intended to reduce these adverse consequences to a Series.

     The foregoing investment objectives are set forth in the partnership agreement of each Series and can only be changed by an amendment to the partnership agreement.

Investment Policies

     Investment Criteria. In selecting apartment complexes, WNC & Associates, Inc. will evaluate, among other factors:

o    the amount of low income housing tax credits which are anticipated,

o    the amount of cash flow from operations, if any, which is anticipated,

o    the location of the apartment complex,

o general rental market conditions in the area of the apartment complex, including vacancy rates and information as to the numbers of eligible tenants in the area,

o the expenses, rental rates and costs of construction of the apartment complex and comparable apartment complexes,

o the data supplied to the agency providing government financing subsidies or other lender,

o    the financial strength of the local general partners,

o    the prior performance of the local general partners,

o    the experience and prior performance of the property manager,

o the types of guarantees which can be obtained from the local general partners and other sellers and developers, and

o the prior experience and reputation of the builder and architect of the apartment complex.

     The criteria for selecting a particular investment for a Series will include the following:

o The apartment complex must be completed, under development or in the process of being rehabilitated. For these purposes, development activities include:


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    o     engaging contractors,

    o     engaging architects and other artisans,

    o     applying for loan commitments,

    o     applying for tax credit reservation, and

    o     applying for building permits.

o In the case of a newly constructed or rehabilitated apartment complex, no substantial part of the Series' investment can be made before receipt of a commitment for the construction loan and no more than 75% of the Series' investment can be made before receipt of a commitment for the permanent loan.

o The local general partners must represent that a specified percentage of the residential units comprising the apartment complex will be set aside for low income tenants. In compliance with the rules under Internal Revenue Code Section 42, the local general partners must represent that either 20% or more of the residential units will be set aside for occupants with incomes of 50% or less of area median income, or 40% or more of the residential units will be set aside for occupants with incomes of 60% or less or area median income.

o The local limited partnership must agree to provide the Series with a specific amount of tax credits.

o In no case shall the Series invest in any local limited partnership if, at the date of initial investment, WNC & Associates, Inc. or any of its
     affiliates is a local general partner or an affiliate of   a local  general
     partner, or otherwise has an interest therein, except that:

    o a Series may purchase the interest of the Series' joint venture partner in a local limited partnership interest,

    o a Series may purchase an interest in a local limited partnership from WNC & Associates, Inc. or an affiliate if such person purchased the interest in its name in order to facilitate the acquisition by the Series, and

    o WNC Housing, L.P. may be a special limited partner in the local limited partnership as described below in this section under "Terms of the
         Local  Limited  Partnership  Agreements  -  Role  of   Special  Limited
         Partner."

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     This limitation does not prevent a Series from investing in a local limited partnership which is an affiliate of another local limited partnership in which a Series or another WNC- partnership has invested. Also, this does not prevent WNC & Associates, Inc. or an affiliate from becoming a local general partner of a local limited partnership after a Series has acquired an investment therein. However, WNC & Associates, Inc. or an affiliate would become a local general partner only under the circumstances described under "Conflicts of Interest - Organizational Diagram."

o A real estate developer with at least two years' experience must agree to supervise management of the apartment complex or to serve as the local general partner for a period of time acceptable to WNC & Associates, Inc.

     WNC & Associates, Inc. will seek to ascertain the status of certain matters with respect to a local limited partnership as a condition to a Series becoming a limited partner or member of the local limited partnership. These matters are expected to include:

o assurance that the local limited partnership has title to its apartment complex,

o assurance that the local limited partnership is duly formed as a limited partnership or limited liability company under the laws of its state of origin, and

o receipt of an opinion of counsel for the local limited partnership as to the limited liability of the Series as a limited partner or member thereof.

     Such counsel's opinion will also include, or permit the Series counsel to render, an opinion that:

o the local limited partnership is a partnership for Federal income tax purposes,

o the allocation provisions of the partnership agreement of the local limited partnership will not be significantly modified by the IRS, and

o based on the assumption that the local limited partnership will operate as represented by the local general partners, that the apartment complex will qualify for the anticipated tax credits.

     A Series will not acquire an interest in a local limited partnership unless the Series has received, with respect to the apartment complex of such local limited partnership, either

o    an appraisal prepared by a competent, independent appraiser, or


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o     a form of a state or  other  governmental  agency setting forth  estimates with respect to construction and mortgage financing costs and initial rental income and operating expenses. These forms may include:

    o Forms 1924-13 (estimate and certificate of actual cost) and 1930-7 (statement of budget, income and expense) or comparable forms of the U.S. Department of Agriculture, Rural Development,

    o Form 2264 (project cost and budget analysis) or comparable form of the U.S. Department of Housing and Urban Development,

    o a comparable form of any successor of the U.S. Department of Agriculture, Rural Development or the U.S. Department of Housing and Urban Development, or

    o     a form of any applicable tax credit allocation agency.

     In any case the appraisal or form will be maintained in the Series' records for at least five years, and will be available for inspection and duplication by any investor.

     Each Series intends to invest only in local limited partnerships which will arrange for comprehensive insurance coverage for their apartment complexes, including liability, fire and extended coverage, of the type which is customarily obtained for similar properties. See, however, "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes."

     Eligibility for Low Income Housing Tax Credits. Each Series will invest in local limited partnerships which own and operate apartment complexes to be eligible for low income housing tax credits and/or historic tax credits. With respect to apartment complexes which will generate low income housing tax credits, at a minimum, at least:

o    40% of the residential units in each apartment complex, and

o 70% of the total number of residential units in all of the apartment complexes, will be expected to be set aside for low income tenants.

     Historic Tax Credits. Some of the local limited partnerships in which a Series invests may own apartment complexes which qualify for historic tax credits in addition to, or instead of, low income housing tax credits. Historic tax credits are available for rehabilitation expenditures incurred in improving certified historic structures. The historic tax credit is generally equal to 20% of the qualified rehabilitation expenditures. Unlike low income housing tax

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credits,  the full amount of the historic tax credit is claimed in  the  year in which the rehabilitated structure is placed in service. The historic tax credit is more fully discussed in "Federal Income Tax Considerations - Historic Tax Credit" and "- Historic Tax Credit Recapture."

     Types of Properties. Each Series might invest in two basic types of apartment complexes. The first type consists of newly-constructed or substantially rehabilitated apartment complexes comprised of one or a number of buildings generally containing a total of from 15 to 200 apartment units. These projects will be financed either by:

o    the U.S. Department of Agriculture, Rural Development,

o    under the Home Investment Partnership program,

o with the proceeds of tax-exempt bonds or of state and local bonds which are not tax-exempt, or

o    with other below-market-interest-rate indebtedness.

These properties may also receive rental assistance.

     The second type consists of newly-constructed or substantially rehabilitated apartment complexes without Federal or state government subsidies, but which otherwise qualify for tax credits, including single-room occupancy complexes.

     Location of Properties. The apartment complexes may be located in any of the United States, or the territories or possessions of the United States. Apartment complexes assisted by the U.S. Department of Agriculture, Rural Development will be located in towns with a population of less than 50,000. Apartment complexes assisted by the U.S. Department of Housing and Urban
Development will be located in cities with medium to large populations. Other apartment complexes may be located in urban, suburban or rural areas. WNC & Associates, Inc. will seek as much diversity as is reasonably possible in the locations of the apartment complexes. However, a Series' ability to provide such diversification will be substantially influenced by the amount of the proceeds it receives from its offering and the purchase prices of its investments. See "Number of Investments" below in this section and "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes." The Series do not intend to invest in any distressed low income areas with a high risk of property deterioration and neighborhood instability, but may invest in renewal areas where WNC & Associates, Inc. believes there is a strong probability of economic success.


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     Number of Investments.  The number of apartment complexes in which a Series invests  will depend on the amount of the  proceeds  from its  offering  and the purchase prices of its investments. If a Series receives only the minimum proceeds of $1,400,000, it is expected that the Series would invest in three to five apartment complexes. If a Series receives the maximum proceeds of
$25,000,000,   the  number  of  the  Series'   apartment   complexes   would  be
substantially greater. A Series has no policy or limitation as to the amount or percentage of its proceeds which may be invested in any one local limited partnership or group of local limited partnerships or local limited partnerships with which any person or group of persons is affiliated.

     Timing of Investments. Subject to the limitations discussed below, a Series may make or commit to make investments in apartment complexes at any time, including a time before the completion of its offering. There are risks involved in making or committing to make investments before the receipt of offering proceeds. See "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes." WNC & Associates, Inc. will attempt to mitigate the risks by limiting such investments and commitments and by attempting to negotiate protective provisions in the related agreements or commitments. Such provisions may include extensions of the due dates for payment, releases from commitments if proceeds are not available, or reduction of an interest in a local limited partnership.

     Any portion of a Series' capital contributions which has not been invested or committed to investment in local limited partnerships or reserves within the later of:

o    24 months from the date of commencement of the Series' offering, or

o    12 months after termination of the offering,

will be returned by the Series to its investors. No interest will be payable to the investors if uninvested funds are returned to them. WNC & Associates, Inc. will not receive any fees from capital returned to investors. For these purposes, capital will be deemed committed to an investment no later than the date a Series executes a written agreement in principle, commitment letter, letter of intent or understanding, option agreement or other similar understanding or contract with respect to such investment. Once capital is treated as committed under that policy it need not later be returned to the investors even if the identified investment is not consummated. Rather, such capital could be used for another investment.

     Until required by a Series for use in connection with its business and operations as described in this prospectus, all funds received by a Series from its offering will be held by the Series in:

o    United States government securities,

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o    securities issued or fully guaranteed by United States government agencies,

o certificates of deposit and time or demand deposits in, or repurchase agreements constituting obligations of, commercial banks with deposits insured by the Federal Deposit Insurance Corporation, or

o    other short-term, highly-liquid investments.

The rate of return on such types of investments has been relatively low in recent years and may be significantly less than that obtainable from investments in apartment complexes.

     Payment for Investments. A Series will normally make its capital contributions to a local limited partnership in stages over a period of from one to two years, with each contribution due when conditions regarding construction or operation of the apartment complex have been fulfilled. In this way the Series will risk as little capital as is possible during the most uncertain stages of an apartment complex. For example, and solely for illustrative purposes, the Series' contribution could be made over a one- to two-year period subject to satisfaction of some or all of the following requirements:

o reservation of low income housing credits and receipt of IRS Form 8609 (Low Income Credit Allocation Certification),

o admission of the Series as a limited partner or member in the local limited partnership,

o    receipt of a commitment for or closing of the construction loan,

o    substantial completion of the apartment complex,

o    receipt of a commitment for or closing of the permanent loan, or

o    occupancy by qualified tenants.

In  connection   with  the  acquisition  of  an  interest  in  a  local  limited
partnership   owning  a  completed  project,  a  Series  may  make  its  capital contribution in stages, as described above, or in full at the time of acquisition.

     In general, each of the Series' payments to a local limited partnership will be made only after receipt of representations and warranties of the local general partners to the effect that there is no material default by the local limited partnership under any mortgage loan or under any other material agreements. See "Terms of the Local Limited Partnership Agreements" below in this section.

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     Once an investment has been selected, the asset management personnel of WNC
& Associates, Inc. will monitor the apartment complex monthly to determine compliance with construction and rent-up schedules. After stabilized occupancy has been achieved, quarterly reviews and regular on-site visits will be conducted to monitor building maintenance, occupancy and other operations and maintenance of reserves.

     In determining whether or not to acquire an interest in a local limited partnership, a Series may make a loan to the local limited partnership before acquiring the interest. Any such loan must be for a term of one year or less and must, unless earlier repaid, be repaid from the Series' initial capital contribution to the local limited partnership. The amount of any such loan may not exceed 50% of the total capital contribution to be made to the local limited partnership. If a Series does not make an investment in the local limited partnership and the local limited partnership does not repay the loan, the amount of capital the Series has available for investment in other local limited partnerships would be reduced. See "Risk Factors - Investment Risks -Risks related to investments in local limited partnerships and apartment complexes."

The Local General Partners

     The local general partners will operate and control the business of the local limited partnerships. The role of a Series in a local limited partnership will be limited to that of a limited partner or non-managing member. Hence, the experience and the financial condition of the local general partners will be crucial to the success of any apartment complex.

     Financial Condition and Experience of Local General Partners. Before any investment in a local limited partnership, WNC & Associates, Inc. will obtain financial statements from the local general partners. The financial statements may be unaudited. WNC & Associates, Inc. will also obtain information and representations with respect to the prior real estate and tax credit experience of the local general partners. Except in the case of non-profit organizations, the local general partners or the person guaranteeing the obligations of any local general partner will be required to demonstrate an aggregate net worth:

o    which is in an amount deemed appropriate by WNC & Associates, Inc., and

o which is sufficiently liquid or otherwise readily available to be able to protect the local limited partnership in view of:

    o     the size and scope of the apartment complex,

    o the obligations of the local general partners and their affiliates to the local limited partnership,

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    o     any security or other assurances or measures  taken  to  perform  such obligations, and

    o     the material contingent liabilities of the local general partners.

Despite the preceding, there cannot be any assurance that full and accurate disclosure will be made by local general partners of their financial condition, or that their financial condition will not change during the term of the Series' investment in the local limited partnership.

     Except in the case of non-profit organizations, the local general partners generally will be individuals or closely-held entities which depend, for their successful management and operation, on one or a very limited number of principal owners. In a typical apartment complex the principal owners will, directly or through entities controlled by them, provide rent-up, property management and other services related to ownership of the apartment complex, and may also construct the apartment complex.

    Compensation of Local General Partners. As discussed under "Estimated Use of Proceeds," the local general partners will receive compensation payable from the Series' capital contributions to the local limited partnerships. Each local general partner also will receive fees from cash flow of the local limited partnership in consideration of:

o    management of the local limited partnership and the apartment complex, and

o    the sale of the apartment complex.

Fees payable from local limited partnership cash flow are not set forth under "Management Compensation" or "Estimated Use of Proceeds" but are set forth under "Terms of the Local Limited Partnership Agreement - Interests in Profits, Losses and Distributions" below.

     Withdrawal of Local General Partners. A local general partner will not be permitted to withdraw from the local limited partnership without the consent of the Series, unless a designated successor acceptable to the Series is admitted in its place.

Terms of the Local Limited Partnership Agreements

     Through the partnership agreement of each local limited partnership, WNC & Associates, Inc. will impose significant responsibilities on the local general partners. The precise terms of such responsibilities, and the limitations thereon, will be subject to negotiation. However WNC & Associates, Inc. anticipates that the terms of the partnership agreement of each local limited partnership may include the provisions described below. Except for the provisions concerning the allocations of tax items and distributions, each of the following provisions is designed to protect the Series' investments.

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     Development  Obligation.   In  the  case  of  an  apartment  complex  under
development, the local general partners of the local limited partnership owning the apartment complex will agree in the partnership agreement of the local limited partnership to complete development and construction or rehabilitation in a timely manner. Such partnership agreement also will include the local general partners' agreement to provide all funds needed through the completion of development and construction or rehabilitation and the closing of the permanent mortgage financing, after applying mortgage loan proceeds and the Series' capital contribution. Historically, this provision has been included by all prior WNC-partnerships since 1989. In all but the rarest of cases the local general partners historically have not be entitled under the terms of their respective local limited partnership's partnership agreement to reimbursement of such funds by the local limited partnership. Those rare cases occur when a local general partner refuses to agree to a provision in the partnership agreement of the local limited partnership barring reimbursement.

     Operating Guarantees. The local general partners will agree to provide funds to the local limited partnership to defray any operating deficits for a minimum of three years following the completion of the development and construction or rehabilitation of the apartment complex. A local limited partnership will have an operating deficit if its cash expenses exceed its cash receipts. Historically, this provision has been included by all prior WNC-partnerships since 1989. The amounts advanced by the local general partners historically have been treated as a loan, repayable by the local limited partnership.

     Protection Against Reduction or Loss of Tax Credits. It is possible that the amount of tax credits actually allocated to a Series by a local limited partnership could be less than the amount expected when the investment in the local limited partnership was made. The difference between the amount expected and the amount actually allocated is a shortfall. To reduce the adverse consequences from a shortfall, the partnership agreements of the local limited partnerships will include adjuster provisions. These adjuster provisions are designed to provide the Series with a substantially similar aggregate return on investment as would have been received had there been no shortfall. Such partnership agreement provisions will provide for one or more of the following:

o a reduction in the Series' capital contribution or a payment by the local general partners to the Series.

    o If the total amount of tax credits evidenced by IRS Form 8609 and the audited construction cost certificate is less than the total amount originally anticipated for the 10-year credit period, the partnership agreement of the local limited partnership will provide that the Series' capital contribution will be reduced so that the Series will pay the same dollar amount per tax redit as originally agreed to. Form 8609 and the cost certificate are issued after completion of construction. If the shortfall exceeds the unpaid portion of the

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          capital  contribution,  the partnership agreement of the local limited partnership will provide that the local general partner must pay the difference to the Series within 90 days after notice is provided by the Series.

    o If the specific amount of tax credits actually allocated to the Series for the first and second years of operations are less than the anticipated amount, the partnership agreement of the local limited partnership will provide that the Series' capital contribution will be reduced so that the Series will pay the same dollar amount per tax credit as originally agreed to. If the shortfall exceeds the unpaid portion of the capital contribution, the partnership agreement of the local limited partnership may provide that the local general partner must pay the difference to the Series within 90 days after notice is provided by the Series. This provision is not included in the partnership agreement of a local limited partnership when it is objected to by the local general partners.

    o If the specific amount of tax credits actually allocated to the Series during the first five years of operations following the year the apartment complex is placed in service are less than the amount originally anticipated, the partnership agreement of the local limited partnership will provide that the Series' capital contribution will be reduced by the actual shortfall. If the shortfall exceeds the unpaid portion of the capital contribution, the partnership agreement of the local limited partnership will provide that the local general partner will be required to pay the difference to the Series within 90 days after notice is provided by the Series.

o    a reduction in the local general partners' share of distributions.

    o If the amount of tax credits actually allocated to a Series after the first five years of operations following the year an apartment complex is placed in service are less than the amount originally anticipated, the partnership agreement of the local limited partnership will provide that the local general partners' share of distributions will instead be paid to the Series until the Series has received the amount of the actual shortfall.

Except as otherwise provided above, historically, these provisions concerning a reduction in tax credits have been included by all prior WNC-partnerships since 1996.

     If the IRS audits a local limited partnership, it is possible that the qualified basis of the apartment complex could be reduced and that tax credits could be recaptured. If so, the local general partner might be obligated to pay to the Series an amount equal to any tax deficiency plus interest or penalties. Historically, this provision has been included in 60% to 80% of the prior

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WNC-partnerships  since   1998.   This   provision   is   not  included  in  the
partnership agreement of a local limited partnership when it is objected to by the local general partners.

     Repurchase Obligation. The local general partners will be obligated to repurchase the Series' interest in a local limited partnership for the amount paid by the Series if the local limited partnership fails to:

o    receive an allocation of low income housing tax credits,

o    place the apartment complex in service in a timely manner,

o    obtain permanent mortgage loan financing, or

o remain eligible for low income housing tax credits during the period when the Series is required to make its capital contributions.

Historically, this provision  has been  included in  all  WNC-partnerships since
1996.

     In general, WNC & Associates, Inc. intends to require the obligations and guarantees described in the preceding paragraphs in the partnership agreement of each local limited partnership. However, such provisions will not be included if WNC & Associates, Inc. considers one or more of them to be unnecessary for the protection of the Series or if it determines that it is otherwise in the interest of the Series to modify or eliminate such provisions. For example, such provisions may be eliminated in connection with the acquisition of an interest in a completed apartment complex.

     To the extent WNC & Associates, Inc. successfully negotiates the obligations and guarantees described in the preceding paragraphs or otherwise, the price paid by a Series for the investment may be higher than would otherwise be the case.

     Rights of Limited Partner. As a limited partner or non-managing member of a local limited partnership, a Series will have no right to manage its operations. However, the Series will have voting rights, including the rights:

o to replace the local general partner on the basis of the performance and discharge of the local general partner's obligations,

o    to approve or disapprove a sale or refinancing of the apartment complex,

o to approve or disapprove the dissolution of the local limited partnership, and


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



o to approve or disapprove amendments to the partnership agreement of the local limited partnership.

However, in the case of an apartment complex which has government-subsidized financing or rental assistance, the ability of the Series to take such actions may be subject to the prior approval of the government agency providing the assistance. See "Other Government Assistance Programs" and "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes."

     The partnership agreement of each local limited partnership will provide the Series with other rights, including rights relating to the calling of meetings, reports and access to records comparable to those granted to the investors by each Series. Generally, WNC & Associates, Inc. or an affiliate will exercise each of the foregoing voting and other rights on behalf of the Series, and investors will not have any right to participate therein. See "Conflicts of Interest" above and "Role of Special Limited Partner" below. However, if WNC & Associates, Inc. or one of its affiliates serves as a local general partner of a local limited partnership, then the Series' voting and other rights will be exercisable by the Series' investors.

     Historically, these provisions concerning the rights of the limited partner have been included by all prior WNC-partnerships.

     Role of Special Limited Partner. WNC Housing, L.P. is a California limited partnership. The general partner of WNC Housing, L.P. is WNC & Associates, Inc. WNC Housing, L.P. was formed in 1996 to act as a special limited partner in all limited partnerships invested in by WNC-partnerships. It is anticipated that WNC Housing, L.P. will be a special limited partner in each of the local limited partnerships and will be granted most of the following rights:

o to assume the duties and receive the benefits of the local general partner upon the removal or withdrawal of the local general partner,

o to approve the selection of, and/or dismiss, any manager of the apartment complex,

o to approve the selection of, and/or dismiss, the accountants for the local limited partnership,

o to direct the decisions of the tax matters partner of the local limited partnership, including the right to bring and defend administrative and judicial actions and make tax elections,

o to compel the local general partner to locate a buyer for the apartment complex or the Series' interest in the local limited partnership, and

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



o to approve or disapprove transactions outside of the ordinary course of business proposed by the local limited partnership.

In the case of an apartment complex which has government-subsidized financing or rental assistance, the ability of the special limited partner to take such actions may be subject to the prior approval of the government agency providing such assistance. See "Other Government Assistance Programs" and "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes."

     An explanation of the laws concerning limited liability is helpful to understand why WNC Housing, L.P. serves in this capacity. A limited partner is referred to as such because his liability for his partnership's obligations is limited. A limited partner's exposure is limited to the amount of his capital contribution. In order to preserve his status as a limited partner, a person named as a limited partner must not participate in the control of the business of the partnership. The meaning of control for these purposes may vary from jurisdiction to jurisdiction. It is possible that the powers listed above could be found to constitute control of a local limited partnership. If so, and if they were performed by a Series, the Series would have general liability for the obligations of the local limited partnership. Accordingly, in order to avoid to the extent possible exposure for general liability, WNC Housing, L.P. will possess and exercise such powers on behalf of the Series. WNC Housing, L.P. will receive no compensation for acting in this fashion, and will receive an immaterial interest in the tax items of the local limited partnerships. See "Management Compensation."

     Interests in Profits, Losses and Distributions. In almost all instances each Series will acquire at least a 90% interest in the profits, losses and Federal tax credits of each local limited partnership. Only in rare cases would a Series acquire a lesser interest in the profits, losses and tax credits of a local limited partnership. See, for example, "Joint Investments" below in this section. Except for an immaterial interest in each local limited partnership not to exceed 0.1% which will go to WNC Housing, L.P., the balance of 10% or less will go to the local general partners and their affiliates. The exact amount to be allocated to each party will be negotiated in each instance.

     It is possible that a local limited partnership may generate state low income housing tax credits as well as Federal low income housing tax credits. If so, the state tax credits may be allocated entirely to the local general partners or to a special or other limited partner which may or may not be an affiliate of the local general partners or WNC & Associates, Inc. If the special or other limited partner were an affiliate of WNC & Associates, Inc., WNC & Associates, Inc. would receive compensation from the affiliate for arranging the transaction.

     The local general partners will receive reimbursements of expenses from cash flow from operations and distributions of a portion of such cash flow as management fees and/or partnership participations. The Series will receive 95%

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


to 100% of distributions of sale or refinancing proceeds from an apartment complex until it has received a full return of its investment in the local limited partnership, which may be reduced by any cash flow distributions previously received. The Series will receive from 10% to 50% of the remaining sale or refinancing proceeds. The sharing arrangements for all cash distributions will depend upon:

o    the competition for interests in apartment complexes,

o the proportion of residential units in the apartment complex eligible for low income housing tax credits,

o the amount invested in the apartment complex by the Series relative to the other sources of financing,

o the percentage interest in the profits and losses of the local limited partnership acquired by the Series relative to the interests held by other parties, and

o    the amounts of cash flow and appreciation anticipated.

Joint Investments

     A Series may invest in a local limited partnership jointly with the other Series or limited partnerships, including WNC-partnerships, provided that:

o    the partnerships have similar investment objectives,

o    there are no duplicate property management or other fees,

o the compensation to the sponsors of each partnership is substantially similar,

o the investment of each partnership is on substantially the same terms and conditions,

o     if any other limited partnership

    o     is   controlled  by WNC  &  Associates,  Inc.,  then the other limited partnership must be publicly registered under the Securities Act of 1933, or

    o     is not  controlled  by WNC &  Associates,  Inc., then the Series alone
          or  together  with  a   WNC-partnership   must  acquire  a controlling
          interest in the joint venture, and

o each partnership will have a right of first refusal if another partnership wishes to sell its interest in the local limited partnership. There is a risk that a partnership may not have sufficient resources to make such a purchase.

See "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes" and "Conflicts of Interest." A Series cannot engage in activities through a joint venture that it could not undertake alone.

Use of Leverage

     The Series may borrow funds to make initial investments in local limited partnerships before the sale of Units. Otherwise, the Series do not anticipate borrowing funds, although they have full authority to borrow money as deemed necessary or appropriate to achieving the Series' investment objectives.

     WNC & Associates, Inc. or its affiliates may advance funds from time to time to a Series so that the Series may make initial investments, loans and/or deposits in local limited partnerships before the sale of the Series' Units. Such advances, together with interest thereon, will be repaid from the proceeds of the offering. See "Estimated Use of Proceeds." Loans provided by WNC & Associates, Inc. or an affiliate must:

o    be on a short-term basis,

o    not be subject to any prepayment charge or penalty, and

o not bear any interest, charges or fees in excess of the amounts which would be charged by unrelated ending nstitutions on comparable loans for the same purpose in the same locality.

     In no event may interest be more than the prime rate of Southern California Bank plus 2% per annum. The prime rate is the prime or reference rate charged by Southern California Bank to its most creditworthy customers.

     The ability of a Series to generate tax credits in the amounts anticipated will depend in part on the use of leverage by the local limited partnerships. Accordingly, WNC & Associates, Inc. expects that the local limited partnerships will use debt to finance approximately 30% to 80% of the acquisition and development costs of their apartment complexes. Financing may include loans made, guaranteed or subsidized by agencies of Federal, state or local governments, including:

o    state or local government bond financing,

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



o mortgages which are not amortized over their terms but which require large payments on maturity,

o    loans providing for variable interest rates after 15 years,

o    loans with renegotiable interest rates, and

o    loans from non-profit organizations.

See "Other Government Assistance Programs" and "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes." The Series will not impose any limitation on the indebtedness which may be incurred by any local limited partnership. However, following the termination of its offering, a Series' share of indebtedness may not exceed:

o with respect to non-subsidized apartment complexes, the sum of 85% of the aggregate purchase price of all apartment complexes which have not been refinanced, and 85% of the aggregate fair market value of all apartment complexes which have been refinanced, and

o with respect to subsidized apartment complexes, the sum of 100% of the aggregate purchase price of all apartment complexes which have not been refinanced, and 100% of the aggregate fair market value of all apartment complexes which have been refinanced.

Sale or Other Disposition of Investments

     In general, the sale of an apartment complex or the sale of a Series' interest in a local limited partnership will be subject to restrictions. These restrictions will require that the investments be held for substantial periods. A Series will hold its investments for the 15-year compliance period in order to avoid recapture of tax credits. See "The Low Income Housing Tax Credit." Subject to the restrictions discussed below, after the 15-year compliance period a Series will attempt to sell its investments with the objective of returning to its investors, at a minimum, their invested capital. However, WNC & Associates, Inc. may cause a Series to sell or refinance any investments at an earlier or later time if it decides that it is in the best interests of the Series to do so under all of the then applicable circumstances.

     The low income residential units in an apartment complex generally must be rented as low income housing for at least 30 years and, possibly, of up to 55 years or longer. As a result, any sale of an apartment complex during that period must be to a purchaser who agrees to maintain the apartment complex as low income housing for the duration of such period.


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



     Additional restrictions on sale will be imposed on apartment complexes receiving government financing or operating subsidies. For example, current regulations of the United States Department of Agriculture, Rural Development permit the sale of a property which is financed by Rural Development only with the approval of Rural Development. Mortgage loans funded by Rural Development cannot be prepaid at any time during their terms. Similarly, current regulations of the U.S. Department of Housing and Urban Development require that HUD must approve the sale of more than 50% of the interests in any limited partnership or limited liability company which owns a property receiving some form of HUD subsidies.

     However, consistent with the foregoing and other applicable regulatory restrictions, WNC & Associates, Inc. believes that the local limited partnerships should be able to sell the apartment complexes after a 15- to 20-year holding period to:

o an entity similar to the Series or the local limited partnership which would agree to continue to operate the apartment complex as low income housing for the balance of the required period. Such a sale would be likely only if at the time of sale the Internal Revenue Code offered benefits to the owners of existing low income housing; or

o other types of purchasers which may have incentives to acquire and operate the low income housing, such as an organization formed on behalf of the tenants or a state agency or non-profit organization.

Reserves

     Each Series initially will set aside at least 3% of the offering proceeds as reserves for contingencies and to pay expenses. WNC & Associates, Inc. will increase or decrease the reserve balance from time to time as it deems appropriate. The reserves may be used to cure any problems of the apartment complexes, although most apartment complexes will have their own reserves. A Series may also use its reserves to pay its expenses, including the annual asset management fee, to the extent cash flow is insufficient for such purposes.

Other Policies

     Until required by a Series for use in connection with its business and operations as described in this prospectus, all funds received by a Series from its offering will be held in:

o    United States government securities,

o    securities issued or fully guaranteed by United States government agencies,


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



o certificates of deposit and time or demand deposits in, or repurchase agreements constituting obligations of, commercial banks with deposits insured by the Federal Deposit Insurance Corporation, or

o    other short-term, highly-liquid investments, excluding common stock.

     No Series will lend funds, except that a Series may:

o make loans to, or post letters of credit for, a local limited partnership, and

o may make temporary investments of the type described in the preceding paragraph.

No Series will:

o    underwrite securities of other issuers,

o    offer securities in exchange for property,

o except in connection with the investments of funds in local limited partnerships, invest in securities of other issuers, other than in temporary investments as described above,

o utilize cash from operations to acquire interests in local limited partnerships, or

o reinvest proceeds from a sale or refinancing transaction unless the Series distributes to each investor an amount equal to the Federal, state and local income tax liability of the investor arising from the sale or refinancing transaction. In computing tax liability for these purposes the Series will assume that each investor is in a combined Federal, state and local marginal income tax bracket of 30%. In no event will sale or refinancing proceeds be reinvested following the second anniversary of the termination of the Series' offering.

     After the conclusion of its offering a Series may repurchase Units upon the written request of an investor. No Series is obligated to repurchase any Units at any time, and there is no assurance that a Series will in fact ever repurchase any Units. No Units will be repurchased from WNC & Associates, Inc. or any of its affiliates.

     Neither Series is a real estate investment trust and, therefore, neither is subject to the restrictions imposed on such entities by the Internal Revenue Code. Each Series will use its best efforts to conduct its operations so as not to be required to register as an investment company under the Investment Company Act of 1940.


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



     Neither Series will engage in any transaction which would result in the receipt by WNC & Associates, Inc. or any affiliate of any undisclosed rebate or give-up. Neither Series will engage in any reciprocal business arrangement which would result in the circumvention of the restrictions contained in its partnership agreement.

                        THE LOW INCOME HOUSING TAX CREDIT

Summary

     Section 42 of the Internal Revenue Code provides low income housing tax credits to investors in low income housing. Following is a summary of the material concepts included in Internal Revenue Code Section 42 and its interrelation with other Internal Revenue Code provisions. Each of these provisions is discussed in greater detail in the subsections below and under "Federal Income Tax Considerations."

     Low income housing tax credits are indirect Federal subsidies of low income housing. They are being used by individuals, small businesses and large corporations. Low income housing tax credits offset tax liability dollar-for-dollar regardless of a taxpayer's tax bracket because they are tax credits and not tax deductions. Therefore, tax credits are more valuable than tax deductions or tax deferrals. Taxes are one of the largest expenses faced by taxpayers and one of the greatest barriers to retaining earned income. According to a report issued by the Tax Foundation, in 1999 the average American will have to work two hours and 51 minutes of each eight-hour workday to pay all taxes. Federal taxes used one hour and 57 minutes of earnings, and state and local taxes used 57 minutes of earnings. The report states that American workers utilized a greater portion of the workday to pay taxes than to pay for food, clothing, and housing and household operations. An investment in low income housing tax credits reduces Federal tax liability and thereby can increase after-tax spendable income.

     As stated above, low income housing tax credits are tax credits rather than the more familiar tax deductions. Tax credits offset tax liability dollar-for-dollar. For example, a married couple filing jointly with taxable income of $125,000 in 1999 would be subject to Federal income tax liability in the amount of approximately $30,000, or approximately 24% of taxable income. The tax liability for later years could be different due to changes in the tax rates resulting from inflation adjustments or amendments to the tax laws. See "Federal Income Tax Considerations - Other Important Tax Considerations - Tax Rates" and "- Changes in Tax Law."


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

















If the couple had $7,750 in low income housing tax credits, their Federal tax liability of $30,000 would be reduced by $7,750 to $22,250. As discussed under "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities - Exception for Low Income Housing Tax Credits and Historic Tax Credits," the maximum permissible amount of low income housing tax credits to the couple under the so-called $25,000 deduction equivalent is $7,750.
















These pie charts are intended to display that low income housing tax credits reduce income taxes dollar-for-dollar. They are not, nor should they be interpreted as, predictions of low income housing tax credits to be allocated to an investor. The absolute and/or relative percentage reduction in Federal income taxes to be realized by any investor will depend on his actual tax liabilities and his actual low income housing tax credits.

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



    According to the 1999 Housing Credit Conference & Marketplace Reference Manual, National Council of State Housing Agencies, low income housing tax credits accounted for the construction of approximately 70,000 housing units annually in 1997 and 1998. Nonetheless, the availability of low income housing has declined. According to The State of the Nation's Housing, a study of the Joint Center for Housing Studies of Harvard University published in 1999, "Indeed, with housing costs on the rise, expanding the supply of low-cost units and preserving the subsidized stock will be especially important housing challenges... The booming economy has done little to relieve the chronic housing problems of low-income households. The supply of low-cost unsubsidized rental units continues to dwindle." According to another study, In Search of Shelter, Center On Budget and Policy Priorities, based on information from the American Housing Survey through 1995, the shortage of affordable rental housing for low income renters is not a new problem, but one that dates back to the early 1970's. Since 1970, the number of low rent units has continued to fall in relation to the number of people in need of these units. The study states that this persistent decline has created a shortage of 4.4 million affordable rental units nationwide for low income renters. Among the problems the nation faces is the loss of low-cost rental units that provide shelter for families, the elderly and other citizens of modest means.

    Low income housing tax credits are designed to subsidize either 70% or 30% of the costs of the low income residential units in an apartment complex. Accordingly, the amount of low income housing tax credits is based on the cost of a property, rather than the operations of the property, and are pre-determined when the property is placed in service. The subsidy is realized by claiming low income housing tax credits every year for 10 years. This results in a steady and predictable stream of tax credits. Unlike other investments, once determined, the amount of tax credits does not fluctuate.

    In exchange for the right to claim low income housing tax credits, the owner of the apartment complex must:

o itself rent the low income residential units to low income individuals at reduced rental rates for at least 15 years, and

o grant the state in which the property is located the power to require that the property be rented as low income housing for a total period of 30 or more years.

Failure to comply with the first requirement results in ineligibility for the low income housing tax credits not yet claimed and the recapture of a portion of credits previously claimed.

    Low income housing tax credits are allocated by the state in which the housing is located. Internal Revenue Code Section 42 authorizes a fixed amount of low income housing tax credits which any state may allocate in any year.


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



    Most taxpayers are not able to claim low income housing tax credits in unlimited amounts. Rather, the ability to use tax credits is limited by the provisions of the Internal Revenue Code known as the passive activity rules, the at risk rules, the overall limitation on general business tax credits, and the alternative minimum tax rules. Each of these rules is discussed in greater detail under "Federal Income Tax Considerations."

    The low income housing tax credit program is extremely technical in nature. The U.S. Department of the Treasury has issued Regulations with regard to a portion of the program's rules, but not with regard to other important portions, and there can be no assurance that the provisions of Section 42 of the Internal Revenue Code will be interpreted in a manner consistent with the description set forth below. Furthermore, the discussion that follows is general in nature. Because the Series have not yet identified any of the local limited partnerships in which they will invest, it is impossible to predict how specific provisions of the low income housing tax credit program will apply to the apartment complexes.

Qualified Properties

    Qualified Low Income Projects. Low income housing tax credits are available only for qualified low income housing projects. Qualified low income housing projects are residential rental properties in which:

o 20% or more of the residential rental units are occupied by individuals with incomes of 50% or less of area median income, as adjusted for family size, or

o 40% or more of the residential rental units are occupied by individuals with incomes of 60% or less of area median income, as adjusted for family size.

    This minimum set-aside requirement must be met in order for any portion of an apartment complex to be eligible for low income housing tax credits. Additional residential rental units in an apartment complex beyond the minimum set-aside also can qualify for low income housing tax credits.





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




                      Minimum Set-Aside Income Computation

   Applicable Minimum         X       Area Median            =        Allowable
   Set-Aside Percentage               Gross Income                    Household
   (50% or 60%)                       (Based on Actual                Income
                                      Number of Persons)


    Additionally, the gross rent charged to low income tenants cannot exceed 30% of the applicable minimum set-aside income. The applicable minimum set-aside income is 50% or 60% of area median income. This rent restriction test uses a statutory assumption that, in the case of a unit which does not have a separate bedroom, the unit is occupied by one individual, and, in all other cases, that the unit is occupied by one and one-half individuals per separate bedroom. Gross rent for this purpose includes the cost of any utilities, other than telephone, and any mandatory costs for services such as meals and social services. Federal, state and local rental assistance payments are not included in gross rent. Thus an owner may receive a rental subsidy payment in addition to the amount paid by the tenant.



                          Rent Restriction Computation

  1.  Number of                X        1.5               =        Imputed
       bedrooms                                                    Household*

  2.  Area Median              X        Applicable        =        Imputed
       Gross Income                     Minimum                    Income
       (Based on                        Set-Aside
       Imputed                          Percentage
       Household)                       (50% or 60%)

  3.  Imputed Income           X        .30               =        Maximum
                                                                   Gross Rent

                  *Imputed household =1 if studio apartment.


    Units which satisfy both the minimum set-aside test and the rent restriction test are low income residential units. To qualify for low income housing tax credits low income residential units cannot be used on a transient basis.

    Under Internal Revenue Code Section 42(g)(3) an apartment complex must meet the minimum set-aside requirements as well as the rent restriction test not later than the close of the first year of the 15-year compliance period for the property. The owner may elect which of the 20-50 minimum set-aside test or the 40-60 minimum set-aside test it proposes to meet but, once made, the election is irrevocable. In order to avoid tax credit recapture, the apartment complex must remain in compliance with the rules governing the low income housing tax credit program for the 15-year compliance period.

    Eligible Basis. The qualified basis of an apartment complex with respect to which low income housing tax credits are computed is generally:

o   the applicable fraction of

o the eligible basis in a building attributable to the low income residential units.

    In general, the eligible basis of a building is its adjusted basis for Federal income tax purposes. Eligible basis is determined as of the close of the first year of the 15-year compliance period. For a newly constructed building, eligible basis is the cost of construction, including all direct costs and related soft costs, such as construction period interest, developer's and architects' fees, other compensation, insurance and general and administrative expenses related to construction. For a substantially rehabilitated building, eligible basis is comprised of the rehabilitation costs aggregated over a 24-month period. Acquisition costs may only be included in eligible basis to the extent they satisfy the principles for inclusion discussed below in this section under "Maximum Amount of Credit." Land costs may not be included in eligible basis. Because only the adjusted basis of a building may be included in eligible basis, an owner must take into account the adjustments to basis described in
Section 1016 of the Internal Revenue Code, except for depreciation. For example, a reduction in basis equal to any historic tax credit allowed with respect to a property would be taken into account. No opinion of counsel will be rendered with respect to the calculation of an apartment complex's adjusted basis.

    It is likely that the IRS will give careful attention to the calculation of eligible basis if the IRS audits the owner of a low income housing property. In particular, the IRS may review the inclusion of developer's fees in eligible basis. In the recent past the IRS has taken the position that developer's fees were paid for more than developer's services. Depending on the circumstances, the IRS has asserted that the fee also covered land acquisition activities, syndication activities and organization activities. Fees for those types of activities are not properly included in eligible basis. The IRS could also take adverse positions concerning developer's fees paid with a promissory note. The IRS could contend that fees paid with a promissory note:

o cannot be included in eligible basis at all, as discussed under "Federal Income Tax Considerations - Basis of Local Limited Partnerships in Their Apartment Complexes,"

o must be allocated to the general partners of the owner and not the limited partners, as discussed under "Profits and Losses, Tax Credits and Cash Distributions - Allocations of Profits and Losses - Special Allocations," or

o do not satisfy the at risk rules, as discussed under "Utilization of the Low Income Housing Tax Credit - Low Income Housing Tax Credit At Risk Rules."

    The eligible basis of any building is reduced by the portion of the adjusted basis of the building which is attributable to residential rental units in the building which:

o   are not low income residential units, and

o which are above the average quality standard of the low income residential units.

However, at the election of the taxpayer, the cost of a residential unit that would otherwise be excluded from eligible basis under this rule may be included in eligible basis if:

o the excess of the cost of such unit over the average cost of the low income residential units does not exceed 15% of the average cost of the low income residential units, and

o   the excess cost is excluded from eligible basis.

    For all types of buildings, eligible basis includes not only the adjusted basis of the residential rental units but also the adjusted basis of property used in common areas and amenities used by the tenants. Amenities include major appliances. The costs of amenities in the non-low income residential units may only be included if the amenities are comparable to the costs of amenities in the low income residential units. Also, the allocable costs of tenant facilities such as swimming pools or other recreational facilities and parking areas may be included provided there is not a separate fee for use of these facilities and they are available on a comparable basis to all tenants.

    Residential rental property may qualify for low income housing tax credits even though a portion of the building is available for commercial use. However, no portion of the cost of such nonresidential property may be included in eligible basis.

    Eligible basis may not include the amount of any Federal grant, whether or not such grant is includable in gross income. A Federal grant for such purpose includes any grant to the extent it is Federally funded. A Federal grant does not include a federal loan or rental subsidy.

    The eligible basis of a building located in an area designated by the U.S. Department of Housing and Urban Development as a qualified census tract or as difficult to develop will be deemed to be 130% of the eligible basis determined under the principles outlined above. A qualified census tract means a census tract or an enumeration district designated by HUD in which 50% or more of the households have an income which is less than 60% of the area median gross income. An area is treated as difficult to develop if it has high construction, land and utility costs relative to area median gross income.


                         Determination of Eligible Basis

Eligible Basis Can Include:                    Eligible Basis Excludes:

o   Construction and rehabilitation costs      o   Depreciation

o   Acquisition costs                          o   Land

o   Site improvements                          o   Historic tax credits claimed

o   Developer's and architects' fees           o   Federal grants

o   Comparable non-low income                  o   Non-comparable non-low income
    residential units                              residential units

o   Common facilities available to all if      o   Commercial portion of
    no separate fee                                mixed-use properties

o   Personal property



    Qualified Basis. The qualified basis of an apartment complex with respect to which low income housing tax credits are computed is generally the applicable fraction of the eligible basis in the building attributable to the low income residential units.

    The applicable fraction is the lesser of:

o the proportion of occupied low income residential units to all residential rental units, whether or not occupied, or

o the proportion of floor space in the occupied low income residential units to the total floor space of all residential rental units, whether or not occupied.

                          Qualified Basis Computation

  Eligible                 Unit Applicable Fraction                  Qualified
  Basis         X                  or                       =        Basis
                        Floor Space Applicable Fraction


Maximum Amount of Credit

    Under Internal Revenue Code Section 42, an owner of low income housing receives tax credits for a 10-year credit period. The ceiling on tax credits limits the present value of the 10-year stream of credits to 70% or 30% of the qualified basis of the housing. The present value percentage is determined primarily by long-term interest rates at the outset of the 10-year credit period, and does not fluctuate with stock or bond prices. There are two basic credit categories:

    1. Properties which are not Federally subsidized and which are newly constructed or substantially rehabilitated receive a maximum credit which will yield a present value of 70% of the qualified basis of the property. Congress determined that for 1987 a 9% annual credit would have a present value of 70%; thus 9% was the applicable percentage for 1987. For years after 1987, each month the Treasury Department redetermines the appropriate yearly applicable percentage that will yield a 70% present value over 10 years utilizing a prescribed discounting methodology. For properties placed in service in May 1999, the yearly percentage is 8.27%.

    2. Properties which are Federally subsidized and which are newly constructed or substantially rehabilitated receive a maximum credit which will yield a present value of 30% of the qualified basis of the property. Congress determined that for 1987 a 4% annual credit would have a present value of 30%; thus 4% was the applicable percentage for 1987. For years after 1987, the Treasury Department makes monthly redeterminations in a manner corresponding to that described for the 70% present value credit. For properties placed in service in May 1999, the yearly applicable percentage is 3.54%.

    For purposes of the low income housing tax credit program, Federal subsidies include only tax-exempt financing and below-market-interest-rate Federal loans. See the material below under the caption "Other Government Assistance Programs" for a discussion of whether the loan programs which may be used by local limited partnerships are considered Federal subsidies for these purposes. An owner has the option of excluding Federally subsidized loans from qualified basis and then using the 70% present value credit against the remaining qualified basis.

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


                  Calculation of Low Income Housing Tax Credit

 Qualified          X             Applicable        =         Low Income
 Basis                            Percentage                  Housing Tax Credit


    Substantial rehabilitation is defined as capital expenditures other than acquisition costs incurred in connection with the rehabilitation of a property aggregated over a 24-month period in an amount equal to at least the greater of 10% of adjusted basis or $3,000 per low income residential unit.

    The acquisition costs of existing buildings will only be eligible for a credit if the buildings are subject to substantial rehabilitation. If the substantial rehabilitation test is satisfied the acquisition costs are eligible for the 30% present value credit. However, acquisition costs are not available for the 30% present value credit if the property was last transferred, or if it underwent rehabilitation work, during the prior 10 years, although the Secretary of the Treasury may waive this rule in defined instances.

    The applicable percentage for a property is determined in the earlier of:

o   the month in which the property is placed in service, or

o at the election of the owner, the month in which the owner and the state housing credit agency enter into an agreement to allocate low income housing tax credits to the property.

Credits Subject to State Allocation

    The Internal Revenue Code limits the amounts of low income housing tax credits which can be allocated in any year. Low income housing tax credits are allocated by the states. In most cases, a state directly allocates low income housing tax credits to properties. A state can allocate a maximum of $1.25 per resident of the state in tax credits per year. If a state fails to allocate its maximum tax credits in a year, the Internal Revenue Code permits a one-year carry forward of the unused amount by that state. If the unused amount is not used by the state during the carryforward period, it is reallocated to other states through a national pool.

    In other cases, a state indirectly allocates tax credits by authorizing the issuance of tax-exempt bonds, the proceeds of which are used to finance the construction of low income housing. The ability of a state to issue tax-exempt bonds is subject to a ceiling included in the Internal Revenue Code.

    Once tax credits are allocated to an apartment complex, the development does not have to reapply for tax credits in later years. Accordingly, all low income housing tax credits to be claimed by investors over the 10-year credit period are allocated at the outset of the 10-year period.

    Generally, a building must be placed in service during the year for which the low income housing tax credits are allocated by the housing credit agency. There are exceptions to this general rule, the most important of which is the 10% carryover rule. Under this exception, a building can be placed in service not later than the close of the second calendar year following the calendar year in which the allocation is made. This exception is available if the taxpayer's basis in the building as of the close of the calendar year in which the allocation is made is more than 10% of the taxpayer's reasonably expected basis in such building as of the close of such second calendar year. For this purpose only, basis includes the cost of land.

    Low income housing tax credits may not be allocated to any property unless the owner and the state execute an extended low income housing commitment for the apartment complex. In general, the extended low income housing commitment will require that the building be rented as low income housing for the period agreed to by the owner and the state. The period cannot be less than 30 years, and might be substantially longer. The extended low income housing commitment does not prevent the sale of the building to a new owner. It only requires that the new owner continue to rent the building as low income housing.

    The extended low income housing commitment must be:

o   binding on all successors of the owner,

o grant all individuals meeting the income limitation applicable to the building the right to enforce its terms in state court,

o   be recorded as a restrictive covenant,

o prohibit any increase in the gross rent for a low income residential unit not otherwise permitted by Internal Revenue Code Section 42,

o prohibit the refusal to lease to a holder of a Section 8 voucher or certificate of eligibility because of the status of the prospective tenant as such a holder, and

o prohibit the disposition to any person of any portion of the low income residential units unless all of the low income residential units are disposed of to such person.

    After a period of 14 years, the owner may make a request that the state find someone to buy the building. The state will have one year to locate a buyer at a price no less than:

o with respect to the portion of the building which does not constitute low income residential units, the fair market value thereof, and

o   with respect to the low income residential units, the applicable fraction of

    o    the outstanding indebtedness secured by the building, plus

    o    the adjusted investor equity in the building, minus

    o    cash distributions made or available from the building.

For these purposes, adjusted investor equity is the aggregate amount of cash invested in the building increased by a cost of living adjustment.



                     Price for Low Income Residential Units

  Step 1. Debt               +      Adjusted Investor Equity   -   Distributions

  Step 2. Unit Applicable
  Fraction
  or
  Floor Space                X      Result of Step 1
  Applicable
  Fraction


If no buyer is located the building may be converted to market-rate use. Low income tenants may not be evicted for a three-year period.

    Despite the preceding, the one-year notice provision outlined above will not apply to the extent more stringent requirements are imposed under the extended low income housing commitment or state law.

    Internal Revenue Code Section 42(m) imposes requirements on the state agencies which allocate low income housing tax credits. In general, an allocating agency must develop and follow a qualified allocation plan which ranks the developments applying for tax credits. The selection criteria must address:

o location factors, e.g., broad geographic distribution, designated target areas such as inner cities, Community Development Block Grant neighborhoods, distressed communities, pockets of poverty and rural areas,

o housing needs characteristics, e.g., low vacancy rate, income mix of tenants within the development and meeting state, regional or local housing needs and priorities,

o development characteristics, e.g., whether the development increases the stock of low-income housing, whether substantial rehabilitation expenditures are needed by the development, energy conservation, quality of units and type of financing,

o   sponsor   characteristics,   e.g.,   nonprofit   sponsorship   and  minority
    participation in development and management,

o tenant populations with special housing needs, e.g., elderly, handicapped, disabled, homeless, large families and the displaced, and

o   public housing waiting lists.

    Once the agency has selected its developments, it must allocate tax credits by giving preference to developments serving the lowest income tenants and developments obligated to serve tenants for the longest periods. Further, an allocating agency must use good faith efforts to allocate no more tax credits to a development than are necessary for the development's financial feasibility and viability as low income housing through the 10-year credit period. In making this determination the agency must consider:

o   the sources and uses of funds,

o   the   available  Federal,   state  and  local  subsidies  committed  to  the
    development,

o   the total financing planned for the development,

o   the proceeds or receipts expected to be generated by reason of tax benefits,

o the percentage of the tax credits to be used for project costs other than the cost of intermediaries, and

o   the reasonableness of the developmental and operational costs.

The allocating state agency may reduce the tax credits for which the development would otherwise be eligible if the agency believes that the full amounts are not necessary in light of other sources of assistance that are available to the development.

    At least 10% of a state's annual tax credits must be allocated to properties in which a qualified nonprofit organization:

o   has an ownership interest, and

o   materially participates in the development and operation.

    Each state is required to monitor all developments for  non-compliance  with
the   provisions  of  the  Internal   Revenue  Code.   Each  state  must  report
non-compliance to the IRS.

Utilization of the Low Income Housing Tax Credit

    Reduction for Partial Year of Operations. Low income housing tax credits are claimed over a 10-year credit period. In the first year, the allowable credit amount is based on the number of months the low income residential units were occupied by low income individuals. This determination uses an averaging convention. For example, if half of the low income residential units were first occupied in October and the remaining half were first occupied in December, a calendar year taxpayer would adjust the amount of his tax credits to reflect that the units were occupied on average only 2 months, or 1/6 of the year. To the extent that there is a reduction of tax credits in the first year, there is an addition to tax credits in the eleventh year.

    Low Income Housing Tax Credit At Risk Rules. In order to fully utilize low income housing tax credits, a taxpayer who is:

o   an individual,

o   an S corporation, or

o   a closely-held corporation,

must be at risk with respect to the investment in the low income housing. For these purposes an S corporation is a corporation which elects to be subject to Subchapter S under the Internal Revenue Code. A closely-held corporation is one in which five or fewer shareholders directly or indirectly own more than 50% of the stock at any time during the last half of its relevant fiscal year. Generally, the qualified basis to any such taxpayer for the low income housing is reduced for at risk purposes by the amount of any non-qualified nonrecourse financing.

Qualified commercial financing is not considered non-qualified nonrecourse financing. Therefore, a taxpayer will be considered to be at risk for purposes of low income housing tax credits with respect to qualified commercial financing. Qualified commercial financing is financing with respect to any property if the taxpayer acquires the property from an unrelated person, and the financing is borrowed from:

o   any Federal, state or local government,

o a person who is actively and regularly engaged in the business of lending money and who is not:

    o    a person from whom the taxpayer acquired the property, or

    o a person who receives a fee with respect to the taxpayer's investment in the property, or

o   a nonprofit organization which:

    o    is not affiliated with or controlled by a for-profit organization,

    o    has the purpose of fostering low-income housing, and

    o does not receive a fee with respect to the taxpayer's investment in the property,

    if the financing from the nonprofit organization is:

    o    not in excess of 60% of the eligible basis of the apartment complex,

    o    secured by the building, and

    o    fully repaid on or before the earliest of:

         o     the maturity date,

         o     the date the building is sold or the loan is refinanced, or

         o 90 days after the close of the 15-year compliance period. If the nonprofit organization or an affiliate did not sell the property to the taxpayer, this is extended to 90 days after the earlier of:

                  o the date the apartment complex ceases to be a qualified low income project, or

                  o the date which is 15 years after the close of the 15-year compliance period.

    WNC & Associates, Inc. does not anticipate that the amount of low income housing tax credits allowable to investors will be limited under the at risk rules because each Series intends to invest in local limited partnerships that obtain qualified commercial financing as described above. However, counsel has rendered no opinion on this issue because it depends upon the specific nature of each apartment complex and its financing.

    Other Limitations. Most investors are limited in their use of low income housing tax credits. Generally, individuals who have no passive income can only use low income housing tax credits and historic tax credits to shelter up to the equivalent of $25,000 of active or portfolio income. The allowance of tax credits is subject to other limitations. For a more complete discussion of these limitations see "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities," "- General Business Tax Credit Limitations" and " - Other Important Tax Considerations - Alternative Minimum Tax."

Recapture of Low Income Housing Tax Credits

    During each year of the 15-year compliance period the owner must certify to the Secretary of the Treasury that its apartment complex has complied throughout the year with the requirements for the tax credits. The owner must also report:

o   the qualified basis of the development, and

o the maximum applicable percentage and qualified basis taken into account by the state allocating agency.

    A Series will lose unclaimed tax credits and the investors will be required to recapture with interest a portion of any tax credits previously taken if, during the 15-year compliance period, any of the following events occur:

o   an apartment complex is sold,

o   an interest in a local limited partnership is sold,

o the qualified basis of the apartment complex is reduced. Events causing a reduction in qualified basis can include casualty losses and the failure to meet the minimum set-aside test or the rent restriction test.

    The Internal Revenue Code provides rules for avoiding recapture penalties. For example, no recapture applies if the failure to satisfy the minimum set-aside requirement is:

o   a de minimis error, and

o the failure is waived by the Secretary of the Treasury. No recapture occurs if the reduction in qualified basis is corrected within a reasonable period, although the term reasonable is not defined in the Internal Revenue Code. A tenant's income may rise by as much as 140% over the qualifying income for that unit and the unit may still be considered a low income residential unit if it continues to be rent-restricted. Even if the tenant's income increases by more than that 140% amount, no recapture results unless any vacant unit of comparable or smaller size in the development is rented to a non-qualifying tenant.

    A local limited partnership or a Series can avoid recapture upon change of ownership by posting a bond with the Secretary of the Treasury, but only if it can be expected that the development will be operated as a qualified low income project for the remainder of the 15- year compliance period. As an alternative to posting a bond, a local limited partnership or a Series may establish a Treasury Direct Account. To do so, the local limited partnership or a Series would pledge Treasury securities to the IRS as security for the continued use of the development as a qualified low income project.

    There is no recapture of low income housing tax credits if a casualty loss causes a reduction in qualified basis and the loss is restored by reconstruction or replacement within a reasonable period of time.

    The amount of recapture is the accelerated portion of the low income housing tax credits on the project for all prior years. In addition, interest will be charged on the recapture amount. Interest is calculated from the due date for the return for the year the recapture amount was originally claimed. For example, if the recapture amount was originally claimed in 1995 and the investor is a natural person, interest will be calculated from April 15, 1996.

    The accelerated portion of low income housing tax credits in any year is the amount of the credit determined for the year less the amount which would have been determined for the year if all credits had been allowable ratably over the 15-year compliance period rather than the 10- year credit period.

     Year of Event Giving
      Rise to Recapture                          Portion Recaptured

               1-11                                         5/15
               12                                           4/15
               13                                           3/15
               14                                           2/15
               15                                           1/15
        After Year 15                                        0


State Low Income Housing Tax Credits

    A few states offer tax credits for low income housing located within the respective state. However, WNC & Associates, Inc. does not expect that a significant number, if any, of the Series' investments will qualify for a state tax credit. For those that do, the state tax credits may be allocated to a partner or member of the local limited partnership other than the Series. See "Investment Objectives and Policies - Terms of the Local Limited Partnership Agreements - Interests in Profits, Losses and Distributions."

                      OTHER GOVERNMENT ASSISTANCE PROGRAMS

    The discussion which follows describes Federal and state government financing subsidy programs and operating subsidy programs used in the past by WNC-partnerships. Some of a Series' apartment complexes may use these programs. The discussion is not all-inclusive. There can be no assurance that the terms of the programs discussed below will remain the same. WNC & Associates, Inc. cannot predict which of these programs will be used by the local limited partnerships, or the percentage of apartment complexes which will receive any government financing subsidies or operating subsidies, until its investments have been selected.

    Low income housing tax credits can be available for projects that receive financing subsidies or operating subsidies, as well as those that do not receive such subsidies. If a financing subsidy constitutes a Federal subsidy under Internal Revenue Code Section 42, only the 30% present value tax credit can be available.

RD Financing and Rural Rental Assistance Programs

    Section  515 of the  Housing  Act  of  1949  authorizes  the  United  States
Department   of    Agriculture,    Rural    Development    to   provide   direct
below-market-interest-rate mortgage loans for rural rental housing. RD was formerly known as the Farmers Home Administration of the USDA. Such loans are in amounts of up to 95% of costs and for terms of up to 50 years. In addition, RD may provide an owner with mortgage interest subsidies, which effectively lower the interest rate of the loan to 1% per annum after the completion of the apartment complex. The owner must pass the benefits of the reduced interest rate on to tenants in the form of lower rents. A Section 515-financed apartment complex may be eligible for low income housing tax credits. However, if the financing is a below-market-interest-rate loan, the apartment complex would be considered Federally subsidized and thus eligible only for the 30% present value credit.

    RD regulations govern the operation of Section 515-financed apartment complexes. Failure of an owner to operate its apartment complex in compliance with RD regulations could result in termination of RD assistance.

    RD regulations limit owners' cash distributions to a maximum cumulative return of 8% per annum on their equity investments. RD also requires monthly payments to a reserve account until 10% of the total construction cost of the apartment complex has been set aside. Among other things, RD must approve:

o   the management agent,

o   the management agreement,

o   any rent increases,

o   a transfer or encumbrance of the apartment complex,

o the admission or removal of a general partner to a partnership owner or a manager to a limited liability company owner, and

o   the reduction of a general partner's interest in a partnership owner.

Prepayment of an RD mortgage loan is prohibited.

    In its application to RD for interest credit subsidies, the owner of an apartment complex must submit budgets for market rents and budgets for basic rents. Market rents are rents required to operate on a limited profit basis with mortgage payments based on the interest rate provided in the RD mortgage loan. Budget rents are rents required to operate on a limited profit basis assuming a mortgage bearing interest at 1% per annum. The owner will have the option of charging basic rent or rent equal to 30% of a tenant's monthly adjusted income less a utility allowance. In neither case would the tenant be charged more than the market rent or less than the basic rent. Utilities are not included in either the basic rent or market rent. The owner will receive interest subsidies so that the amount which it must pay for debt service is the same as if the interest rate on its RD mortgage loan were 1% per annum, rather than the actual interest rate on the RD mortgage loan, plus the amount of overage for the month. Overage is the amount by which 30% of one-twelfth of a tenant's adjusted gross annual income exceeds the basic rent for his unit.

    RD also provides rent subsidies,  known as Rental  Assistance  Payments.  In order to obtain Rental Assistance Payments for a newly constructed or substantially rehabilitated apartment complex, the owner must execute a rental assistance agreement with RD for a term of up to 20 years. However, some contracts may have only a five-year term. Upon expiration of the term of the agreement, a new agreement may be executed for a period of up to five years. Additional units in the apartment complex may later be eligible if funds are available.

Home Investment Partnership Program

    The Home Investment Partnership program was authorized under Title II of the Cranston-Gonzalez National Affordable Housing Act, enacted into law in 1990. The Home program is a Federal housing program intended to support a wide variety of state and local low income housing programs.


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    Home program funds are allocated by HUD on a formula basis to  participating state and local governments. Home program funds can be used to expand the supply of low income housing and to increase the number of households served by assisted housing programs. Funds can be used for acquisition, construction, moderate or substantial rehabilitation activities or for tenant-based rental assistance programs.

    State and local jurisdictions are statutorily required to meet matching requirements in order to qualify for Home program funding. This requires a 30% match for new construction activities and a 25% match for rehabilitation activities.

    Participating jurisdictions are allowed to use funds for:

o   equity investments,

o   interest-bearing or non-interest-bearing loans,

o   advances,

o   interest subsidies, or

o other forms of assistance that HUD finds to be consistent with the purpose of the program.

    Apartment complexes which are assisted with Home program funds must be occupied by low income families. For this purpose, low income families are those whose incomes do not exceed 80% of area median income, adjusted for family size. At least 20% of the dwelling units must be occupied by very low income families who pay rent equal to no more than:

o   30% of their adjusted income, or

o   the amount permitted under the low income housing tax credit program.

Very low income families are those whose incomes do not exceed 50% of the area median income, adjusted for family size. The other 80% of the dwelling units must be rented at amounts which do not exceed the lesser of:

o   the existing fair market rent under the HUD Section 8 program, or

o 30% of the adjusted income of a family whose income is 65% of the area median income, adjusted for family size.


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Accordingly,  the rents  allowed  for the other  80% of the  dwelling  units may exceed the amounts permitted under the low income housing tax credit program.

    If an apartment complex receives a Home program loan having a below-market-interest- rate, the apartment complex would be eligible only for the 30% present value low income housing tax credit because the apartment complex would be considered to be Federally subsidized.

State and Local Bond Programs

    A number of states and some local jurisdictions have established housing finance agencies to assist in the development and financing of low and moderate income housing. Housing finance agencies are empowered to issue their own obligations which may be exempt from Federal income tax. If so, the housing finance agencies sell the obligations in the tax-exempt municipal bond market at interest costs below conventional money market rates. The housing finance agencies then use the proceeds of the sale of their obligations to make or purchase mortgage loans for low and moderate income apartment complexes.

    Generally, in cases where the mortgage loans of housing finance agencies are also insured by HUD, the HUD underwriting and regulatory standards and procedures are employed without any substantial additional requirements.

    When a housing finance agency provides direct construction and permanent mortgage loans for multi-family housing without HUD mortgage insurance, the housing finance agency itself generally determines the:

o   economic feasibility of,

o   market need for,

o   demand for, and

o   architectural construction characteristics of,

the apartment complex. In such cases, the housing finance agency generally also monitors the progress of construction, marketing, rent-up and management of the completed apartment complex.

    Although the criteria and requirements of housing finance agencies for non-HUD-insured direct mortgage loans vary, generally such loans are available in an amount of up to 90% of a housing finance agency's estimate of the total development cost of the apartment complex for terms of up to 40 years.

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Generally,  the  owner  must  accept  a  limit on the amount of operating income which may be distributed annually. The direct loan programs of housing finance agencies frequently include requirements as to operating assurances, escrow, working capital and other deposits.

    In order to maintain the tax-exempt nature of obligations issued by housing finance agencies:

o 20% of the units in an apartment complex must be rented to households at 50% of the area median income as adjusted for family size, or

o 40% of the units in an apartment complex must be rented to households at 60% of the area median income as adjusted for family size, and

o   tenants may not pay more than 30% of their adjusted incomes for rent.

These tenant qualification requirements must be satisfied annually based on income earned each year by tenants over the term of the qualified project period. This period extends until the latest of:

o   15 years from the date 50% of the units are occupied,

o   redemption of the bonds, or

o   termination of any Section 8 rental assistance.

    Typically, a mortgage loan financed with the proceeds of tax-exempt bonds may not be prepaid during the qualified project period. Thereafter, it may be prepaid only upon payment of amounts necessary to redeem the housing finance agency's obligations, including the payment of premiums for early redemption. A housing finance agency's direct mortgage loan programs also impose limitations on the sale, refinancing or change in use of the apartment complex. They may also require that a restrictive covenant be placed on record prohibiting the use of the apartment complex for anything other than rental housing. Further, they may require approval of the sale of an interest in a partnership or limited liability company owner.

    Apartment complexes financed by tax-exempt bonds issued by housing finance agencies may be eligible for low income housing tax credits. Apartment complexes financed by housing finance agencies typically are not allocated low income housing tax credits from a state's general pool. Rather, the Internal Revenue Code imposes a ceiling on the amount of tax-exempt bond authority available to a state or local agency. Apartment complexes financed by housing finance agencies

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



are considered to be Federally subsidized for purposes of low income housing tax credits, and thus eligible only for the 30% present value credit.

HUD Section 8 Rental Assistance Programs

     HUD administers the Existing Housing Program under Section 8 of the National Housing Act. Under the Existing Housing Program low income tenants are given housing vouchers through a local housing authority. Tenants can use these vouchers to pay a significant portion of the rents for housing available in the private market, but only in projects approved by HUD on the basis of housing quality and suitability standards.

    The definition of Federally subsidized for purposes of the low income housing tax credits excludes all of the Section 8 programs except for the Moderate Rehabilitation Section 8 program, other than funds disbursed under the Stewart B. McKinney Homeless Assistance Act of 1988, so that units receiving such assistance may be eligible for the 70% present value credit.

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



                                   MANAGEMENT

WNC & Associates, Inc.

    WNC & Associates, Inc. is the fund manager. Through the WNC-partnerships, WNC & Associates Inc. has acquired and oversees more than 600 low income housing properties. Accordingly, WNC & Associates, Inc. has significant experience in acquiring and managing investments in such rental housing. WNC & Associates, Inc. has the shareholder's equity reflected in its audited balance sheet. See "Financial Statements."

    WNC & Associates, Inc. will be responsible for all aspects of the operations of the Series. WNC & Associates, Inc. will provide executive supervisory and administrative services for the operations of the Series. Property management will be provided at the expense of each local limited partnership by agents, which may include WNC Management, Inc., an affiliate of WNC & Associates, Inc. See "Management Compensation." The services provided by WNC & Associates, Inc. will include exercising all of the rights of the Series under the partnership agreements of the local limited partnerships. Investors will have no right to participate in the management of their Series.

    WNC & Associates, Inc. and its affiliates are serving as the general partners of the sponsored WNC-partnerships described below under "Prior Performance Summary" and may serve as general partners for other real estate limited partnerships in the future. It is anticipated that the officers of WNC & Associates, Inc. will initially devote approximately 5% to 50% of their time to the Series. These individuals will spend significantly less time devoted to the Series after the investment of the Series capital in local limited partnerships. See "Conflicts of Interest."

    All investments by the Series and other WNC-partnerships must be approved by the Acquisition Committee of WNC & Associates, Inc. Project managers employed by WNC & Associates, Inc. make presentations to the Acquisition Committee. The project manager engages in a due diligence review of his project prior to making his presentation, and will only make a presentation once the project manager is satisfied that the review has been completed in accordance with established guidelines. The Acquisition Committee must approve an acquisition by unanimous vote. The members of the Acquisition Committee are identified below.






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



     WNC & Associates, Inc. is a California corporation which was organized in 1971. Its officers and significant employees are:

   Wilfred N. Cooper, Sr.............  Chief Executive Officer
   John B. Lester, Jr................  President, Chief Operating Officer and
                                       Secretary
   Wilfred N. Cooper, Jr.............  Executive Vice President
   David N. Shafer, Esq..............  Senior Vice President and General Counsel
   Michael L. Dickenson, CPA.........  Vice President - Chief Financial Officer
   Thomas J. Riha....................  Vice President - Asset Management
   Sy P. Garban......................  Vice President - National Sales
   N. Paul Buckland..................  Vice President - Acquisitions
   David T. Turek....................  Vice President - Originations

    The directors of WNC & Associates, Inc. are Wilfred N. Cooper, Sr., who serves as Chairman of the Board, John B. Lester, Jr., David N. Shafer, Wilfred
N. Cooper, Jr. and Kay L. Cooper. The principal shareholders of WNC & Associates, Inc. are Wilfred N. Cooper, Sr. and John B. Lester, Jr.

    Wilfred N. Cooper, Sr., age 68, is the founder, Chief Executive Officer and a Director of WNC & Associates, Inc., a Director of WNC Capital Corporation, and a general partner in some of the partnerships previously sponsored by WNC & Associates, Inc. Mr. Cooper has been actively involved in the affordable housing industry since 1968. Previously, during 1970 and 1971, he was founder and a principal of Creative Equity Development Corporation, a predecessor of WNC & Associates, Inc., and of Creative Equity Corporation, a real estate investment firm. For 12 years before that, Mr. Cooper was employed by Rockwell International Corporation, last serving as its manager of housing and urban developments where he had responsibility for factory-built housing evaluation and project management in urban planning and development. Mr. Cooper is a Director of the National Association of Home Builders and a National Trustee for NAHB's Political Action Committee, a Director of the National Housing Conference and a member of NHC's Executive Committee, and a Director of the National Multi-Housing Council. He is the husband of Kay Cooper, the brother-in-law of John Lester and the father of Wilfred N. Cooper, Jr. Mr. Cooper graduated from Pomona College in 1956 with a Bachelor of Arts degree.

    John B. Lester, Jr., age 65, is President, a Director, Secretary and a member of the Acquisition Committee of WNC & Associates, Inc., and a Director of WNC Capital Corporation. He has 27 years of experience in engineering and construction and has been involved with real estate investments since 1986 when he joined WNC & Associates, Inc. Previously, he was the Chairman of the Board and Vice President or President of E & L Associates, Inc., a provider of engineering and construction services to the oil refinery and petrochemical

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



industries which he co-founded in 1973. He is the brother of Kay Cooper, the brother-in-law of Wilfred Cooper, Sr. and the uncle of Wilfred Cooper, Jr. Mr. Lester graduated from the University of Southern California in 1956 with a Bachelor of Science degree in Mechanical Engineering.

    Wilfred N. Cooper, Jr., age 36, is Executive Vice President, a Director and a member of the Acquisition Committee of WNC & Associates, Inc. He is President of, and a registered principal with, WNC Capital Corporation, a member firm of the NASD, and is a Director of WNC Management, Inc. He has been involved in real estate investment and acquisition activities since 1988 when he joined WNC & Associates, Inc. Previously, he served as a Government Affairs Assistant with Honda North America in Washington, D.C. Mr. Cooper is a member of the Advisory Board for LIHC Monthly Report, a Director of the National Multi-Housing Council and an Alternate Director of the National Association of Home Builders. He is the son of Wilfred Cooper, Sr. and Kay Cooper and the nephew of John Lester. Mr. Cooper graduated from The American University in 1985 with a Bachelor of Arts degree.

    David N. Shafer, age 47, is Senior Vice President, a Director, General Counsel, and a member of the Acquisition Committee of WNC & Associates, Inc., and a Director and Secretary of WNC Management, Inc. Mr. Shafer has been active in the real estate industry since 1984. Before joining WNC & Associates, Inc. in 1990, he was engaged as an attorney in the private practice of law with a specialty in real estate and taxation. Mr. Shafer is a Director and President of the California Council of Affordable Housing, and a member of the State Bar of California. Mr. Shafer graduated from the University of California at Santa Barbara in 1978 with a Bachelor of Arts degree, from the New England School of Law in 1983 with a Juris Doctor degree cum laude and from the University of San Diego in 1986 with a Master of Law degree in Taxation.

    Michael L. Dickenson, age 42, is Vice President - Chief Financial Officer and a member of the Acquisition Committee of WNC & Associates, Inc. and Chief Financial Officer of WNC Management, Inc. His experience in real estate activities began in 1985. Before joining WNC & Associates, Inc. in March 1999, he was the Director of Financial Reporting at TrizeeHahn Centers Inc., a developer and operator of commercial real estate, from 1995 to 1999, a Senior Manager with E&Y Kenneth Leventhal Real Estate Group, Ernst & Young, LLP, from 1988 to 1995, and Vice President of Finance with Great Southwest Companies, a commercial and residential real estate developer, from 1985 to 1988. Mr. Dickenson is a member of the Financial Accounting Standards Committee for the National Association of Real Estate Companies, and the American Institute of Certified Public Accountants, and a Director of HomeAid Southern California, a charitable organization affiliated with the building industry. He graduated from Texas Tech University in 1978 with a Bachelor of Business Administration - Accounting degree, and is a Certified Public Accountant.

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



    Thomas J. Riha, age 44, is Vice President - Asset Management and a member of the Acquisition Committee of WNC & Associates, Inc. and a Director and Chief Executive Officer of WNC Management, Inc. He has been involved in real estate acquisition and investment activities since 1979. Before joining WNC & Associates, Inc. in 1994, Mr. Riha was employed by Trust Realty Advisor, a real estate acquisition and management company, last serving as Vice President - Operations. Mr. Riha graduated from the California State University, Fullerton in 1977 with a Bachelor of Arts degree cum laude in Business Administration with a concentration in Accounting and is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

    Sy P. Garban, age 53, is Vice President - National Sales of WNC & Associates, Inc. Mr. Garban has been involved in real estate investment activities since 1978. Before joining WNC & Associates, Inc. in 1989, he served as Executive Vice President with MRW, Inc., a real estate development and management firm. Mr. Garban is a member of the International Association of Financial Planners. He graduated from Michigan State University in 1967 with a Bachelor of Science degree in Business Administration.

    N.  Paul  Buckland,  age  36,  is Vice  President  -  Acquisitions  of WNC &
Associates, Inc. He has been involved in real estate acquisitions and investments since 1986 and has been employed by WNC & Associates, Inc. since 1994. Before that, he served on the development team of the Bixby Ranch which constructed apartment units and Class A office space in California and neighboring states, and as a land acquisition coordinator with Lincoln Property Company where he identified and analyzed multi-family developments. Mr. Buckland graduated from the California State University, Fullerton in 1992 with a Bachelor of Science degree in Business Finance.

    David T. Turek, age 44, is Vice President - Originations of WNC & Associates, Inc. His experience with real estate investments and finance has continued since 1976, and he has been employed by WNC & Associates, Inc. since 1996. Previously, from 1995 to 1996, Mr. Turek served as a consultant for a national Tax Credit sponsor where he was responsible for on-site feasibility studies and due diligence analyses of tax credit properties, from 1992 to 1995 he served as Executive Vice President for Levcor, Inc., a multi-family development company, and from 1990 to 1992 he served as Vice President for the Paragon Group where he was responsible for tax credit development activities. Mr. Turek graduated from Southern Methodist University in 1976 with a Bachelor of Business Administration degree.

    Kay L. Cooper, age 62, is a Director of WNC & Associates, Inc. Mrs. Cooper was the sole proprietor of Agate 108, a manufacturer and retailer of home accessory products, from 1975 until its sale in 1998. She is the wife of Wilfred Cooper, Sr., the mother of Wilfred Cooper, Jr. and the sister of John Lester. Ms. Cooper graduated from the University of Southern California in 1958 with a Bachelor of Science degree.

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



    Statement of Purpose. Since its organization in 1971, WNC & Associates, Inc. has specialized in providing quality investment opportunities exclusively in the field of affordable housing. WNC & Associates, Inc. has a time-honored tradition of prudent investing and is one of the nation's oldest sponsors of tax credit investments. Its officers believe that WNC & Associates, Inc. has developed an insight into the affordable housing business based upon the fundamental principles of diversification and market need that few other companies can match. Using a disciplined selection process it evaluates all investment properties for value and location, placing particular emphasis on long-term economic stability and rental demand.

Change in Management

    The management and control of WNC & Associates, Inc. may be changed at any time in accordance with its organizational documents, without the consent or approval of the investors. In addition, the partnership agreements of the Series provide for the admission of one or more additional or successor fund managers to a Series as set forth below.

    First, with the consent of any other fund managers of the Series and a majority-in-interest of the investors, WNC & Associates, Inc. may designate one or more persons to be successor or additional fund managers to the Series. In addition, WNC & Associates, Inc. may, without the consent of any other fund manager or the investors:

o substitute in its stead as fund manager any entity which has, by merger, consolidation or otherwise, acquired substantially all of its assets, stock or other evidence of equity interest and continued its business, or

o cause to be admitted to the Series an additional fund manager if it deems such admission to be necessary or desirable for classification of the Series as a partnership for Federal income tax purposes.

Finally, a majority-in-interest of the investors may at any time remove WNC & Associates, Inc. and elect a successor fund manager. If at any time a Series does not have a fund manager which is an affiliate of WNC & Associates, Inc., the Series cannot include the initials "WNC"in its name.

WNC Capital Corporation

    WNC Capital Corporation, a California corporation which is wholly-owned by WNC & Associates, Inc., was organized in 1994 principally to facilitate the distribution of securities of partnerships sponsored by WNC & Associates, Inc. WNC Capital Corporation is a member firm with the NASD, and is registered as a

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broker-dealer  with  the  Securities and  Exchange  Commission,  the  California
Department of Corporations and regulatory agencies of other states.

WNC Management, Inc.

    WNC Management, Inc., a California corporation which is wholly-owned by WNC & Associates, Inc., was organized in 1997 to manage properties, principally those owned by local limited partnerships invested in by WNC-partnerships.











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                            PRIOR PERFORMANCE SUMMARY

Introduction

     Before 1982 WNC & Associates, Inc. assisted developers of low income housing to structure investments which could be sold in private placements. In connection with these 57 structured partnerships, WNC & Associates, Inc.:

o provided structuring and consulting services to developers concerning the organization of the limited partnerships which were to own the low income housing developments,

o arranged for preparation of partnership agreements and other requisite documents for the projects, including legal opinions as to Federal income tax and organizational matters, and

o arranged for the placement of securities, typically in accordance with Regulation D under the Securities Act of 1933. The developers relied on independent broker-dealers to place such securities.

WNC & Associates, Inc. was not an initial managing general partner of any of the structured partnerships. In the years immediately following the sale of the structured partnerships' interests, WNC & Associates, Inc. monitored the structured partnerships' activities and results of operations. Since then, WNC & Associates, Inc. has provided administrative services to some of the structured partnerships such as the preparation of partnership income tax information. Except for two structured partnerships as to which WNC & Associates, Inc. has become the substituted managing general partner, WNC & Associates, Inc. has no role in the ongoing management of the structured partnerships. Accordingly, the structured partnerships are distinguished from the partnerships as to which WNC & Associates, Inc. was an initial managing general partner and continues to serve as managing general partner. Unlike the structured partnerships, these sponsored partnerships are similar to the Series in that WNC & Associates, Inc. is or was solely responsible for the conduct of the offering, the identification and acquisition of local limited partnership interests, and the management of the sponsored partnerships.

All WNC-Partnerships

    From its formation through June 30, 1999, WNC & Associates, Inc. and its affiliates have raised equity from more than 14,600 investors to acquire interests in more than 600 properties located in 39 states, the District of Columbia, and the U.S. Virgin Islands, and representing more than $1,000,000,000 in aggregate acquisition costs. Estimates of acquisition costs are equal to equity contributions and debt financing.


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



















    As of December 31, 1998 WNC & Associates, Inc. and its affiliates have structured or sponsored a total of 16 public and 107 non-public real estate partnerships, excluding the Series. As of December 31, 1998, these 123 partnerships had raised an aggregate of approximately $380,425,000 and had invested in a total of 572 apartment properties in the jurisdictions set forth below.

    Of the 572 properties, nine of the 57 properties owned by the structured partnerships had been sold or refinanced as of December 31, 1998 and six of the 515 properties owned by the sponsored partnerships had been sold as of December 31, 1998. See "Sales of Properties; Terminations of Partnerships" below. None of these properties were tax credit properties.

    Nine of the 57 structured partnerships and one of the 66 sponsored partnerships had completed operations as of December 31, 1998. See "Sales of Properties; Terminations of Partnerships" below. None of these partnerships were tax credit partnerships.

    Exhibit A to this prospectus includes Tables I, II and III which contain additional information with regard to some of the more recent sponsored partnerships. Tables IV and V included in Exhibit A contain information with regard to sales of properties or terminations of partnerships within recent years.

    Reference also is made to Table VI included in the Registration Statement which describes in greater detail the properties in which some of the more recent sponsored partnerships have invested. WNC & Associates, Inc. will send to any prospective investor upon request and without a charge a copy of Table VI.

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     None of the 57  structured  partnerships  entailed  low income  housing tax credit offerings. Of the 66 sponsored partnerships, 14 public and 36 non-public partnerships entailed low income housing tax credit offerings. As of December
31,  1998,  the  50  tax  credit   partnerships   had  raised  an  aggregate  of
approximately $349,270,000 from more than 13,100 investors, and had invested in a total of 474 apartment complexes at an aggregate acquisition cost of approximately $830,296,000 in the jurisdictions set forth below. Thirteen of the 50 tax credit partnerships have held one or more of their apartment complexes for the full 10-year credit period.












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               All                                          All
               Structured                                   Structured
               and             Tax                          and         Tax
               Sponsored       Credit                       Sponsored   Credit
               Partner-        Partner-                     Partner-    Partner-
               ships           ships                        ships       ships


Alabama             18             18        Nebraska             8         7
Arizona             11              8        Nevada               3         3
Arkansas            17             17        New Mexico          17        16
California         136             95        New York             5         5
Colorado             1            ---        North Carolina      33        33
Florida             14              8        Ohio                10         4
Georgia              6              5        Oklahoma            13        10
Idaho                2              2        Oregon               5         5
Illinois            16             16        Pennsylvania         3         3
Indiana              6              6        South Carolina      18        12
Iowa                10             10        South Dakota         1         1
Kansas               4              3        Tennessee           28        27
Kentucky             4              3        Texas               94        83
Louisiana           15             12        U.S. Virgin Islands  1       ---
Maryland             2              2        Utah                 1       ---
Michigan             3              3        Virginia             6         5
Minnesota            2              2        Washington           3         2
Mississippi         12             11        West Virginia        4       ---
Missouri            20             17        Wisconsin           18        18
Montana              1              1        Wyoming              1         1



    Of the 50 tax credit sponsored partnerships and their 474 properties,

    o approximately 70 different local limited partnership sponsor/property developer teams were involved,

    o no sponsor/developer team was involved in more than 5% of the properties,

    o     approximately 1% of the properties generated historic tax credits,

    o approximately 38% of the properties are rented exclusively to seniors; seniors may be tenants in the other properties as well,

    o     as to financing,

         o approximately 70% of the properties were financed using debt provided by the Farmers Home Administration or the Rural Development of the U.S.
                  Department of Agriculture,

         o approximately 1.5% of the properties were financed using state or local bonds, and

         o        approximately  19% of the properties were financed using other
                  below-market-  interest-rate   indebtedness,   including  debt
                  provided under the Home Investment Partnership program,

    o after investment of their capital and other than in connection with the sale of property, only one of the partnerships allocated taxable income other than portfolio income to its investors,

    o all of the local general partners or the guarantor's of the local general partners' obligations satisfied the financial condition requirement set forth under "Investment Objectives and Policies - The Local General Partners,"

    o     the WNC-partnerships have an interest of:

        o         90% to 99.99% in more than 99% of the properties,

        o         50% to 90% in approximately 0.2% of the properties, and

        o         less than 50% in approximately 0.6%  of the properties, and

        o         as to location,

        o         approximately 70% are located in rural communities,

        o         approximately 12% are located in suburban areas,

        o         approximately 16% are located in small cities,

        o         approximately 2% are located in large cities, and

        o there is no geographic concentration of better or worse performing properties

    Of the 50 tax credit sponsored partnerships, 14 public and 22 private partnerships commenced their offerings during the period between January 1, 1989 and December 31, 1998. See "Public Partnerships Sponsored in Last Ten Years" and "Private Partnerships Sponsored in Last Ten Years" below. These 36 partnerships were organized to invest in other limited partnerships owning apartment complexes benefitting from low income housing tax credits and, in most instances, one or more other forms of government assistance. Other forms of government assistance include mortgage loan subsidies, which may be availed of by the Series. See "Other Government Assistance Programs."

Public Partnerships Sponsored in Last Ten Years

    The 14 public partnerships sponsored in the last 10 years are:

o   WNC Housing Tax Credit Fund, L.P. ("HTCF"),

o   WNC California Housing Tax Credits, L.P. ("CHTC"),

o   WNC Housing Tax Credit Fund II, L.P. ("HTCFII"),

o   WNC California Housing Tax Credits II, L.P. ("CHTCII"),

o   WNC Housing Tax Credit Fund III, L.P. ("HTCFIII"),

o   WNC California Housing Tax Credits III, L.P. ("CHTCIII"),

o   WNC Housing Tax Credit Fund IV, L.P., Series 1 ("HTCFIV Series 1"),

o   WNC Housing Tax Credit Fund IV, L.P., Series 2 ("HTCFIV Series 2"),

o   WNC California Housing Tax Credits IV, L.P., Series 4 ("CHTCIV Series 4"),

o   WNC California Housing Tax Credits IV, L.P., Series 5 ("CHTCIV Series 5"),

o   WNC Housing Tax Credit Fund V, L.P., Series 3 ("HTCFV Series 3"),

o   WNC Housing Tax Credit Fund V, L.P., Series 4 ("HTCFV Series 4"),

o   WNC Housing Tax Credit Fund VI, L.P., Series 5 ("HTCFVI Series 5"), and

o   WNC Housing Tax Credit Fund VI, L.P., Series 6 ("HTCFVI Series 6").

With the exception of HTCFVI Series 6, each of the 14 public partnerships had completed its offering as of December 31, 1998. HTCFVI Series 6 has since completed its offering.

    WNC & Associates, Inc. will send to any prospective investor upon request and without charge copies of the most recent report on Form 10-K filed by any of the public partnerships with the SEC which have done so, and will send upon request, for a reasonable fee, the exhibits to such Form 10-K.

    Through December 31, 1998, the 14 public sponsored partnerships had raised an aggregate of approximately $183,900,000 in capital contributions from an aggregate of approximately 11,100 investors and invested in a total of 239 apartment properties located in the following jurisdictions:

Alabama             16             Mississippi               7
Arizona              4             Missouri                  9
Arkansas             8             Nebraska                  7
California          49             New Mexico                8
Florida              2             New York                  3
Georgia              2             North Carolina           16
Idaho                1             Ohio                      4
Illinois             8             Oklahoma                  4
Indiana              4             Oregon                    3
Iowa                 8             South Carolina            2
Kansas               2             South Dakota              1
Kentucky             1             Tennessee                 9
Louisiana            3             Texas                    41
Maryland             1             Virginia                  4
Michigan             1             Wisconsin                11

    The aggregate mortgage debt encumbering the properties was approximately $284,900,000 and the aggregate acquisition cost of the properties was approximately $426,700,000. At the times of the 14 public sponsored partnership's investments therein 81 of the properties were existing apartment complexes and 158 were under development or construction by the local partnerships which own them.

    All of the 14 public sponsored partnerships have as their principal investment objective providing Federal low income housing tax credits to their investors. CHTC, CHTCII, CHTCIII, CHTCIV Series 4, and CHTCIV Series 5 have the additional objective of providing California low income housing tax credits.

    Tax credit information with regard to the 14 public sponsored partnerships is set forth in the tables which follow:


                              Federal Credit Partnerships


Offering                                              Credits Received Per $10,000 Investment                        Federal
Commence-    Partnership                                                                                        Credit Years
ment         Name       Total   1998    1997     1996     1995   1994    1993    1992   1991    1990   1989     Remaining(1)
----         ----       -----   ----    ----     ----     ----   ----    ----    ----   ----    ----   ----     ------------

1989         HTCF     $12,990 $1,410  $1,410   $1,410   $1,410 $1,410  $1,410  $1,410 $1,400  $1,640   $80          3
1990         HTCFII    11,480  1,020   1,450    1,450    1,450  1,460   1,380   1,210  1,300     760    --          5
1992         HTCFIII    8,140  1,570   1,570    1,570    1,520  1,190     680      40     --      --    --          7
1993         HTCFIV
              Series 1  5,540  1,420   1,430    1,360    1,010    320      --      --     --      --    --          8
1994         HTCFIV
              Series 2  4,330  1,240   1,130    1,050      700    210      --      --     --      --    --          8
1995         HTCFV
              Series 3  2,790  1,300     840      620       30     --      --      --     --      --    --          9
1996         HTCFV
              Series 4  1,130    800     190      140       --     --      --      --     --      --    --         10(2)
1997         HTCFVI
              Series 5    200    200      --       --       --     --      --      --     --      --    --         11
1998         HTCFVI
              Series 6     --     --      --       --       --     --      --      --     --      --    --         --






                             Federal and California Credit Partnerships


Offering                                            Credits Received Per $10,000 Investment                          Federal
Commence-    Partnership                                                                                        Credit Years
ment         Name       Total    1998   1997   1996    1995     1994     1993    1992   1991    1990   1989     Remaining(1)
----         ----       -----    ----   ----   ----    ----     ----     ----    ----   ----    ----   ----     ------------

1989         CHTC     $15,640 $   990 $  990 $  990  $  990   $1,180   $1,720  $2,360 $2,590  $2,270   $1,560        3
1991         CHTCII    12,460   1,250  1,440  1,530   2,060    1,940    1,780   1,810    650      --       --        2(2)
1993         CHTCIII    7,720   1,300  1,790  1,970   1,800      800       60      --     --      --       --        8
1994         CHTCIV
               Series 4 5,480   1,660  1,770  1,340     710       --       --      --     --      --       --        8
1995         CHTCIV
               Series 5 2,410   1,430    980     --      --       --       --      --     --      --       --        9

(1)  As of December 31, 1998.
(2) These sponsored partnerships will generate a small amount of low income housing tax credits for four years beyond the stated number of years due to increases in qualified basis.

Private Partnerships Sponsored in Last Ten Years

    As of December 31, 1998, the 22 private partnerships sponsored in the last 10 years involved an aggregate of approximately $145,400,000 in commitments for capital contributions payable in installments from an aggregate of approximately 908 investors. These 22 private sponsored partnerships invested in a total of 182 apartment properties located in the following jurisdictions:

Alabama                   2             Montana              1
Arizona                   4             Nebraska             1
Arkansas                  7             Nevada               3
California               25             New Mexico           7
Florida                   3             North Carolina      13
Georgia                   3             Oklahoma             4
Idaho                     1             Oregon               2
Illinois                  7             Pennsylvania         3
Iowa                      2             South Carolina       9
Kentucky                  2             Tennessee            9
Louisiana                 9             Texas               42
Maryland                  1             Virginia             1
Michigan                  1             Washington           1
Minnesota                 2             Wisconsin            3
Mississippi               5             Wyoming              1
Missouri                  8

    The aggregate  mortgage debt  encumbering  the properties was  approximately
$212,200,000   and  the  aggregate   acquisition  cost  of  the  properties  was
approximately $327,500,000.

    All of the 22 private sponsored partnerships have as their principal investment objective providing Federal low income housing tax credits to their investors. Five of the 22 private sponsored partnerships have the additional objective of providing California low income housing tax credits.

    Tax credit information with regard to the 22 private sponsored partnerships discussed herein and the 14 other private sponsored partnerships organized to provide low income housing tax credits is set forth in the tables which follow:




                              Federal Credit Partnerships

Offering                                                                                                                     Federal
Commence-  Partnership                                            Credits Received Per $10,000 Investment(1)            Credit Years
ment       Name          Total     1998   1997   1996    1995    1994   1993    1992    1991 1990(3)  1989   1988  1987 Remaining(2)
----       ----          -----     ----   ----   ----    ----    ----   ----    ----    ---- -------  ----   ----  ---- ------------

1987    Pepper Tree (4)  $15,660 $  660 $1,350  1,470   1,470  $1,470 $1,470  $1,470  $1,470 $2,370 $1,530 $  900 $   30       0
1987    East Bay          14,320     --    380  1,360   1,350   1,360  1,360   1,360   1,360  1,670  1,700  1,400  1,020       0
1987    Sequoia Manor     14,990    160  1,390  1,370   1,370   1,370  1,370   1,350   1,380  2,220  1,460  1,340    210       0
1987    Bayou             13,890     --  1,000  1,290   1,290   1,290  1,290   1,290   1,290  2,110  1,400  1,330    310       0
1987    Laurel Hill       15,130  1,180  1,180  1,320   1,320   1,320  1,320   1,320   1,300  2,090  1,320  1,230    230       0(5)
1988    Ridgetop          14,980  1,280  1,390  1,390   1,390   1,390  1,390   1,390   1,390  2,250  1,500    220     --       0(6)
1989    Alta Mesa         13,050  1,320  1,320  1,320   1,320   1,320  1,320   1,320   1,320  1,950    540     --     --       2
1990    WNC-90            11,450  1,400  1,400  1,400   1,400   1,400  1,400   1,400   1,400    250     --     --     --       2
1991    Shelter Resource
          XIX             10,780  1,420  1,440  1,440   1,440   1,440  1,440   1,440     720     --     --     --     --       3
1991    WNC Tax Credits
           XX             11,130  1,430  1,460  1,460   1,460   1,460  1,460   1,460     940     --     --     --     --       3
1991    WNC Tax Credits
           XXI             9,240  1,360  1,360  1,360   1,360   1,360  1,360   1,030      50     --     --     --     --       4
1992    WNC Tax Credits
           XXII            9,550  1,410  1,410  1,410   1,410   1,410  1,410   1,090      --     --     --     --     --       4
1992    WNC Tax Credits
           XXIII           9,240  1,400  1,400  1,400   1,400   1,400  1,370     870      --     --     --     --     --       4
1992    WNC Tax Credits
           XXV             7,820  1,380  1,380  1,380   1,380   1,280    870     150      --     --     --     --     --       6
1993    WNC Tax Credits
           XXVI            7,480  1,330  1,330  1,330   1,330   1,320    840      --      --     --     --     --     --       5
1993    WNC Tax Credits
           XXVIII          5,950  1,300  1,300  1,300   1,300     640    110      --      --     --     --     --     --       6
1993    WNC Tax Credits
           XXIX            5,840  1,310  1,310  1,290   1,110     790     30      --      --     --     --     --     --       7
1994    WNC Tax Credits
           XXX             4,790  1,230  1,230  1,220   1,000     110     --      --      --     --     --     --     --       7
1994    ITC I              5,910  1,520  1,530  1,670     780     410     --      --      --     --     --     --     --       8
1995    ITC II             3,420  1,470  1,290    590      70      --     --      --      --     --     --     --     --       9
1996    ITC III            1,380  1,000    380     --      --      --     --      --      --     --     --     --     --      11
1997    ITC V                680    660     20     --      --      --     --      --      --     --     --     --     --      11
1998    ITC VI               220    220     --     --      --      --     --      --      --     --     --     --     --      12




                                          Federal and California Credit Partnerships

Offering                                                                                                                     Federal
Commence- Partnership                                              Credits Received Per $10,000 Investment(1)           Credit Years
ment      Name           Total   1998   1997    1996   1995   1994    1993    1992   1991 1990(3)    1989    1988  1987 Remaining(2)
----      ----           -----   ----   ----    ----   ----   ----    ----    ----   ---- -------    ----    ----  ---- ------------

1987      Beech Villa  $18,610 $   --   $860  $1,360 $1,360 $1,350  $1,350  $1,350 $1,350  $2,670  $3,210  $3,210  $540        0
1988      Elmwood Villa 18,590    570    990     990    990    990     990   1,330  2,610   4,010   3,460   1,660    --        1
1988      Poplar Villa  18,150    530    970     970    970    970     970     970  2,280   3,420   3,410   2,690    --        0
1988      Olive Tree    18,220    760    970     970    970    970     970     970  1,620   3,990   3,310   2,720    --        0
1988      Pine Rock     17,410    940    940     940    940    940     880   1,220  3,280   3,810   3,240     280    --        1
1988      Mesa Verde    17,030    970  1,030   1,020  1,030  1,030   1,030   1,870  1,690   3,610   2,760     990    --        1
1988      Sunfield      16,790  1,140  1,340   1,340  1,340  1,340   1,340   1,340  1,650   3,090   2,080     790    --        1
1988      Foxglove      14,600  1,360  1,360   1,360  1,360  1,360   1,550   2,020  2,020   1,920     290      --    --        2
1989      Elliot Place  16,500  1,140  1,200   1,200  1,200  1,200   1,200   1,670  2,460   3,200   2,030      --    --        2
1990      Wheatridge    13,120  1,120  1,120   1,120  1,120  1,120   1,480   2,240  2,230   1,570      --      --    --        3
1992      WNC Tax Credits
                XXIV    11,110  1,260  1,260   1,260  1,740  2,180   2,180   1,230     --      --      --      --    --        4
1993      WNC Tax Credits
                XXVII    8,630  1.270  1,290   1,560  1,750  1,740   1,020      --     --      --      --      --    --        6
1997      CTC            1,080    870    210      --     --     --      --      --     --      --      --      --    --       11

(1) Represents the return received by investors utilizing deferred payment purchase plans. In many instances the respective returns to cash investors were higher than those listed above because the use of deferred payment purchase notes entailed the payment of interest.
(2)  As of December 31, 1998.
(3) In 1990 certain partnerships were permitted to, and did, elect to utilize 150% of the Federal low income housing tax credit otherwise allowable for 1990.
(4) Pepper Tree originally offered Federal low income housing tax credits only. After the investors were admitted to Pepper Tree, the local general partners obtained California low income housing tax credits as well, which are not reflected in this chart.
(5) These sponsored partnerships will generate a small amount of low income housing tax credits for five years beyond the stated number of years due to increases in qualified basis.
(6) These sponsored partnerships will generate a small amount of low income housing tax credits for four years beyond the stated number of years due to increases in qualified basis.

Sales of Properties; Terminations of Partnerships

    As of December 31, 1998, nine of the structured partnerships had either sold or refinanced nine apartment complexes, returning to their investors between approximately 100% and 200% of their invested capital in addition to providing tax deductions averaging in excess of 200% of their invested capital. One structured partnership sold its property and terminated operations. Five structured partnerships refinanced their properties and liquidated the interests of the original limited partners. Limited partnership interests were offered to new investors. WNC & Associates, Inc. has no involvement with the reconstituted partnerships. Three of the structured partnerships sold their properties to three other partnerships. After the general partner of those three other partnerships obtained tax credits for the properties, a partnership sponsored by WNC & Associates, Inc. purchased the limited partnership interests therein. These events occurred prior to 1994 and, consequently, are not reflected in Table IV or Table V.

    As of December 31, 1998, six properties had been sold by five sponsored partnerships. All of these transactions are included in Table V. Of these five sponsored partnerships, one terminated its operations. The results of that program are described in Table IV.

Major Adverse Events

     In cases where projects have failed to perform as expected, WNC & Associates, Inc. has:

o   intensified its monitoring operations,

o   visited the projects,

o   attempted to provide general advice to the local general partners,

o   removed and replaced the local general partners, and/or

o   attempted to help seek a resolution of pending problems.

Specifically, in the last ten years, the following events occurred:

o In a private WNC-partnership sponsored in 1996, WNC & Associates, Inc. removed MidSouth Development, Inc. as local general partner of a local limited partnership in 1997 after construction defects were discovered and the local general partner declared bankruptcy. The WNC-partnership purchased the bridge loan at its face value upon maturity thereof. The local limited partnership completed construction using other funds loaned by WNC & Associates, Inc. and the WNC-partnership. Thereafter, the WNC- partnership sold its interest in the local limited partnership.

o In a public WNC-partnership sponsored in 1993, WNC & Associates, Inc. removed six local general partners from a local limited partnership in 1997 after they violated provisions of the local limited partnership's partnership agreement. The local general partners failed to obtain the approval of the WNC-partnership prior to refinancing the existing debt. The remaining local general partner, an agency of the county in which the property is located, has been replaced by an experienced non-profit entity.

o In 1997 the IRS issued notices of adjustment regarding five properties owned by four prior private partnerships and developed by the same local general partner. Four private WNC- partnerships were involved. The IRS claimed that development fees paid to the local general partner were not properly includable in the depreciable and eligible bases of the respective properties. After filing a petition for readjustment before the United States Tax Court, each of the local limited partnerships and the WNC-partnerships reached a settlement with the IRS in 1998 which provided that, for each property:

    o    the depreciable basis thereof was unchanged,

    o the eligible basis thereof was reduced by a portion of the development fees,

    o a portion of the reduction in eligible basis was eligible for amortization as organization expenses, and

    o the actual deficiency for 1993 to 1996, in an immaterial amount on a per unit basis for each WNC-partnership, was assessed for 1996 and was equal to the:

         o reduction of tax credits resulting from the reduction in eligible basis, less

         o the deduction resulting from the amortization of the reclassified organization expenses.

    Tax credits for 1997 and all years thereafter are reduced in an immaterial amount on a per unit basis as a result of the reduction in eligible basis. Unless prohibited by law WNC & Associates, Inc. will pay the deficiencies for 1996 and 1997. The partnership agreements of these local limited partnerships were negotiated in 1990, prior to the time local general partners were required to pay tax deficiencies.

o   Also in 1997,  Howard  Miller,  the local  general  partner  of three  local limited partnerships which were invested in by a private WNC-partnership sponsored in 1984, transferred the properties of the local limited
    partnerships  to  one  transferee   without  seeking  the  approval  of  the
    WNC-partnership. The transfers were made in consideration of relief of indebtedness owed by the local general partner. Each of the local limited partnerships has brought an action to have the transfer set aside and to remove the local general partner. As the properties are located in three states, three lawsuits have been commenced. In all three of those actions the court ruled to remove the local general partner and to declare null and void the transfer. The only outstanding issue is whether or not the local limited partnerships are entitled to punitive damages.

o In a private WNC-partnership sponsored in 1997, a local limited partnership encountered significant construction cost overruns. The local general partners agreed to defer receipt of their development fee and paid one-half of the construction cost overruns. The WNC-partnership paid the balance. The construction loan was converted to a permanent loan secured by a first trust deed, and all junior indebtedness originally anticipated was obtained by the local limited partnership. The property is successfully operating and is paying all its obligations. The local general partners and WNC & Associates, Inc. are seeking a new first permanent loan because the interest rate on the converted loan is very high.

o In a public WNC-partnership sponsored in 1997, an apartment complex of a local limited partnership has been operating at a deficit since construction completion in the first calendar quarter of 1999. The local general partner has been paying the operating deficit, but has threatened to stop doing so. The operating deficit arises from an occupancy rate of from only 10% to 15%. No action will be taken against the local general partner as long as the local general partner continues to comply with his obligation to fund operating deficits. However, WNC & Associates, Inc. is investigating whether another property manager could increase the occupancy rate.

o WNC & Associates, Inc. has identified a potential problem with a developer who is the local general partner of six local limited partnerships invested in by three public WNC-partnerships sponsored in 1994 and 1995. Five of the properties have an operating deficit. Two of the properties still have construction debt in place. Until approximately $400,000 per each of the latter two properties is paid to the lender, the construction loans will not be converted to permanent loans. Although the local general partner is paying the operating deficit, WNC & Associates, Inc. has reason to believe that he has substantial indebtedness. WNC & Associates, Inc. is still analyzing its potential courses of action.

    To the knowledge of WNC & Associates, Inc., there have been no major adverse events concerning the structured partnerships during the last 10 years which would be of material interest to the investors. However, because WNC & Associates, Inc. has limited or no involvement with many of the structured partnerships, it may be unaware of the existence of such events. Investors should not take the lack of disclosure of such major adverse events to mean that the structured partnerships have not encountered such major adverse events.






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                        FEDERAL INCOME TAX CONSIDERATIONS

Introduction

    The following discussion summarizes the material Federal income tax aspects of the purchase, ownership and disposition of Units. It also summarizes the Federal income tax opinion of Derenthal & Dannhauser, counsel to the Series, WNC & Associates, Inc. and their affiliates. The low income housing tax credits are not discussed below, but are discussed under "The Low Income Housing Tax Credit." This discussion, Derenthal & Dannhauser's opinion and the discussion of the low income housing tax credits are based on the Internal Revenue Code, Treasury Regulations thereunder, published administrative rulings, and judicial decisions in effect on the date of this prospectus. Legislation enacted in the years since 1986 has substantially altered the Federal income tax system, particularly as it relates to the tax consequences of investments by limited partnerships in real estate. Consequently, significant uncertainty exists regarding aspects of the taxation of limited partnerships. Furthermore, IRS regulations and interpretations in this area have not yet been written or are under continuing review. No assurance can be given that future legislative or administrative changes or court decisions will not significantly modify the statements and opinions expressed in this prospectus. If such changes had a retroactive effect, they could adversely affect an investment in the Units.

Summary

    The following is a summary of, and is qualified by, the more extensive discussion of the Federal income tax consequences set forth below in this section.

    Opinion of Counsel. In connection with its preparation of the following discussion Derenthal & Dannhauser has rendered its opinion as to certain of the material Federal income tax issues. With regard to certain other matters counsel is unable to render an opinion. See "Opinion of Counsel." The Series will not apply for a ruling from the IRS with respect to any Federal income tax matters.

    Classification as a Partnership. As indicated throughout this prospectus, the low income housing tax credits will be the primary tax benefit to investors in Units. However, the low income housing tax credits will only be available to investors in a Series if, among other things, the Series is classified as a partnership for Federal income tax purposes. As indicated below, Derenthal & Dannhauser has rendered its opinion that each Series will be classified as a partnership in this regard. See "Classification as a Partnership."

    Tax Treatment of Investors. The Series themselves will not be subject to Federal income tax. See "Tax Treatment of Investors." Rather, each investor will

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report  on  his  own  income  tax  return  his  share  of  his  Series'  taxable income, tax losses and tax credits, which includes his share of the Series' share of such items from the local limited partnerships. See "Investment in Local Limited Partnerships."

    An investor's share of cash from the sale of an apartment complex will not ordinarily equal his share of taxable income from the sale. Therefore, an investor may have taxable income for a year in an amount which exceeds his distributions for the year. See "Tax Treatment of Investors," "Tax Liabilities in Later Years," "Sales or Exchanges of Local Limited Partnership Property; Depreciation Recapture" and "Sales or Exchanges of Units and Local Limited Partnership Interests; Transfers by Gift or at Death."

    An investor's ability to claim his tax credits and to deduct tax losses is limited. For example, because the Series' credits and losses will be classified as from a passive activity for most investors, an investor might need income from other sources to fully use his tax credits. In most instances he will need income from other sources to deduct his tax losses. See "Limitations on Losses and Credits from Passive Activities" and "General Business Tax Credit Limitations." In addition:

o An investor may not deduct tax losses in excess of his basis in his Units. See "Tax Basis for the Units."

o An investor may not deduct tax losses in excess of his amount at risk in his Series' activities. See "Application of At Risk Limitations."

o An investor may not claim low income housing tax credits in excess of the amount he has at risk with respect to expenditures qualifying for the tax credits. See "The Low Income Housing Tax Credit - Utilization of the Low Income Housing Tax Credit."

o An investor may not claim tax losses if his investment in his Series and/or the Series' activities are not engaged in for profit. See "Profit Motive."

    Historic Tax Credits and Recapture. In addition to low income housing tax credits, historic tax credits generally are available for qualified rehabilitation expenditures incurred in improving certified historic structures. If an expenditure respecting such a building is a qualified expenditure, 20% of the expenditure will give rise to an historic tax credit. See "Historic Tax Credit."

    Historic tax credits are subject to recapture in the event of early disposition of the building. See "Historic Tax Credit Recapture."


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     Series  Allocations.  The Internal  Revenue  Code and Treasury  Regulations
include highly-technical and complex rules regarding the tax allocations provisions which are included in a partnership agreement. WNC & Associates, Inc. has drafted the partnership agreement of each Series in an attempt to comply with such rules. For a discussion of the rules see "Series Allocations."

     The Internal Revenue Code also prohibits the allocation to a partner of partnership items incurred before the admission of the partner as a partner. See "Allocations Before Admission."

     Series Deductions. In general, the Internal Revenue Code requires that the Series use the accrual method of accounting rather than the cash method of accounting. However, the Internal Revenue Code provides special rules for the treatment of such items as:

o   depreciation,

o   costs and expenses of capital assets,

o   fees to partners,

o   organization expenses,

o   syndication expenses, and

o   other items.

See "Basis of Local Limited Partnerships in Their Apartment Complexes," "Depreciation," "Deductibility of Fees," "Organization and Offering Expenses" and "Start-Up Expenditures."

     Sale of Apartment Complexes. Gain or loss on the sale of an apartment complex will equal the amount of consideration received, minus the local limited partnership's basis in the apartment complex. For these purposes the amount of consideration received will include the amount of any liability to which the apartment complex was subject. This rule applies to all dispositions of an apartment complex, including a foreclosure, so that the tax liability on a disposition may exceed the cash received therefor. The manner in which the local limited partnership held the property will determine the character of gain or loss as ordinary or capital, and as passive or portfolio. See "Sales or Exchanges of Local Limited Partnership Property; Depreciation Recapture."

     Transfers of Units. On a sale of his Units, an investor will recognize taxable gain in an amount equal to the excess, if any, of the consideration received for the Units, over his basis in the Units. For these purposes the

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



amount  of  consideration   received   will  include  the  investor's  share  of
Series or local limited partnership nonrecourse liabilities. The tax consequences of a transfer of Units as a gift or upon the death of an investor will depend upon, among other things, the investor's particular circumstances. See "Sales or Exchanges of Units and Local Limited Partnership Interests; Transfers by Gift or at Death."

     Liquidation. Upon liquidation of his Series, an investor will recognize gain if the cash received by him and his share of Series or local limited partnership nonrecourse liabilities exceeds his basis in his Units. See "Dissolution and Liquidation of a Series or Local Limited Partnership."

     Section 754  Election.  No Series is  expected  to file an  election  under
Section 754 of the Internal Revenue Code. The absence of an election may have an adverse effect on the marketability and sales price of Units. See "Elections."

     These and other Federal income tax issues are discussed below. However, the following discussion does not deal with Federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. The following discussion is not a substitute for careful tax planning and should not be used as one. Prospective investors are urged to consult their own tax advisers, attorneys or accountants with specific reference to their own tax situations and the effect thereon of an investment in the Units.

Opinion of Counsel

    Derenthal & Dannhauser has reviewed the sections of this prospectus entitled "Federal Income Tax Considerations," "Risk Factors - Risks arising from the Internal Revenue Code rules governing tax credits" and "- Tax risks other than those relating to tax credits" and "The Low Income Housing Tax Credit." Derenthal & Dannhauser has rendered its opinion that, to the extent the summaries of Federal income tax consequences to the investors set forth in those sections involve matters of law:

o such statements are accurate in all material respects under the Internal Revenue Code, Treasury Regulations and existing interpretations thereof, and

o such statements address fairly the principal aspects of each material Federal income tax issue relating to an investment in the Series.

Derenthal & Dannhauser is of the opinion that, for Federal income tax purposes:

o each Series is classified as a partnership and not as an association taxable as a corporation,


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o   upon admission, an investor will be a limited partner of his Series,

o each investor will include in his tax basis of his Units his share of bona fide nonrecourse liabilities of his Series, including his Series' share of bona fide nonrecourse liabilities of each local limited partnership,

o the IRS will not significantly modify the allocations of taxable income, tax losses and tax credits provided for in the Series' partnership agreement,

o taxable income, tax losses and tax credits of the Series, other than the portion thereof classified as portfolio income, will be treated as derived from a passive activity, and

o no Series will be considered a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code.

Each of these opinions is discussed in greater detail below under the appropriate heading. Each of these opinions is subject to and based upon the assumptions and representations described therein.

    Despite the foregoing, no Series has yet acquired any interest in a local limited partnership. Tax benefits to the investors depend in large part upon the characteristics of the Series' particular investments. Derenthal & Dannhauser is unable to render an opinion at this time regarding the application of the Federal income tax laws to such investments. However, as a condition to its investment in a local limited partnership, a Series will obtain an opinion of counsel, which may or may not be Derenthal & Dannhauser, substantially to the effect that for Federal income tax purposes:

o the local limited partnership is classified as a partnership and not as an association taxable as a corporation,

o the local limited partnership is the owner of the relevant apartment complex,

o upon admission, the Series will be a limited partner of the local limited partnership,

o the IRS will not significantly modify the allocations of taxable income, tax losses and tax credits contained in the partnership agreement of the local limited partnership,

o for purposes of determining its tax basis and amount at risk for the local limited partnership under Internal Revenue Code Sections 42 and 465, the Series will be permitted to take into account its share of such local limited partnership's nonrecourse liabilities,


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



o   the apartment complex will qualify for tax credits, and

o the local limited partnership will not be considered a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code.

Any such opinion may be based on assumptions and on representations from WNC & Associates, Inc. and the local general partners. In addition to reaching the foregoing conclusions, such opinion will conclude that the Series will realize substantially more than half of the material Federal income tax benefits anticipated from such investment.

     No legal opinion has been obtained, and WNC & Associates, Inc. does not anticipate that an opinion will be obtained, regarding:

o determinations, the correctness of which depends in significant part on future factual circumstances,

o   matters peculiar to individual investors, or

o   matters in which opinions are not customarily obtained.

Such determinations and matters include:

o the allocation of basis among the components of a property, particularly as between buildings, the cost of which is depreciable, and the underlying land, the cost of which is not depreciable,

o   the  estimated  useful  lives  for   depreciation   purposes  of  properties
    ineligible for the cost recovery methods of the Internal Revenue Code,

o the characterization of expenses and payments made to or by a Series or a local limited partnership, including the extent to which such payments represent deductible fees or interest,

o the portion of the cost of any apartment complex that qualifies for tax credits,

o the application to any specific investor of the limitation on the use of passive activity losses and credits. Investors must determine for themselves the extent to which they may claim tax credits and tax losses,

o the classification of any Series as a dealer in interests in local limited partnerships or of any local limited partnership as a dealer in apartment complexes, and

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o   the  application  of  the  alternative  minimum  tax  to, or the calculation thereof by, any investor.

    There can be no assurance, therefore, that the IRS will not challenge some of the deductions to be claimed by a Series, or the allocation of its items of taxable income, tax losses and tax credits among its partners. Such challenge, if successful, could have a detrimental effect on the ability of a Series to realize its investment objectives. See also "Risk Factors Tax risks other than those relating to tax credits."

Classification as a Partnership

    Neither Series will apply for an IRS ruling regarding the classification of the Series for Federal income tax purposes. WNC & Associates, Inc. has represented that neither Series will elect to be treated as a corporation for Federal income tax purposes under the Internal Revenue Code Section 7701 Treasury Regulations. Derenthal & Dannhauser has rendered its opinion that each Series will be classified as a partnership and will not be treated as an association taxable as a corporation for Federal income tax purposes. Derenthal and Dannhauser's opinion is based upon the foregoing representation of WNC & Associates, Inc. and the continued effectiveness of the Treasury Regulations. If the Treasury Department were to amend its Regulations, it is possible that the Series would not qualify as partnerships under the amended regulations.

    Under Section 7704 of the Internal Revenue Code, a partnership will be treated as a corporation for Federal income tax purposes if the partnership is publicly traded. A partnership is publicly traded if its interests are:

o   traded on an established securities market, or

o readily tradable on a secondary market or the substantial equivalent thereof.

    An established securities market includes a securities exchange as well as a regular over-the-counter market.

    Treasury Regulations under Internal Revenue Code Section 7704 state that a secondary market for interests generally is indicated:

o by the existence of a person standing ready to make a market in the interests, or

o where a holder of the interests has a readily available, regular and ongoing opportunity to sell or exchange his interests.


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The participation of the partnership is relevant.  A partnership will be treated as participating in trading when trading in its interests actually occurs and the partnership agreement imposes no meaningful limit on transfer of interests. A partnership's right to refuse to recognize transfers is not meaningful unless the right is actually exercised.

    The partnership agreement of the Series provides that a Series will not recognize a transfer of a Unit unless the transferor represents that the transfer will not occur:

o   through a market maker in the Units, or

o through a broker-dealer that provides a readily available, regular, and ongoing opportunity to Unit holders to sell or exchange their Units.

The partnership agreement of the Series also provides that a Series will not recognize a transfer of a Unit if in the opinion of counsel such transfer would cause the Series to be considered publicly traded. Furthermore, the partnership agreement provides that any transfer of a Unit will be void if:

o   the transfer is not made for investment but for resale, and

o   the transferee is a person who makes a market in securities.

Finally, WNC & Associates, Inc. can amend the partnership agreement of a Series to the extent necessary to prevent a Series from being treated as an association taxable as a corporation. Based on these provisions of the Series' partnership agreement and on representations that these provisions will be enforced according to their terms, Derenthal & Dannhauser is of the opinion that the Series will not be publicly traded within the meaning of Section 7704 of the Internal Revenue Code.

    Even if a Series is treated as publicly traded under Section 7704 of the Internal Revenue Code, it will not be classified as a corporation if 90% or more of its income for the taxable year is qualifying income. Qualifying income includes interest, dividends, real property rents and gain from the sale or other disposition of real property. WNC & Associates, Inc. has represented that 90% or more of the gross income of each Series will consist of such interest, dividends, real property rents and gains from the sale or other disposition of real property. Accordingly, based on this representation, Derenthal & Dannhauser is of the opinion that the Series will not be treated as associations taxable as corporations for Federal income tax purposes under Section 7704 of the Internal Revenue Code even if the Series were to be considered publicly traded. However, see "Limitations on Losses and Credits from Passive Activities" for a discussion of additional restrictions that may be imposed if the Series were considered publicly traded.

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



    If, for any reason, a Series were treated for Federal income tax purposes as a corporation in any taxable year, income, gain, loss, deductions, tax credits and tax preferences of the Series would be reflected only on its own tax return rather than being passed through to the partners. In that event, an investor could not claim the low income housing tax credits, historic tax credits and tax losses to reduce his tax liability. In addition, the Series would be required to pay Federal income tax at corporate rates on its net income. All or a portion of any distributions to investors could be treated as dividends, taxable as ordinary income to the extent of the current and accumulated earnings and profits of the Series. Distributions in excess of earnings and profits would be treated as a return of capital to the extent of the recipient's basis, while the remainder would be treated as capital gain if the investor's Units qualified as capital assets. In addition, a change in the Series' status for tax purposes could be a taxable event, in which case the investors could have a tax liability under circumstances where they would not receive a cash distribution from the Series.

Investment in Local Limited Partnerships

    The Series will not invest directly in the apartment complexes. Rather, the Series will invest in local limited partnerships each of which will own an apartment complex. The availability of tax benefits to investors is dependent, in the first instance, on the following general principles of partnership taxation:

o Each of the local limited partnerships must be classified as a partnership for Federal income tax purposes, and not as an association taxable as a corporation.

o Each local limited partnership's allocation of income, gain, loss, deduction, and tax credit to the Series must have substantial economic effect or otherwise be in accordance with the Series' interest in such local limited partnership.

o The Series' tax basis in each of the local limited partnerships must exceed the amounts of losses allocated to the Series from such local limited partnership.

o The Series' amount at risk in each of the local limited partnerships must exceed the amount of losses and deductions allocated to the Series from such local limited partnership.

o The Series' amount at risk with respect to expenditures of each local limited partnership that qualify for low income housing tax credits must exceed the amount of such expenditures allocated to the Series.

    The application of these general principles of Federal income taxation to any investment by a Series in a local limited partnership will depend on the specific facts associated with that investment, including the provisions of the


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partnership  agreement of such local  limited  partnership  and  the  nature  of the debts incurred by such local limited partnership to finance its investment in its apartment complex.

    As indicated above in "Opinion of Counsel," a Series will obtain an opinion of counsel regarding its investment in each local limited partnership. The discussion set forth below and opinions of counsel described herein assume that the Series will obtain such opinions regarding each of their investments, and rely on the accuracy of each of such opinions. An opinion of counsel is not binding on the IRS and has no official status of any kind. WNC & Associates, Inc. will not seek a ruling from the IRS regarding any of the tax consequences of an investment by a Series in any local limited partnership.

    The IRS has rendered several published rulings regarding the Federal income tax consequences of an investment by a partnership in another partnership. Although such rulings have not addressed every Federal income tax consequence of such an investment, they have addressed the material consequences expected to be relevant to the Series. Based on such rulings and general principles of partnership taxation, except as specifically noted below, the discussion of the Federal income tax consequences of an investment in the Units is equally applicable to an investment by a Series as a limited partner or non-managing member in each local limited partnership.

Tax Treatment of Investors

    Subject to the matters discussed under "Classification as a Partnership" above, a Series itself will not be subject to Federal income tax. Instead, each investor will report on his own income tax return his share of the Series' taxable income, tax losses and tax credits.

    An investor's share of his Series tax items is based:

o first, on the application to the local limited partnerships of the principles of Federal income taxation discussed above under the heading "Investment in Local Limited Partnerships," and

o thereafter, the following principles which apply in the order summarized below:

    o    The  allocation  provisions  contained  in  Article  4 of  the  Series'
         partnership   agreement  must  have  substantial   economic  effect  or
         otherwise be in accordance with the investor's interest in a Series.

    o The investor's tax basis in his Units must exceed his share of tax losses.

    o The investor's amount at risk in his Units must exceed his share of tax losses.

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    o    The  investor's  amount at risk with  respect to  expenditures  of each local limited partnership that qualify for low income housing tax credits must exceed the amount of his share of such expenditures.

    To the extent that the allocation of any Series tax item to an investor is disallowed as a result of any of the principles set forth above, the investor will not be permitted to take such allocation into account in determining his Federal income tax liability unless and until that principle and each of the principles stated thereafter has been satisfied. Each of these principles is described in greater detail below.

    In addition to and after satisfying the foregoing principles, the ability of an investor to take advantage of any tax credits and tax losses allocated to him with respect to his Units may be limited by:

o the passive activity rules described below in "Limitations on Losses and Credits from Passive Activities,"

o the overall limitation on business credits described below under "General Business Tax Credit Limitations,"

o the limitations on miscellaneous itemized deductions described below in "Other Important Tax Considerations - Tax Rates," and

o the alternative minimum tax described below under "Other Important Tax Considerations Alternative Minimum Tax."

    An investor's share of his Series tax items in any year will not ordinarily be the same as his share of cash distributions, if any. Accordingly, in a particular year an investor might be allocated taxable income without receiving a cash distribution. See, for example, "Tax Liabilities in Later Years." Conversely, an investor might receive a cash distribution in a year when he is allocated a tax loss.

    An investor's receipt of cash distributions from a Series generally will not result in taxable income to the investor but, rather, will reduce his basis in his Units. However, a distribution in excess of an investor's adjusted basis in his Units will result in the recognition of taxable income to the extent of the excess. Any such taxable income generally will be treated as capital gain. The gain realized in a non-pro rata distribution may be taxed to investors as ordinary income to the extent attributable to the investor's share of unrealized receivables and inventory that has substantially appreciated in value. See "Sales or Exchanges of Units and Local Limited Partnership Interests; Transfers by Gift or at Death" below.

    Low income housing tax credits are the most significant Federal income tax benefits to be derived from an investment in Units. As discussed below, the

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Internal  Revenue Code imposes  substantial  restrictions   on  the  ability  of
individuals, trusts, estates and certain corporations to take advantage of tax credits generated from so-called passive activities. The rules relating to tax credits and tax losses from passive activities are to be applied after the application of the rules relating to tax basis and amounts at risk. See "Tax Basis for the Units" and "Application of At Risk Limitations" below. However, the rules applicable to passive activity credits and losses will be described first due to their importance in evaluating the advisability of an investment in a Series.

Limitations on Losses and Credits from Passive Activities

A.       General Limitations

    In the case of individuals, trusts, estates and certain corporations, Internal Revenue Code Section 469 imposes limits on the ability of such taxpayers to use losses and credits from so-called passive activities. The corporations subject to Internal Revenue Code Section 469 are discussed below under "Other Investors." A passive activity includes:

o an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate, or

o   any   rental   activity,   regardless   of   the   level  of  the taxpayer's
    participation.

Generally, a limited partner does not materially participate in his limited partnership's activities. Through the local limited partnerships each Series will be engaged in rental activities. Accordingly, Derenthal & Dannhauser is of the opinion that an investor's share of tax items from a Series will be treated as derived from a passive activity, except to the extent such items constitute portfolio income. Counsel's opinion is based on the anticipated activities of the Series and current Treasury Regulations.

    Generally, a taxpayer's deductions and credits from passive activities may be used to reduce his tax liability to the extent such liability arises from passive activities. In determining the amount of income from passive activities in any taxable year, a taxpayer must exclude portfolio income, that is:

o any income from the activity that is derived from interest, dividends, annuities or royalties, unless such income is derived in the ordinary course of a trade or business, less

o expenses other than interest directly and clearly allocable to such income, and


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o   interest expenses properly allocable to such income.

A Series will generate portfolio income from the investment of reserves and may generate portfolio income from interest earned on loans to local limited partnerships. Portfolio income also includes any gain or loss from the disposition of property that produces portfolio income or that is held for investment. Prospective investors should note that portfolio income must be reported as taxable income, without reduction for any expenses other than those described above. Each investor will be required to pay Federal income tax on his share of such portfolio income, even if no corresponding cash distribution is made and regardless of the fact that overall operations of his Series result in tax losses.

    To the extent that a taxpayer's aggregate losses from all passive activities exceed his aggregate income from all such activities in a taxable year, the taxpayer has a passive activity loss for such year. Similarly, a passive activity credit arises in any year to the extent that the taxpayer's tax credits arising from all passive activities exceed his tax liabilities allocable to all passive activities. Such a loss or credit may be carried forward to successive taxable years until fully utilized against income from passive activities in such years. Unused passive activity losses and credits may not be carried back to prior years.

    Treasury Regulations generally provide that gain on the disposition of property used in an activity will be treated as passive if the activity in which the property was used in the year of disposition was a passive activity.

    In the event a taxpayer disposes of his entire interest in a passive activity to an unrelated party in a transaction in which all of the gain or loss realized on such disposition is recognized:

o any loss, but not a credit, from the activity that was disallowed by the passive activity rules will cease to be treated as a passive activity loss, and

o any loss on such disposition will not be treated as arising from a passive activity.

    Such losses will be allowed as deductions against income in the following order:

o   gain recognized on the disposition,

o   net income or gain for the taxable year from all passive activities, and

o   any other income or gain.


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Suspended tax credits are not made  available as a result of a disposition  of a taxpayer's interest in an activity. Rather, to the extent not subject to recapture, tax credits are carried forward to later tax years.

    Special rules apply to dispositions by gift or by death and to installment sales.

    Counsel has rendered no opinion regarding the manner in which the passive activity rules and its exceptions will apply to any particular investor. The general rules and the exceptions are applied at the investor level rather than the Series level and depend on the particular circumstances of each investor. Each investor is urged to consult his own tax adviser as to how these rules:

o   will limit his use of his Series' tax credits and tax losses, or

o   will result in tax liability on his share of his Series' portfolio income.

B.       Exception for Low Income Housing Tax Credits and Historic Tax Credits

    1. Individuals. An exception to the general rules discussed above permits the taxpayers described below to shelter up to $25,000 of nonpassive income with:

o   losses   from  rental  real  estate  activities  in  which   they   actively
    participate, and

o   low income housing tax credits and historic tax credits.

    The exception is commonly referred to as the $25,000 deduction equivalent. It is available to individuals and, in limited circumstances as discussed below, estates. Special rules apply to married individuals as follows:

o in the case of married individuals filing jointly, the full $25,000 deduction equivalent is available,

o in the case of married individuals filing separately who have lived apart for the entire taxable year, the deduction equivalent for each individual is $12,500, and

o in the case of married individuals filing separately who have not lived apart for the entire taxable year, no deduction equivalent is available.

    There are several important ordering rules that determine whether and to what extent the $25,000 deduction equivalent will be available to an investor. First, the investor must offset losses from passive activities and losses from


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rental real estate  activities  in which the  taxpayer  actively,  as opposed to materially, participates, by income from passive activities. The $25,000 deduction equivalent is then used, in the following order, against:

o the remaining passive activity losses generated from the rental real estate activities in which the taxpayer actively participates,

o the passive activity credits generated from rental real estate activities in which the taxpayer actively participates,

o subject to the phase-out rules discussed below, the historic tax credits from passive activities other than rental real estate activities in which the taxpayer actively participates, and

o the low income housing tax credits from passive activities other than rental real estate activities in which the taxpayer actively participates.

In this regard, it is unlikely that investors will be treated as actively participating in the Series' rental real estate activities.

    The Series will not seek to determine the extent to which potential investors have losses or credits from passive activities. Further, the Series have no limit on the number of Units which may be purchased by a single investor. Accordingly, each potential individual investor is urged to consult with his own tax advisers as to whether he may fully use any low income housing tax credits or historic tax credits of the Series under the ordering rules set forth above.

    Assuming that a prospective individual investor:

o does not have passive activity losses generated from rental real estate activities in which he actively participates, or that such losses are not allowable under the phase-out rules discussed below, and

o   does not have passive activity income for the taxable year,

such investor could use up to:

o   $7,000 of tax credits a year based on a 28% marginal tax rate,

o   $7,750 a year based on a 31% marginal tax rate,

o   $9,000 a year based on a 36% marginal tax rate, and


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o   $9,900 a year based on a 39.6% marginal tax rate.

See "Other Important Tax Considerations - Tax Rates." In each instance, because Federal income tax is imposed at marginal rates, the maximum amount of credits could be used only if the investor has at least $25,000 in income subject to the marginal rate.

                     Maximum Annual Tax Credits

   Federal                                              Maximum Annual
   Tax Bracket                Income                    Federal Credit

   15%               x        $25,000                   =     $3,750
   28%               x        $25,000                   =     $7,000
   31%               x        $25,000                   =     $7,750
   36%               x        $25,000                   =     $9,000
   39.6%             x        $25,000                   =     $9,900

    Most taxpayers pay a substantial portion of their Federal annual tax liability by way of:

o   regular employer withholding from their salaries, and/or

o estimated Federal tax payments due on the April 15, June 15, September 15 and January 15 preceding the filing date of the taxpayers' annual Federal income tax returns.

To the extent that an individual taxpayer has tax credits which are otherwise allowable for a year, the taxpayer may use the tax credits to:

o   reduce his regular withholding amounts, or

o   reduce his estimated tax payments

and increase his available cash for all purposes by the amount of the tax credits. For example, a married couple filing jointly with a taxable income of $75,000 in 1999 would be subject to Federal tax liability before tax credits in the amount of approximately $16,000. The tax liability for later years could be different due to changes in the tax rates resulting from inflation adjustments or amendments to the tax laws. See "Other Important Tax Considerations - Tax Rates." If the couple had $7,000 in tax credits for 1999, which is the maximum permissible amount under the $25,000 deduction equivalent, and the couple would otherwise make estimated tax payments of their Federal tax liability in the amount of $4,000 each, the couple could reduce each estimated tax payment by $1,750, for a net payment of $2,250. If a taxpayer does not adjust his withholding or estimated tax payments for allowable tax credits, his annual tax refund will be increased or his annual tax liability will be reduced. Under the

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$25,000  deduction  equivalent  tax credits can be used to reduce tax  liability from all sources, including taxable income arising from wages, self-employment income, retirement account withdrawals, and capital gains from the sale of stock and other investments.

    If an investor is able to use tax credits under the passive activity rules and the other deduction limits discussed below, the tax credits would be claimed on the investor's individual IRS Form 1040 as follows:

o   The  investor   enters  all  taxable  income  and  subtracts  all  available deductions and exemptions to compute taxable income.

o   The tax imposed on taxable income is entered on line 40 of the Form 1040.

o The investor's utilizable tax credits are entered on line 47 and are subtracted, on a dollar-for-dollar basis, from the taxes which appear on line 40.



















    Under Section 469(k) of the Internal Revenue Code the limitations on losses from passive activities will be applied separately to investments in publicly traded partnerships. There is no $25,000 deduction equivalent available for losses from investments in publicly traded partnerships. Section 469(k) does not apply to low income housing tax credits and historic tax credits. As discussed under the heading "Classification as a Partnership," Derenthal & Dannhauser is

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of  the  opinion  that  the  Series  will  not be  treated  as  publicly  traded partnerships. If any Series were to be treated as a publicly traded partnership, investors could not use the Series' tax losses, but could use tax credits generated by the Series to offset tax liability from all other sources to the extent of the $25,000 deduction equivalent. Of course any use of the tax credits is subject to the ordering rules discussed above.

     Reference is made above to a phase-out of the $25,000 deduction equivalent.
For:

o all rental real estate losses in which the taxpayer actively participates, and

o   historic tax credits,

the $25,000 deduction equivalent is reduced in the event the adjusted gross income of the taxpayer, and the taxpayer's spouse where a joint return is filed, exceeds the limits identified herein.

o In the case of losses from rental real estate activities in which the taxpayer actively participates, the maximum deduction equivalent is reduced by one-half of the amount by which the taxpayers' adjusted gross income exceeds $100,000, or $50,000 in the case of a married individual filing a separate return.

o In the case of historic tax credits, the maximum deduction equivalent is reduced by one-half of the amount by which the taxpayer's adjusted gross income exceeds $200,000, or $100,000 in the case of a married individual filing a separate return.

Adjusted gross income for this purpose is determined without regard to contributions to Individual Retirement Accounts, taxable social security benefits and passive activity losses, but is otherwise determined in accordance with Section 62 of the Internal Revenue Code.

    2. Other Investors. As noted above, the limitations on the use of passive losses and credits apply to all individuals and, subject to additional limitations, to all trusts and estates. In the case of a grantor trust, the provisions apply at the grantor rather than the trust level. Generally, neither a nongrantor trust nor an estate can take advantage of the $25,000 deduction equivalent. A limited exception is provided to allow an estate to take advantage of the $25,000 deduction equivalent in any taxable year ending less than two years after the death of the decedent.

    Certain corporations are also subject to limitations on their use of passive losses and credits. The corporations subject to these rules are:


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o   closely-held corporations which have not elected to be subject to Subchapter
    S of the Internal Revenue Code. A corporation is closely-held for this purpose if more than 50% of the corporation is owned, by value, directly or indirectly, by five or fewer individuals at any time during the last half of the relevant tax year.

o personal service corporations. A personal service corporation is a corporation whose principal purpose is the performance of personal services in the fields of health, law, engineering, architecture, accounting, actuarial science, performing arts, or consulting, when such services are performed by any employee who owns, on any day during the year, any of the outstanding shares of such corporation. Stock held by related parties is taken into account under special attribution rules.

    Closely-held corporations, but not personal service corporations, are allowed to use their passive activity losses and their passive activity credits to offset their taxable income and tax liabilities from all income other than portfolio income. However, if a Series were to be treated as a publicly traded partnership, the Series' losses could not be used to offset income from other sources.

    Personal service corporations are only allowed to use passive losses and credits to shelter passive income, subject to the provisions of Internal Revenue Code Section 469(k) regarding publicly traded partnerships.

    The passive activity rules are applied to the shareholders of a corporation which has elected to be subject to Subchapter S of the Internal Revenue Code, and not the corporation. Similarly, the passive activity rules are applied to the partners of a general partnership, and not the partnership.

 Historic Tax Credit

    In addition to the low income housing tax credit, a tax credit is available for qualified rehabilitation expenditures incurred in improving certified historic structures and other buildings originally placed in service before 1936. Internal Revenue Code Section 47 provides for a historic tax credit equal to 20% of the qualified rehabilitation expenditures. Qualification of an expenditure depends upon the approval by the Department of Interior of the plans and completed rehabilitation work. The historic structure generally must:

o   be left in place, and

o   be rehabilitated in a manner consistent with history.

The rehabilitation expenditures during a 24-month period must exceed the greater of:


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o   $5,000, or

o   the adjusted basis of the building.

A 10% credit is allowed in the case of nonresidential buildings placed in service before 1936, other than certified historic structures. The tax basis of property on which a historic tax credit is claimed is reduced by 100% of the tax credit. Therefore, the gain upon disposition of such a property is increased by 100% of the tax credit. See "Depreciation."

    A taxpayer must satisfy at risk requirements with regard to any investment which generates a historic tax credit. These requirements are generally the same as the at risk rules applicable to low income housing tax credits. See "The Low Income Housing Tax Credit." In addition, the amount of all nonrecourse financing must not exceed 80% of the credit base of the qualified rehabilitation expenditures. Nonrecourse financing is defined very broadly for this purpose.

    A Series may invest in a local limited partnership that incurs rehabilitation expenditures qualifying for the historic tax credit. If so, the tax credit would be allocated to the investors. An investor's ability to use the historic tax credits may be restricted by the passive activity rules, the limitation on general business credits, and the alternative minimum tax rules. See "Limitations on Losses and Credits from Passive Activities," "General Business Tax Credit Limitations" and "Other Important Tax Considerations - Alternative Minimum Tax." Counsel has rendered no opinion regarding the qualification of any expenditures for the historic tax credit or the application of the related at risk rules.

Historic Tax Credit Recapture

    Historic tax credits are subject to recapture in the event of early disposition of the property. If a local limited partnership disposes of a historic tax credit property within five years after the property is placed in service, investors will suffer recapture. Each investor's tax liability for the year of disposition will be increased by an amount equal to the historic tax credit claimed by the investor multiplied by a recapture percentage. The holding period for the property determines the recapture percentage, as follows:

o 100% recapture if the property is disposed of less than one year after the property is first placed in service,

o   80% recapture after one year,

o   60% after two years,


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o   40% after three years,

o   20% after four years, and

o   no recapture after five years.

    Recapture will also result if an investor sells or disposes of his entire interest in a Series within five years after the date a historic tax credit property was placed in service. Additionally, if an investor's interest in the profits of his Series is reduced to less than 66 2/3% of what it was when the historic tax credit property was placed in service, the reduction will be treated as a proportional disposition of the property by the investor. For example, if an investor disposes of 50% of his partnership interest in the first year in which a historic tax credit is claimed, then 50% of the historic tax credit will be recaptured.

General Business Tax Credit Limitations

    The ability of taxpayers to use low income housing tax credits and historic tax credits is subject to an annual limitation on the allowance of aggregate general business tax credits. In addition to low income housing tax credits and historic tax credits, general business tax credits include:

o   any other investment tax credit,

o   the targeted jobs credit,

o   the alcohol fuels credit,

o   the research credit,

o   the enhanced oil recovery credit,

o   the disabled access credit,

o   the renewable electricity production credit,

o   the empowerment zone employment credit,

o   the Indian employment credit, and

o   the employer social security credit.


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    The annual  limitation is equal to the first $25,000  of tax liability  plus
75% of tax liability in excess of that amount. The $25,000 portion of the limitation is reduced to $12,500 for married persons filing separately. However:

o business tax credits may not be used to offset any applicable alternative minimum tax, and

o even if no alternative minimum tax is imposed in a particular year because regular tax liability exceeds the amount which would have been imposed under the alternative minimum tax rules, business tax credits may not be used to reduce regular tax liability below the amount which would be imposed under the alternative minimum tax rules.

See "Other Important Tax Considerations - Alternative Minimum Tax." Business tax credits limited by this rule are first carried back one year and then forward 20 years. For purposes of determining which of a taxpayer's general business tax credits exceed the limit in any year, low income housing tax credits are treated as being used only after all of the other general business tax credits.

    Any tax credit that is allowable in any year under the passive activity rules, but is disallowed as a result of the limitation on general business credits, ceases to be subject to the passive activity rules for purposes of any carryback or carryforward of such tax credit.

Tax Basis for the Units

    An investor's tax basis for his Units generally will be equal to his capital contribution plus his share of his Series' nonrecourse liabilities which do not exceed the fair market value of the assets subject thereto. From time to time such tax basis will be:

o   increased by the amount of profits allocated to him, and

o decreased by the amount of losses allocated to him and by the amount of cash distributed to him.

    In the opinion of Derenthal & Dannhauser, a Series' nonrecourse liabilities will include its share of the nonrecourse liabilities of each local limited partnership, to the extent that such liabilities do not exceed the fair market value of the property securing the liabilities. In the opinion of Derenthal & Dannhauser, each investor will include in his tax basis of his Units his share of the nonrecourse liabilities of his Series, as so determined.

    Each investor may deduct, on his own Federal income tax return, his share of his Series' losses to the extent that he has tax basis in his Units. Any losses in excess of an investor's tax basis may be carried over indefinitely and deducted in future years to the extent that the investor's basis has increased


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above  zero.  WNC &  Associates,  Inc.  anticipates  that  at  least  75% of the liabilities of the local limited partnerships will constitute nonrecourse liabilities. Consequently, WNC & Associates, Inc. anticipates that each investor will have sufficient basis in his Units to claim his allocable share of tax losses. See, however, "Tax Treatment of Investors," "Application of At Risk Limitations," and "Limitations on Losses and Credits from Passive Activities" for other limitations on an investor's ability to claim tax losses.

    A decrease in an investor's share of Series' nonrecourse liabilities is treated for tax purposes as though it were a cash distribution. Such a constructive cash distribution reduces an investor's tax basis in his Units, but not below zero, and any remaining portion is taxable to him as though it were gain on the sale or exchange of his Units. See "Sales or Exchanges of Units and Local Limited Partnership Interests; Transfers by Gift or at Death" below. A decrease in an investor's share of Series' nonrecourse liabilities could occur when:

o   a local limited partnership pays a mortgage in whole or in part, or

o a local limited partnership sells an apartment complex subject to a mortgage, or

o   a local limited partnership refinances nonrecourse debt with recourse debt.

Application of At Risk Limitations

    Individuals and closely-held corporations are subject to the at risk rules of Internal Revenue Code Section 465. A corporation is closely-held if more than 50% of the corporation is owned, directly or indirectly, by five or fewer shareholders at any time during the last half of the relevant tax year. In the case of a partnership, the at risk limitations are applied at the partner level. In the case of a corporation which has elected to be subject to Subchapter S of the Internal Revenue Code, the limitations are applied at the shareholder level.

    Under the at risk rules, an investor can deduct his share of Series' losses otherwise allowable for the year in question to the amount he has at risk in the Series at the close of the tax year. An investor will be at risk to the extent of the cash he contributes to his Series. In addition, an investor will be at risk with respect to any qualified nonrecourse financing that is secured by a local limited partnership's apartment complex. In general, qualified nonrecourse financing is non-convertible, nonrecourse debt:

o   which   is   borrowed   from   or  is  guaranteed   by  a government  or  an
    instrumentality thereof, or

o which is borrowed from any person actively and regularly engaged in the business of lending money, other than:


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    o    the person from whom the taxpayer acquired the property,

    o a person receiving a fee with respect to the taxpayer's investment in the property, or

    o    a person related to either of such persons.

However, if the lender is related to the taxpayer, the loan will qualify as qualified nonrecourse financing only if the loan is commercially reasonable and on substantially the same terms as loans involving unrelated persons.

    If a taxpayer's amount at risk is reduced below zero, the taxpayer must recapture the deficit amount and include it in gross income. The amount recaptured is treated in future years as if it were a deduction suspended by the at risk provisions. To the extent that the taxpayer's amount at risk is increased above zero in a later year, an additional deduction may be allowable at that time.

    WNC & Associates, Inc. believes that the at risk rules should not limit the amount of an investor's deductions, because a substantial portion of the financing secured by the apartment complexes should consist of qualified nonrecourse financing. WNC & Associates, Inc. expects that an opinion of counsel will be rendered on this issue as a condition to a Series' investment in a local limited partnership. See "Opinion of Counsel" above.

Series Allocations

    Generally, a partner's distributive share of income, gain, loss, deduction or credit of a partnership is determined in accordance with the partnership agreement. However, Section 704 of the Internal Revenue Code provides that an allocation to a partner under a partnership agreement will not be respected unless such allocation has substantial economic effect. If an allocation does not have substantial economic effect, the partner's distributive share of income, gain, loss, deduction or credit is determined in accordance with the partner's interest in the partnership, by taking into account all facts and circumstances.

    Treasury  Regulations  have been  issued  governing  the  interpretation  of
Section 704 of the Internal Revenue Code. The Treasury Regulations in general provide that an allocation does not have economic effect unless:

(a) a capital account is maintained for each partner in accordance with Federal income tax accounting principles,

(b) allocations of income, gain, loss and deduction are reflected by appropriate increases, or decreases, to the partners' capital accounts,


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(c) liquidation  proceeds are to be distributed in accordance with the partners'
capital account balances, and

(d) any partner with a deficit in his capital account following the distribution of liquidation proceeds is required to restore such deficit amount to the partnership. The restored amount is to be distributed to the other partners in accordance with their positive capital account balances or paid to creditors.

    The Treasury Regulations provide an alternative to requirement (d). Under the alternative an allocation will have economic effect:

o to the extent it does not create a deficit or increase an existing deficit in any partner's capital account balance, and

o the partnership agreement has provisions allocating income and gain to partners who do have deficit capital account balances.

    The Series' partnership agreement provides for allocations of taxable income, tax losses and tax credits as described under "Profits and Losses, Tax Credits and Cash Distributions." Derenthal & Dannhauser has advised the Series that the Series' partnership agreement contains provisions which, if followed throughout the existence of the Series, substantially comply with requirements
(a), (b) and (c) above and the alternative test to requirement (d).

    An allocation which has economic effect nevertheless may be disregarded by the IRS if the economic effect of the allocation is not substantial. The IRS may assert that the effect of the allocations provided in the Series' partnership agreement is not substantial. If at any time the allocations of a Series do not have economic effect or are not substantial, allocations will be made in accordance with the interests of the Series' partners. The Treasury Regulations indicate that the determination of a partner's interest in a partnership is made by taking into account all facts and circumstances relating to the economic arrangement of the partners.

    The Treasury Regulations state that an allocation of an item of loss or deduction attributable to nonrecourse debt secured by a partnership property cannot have substantial economic effect. Depreciation is an example of an item of deduction attributable to nonrecourse debt. However, such an allocation is deemed to be made in accordance with the partners' interests in the partnership:

o if requirements (a), (b) and (c) of the economic effect test set forth above are satisfied,

o allocations of nonrecourse deductions are made among the partners in a manner which is reasonably consistent with allocations of some other significant partnership item related to the property securing the


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    nonrecourse debt, provided such other allocations have substantial  economic effect,

o the partnership agreement contains a minimum gain chargeback provision, which is a provision requiring chargeback of income or gain to partners who have been allocated nonrecourse deductions and who have deficit capital account balances, and

o all other material allocations and capital account adjustments under the partnership agreement are recognized under the Treasury Regulations.

The Series' partnership agreement contains provisions designed to comply with the requirements of these Treasury Regulations. If not, the allocations of items of income, gain, loss and deduction attributable to nonrecourse indebtedness would be made in accordance with the overall economic interests of the partners in the partnership.

    The Treasury Regulations provide that because allocations of tax credits and recapture do not give rise to adjustments to partners' capital accounts, they cannot have economic effect. Accordingly, tax credits and recapture must be allocated in accordance with the partners' interests in the partnership. In the case of low income housing tax credits, the Treasury Regulations provide that allocations will be deemed to be in accordance with the partners' interests in the partnership if made in the ratio in which the partners share the expenditures giving rise to the credits. In the case of historic tax credits, they should be allocated in accordance with the ratio in which partners share the general profits of the partnership. The Series' partnership agreement contains provisions which are intended to comply with these provisions of the Treasury Regulations.

    It is possible that the Treasury Department may modify the existing Treasury Regulations under Section 704(b) of the Internal Revenue Code. If so, WNC & Associates, Inc. is authorized to amend the Series' partnership agreement to the minimum extent necessary to preserve the plan of allocation provided in such partnership agreement.

    Despite the possibility of challenge by the IRS, provided that the Series' partnership agreement is followed throughout the entire term of a Series in:

o   allocating and making distributions,

o   maintaining capital accounts,

o allocating profits and losses, items of profits and losses, and tax credits, and

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o   determining  the   rights  and  obligations  of  the  investors  and  WNC  &
    Associates, Inc. upon dissolution and liquidation of the Series, then

Derenthal & Dannhauser is of the opinion that the investors would not be allocated significantly more profits or less losses or tax credits than is allocated to them under the Series' partnership agreement if the allocations were fully litigated in court. However, there can be no assurance that the IRS will not challenge the allocations in the Series' partnership agreement on the ground that they lack substantial economic effect or do not reflect an investor's interest in his Series. If such a challenge were successful, all profits, losses and tax credits of the Series would be reallocated to its investors and WNC & Associates, Inc. in accordance with their respective interests in the Series.

    Each Series will enter into a partnership agreement or operating agreement for each local limited partnership. As a condition to entering into such a partnership agreement or operating agreement, the Series will obtain an opinion of tax counsel regarding its investment in the local limited partnership, including an opinion that the allocation provisions of such partnership agreement will not be substantially modified by the IRS. See "Opinion of Counsel." Derenthal & Dannhauser's opinion stated above regarding the allocation provisions of the Series' partnership agreement assumes and is conditioned on the receipt and accuracy of such an opinion of tax counsel.

    It is possible that the IRS will seek to recharacterize the relationship between a local limited partnership and other parties. Such recharacterization could adversely affect the tax treatment of a local limited partnership and the investors. For example, the IRS might contend that a lender to a local limited partnership is actually a partner, because the lender:

o   is entitled to interest measured in whole or in part by the income, or

o made a subordinated nonrecourse loan the repayment of which is subject to an equity-type risk.

In that event, some or all of the payments to the lender would be partnership distributions. The local limited partnership would be denied an interest deduction for such payments, and the lender might be allocated a share of the deductions of the local limited partnership attributable to the property.

    Other IRS challenges could affect allocations. For example, a local limited partnership might pay a local general partner or an affiliate fees for services. The IRS might contend that such fees are not deductible expenses, but are actually partnership distributions, and that the general partner should be allocated a larger percentage of the local limited partnership's taxable income or tax loss.


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    Whether  the IRS would be  successful  in any  attempted  recharacterization would depend upon all the facts and circumstances of the transaction, including, in the case of fees, the nature of the services for which the fees actually are being paid. Because such facts and circumstances are unknown at present, counsel has rendered no opinion with respect thereto.

Allocations Before Admission

    Items of partnership income, gain, loss, deduction or credit are allocable to a partner only if realized, paid or incurred by the partnership during the portion of the year in which the partner is a member of the partnership. Items realized, paid or incurred during periods before the partner's admission may not be allocated retroactively to the partner. In this regard, the Series' partnership agreement provides that the items of income, gain, loss deduction or credit accrued during each month are allocated among persons who are partners of the Series at the end of that month.

    The Tax Reform Act of 1984 authorized the Treasury Department to issue Treasury Regulations concerning allocations to partners whose interests in a partnership vary during the partnership's tax year. The General Explanation of the Tax Reform Act of 1986 indicated that Congress intended that these regulations apply to the allocation of tax credits. The General Explanation of the Tax Reform Act of 1984 indicates that until such Treasury Regulations are issued any reasonable convention will be permissible. Treasury Regulations have not been issued. Consequently, Derenthal & Dannhauser is of the opinion that the method of allocation set forth in the Series' partnership agreement is proper. However, Treasury Regulations, when issued, may require that some other method of allocation be used.

Basis of Local Limited Partnerships in Their Apartment Complexes

     Section 1012 of the Internal Revenue Code provides that the basis of property acquired by purchase is its cost. This cost includes cash paid to acquire property and purchase transaction costs such as real estate commissions, attorneys' fees and appraisal costs. The basis of property is increased to the extent of the cost of the property's capital improvements.

    Where property is acquired or improved with proceeds of the owner's note, the owner's basis in the property includes the principal amount of the note regardless of whether the owner is personally liable for payment of the note. The foregoing rule has been applied in cases where little or no downpayment has been made, where payments of principal are not made currently and where the note itself is payable partially or entirely from the proceeds realized from the property acquired.

    The principal amount of a nonrecourse note may not, however, be included in the basis of acquired property unless it is recognized for tax purposes as a bona fide liability. The rule adopted by the courts which is most often asserted

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by the IRS in attacking the bona fide nature of a nonrecourse  liability is that the principal amount of a nonrecourse liability may not be included in the basis of property unless the fair market value of such property is at least equal to the face amount of the nonrecourse note. See Wilman v. Commissioner, 78 T.C. 943 (1982); Narver v. Commissioner, 75 T.C. 53 (1980). Additionally, in Hager v. Commissioner, 76 T.C. 759 (1981), the Tax Court stated that in a transaction involving a large amount of nonrecourse debt incurred in the purchase of a property at an inflated price, the entire sale may be disregarded. Thus, the IRS will closely scrutinize any transaction involving nonrecourse liability to determine whether the principal amount of the liability approximates the value of the property purchased.

    Basis is important because it determines the amount of tax credits, cost recovery deductions, and interest deductions.

    Nonrecourse liabilities will exist only at the local limited partnership level. If the IRS successfully challenges the inclusion of any nonrecourse liability in basis, an investor's share of tax credits, cost recovery deductions and interest deductions would be reduced. The investor's basis in his Units would also be reduced. WNC & Associates, Inc. expects that an opinion of counsel regarding inclusion of liabilities in basis will be rendered as a condition to a Series' investment in a local limited partnership. See "Opinion of Counsel."

Depreciation

    In determining profits and losses for tax purposes, a partnership's income for any year is reduced by deductions representing depreciation or cost recovery of the partnership's assets. The larger the depreciation or cost recovery deductions, the lesser the partnership's income or the greater the partnership's loss.

    Internal Revenue Code Section 168 provides rules for determining the manner in which the costs of tangible assets are to be recovered. Subject to transitional rules that may apply to one or more apartment complexes, residential rental property may be depreciated over a 27.5-year period or a 40-year period using the straight-line method. Personal property is depreciated over recovery periods of three, five, seven, 10, 15 or 20 years using an accelerated method.

    Residential rental property is not subject to depreciation recapture upon disposition. Prior depreciation for all personal property will result in recapture when the property is disposed of at a gain.

    The development and construction cost or the purchase price of an apartment complex must be allocated between depreciable assets and nondepreciable assets. Depreciable assets include improvements on real estate and personal property.

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Nondepreciable  assets  include  land.  Such  allocations  are questions of fact which will not be subject to counsel's review or opinion. IRS reallocations of purchase price would result in decreased tax loss and tax credits or increased taxable income.

Deductibility of Fees

A.       Development Fees and Acquisition and Investment Management Fees

    Each local limited partnership will pay its local general partners a fee for services in connection with the development of its apartment complex. Each Series will pay acquisition and investment management fees to WNC & Associates, Inc. for services in connection with the investigation of local limited partnerships and for services in connection with the organization and/or start-up of local limited partnerships. Each local limited partnership will capitalize its development fees as part of the basis of its apartment complex and will recover the cost thereof through depreciation deductions to the extent applicable to depreciable property. Similarly, each Series will capitalize acquisition and investment management fees. Depending on the facts and circumstances of the investment in each local limited partnership, acquisition and investment management fees may be:

o allocated to depreciable property and deducted over the useful life of such property,

o treated as organization or start-up expenses that may be amortized over a 60-month period,

o   amortized over the life of the local limited partnership, or

o treated as nondeductible until the termination of the local limited partnership.

    Counsel has rendered no opinion regarding the proper treatment of any development fees or acquisition and investment management fees due to the inherently factual nature of the issues involved.

B.       Ongoing Management Fees

    Each local limited partnership intends to claim a deduction for fees paid to its local general partners or their affiliates, including fees paid for property management services. Similarly, each Series intends to deduct asset management fees paid to WNC & Associates, Inc. WNC & Associates, Inc. believes that such fees should be deductible as ordinary and necessary business expenses.

    Counsel has rendered no opinion regarding the proper treatment of any management fees due to the inherently factual nature of the issues involved.


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Organization and Offering Expenses

    Each Series will incur expenses in connection with its organization and offering. See "Estimated Use of Proceeds." The Internal Revenue Code requires that such expenses be capitalized. Each Series will amortize over 60 months the portion of these expenditures which qualify as organizational expenses under
Section 709(b)(2) of the Internal Revenue Code. Offering and syndication expenses will be capitalized permanently, and no deduction will be obtained by a Series with respect to such expenses. The IRS may challenge the amount of expenses that a Series treats as organizational expenses. The IRS also may attempt to recharacterize other payments, including a portion of the fees described in the preceding section, as nondeductible offering or syndication expenses. Counsel has rendered no opinion on this issue because of its inherently factual nature.

Start-Up Expenditures

    Section 195 of the Internal Revenue Code provides that a taxpayer may elect to amortize start-up expenditures of a business ratably over a period of not less than 60 months beginning with the month in which the business begins. If no election is made, start-up expenditures must be capitalized permanently. Start-up expenditures include costs incurred before entering into an active trade or business which would have been deductible if incurred in connection with the expansion of an existing trade or business in the same field as that entered by the taxpayer. Start-up expenditures do not include amounts allocable to the acquisition of interests in local limited partnerships or the organization or syndication of a Series as discussed above. The determination of whether an item is a start-up expenditure is based on the facts and circumstances in each case.

    A local limited partnership may deduct expenses incurred by it before the date that it completes the construction of its apartment complex or before the date it generates rental income. If so, a Series will deduct its allocable share of such expenses. The IRS may disallow any such deductions as not having been incurred in connection with a trade or business. If the IRS were successful, the disallowed expenses would be available as deductions, if at all, only through amortization. Due to the inherently factual nature of the issues involved, counsel is unable to render an opinion regarding the manner in which Section 195 may apply to any Series or any local limited partnership.

Sales or Exchanges of Local Limited Partnership Property; Depreciation Recapture

    A local limited partnership's gain on sale of its apartment complex will equal the difference between the sale proceeds and the adjusted basis of the apartment complex. For these purposes sale proceeds include the amount of any indebtedness to which the property is subject. The amount of tax payable by an

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investor  on his share of such gain may  in  some  cases  exceed  his  share  of the cash proceeds distributed to him. In the event of a foreclosure of an apartment complex, a Series would realize gain equal to the excess of the indebtedness secured by the mortgage or trust deed over the adjusted basis of the apartment complex. In that event, an investor would realize taxable income without the receipt of any cash distributions as a result of the foreclosure.

    In other instances a disposition of an apartment complex might result in the
investors   receiving  less  cash  than  the  tax  liability  generated  by  the disposition. They include:

o the retention of the sale proceeds by the local limited partnership or the Series to support its remaining operations, and

o the sale of the apartment complex for illiquid assets, such as promissory notes of the purchaser. See "Treatment of Mortgage Loans."

    Each apartment complex will most likely be considered to be a Section 1231 asset. Section 1231 assets are real property and depreciable assets:

o   used in a trade or business,

o   held for more than one year, and

o   not held for sale to customers in the ordinary course of business.

If so, an investor's share of gain or loss from the sale of an apartment complex would be combined with any other Section 1231 gains or losses incurred by him in that year and:

o   his net Section 1231 gains would constitute capital gains, or

o   his net Section 1231 losses would constitute ordinary losses.

Despite the above, to the extent net Section 1231 losses are treated as ordinary losses in any taxable year, net Section 1231 gains recognized during the next five years will be treated as ordinary income.

If an apartment complex is held for sale to customers in the ordinary course of business, all gain on the disposition thereof will constitute ordinary income. Property so held is known as dealer property. Because the determination as to whether any apartment complex is dealer property depends on future facts, counsel expresses no opinion as to that issue. In addition, the sale of an apartment complex may give rise to the recapture of tax credits. See "Historic

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Tax Credit Recapture" above  and "The Low Income  Housing Tax Credit - Recapture of Low Income Housing Tax Credits."

    For a discussion of the income tax consequences attendant to a sale of an apartment complex on the installment basis, see "Treatment of Mortgage Loans" below.

Tax Liabilities in Later Years

    After a period of years following its commencement of operations, a local limited partnership may generate taxable income rather than tax losses. In earlier years, depreciation deductions are expected to result in tax losses. However, in later years, as the portion of debt service payments attributable to deductible interest decreases and the portion attributable to non-deductible principal amortization increases, net operating income of a local limited partnership might exceed depreciation. An investor's share of such taxable income would constitute passive income taxable at ordinary income rates unless the investor had unused suspended passive losses from his Series, or current or suspended passive losses from other investments. See "Limitations on Losses and Credits from Passive Activities" above. In such circumstances the investor would not receive a cash distribution from his Series with which to pay any tax liability resulting from the allocation of taxable income. The tax liability would require a nondeductible out-of-pocket payment of tax by such investor.

Treatment of Mortgage Loans

    A local limited partnership may take back promissory notes as part of the consideration received upon sale of an apartment complex. WNC & Associates, Inc. anticipates that any such sale would qualify as an installment sale for Federal income tax purposes. Taxable income from an installment sale generally is recognized during the periods in which payments are received. However, any depreciation or other ordinary income recapture is denied installment sale treatment and must be recognized in the year of the sale.

    A taxpayer who disposes of property on an installment basis may be required to pay interest on the portion of his tax liability deferred by use of the installment method. This rule applies if the aggregate face amount of all installment obligations arising in any one year and outstanding at the end of that year exceeds $5,000,000. Interest is payable each year at the short-term Federal rate plus three percentage points in effect for the month in which the tax year ends. In determining the application of this rule, all taxpayers under common control within the meaning of Section 52 of the Internal Revenue Code are treated as a single taxpayer. It is likely that a Series and each local limited partnership will be treated as under common control.


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    The Internal  Revenue Code provides for  recognition  of gain on installment obligations that are pledged to secure indebtedness of the taxpayer. The proceeds of the secured indebtedness are treated as payments on the pledged installment obligation.

    A sale or exchange of dealer property is not eligible for installment sale treatment. Accordingly, if a local limited partnership disposes of an apartment complex on an installment basis and the local limited partnership sold the apartment complex in the ordinary course of business, all gain on the sale would be recognized in the year of sale. Tax liability would be payable as a result of such sale even though no proceeds of the sale had yet been received.

    WNC & Associates, Inc. will take into account the application of these rules in determining whether to approve the sale of an apartment complex in return for a purchase money mortgage.

    WNC & Associates, Inc. anticipates that any purchase money promissory notes held by a local limited partnership as a result of an installment sale will be secured by mortgages or deeds of trust. If the stated redemption price at maturity of such notes exceeds the issue price, the difference is treated as original issue discount. In the case of purchase money financing, the issue price is determined by discounting all future payments of principal and interest to present value utilizing specified rates that are intended to reflect market conditions at the time of the sale. The stated redemption price at maturity generally consists of the face amount of the notes, plus deferred interest and other amounts payable at maturity. If original issue discount is present, the local limited partnership will be required to accrue each year a ratable portion of the original issue discount.

Sales or Exchanges of Units and Local Limited Partnership Interests; Transfers by Gift or at Death

    WNC & Associates, Inc. will prohibit the development of a public trading market in the Units. Accordingly an investor may not be able to sell his Units. See "Transferability of Units." However, an investor may be able to sell his Units in some cases. Any gain realized on a sale of Units by an investor who is not a dealer in Units or other similar securities generally will be capital gain, except as set forth below. However, as a result of the sale of Units, an investor may be subject to the recapture of tax credits. See "Historic Tax Credit Recapture" and "The Low Income Housing Tax Credit - Recapture of Low Income Housing Tax Credits."

    In determining the amount received upon the sale or exchange of a Unit, the seller must include, among other things, his allocable share of all local limited partnerships' nonrecourse indebtedness. Because of the rules regarding nonrecourse indebtedness, it is possible that the gain realized upon the sale of

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a  Unit  or  an  interest  in a local  limited  partnership  may exceed the cash proceeds of such sale. In some cases the income taxes payable with respect to such sale may exceed such cash proceeds. See, however, "Limitations on Losses and Credits from Passive Activities" regarding the allowance of previously suspended passive activity losses and passive activity credits upon the disposition of a taxpayer's entire interest in a passive activity.

    An investor's share of gain on the sale of Units will not be capital gain to the extent the gain is allocable to unrealized receivables or inventory items of the Series, if any. Unrealized receivables is defined in Section 751 of the Internal Revenue Code to include unrecognized depreciation recapture.

    Similar rules will apply in the case of a sale or exchange by a Series of its interest in a local limited partnership.

    In addition to Federal or state gift tax liabilities, a gift of a Unit may result in Federal or state income tax liabilities to the donor. The IRS will take the view that an investor who makes a gift of a Unit is relieved of his share of nonrecourse indebtedness. Therefore, the investor will realize gain on the gift to the extent his share of such liabilities exceeds the tax basis for his Units. Gain on a gift of Units is taxable in the same manner as gain on the sale of a Unit. The donor is not entitled to use suspended passive activity losses on the gift of his Units. Rather the donee's tax basis for the Units is increased by the suspended passive activity losses. See "Limitations on Losses and Credits from Passive Activities."

    If an investor dies, the fair market value of his Units will be subject to Federal estate taxation. The basis of a Unit inherited from a decedent generally is stepped up or stepped down to its fair market value for Federal estate tax purposes.

Dissolution and Liquidation of a Series or Local Limited Partnership

    Generally, upon liquidation or termination of his Series, an investor will recognize income only to the extent that the sum of the cash distributed to him and his share of nonrecourse liabilities exceeds his adjusted basis in his Units at the date of distribution. Similar rules will apply in the event of the dissolution or liquidation of a local limited partnership.

Elections

    Section 754 of the Internal Revenue Code permits a partnership to elect to adjust the basis of partnership property:

o   on the transfer of an interest in the partnership, or

o   on the distribution of property by the partnership to a partner.

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If a Series were to make such an election,  then  transferees  of Units would be treated, for purposes of depreciation and taxable gain, as though they had acquired a direct interest in the Series' assets. As a result of the complexities of the tax accounting required, WNC & Associates, Inc. does not presently intend to make a Section 754 election, although it is empowered to do so by the Series' partnership agreement. The absence of any such election may, in some circumstances, reduce the value of Units to a potential purchaser.

Transfer of Units; Termination of a Series

    The Internal Revenue Code provides that if 50% or more of the capital and profits interests in a partnership are sold or exchanged within a single 12-month period, the partnership will terminate for Federal income tax purposes. Under the Series' partnership agreement, 50% or more of the Units may not be sold or exchanged within a single 12-month period. However, if a termination should nonetheless occur, it could cause recapture of tax credits.

Profit Motive

    Under Section 183 of the Internal Revenue Code, expenses from activities not engaged in for profit are disallowed as deductions from other income. Low income housing typically does not generate a profit from operations. Nonetheless, the Treasury Department has issued Treasury Regulations stating that Internal Revenue Code Section 183 will not be applied to apartment complexes which qualify for the low income housing tax credit if:

o   the investment in such properties is bona fide, and

o   the investment is not an economic sham.

Based on these Treasury Regulations Derenthal & Dannhauser is of the opinion that it is more likely than not that Internal Revenue Code Section 183 will not be applied to disallow deductions arising from the ownership of the apartment complexes.

Other Important Tax Considerations

    In addition to the provisions of the Internal Revenue Code relevant to investments in limited partnerships or in real property, investors should be aware of other important Internal Revenue Code provisions that are applicable to investments in general, or that may, depending upon the facts and circumstances, be applicable to individual taxpayers. While a detailed discussion of such general tax aspects is beyond the scope of this prospectus, investors should be aware of the following matters, among others, and should consult their own tax advisers for more details if further information is desired.


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A.       Tax Rates

    The Internal Revenue Code includes five marginal tax rates for individuals, as set forth in the following tables:

    Filing                                                    Marginal
    Status        Income                                      Tax

    Married       up to $43,050                               15%
    Filing        between $43,050 and $104,050                28%
    Jointly       between $104,050 and $158,550               31%
                  between $158,550 and $283,150               36%
                  over $283,150                               39.6%

    Head          up to $34,550                               15%
    of            between $34,550 and $89,150                 28%
    household     between $89,150 and $144,400                31%
                  between $144,400 and $283,150               36%
                  over $283,150                               39.6%

    Single        up to $25,750                               15%
                  between $25,750 and $62,450                 28%
                  between $62,450 and $130,250                31%
                  between $130,250 and $283,150               36%
                  over $283,150                               39.6%

    Married       up to $21,525                               15%
    Filing        between $21,525 and $52,025                 28%
    Separate      between $52,025 and $79,275                 31%
                  between $79,275 and $141,575                36%
                  over $141,575                               39.6%

The dollar amounts set forth above apply to 1999 and will be adjusted for inflation in each year thereafter.

    Despite the preceding, the maximum tax rate on capital gains is:

o   28% for most assets held for more than 12 but less than 18 months, and

o   20% for most assets held for more than 18 months,


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provided

o that capital gains equal to depreciation taken on real property held for more than 18 months will be taxed at a maximum rate of 25%.

Capital losses are deductible to the extent of capital gains plus $3,000 of ordinary income. The $3,000 figure is reduced to $1,500 in the case of a married person filing a separate return. The remainder is carried forward.

    The personal exemption amount, established at $2,000 for 1989, is indexed for inflation after 1989. It is equal to $2,750 for 1999. The personal exemption is phased out by 2% for each $2,500 by which a taxpayer's adjusted gross income exceeds threshold amounts. The phase-out is 4% for a married person filing a separate return.

    Under Internal Revenue Code Section 67, noncorporate investors may claim most miscellaneous itemized deductions only to the extent such expenses exceed 2% of adjusted gross income. Itemized deductions include expenses paid or incurred:

o   for the production or collection of income,

o for the management, conservation, or maintenance of property held for the production of income,

o   in connection with the determination, collection or refund of a tax, or

o   for the trade or business of being an employee.

    Internal Revenue Code Section 68 imposes a limit on an individual's aggregate itemized deductions, other than:

o   medical expenses under Section 213,

o   investment interest under Section 163, and

o   casualty, theft and wagering losses under Section 165.

For an individual whose adjusted gross income exceeds the applicable amount, the amount of the itemized deductions will be reduced by the lesser of:

o   3% of the excess of the adjusted gross income over the applicable amount, or


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o   80% of the itemized deductions otherwise allowable for the taxable year.

For these purposes, the applicable amount means $100,000, or $50,000 in the case of a married person filing a separate return. The applicable amount is adjusted for inflation in tax years beginning after December 31, 1991. It is equal to $126,600 for 1999. Internal Revenue Code Section 68 is to be applied after the application of any other Internal Revenue Code limitation on the allowance of itemized deductions.

    With respect to corporations, other than personal service corporations, the Internal Revenue Code imposes the following tax rates:

o   5% of so much of the taxable income as does not exceed $50,000,

o 25% of so much of the taxable income as exceeds $50,000 but does not exceed $75,000,

o 34% of so much of the taxable income as exceeds $75,000 but does not exceed $10,000,000, and

o   35% of so much of the taxable income as exceeds $10,000,000.

    In the case of a corporation which has taxable income in excess of $15,000,000, the amount of the tax determined under the foregoing provisions is increased by an additional amount equal to the lesser of:

o   3% of such excess, or

o   $100,000.

    With respect to personal service corporations, the Internal Revenue Code imposes a single rate of tax equal to 35%.

B.  Alternative Minimum Tax

    In addition to the regular income tax, the Internal Revenue Code includes an alternative minimum tax for noncorporate and corporate taxpayers. In 1986, the alternative minimum tax base was significantly broadened. That base is equal to a:

o   taxpayer's taxable income,

o   subject to adjustments,


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o   increased by items of tax preference, and

o   reduced by an exemption,

all as described below.

    Under the alternative minimum tax, depreciation deductions on personal property are computed using the 150% declining balance method rather than the 200% declining balance method. A less favorable net operating loss deduction is used in lieu of the regular tax net operating loss deduction.

    The itemized deductions allowable in computing alternative minimum taxable income include the following:

o   charitable contributions,

o   medical deductions in excess of 10% of adjusted gross income,

o   casualty losses,

o   interest on personal housing, and

o   other interest to the extent of net investment income.

No standard deduction is allowed, but an exemption amount is available as discussed below.

    The Internal Revenue Code eliminates an incentive for married taxpayers to file separate returns by increasing the amount of alternative minimum taxable income by the lesser of:

o   25% of the excess of alternative minimum taxable income over $165,000, or

o   $22,500.

    For corporations, the Internal Revenue Code requires an addition to taxable income of 75% of the amount by which adjusted current earnings exceeds alternative minimum taxable income.

    In addition to the adjustments described above, alternative minimum taxable income is increased by the amount of items of tax preference. Tax preferences
include  excess  depletion   deductions,   excess  intangible   drilling  costs,

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tax-exempt  interest,  and  the  difference  between  the  fair market value and the exercise price of stock acquired by exercise of an incentive stock option. No deduction is allowed for losses from a tax shelter farm activity.

    Tax credits cannot be used to offset alternative minimum tax. Rather, tax credits may only be utilized to the extent they do not exceed the excess of the taxpayer's income tax liability over the greater of:

(a) his tentative minimum tax liability, or

(b) 25% of his regular tax liability in excess of $25,000.

Any excess tax credits are first carried back one year and then forward 20 years.

    The alternative minimum tax for individuals is equal to:

o   26% of so much of the taxable excess as does not exceed $175,000, plus

o   28% of so much of the taxable excess as exceeds $175,000.

For this purpose, taxable excess means the amount by which alternative minimum taxable income exceeds the exemption amount. The exemption amount is:

o   $45,000 for a married  couple filing a joint return or a surviving  spouse,
o   $33,750 for a single individual, and
o $22,500 for a married individual filing a separate return or for an estate or trust.

     However, the exemption is reduced by 25% of the amount by which the alternative minimum taxable income exceeds:

o   $150,000 in the case of a married couple filing a joint return,
o   $112,500 in the case of a single individual, and
o $75,000 in the case of a married individual filing a separate return or for an estate or trust.

    The corporate alternative minimum tax is the amount, if any, by which:

o   20% of the excess of

    o    the corporation's alternative minimum taxable income, over

    o    the exemption amount, exceeds


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o    the corporation's regular tax for the year.

The corporate exemption amount is $40,000. However, this exemption is reduced by 25% of the amount by which alternative minimum taxable income exceeds $150,000. The corporate alternative minimum tax does not apply to corporations which have elected to be subject to Subchapter S of the Internal Revenue Code. Rather, the alternative minimum tax applies to the shareholders of an S corporation.

    The corporate alternative minimum tax has been repealed for small business corporations. A corporation that had average annual gross receipts of less than $5,000,000 for the three-year period beginning after December 31, 1993 is a small business corporation for its first taxable year beginning after December 31, 1997. A corporation that meets the $5,000,000 gross receipts test will continue to be treated as a small business corporation so long as its average gross receipts do not exceed $7,500,000.

    Because the impact of the alternative minimum tax is dependent upon each investor's particular tax situation, each prospective investor is urged to consult his own tax adviser as to the effect an investment in a Series will have on the calculation of his alternative minimum tax liability.

C.  Deduction of Investment Interest

    The Internal Revenue Code imposes substantial limitations upon the deductibility of interest on funds borrowed by an investor to purchase or to carry investment assets. Internal Revenue Code Section 163(d) provides that an individual may take a deduction for such investment interest only to the extent of such individual's net investment income for the taxable year.

    Investment interest is interest on indebtedness incurred to purchase or carry investment property. Investment interest includes:

o   interest expense allocable to portfolio income, and

o investment and interest expense allocable to an activity in which the taxpayer does not materially participate, if such activity is not treated as a passive activity under the passive loss rules.

Investment interest does not include any interest that is taken into account in determining a taxpayer's income or loss from a passive activity or a rental activity in which a taxpayer actively participates. See "Limitations on Losses and Credits from Passive Activities." Accordingly, the Series are unlikely to generate any material amounts of investment interest.


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Tax Returns and Tax Information

A.       Audit and Assessment Procedure

    The IRS could audit the tax information returns filed by a Series or a local limited partnership. Any such audit could result in the audit of an investor's tax return. An audit of an investor's return could result in adjustments to items related to the Series as well as items not related to the Series.

    Under the Internal Revenue Code the IRS treats a partnership as a separate entity for purposes of audit, settlement and judicial review. Thus, the IRS may audit and make a single determination of the propriety of a partnership's treatment of partnership tax items at the partnership level. In general, a partnership's tax matters partner represents the partnership and its partners in the event of an audit of the partnership's tax returns. WNC & Associates, Inc. is the tax matters partner for each Series. All partners are nevertheless entitled to participate in an audit and each partner may enter into a settlement agreement on his own behalf with the IRS.

    Partners must report partnership items consistently with the position reported by the partnership on its tax returns or file a statement identifying the inconsistency. If an inconsistency statement is not filed, the IRS may treat an inconsistency as a computational error on the partner's return and assess any deficiency resulting from such inconsistency. The IRS can also assess negligence penalties for failure to comply with the statute.

    If the IRS proposes any adjustments to the tax returns filed by a Series, a local limited partnership or an investor, substantial legal and accounting expenses and deficiency interest and penalties may be incurred. A Series will not bear any expense that may be incurred by an investor in connection with:

o    the investor's participation in an audit of the Series,

o   the audit of his tax returns, or

o the determination or redetermination of his tax liability even though resulting solely from adjustments to the Series' or a local limited partnership's tax returns.


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B.       Imposition of Penalties

    Document and Information Return Penalties. Three separate and distinct categories of penalties apply to information returns and payee statements, as follows:

o a penalty for failing to file an information return or to include correct information therein. An example is Form 8308, which a partnership must file upon a transfer of its partnership interests;

o a penalty for failing to file a payee statement or to include correct information on a payee statement. An example is Schedule K-1, which a partnership must provide annually to each partner; and

o a penalty for failure to comply with other information reporting requirements. An example is the requirement that a transferor must give notice to a partnership concerning the exchange of an interest in the partnership.

    The penalties in this category differ in amount. It is possible that a filer might reduce or avoid some of the penalties by filing corrected returns within specific time limits, or if the omissions and inaccuracies are inconsequential. On the other hand, the penalties may be increased if the failure to comply is due to intentional disregard.

    Accuracy-Related and Fraud Penalties. The penalty for an inaccurate tax return is equal to 20% of the portion of an underpayment resulting from one or more of the following:

o   negligence or disregard of the rules and regulations,

o   any substantial understatement of income tax,

o   any substantial valuation overstatement,

o   any substantial overstatement of pension liabilities, and

o   any substantial estate or gift tax valuation understatement.

    A substantial understatement of income tax exists if the amount of the understatement exceeds the greater of:

o   10% of the tax required to be shown, or

o   $5,000.  The $5,000 is increased to $10,000 for most corporations.

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    A substantial valuation overstatement exists if:

o the value or adjusted basis of any property is 200% or more of the amount determined to be the correct value or adjusted basis, or

o the price for services or property in transactions between affiliated entities is 200% or more of the current price. In the case of a gross overstatement, the penalty is increased to 40%. In no event will a penalty be imposed unless the underpayment exceeds $5,000. The $5,000 figure is increased to $10,000 for most corporations. A gross overstatement occurs when the value or adjusted basis or price is 400% or more of the correct amount.

    Any portion of an understatement which is attributable to fraud is subject to a penalty at the rate of 75% of the understatement. The 20% accuracy-related penalty will not apply to any portion of an understatement subject to the fraud penalty.

Tax Shelter Registration

    Tax shelter organizers are required to register their tax shelters with the IRS. Furthermore, tax shelter organizers are required to maintain lists of investors in the tax shelter. The lists must be turned over to the IRS upon request. Both of these requirements have enhanced the ability of the IRS to audit tax shelters.

    Each Series has applied to the IRS for a tax shelter registration number. The registration number and the taxpayer identification number to be assigned to a Series will be provided to the investors. Each investor must report this registration number to the IRS if he claims any deduction, loss, credit, or other tax benefit or reports any income by reason of his investment in a Series.

    Each investor must report the registration number as well as the name and taxpayer identification number of his Series on Form 8271.

    Form 8271 must be attached to the return on which an investor claims the deduction, loss, credit, or other tax benefit or reports any income.

    Issuance of a registration number does not indicate that the investment described herein or that the claimed tax benefits have been reviewed, examined or approved by the IRS.

    A local limited partnership may be required to register as a tax shelter. If such is the case, each investor may be required to report the registration number of such local limited partnership to the IRS on Form 8271.

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    If an  investor  fails to  include  a  required  registration  number on his individual tax returns he is subject to a maximum penalty of $250 for each such failure.

    Investors are required to provide the Series' tax shelter registration number to transferees of their Units. If an investor fails to notify his transferee of the registration number, he is subject to a maximum penalty of $100 for each such failure.

Changes in Tax Law

    Many of the amendments to the Internal Revenue Code enacted since 1980 have not been interpreted by corresponding amendments to the Treasury Regulations. Also, few judicial decisions or administrative rulings with regard thereto exist as of the date of this prospectus. Accordingly, the Internal Revenue Code provisions described above may be further amended, modified or clarified by Congress, the IRS or the courts so as to have an adverse effect on the Series.

                       STATE AND LOCAL TAX CONSIDERATIONS

    In addition to the Federal income tax considerations described above, prospective investors should consider potential state and local tax consequences of an investment in a Series. An investor's share of Series tax items must be included for state or local tax purposes in his jurisdiction of residency. Moreover, California and other states in which a Series may do business impose taxes on nonresident investors, determined with reference to their shares of income and gain derived from such states. Losses from a Series' operations in one state may not be available to offset income from the Series or other sources taxable in a different state. Personal exemptions are allowed by some states but not others. Those states that allow personal exemptions may compute them differently. A Series may be required to withhold state taxes from distributions or allocations to investors in some instances.

    To the extent that an investor who is not a resident of a state pays tax to that state by virtue of Series operations within that state, he may be entitled to a deduction or credit against tax owed to his state of residency with respect to the same income. Investors should consult their own tax advisers in that regard.

    Tax benefits that are available for Federal income tax purposes may not be available for state income tax purposes. For example, not all states have adopted the Federal cost recovery rules and the Federal installment sale rules. Thus, it is possible that investors in some states will be required to recognize more or less income or loss from operations, or gain from the sale of Series investments, for state tax purposes than for Federal tax purposes.


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    Investors  may be  subject to estate or  inheritance  taxes in the states in which the Series conducts business, as well as in their own states of residency. Corporate investors may be liable for minimum state franchise taxes in such states. Each prospective investor should consult his own personal tax adviser concerning his individual tax situation and the state and local tax aspects of investing in a Series.

                         PROFITS AND LOSSES, TAX CREDITS
                             AND CASH DISTRIBUTIONS

    Set forth below in this section of the prospectus is a discussion of the allocation and distribution provisions of the Series' partnership agreement.

Tiered Investment

    An investment in a Series represents a tiered investment. In the upper tier, investors will contribute capital to the Series. In the lower tier, the Series will contribute the capital received from the investors, net of fees and expenses, to a number of local limited partnerships. The local limited partnerships will actually own the apartment complexes.

    Profits, losses, tax credits and cash generated by an apartment complex will initially be accounted for by the local limited partnership which owns the apartment complex. The local limited partnership will allocate and distribute these items among its partners. The general partners or managing members of a local limited partnership will be the local general partners, and the limited partners or non-managing members will be the Series, WNC Housing, L.P. and, possibly, an affiliate of the local general partners and/or a joint venturer.

    Consequently, the primary source of profits, losses, tax credits and cash of a Series will be the allocations and distributions it receives from the local limited partnerships. In addition, each Series will have a less consequential level of income and expense at the Series' level. Each Series will account for all profits, losses, tax credits and cash, from all sources, and then allocate such items between the investors and WNC & Associates, Inc.

    The manner in which each Series will make its allocations and distributions is summarized below and is set forth in its entirety in the partnership agreement incorporated into this prospectus as Exhibit B.

Cash Available for Distribution

    A Series' cash available for distribution means cash flow less any amounts set aside from cash flow for the restoration or creation of reserves. Cash flow means:


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o   all cash distributions made to the Series by the local limited partnerships, minus

o any such cash distributions resulting from the sale or refinancing of the apartment complexes, plus

o all cash funds from Series operations after deducting cash funds used to pay expenses, fees, debt service and capital expenditures.

    WNC & Associates, Inc. does not anticipate that there will be any significant distributions of cash available for distribution. Any such distributions will be paid 99.9% to the investors and 0.1% to WNC & Associates, Inc.

Sale or Refinancing Proceeds

    Sale proceeds will consist of net cash receipts arising from sales or other dispositions of apartment complexes. Refinancing proceeds will consist of net cash receipts arising from any mortgage refinancing. Sale or refinancing proceeds will not include any amounts necessary for the payment of debt or the funding of reserves.

    A portion of a Series' sale or refinancing proceeds may be reinvested in local limited partnerships during the two-year period following the termination of a Series' offering. Otherwise, sale or refinancing proceeds will be distributed by a Series in the following order:

o   to the investors until each investor has received an amount equal to:

    o a return of his capital contribution to the Series, to the extent not previously returned by distributions of sale or refinancing proceeds, plus

    o to the extent not already provided by distributions and tax credits, an annual, cumulative, but not compounded, return on their unreturned capital contributions equal to 11% through December 31, 2010, and 6% for the balance of the Series' term;

o to WNC & Associates, Inc. until it has received a return of its capital contribution to the Series plus any subordinated disposition fees, as discussed under "Management Compensation"; and

o    the balance 90% to its investors and 10% to WNC & Associates, Inc.

    Distributions made in connection with the liquidation of a Series will be distributed in accordance with the positive capital account balances of its partners.

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Capital Accounts

    Each Series will maintain a capital account for each investor. The Series' partnership agreement provides that an investor's capital account will equal:

o   the investor's capital contribution, minus

o   the amount of losses allocated to the investor, minus

o   the amount of cash distributed to the investor, plus

o   the amount of income allocated to the investor.

For this purpose, income and loss includes items in the nature of income and loss but which are not subject to tax or which are not tax deductible. Selling commissions are items in the nature of losses which are not deductible for tax purposes.

    Capital accounts are important because they:

o   determine the manner in which liquidation proceeds are distributed, and

o support the validity of a partnership's allocations under Treasury Regulations. See "Federal Income Tax Considerations - Series Allocations."

Allocations of Profits and Losses and Tax Credits

    General Allocations. Low income housing tax credits of a Series will be allocated among its investors and WNC & Associates, Inc. in the same manner as depreciation deductions. Historic tax credits of a Series will be allocated among its investors and WNC & Associates, Inc. in the manner in which profits are or would be allocated for the year in which the historic tax credit property is placed in service. In accordance with these rules, WNC & Associates, Inc. anticipates that low income housing tax credits and historic tax credits of each Series will be allocated 99.9% to the Series' investors and 0.1% to WNC & Associates, Inc.

    The Series' partnership agreement uses the defined terms profits and losses to allocate tax items other than tax credits among the investors and WNC & Associates, Inc. Due to the requirements of the Internal Revenue Code, these definitions and the corresponding allocation provisions are extraordinarily technical and complex and cannot be easily explained. See "Federal Income Tax Considerations - Series Allocations." Primarily, these provisions have been drafted in an attempt to comply with Internal Revenue Code and Treasury


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


Regulations requirements so as to allocate all tax credits in the ratio of 99.9% to the investors and 0.1% to WNC & Associates, Inc.

    Profits and losses are not the same as cash distributions. Profits and losses are determined on a tax accounting basis for use by the investors in the preparation of their income tax returns and/or for the proper maintenance of capital accounts. Because of the effect of non-cash deductions allowable for Federal income tax purposes such as depreciation, the amount of income taxable to each investor may be greater or less than the amount of cash distributable to him from his Series. Accordingly, the Series' partnership agreement provides separately for allocations of profits and losses on the one hand and cash distributions on the other.

    A Series' profits and losses for a period means:

o an amount equal to the Series' taxable income or tax loss for the period determined in accordance with Section 703(a) of the Internal Revenue Code. For this purpose all items of income, gain, loss or deduction required to be stated separately under Section 703(a)(1) of the Internal Revenue Code are included in taxable income or tax loss, minus

o any expenditures of the Series described in Section 705(a)(2)(B) of the Internal Revenue Code or treated as such under Treasury Regulation Section 1.704-1(b)(2)(iv)(i), excluding

o any items that are specially allocated under Section 4.4 of the Series' partnership agreement. These items are discussed below in this section under "Special Allocations."

Other adjustments are included in the definition of profits and losses. These other adjustments are not expected to be relevant to the Series and are not discussed herein.

    Losses generally will be allocated 99.9% to the investors and 0.1% to WNC & Associates, Inc. However, no person may receive any allocation of losses if the allocation would cause or increase a deficit in such person's capital account.

    Profits generally will be allocated:

o first, if the investors have an aggregate positive capital account balance and WNC & Associates, Inc. has a negative capital account balance, or vice versa, to the class of partners with and to the extent of such negative balance,

o second, to the extent of the aggregate negative capital account balances of the partners, to the investors and WNC & Associates, Inc. in such manner and amount as is necessary to cause the negative capital account balances to be in the ratio of 99.9% to the investors and 0.1% to WNC & Associates, Inc., and

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o   third, to the investors and WNC & Associates, Inc. in such manner and amount as is necessary to cause the positive capital account balances of the partners to be equal to their deemed liquidation distributions. A person's deemed liquidation distribution generally is the amount that would be distributed to him if his Series were dissolved and liquidated and:

    o    the Series' assets were sold for their Federal adjusted tax basis,

    o    the Series' liabilities were paid,

    o the Series remaining cash were distributed in accordance with the provisions applicable to sale or refinancing proceeds arising other than in liquidation of the Series.

    Special Allocations. The Series' partnership agreement includes a number of special allocations, most of which are required under the Internal Revenue Code or Treasury Regulations. WNC & Associates, Inc. anticipates that several of those provisions will not affect the Series based on their intended operations. The provisions which may to affect the Series and their investors follow.

o Partnership Minimum Gain. Partnership minimum gain generally is the excess of the principal amounts of a partnership's nonrecourse debts over its bases in the properties securing the debts. If, in any year, there is a decrease in the aggregate amount of a Series' minimum gain, the Series would allocate to each investor an amount of income equal to the investor's share of the decrease in Series' minimum gain. It is likely that after several years of operation each Series will have minimum gain.

o Partner Nonrecourse Debt. Partner nonrecourse debt is nonrecourse debt of a partnership as to which a partner or related party bears the economic risk of loss. All deductions attributable to partner nonrecourse debt must be allocated to the partner with the economic risk of loss. If WNC & Associates, Inc. makes a nonrecourse loan to a Series the loan will most likely be a partner nonrecourse debt to WNC & Associates, Inc.

o Partner Nonrecourse Debt Minimum Gain. Partner nonrecourse debt minimum gain is calculated in the same manner as partnership minimum gain, except that only partner nonrecourse debts and the related properties are included in the calculation. If, in any year, there is a decrease in the minimum gain for any partner nonrecourse debt, the partnership must allocate income to each partner who shares in the partner nonrecourse debt minimum gain an amount of income equal to the partner's share of the decrease in the partner nonrecourse debt minimum gain.


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o   Qualified Income Offset. Under the Treasury Regulations, the deficit make-up requirement is waived if the partnership agreement includes a qualified income offset and an allocation does not cause or increase a deficit balance
    in  a  partner's   capital  account   balance.   See   "Federal  Income  Tax
    Considerations - Series Allocations." The qualified income offset requires that the capital accounts must be specially adjusted for this purpose by three items. The most important adjustment for investors in a Series is the
    adjustment   for  reasonably  anticipated  distributions.   Generally,  this
    adjustment would require capital account reductions for the amount of distributions of sale proceeds which are reasonably anticipated.

o Negative Capital Account Balances. No loss can be allocated to an investor to the extent it would cause a negative balance in the investor's capital account to exceed the investor's share of his Series partnership minimum gain and partner nonrecourse debt minimum gain.

o Interest Income. Any interest income recognized by a Series in connection with the payment to the Series of a capital contribution will be allocated to the investor making the payment.

    Prospective investors are urged to read Article 4 of the Series' partnership agreement in its entirety for a full description of the provisions summarized above.

Determination of Distributions and Allocations Among Investors

    A Series' cash distributions and general allocations of income and losses will be made among its investors in proportion to the number of Units owned by each of them.

Allocations for Community Reinvestment Act Purposes

    Each Series may allocate specific properties among its investors which are banks strictly for Community Reinvestment Act regulatory purposes or related requirements only. The Series' partnership agreement grants each Series the power to do so. All of the investors will continue to participate in all of the Series' properties for Federal income tax purposes.


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                      SUMMARY OF CERTAIN PROVISIONS OF THE
                              PARTNERSHIP AGREEMENT

    The Series' partnership agreement is the governing instrument establishing the rights and obligations of the investors and WNC & Associates, Inc. in each Series. The Series' partnership agreement is included as Exhibit B to this prospectus. Each prospective investor is urged to read that partnership agreement in full. Many of the principal provisions of the Series' partnership agreement have been summarized elsewhere in this prospectus. Other provisions of the Series' partnership agreement are summarized below, but for complete information reference should be made to the Series' partnership agreement itself.

Default by an Investor in Payment of the Deferred Capital Contribution

    Investors purchasing 20 Units or more may elect to pay for one-half of the purchase price of their Units with promissory notes. See "Terms of the Offering and Plan of Distribution" below. Under a promissory note, an event of default will occur if:

o the investor fails to make any payment due under his promissory note within 30 days after the due date,

o the investor makes a material misrepresentation in connection with his purchase of Units,

o the investor files a proceeding under the Federal bankruptcy laws or an involuntary proceeding is filed against the investor,

o   the investor makes an assignment for the benefit of creditors, or

o a receiver or trustee is appointed for all or any part of the investor's assets.

    In the event of a default of the type set forth in the first bullet, the investor will have a right to cure the default. A defaulting investor can cure that type of default by paying the amount due with late charges. The right to cure will terminate on the date which is 30 days after notice of the default and intent to foreclose have been given to the investor. During that 30-day period the investor will not suffer any reduction in interest in the Series and the Series may not commence proceedings to enforce its security interest in the defaulting investor's Units.

    If an event of default occurs, the Series may declare the entire unpaid balance of the promissory note due and payable. The promissory note will continue to bear interest until paid. The Series will impose a late charge of 5% on any late payment. In addition, any distributions of cash to which the investor is entitled will instead be offset against amounts due under the promissory note. Each investor issuing a promissory note will grant a security

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



interest in his Units to his Series. Therefore, upon an event of default a Series also will be entitled to the remedies available under the Uniform Commercial Code. Under the UCC, the Series could foreclosure on the Units and bring a proceeding directly against the investor. The Series may sell the Units of a defaulting investor to the nondefaulting investors or to others for the highest price which the Series can obtain in a commercially reasonable sale. WNC & Associates, Inc. and its affiliates may purchase any such Units, but only if such Units have first been offered to the nondefaulting investors. WNC &
Associates, Inc. and its affiliates are not obligated to purchase any such Units. Sale proceeds are first applied to the amount due to the Series and the expenses of the sale. Accordingly, the defaulting investor might not receive any cash from the forced sale of his Units. See "Risk Factors - Risks related to the Series and the Series' partnership agreement."

    A Series may pledge its investor promissory notes as collateral to secure Series debt. A Series may sell promissory notes of corporations with a credit rating by Standard & Poor's of A or better. If the maker of a promissory note which is sold or pledged defaults under the promissory note, a subsequent holder of the promissory note will have the rights of the Series as described above.

Liability of Investors to Third Parties

    Under California law, an investor is not personally liable for the debts, liabilities and obligations of his Series in excess of his capital contribution, except for the payments due under his promissory note, if any, unless he takes part in the management and control of his Series.

Dissolution and Liquidation

    Each Series is self-liquidating and will be dissolved no later than December 31, 2060, or earlier upon the prior occurrence of certain events, including:

o the Series' disposition of all interests in local limited partnerships and other assets of the Series,

o the vote by investors owning more than 50% of the Series' Units to dissolve the Series, or

o unless the business of the Series is continued by the Series or a reconstituted partnership under Section 8.1 of the Series' partnership agreement, the removal, bankruptcy, dissolution, death or adjudication of incompetence of a sole remaining general partner. WNC & Associates, Inc. has agreed not to retire or withdraw voluntarily from the Series.


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    Upon dissolution of a Series, unless its business is continued in accordance with its partnership agreement, the Series will be liquidated. The Series will apply liquidation proceeds first to the payment of its obligations and the expenses of its liquidation, and to the setting up of any reserves for contingencies which WNC & Associates, Inc. considers necessary. Any remaining proceeds of liquidation and any other funds or properties of the Series will then be distributed in the manner described under "Profits and Losses, Tax Credits and Cash Distributions - Sale or Refinancing Proceeds."

Removal of WNC & Associates, Inc.

    The Series' partnership agreement provides that investors owning more than 50% of the Units in a Series may remove WNC & Associates, Inc. as the fund manager of the Series and elect a new fund manager. If WNC & Associates, Inc. is removed or withdraws, the fair market value of its interest in the Series will be determined by agreement of WNC & Associates, Inc. and the Series or, if they cannot agree, by arbitration. The Series will deliver a promissory note to WNC & Associates, Inc. for such fair market value payable in no less than five equal consecutive annual installments commencing on the first anniversary of the date of such note. Payments required under such promissory note could result in the Series having to sell one or more of its interests in local limited partnerships. Such promissory note will bear simple interest payable on the last day of each calendar quarter in arrears at the prime rate of Southern California Bank. Such rate is the prime or reference rate of interest charged by the Bank on short-term unsecured loans to its most creditworthy customers. Despite the preceding, if the note is delivered following a voluntary withdrawal of WNC & Associates, Inc., then:

o   such note will neither be secured nor bear interest, and

o the principal payable will be limited in amount and date of payment to distributions which WNC & Associates, Inc. would have received under the Series' partnership agreement had it not withdrawn.

    Within 120 days after the determination of the fair market value of WNC & Associates, Inc.'s interest, the Series may, with the consent of a majority of its investors, sell such interest to one or more persons at a purchase price equal to its fair market value. The Series may admit the purchaser or purchasers as a substitute fund manager or fund managers.

Voting Rights

    Investors owning more than 50% of the Units in a Series may amend the partnership agreement of the Series at any time. However, an amendment which would adversely affect the limited liability of an investor or the rights,

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


powers, duties or compensation of WNC & Associates, Inc. or any of its affiliates will also require the consent of such person. WNC & Associates, Inc. may unilaterally amend the Series' partnership agreement:

o   to admit transferees of Units as described in this prospectus, and

o for the benefit of, or not adverse to, the interests of the investors as specified in Section 12.1.2 of the Series' partnership agreement.

    Investors owning more than 50% of the Units in a Series must approve the removal of WNC & Associates, Inc. and the admission of a successor or additional fund manager. See "Removal of WNC & Associates, Inc." above in this section and "Management."

    WNC & Associates, Inc. may not, without the consent of investors owning more than 50% of the Units in the Series:

o sell all or substantially all the assets of the Series at one time, except in connection with the liquidation and winding up of the Series business upon its dissolution,

o   cause the merger or other reorganization of the Series, or

o   elect to dissolve the Series.

    Section 10.3 of the Series' partnership agreement imposes strict limitations on the ability of a Series to propose or participate in a roll-up. A roll-up is a transaction involving the acquisition, merger, conversion or consolidation of a Series and the issuance of securities of another entity. Investors owning more than 50% of the Units in a Series could vote to revise or eliminate these limitations. Nonetheless, in addition to these limitations, the California Revised Limited Partnership Act, which governs each Series, gives limited partners who dissent to a roll-up the right to require that their limited partnership repurchase their interests at a price equal to their fair market value.

Meetings

    There will be no annual or other periodic meetings of the investors. However, WNC & Associates, Inc.:

o   may call a meeting at any time, and

o must call a meeting upon written request of investors in a Series owning 10% or more of the Units in the Series. In addition, WNC & Associates, Inc. may, and upon request of investors owning 10% or more of the Units in a Series,

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



    must submit any matter upon which they are entitled to vote to the investors in the Series for a vote without a meeting.

Books and Records

    Each Series will maintain its books and records at the principal office of WNC & Associates, Inc. Currently, the address is 3158 Redhill Avenue, Costa Mesa, California 92626. The investors of a Series may inspect, reproduce and examine the Series' books and records at all reasonable times. Upon request, WNC & Associates, Inc. will promptly deliver to an investor of a Series a copy of the following books and records of the Series:

o   the Certificate of Limited Partnership and all amendments thereto,

o   the Series' partnership agreement, and all amendments thereto, and

o a current list of the full name and last known address of each partner in the Series. If such a list is requested, WNC & Associates, Inc. is required to provide it within 10 days of the receipt of the request. The list must be arranged in alphabetical order, on white paper and in a readily readable form. Under California law, if WNC & Associates, Inc. fails to provide the list of partners and a court finds that the failure to do so was without justification, the court may award, in addition to any actual damages suffered, an amount sufficient to reimburse the investor plaintiffs for reasonable expenses.

                            TRANSFERABILITY OF UNITS

     Article 7 of the Series' partnership agreement imposes restrictions on the transfer of Units. To transfer Units, a written instrument of assignment must be signed by both the transferor and the transferee and returned to the Series, together with payment of all reasonable legal fees and filing costs in connection with the transfer, but not to exceed $100. WNC & Associates, Inc. may request:

o additional documentation to evidence the authority of the parties to the assignment. For example, WNC & Associates, Inc. will ask to see the written power of attorney where a person purports to hold a power of attorney for another person;

o compliance of the assignment with the terms of the Series' partnership agreement. For example, WNC & Associates, Inc. will require the transferee to grant a power of attorney to WNC & Associates, Inc. pursuant to section
    13.3 of the partnership agreement; and

o the consent, if required, of the Commissioner of Corporations of the State of California or of any other state official who asserts jurisdiction over such assignment. For example, an investor who is a resident of California

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


    may only sell his Units to an unrelated party who is not already an investor in the Series with the prior approval of the California Commissioner of Corporations.

    The Series will not issue any certificates representing the Units.

    An assignment will not take effect for any purpose until it has been registered on the books of the Series. Similarly, a pledge or other encumbrance of a Unit will not be effective unless so registered.

    On the death of an investor, his executor or administrator will have all rights of the investor for the purpose of settling his estate, including the same power as the decedent had to assign his interest to another party.

    WNC & Associates, Inc. does not intend or anticipate that a public market will develop for the purchase and sale of Units. Therefore, investors may be unable to sell their Units promptly or at a reasonable price. The Units should only be considered as a long-term investment. See "Risk Factors - Risks related to the Series and the Series' partnership agreement."

    If an investor is able to negotiate a sale, exchange or other transfer of his Units, WNC & Associates, Inc. may deny or defer the effectiveness of the transfer if necessary, in the opinion of counsel, to avoid:

o   the premature termination of the Series for tax purposes,

o the disqualification of the Series for low income housing tax credits under Internal Revenue Code Section 42(j)(5)(B),

o the classification of the Series as a publicly-traded partnership or as an association taxable as a corporation for Federal income tax purposes, or

o   the recapture of tax credits.

In addition, no transfers may be made to tax-exempt or foreign entities, or through a securities market or a secondary market or the substantial equivalent thereof.

    Article 7 of the Series' partnership agreement gives WNC & Associates, Inc. broad powers to enforce or modify these provisions. WNC & Associates, Inc. will review from time to time the restrictions on transfer of Units. It will modify such restrictions to make them less restrictive if the Series receives an

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


opinion of counsel stating that such modification may be made without material adverse tax consequences.

    WNC & Associates, Inc. will not recognize a transfer if, immediately thereafter, any transferor or transferee would hold a fraction of a Unit. This restriction shall not apply to a transfer by gift, inheritance, bequest or family dissolution, or a transfer to an affiliate of the transferor.

    A Series will recognize transfers as of the first day of the fiscal quarter following the fiscal quarter in which the Series receives appropriate documentation relating to the transfer, together with the payment described above. Cash available for distribution, if any, will be allocated to the persons recognized as Unit holders on the last day of each fiscal quarter. Except as provided in the next sentence, taxable income, tax loss and tax credits will be allocated between a transferor and a transferee based upon the number of quarterly periods that each was recognized as the holder of a Unit. Proceeds from a sale or refinancing, if any, will be distributed, and all related taxable income and tax loss will be allocated, to the persons recognized as the holders of Units on the date on which the sale or refinancing occurred. For this purpose, transfers will be recognized as of the date specified by the transferor and the transferee in the instrument of assignment or, if no date is specified, the first day of the fiscal quarter following the fiscal quarter in which the Series receives the instrument of assignment.

    Adverse Federal income tax consequences may result from any transfer of Units. Investors are advised to consult their tax advisers before any such transfer. See "Federal Income Tax Considerations."

    A transferee may be admitted to a Series and thereby become entitled to all the rights of a limited partner, by:

o   obtaining the consent of WNC & Associates, Inc., and

o   signing the Series'  partnership  agreement and otherwise complying with the
    document-  execution   requirements  of  Section  13.3  of  the  partnership
    agreement.

WNC & Associates, Inc. may only withhold its consent to substitution for the purpose of preserving the Series' tax status or to avoid adverse legal consequences to the Series. The rights of an assignee who does not become a limited partner will be limited to the right to receive allocations of tax items and cash distributions, and will not include other rights, such as the voting rights described in "Summary of Certain Provisions of the Partnership Agreement."

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                                     REPORTS

    Within 120 days after the end of year, each Series is required to distribute to its investors:

o financial statements of the Series for such year, which will include a balance sheet and statements of operations, partners' equity and cash flows prepared on an accrual basis in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of an independent accountant,

o   a report of any distributions made during the year, and

o   a report of the Series' significant activities during such year.

    In addition, each Series will distribute to its investors unaudited quarterly financial statements for each of the first three quarters of each year, together with a report of the Series' activities during such quarter. Quarterly financial statements will consist of a balance sheet and statements of operations, partners' equity and cash flows.

    In recent years all or nearly all of the tax credit WNC-partnerships have been unable to timely satisfy their financial statement reporting requirements. All of the WNC-partnerships are now current in their obligations. The inability of the WNC-partnerships to timely provide reports has been due to delays by the local general partners in reporting to the WNC- partnerships. In an attempt to rectify this situation all of the WNC-partnerships which are required to file reports under the Securities Exchange Act of 1934 have changed their fiscal year-ends to March 31. WNC & Associates, Inc. hopes that the three-month lag between the fiscal year-ends of the local limited partnerships and the WNC-partnerships will provide the local general partners and WNC & Associates, Inc. sufficient time to timely provide reports.

    Within 75 days after the end of each year, each Series will distribute to its investors such tax information as is necessary for the preparation of their Federal and state income tax returns.

    Until the proceeds of its offering are fully invested or returned to its investors, each Series will also furnish to its investors, at least quarterly, a report concerning the investments of the Series.

    Within 60 days after the end of each of the first three quarters of each year, each Series will distribute to its investors a detailed statement describing any fees and other compensation paid by the Series or a local limited partnership during such quarter to WNC & Associates, Inc. or its affiliates. In addition, each Series will send to its investors within 120 days after the end of each year a detailed statement of any transactions between the Series or a local limited partnership and WNC & Associates, Inc. or its affiliates and of


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


the fees, commissions, compensation and other benefits paid or accrued to them for the year.

    WNC & Associates, Inc. expects that reporting requirements similar to those set forth above will be included in the partnership agreement of each local limited partnership so that each Series will be able to prepare the reports set forth above. WNC & Associates, Inc. will, to the extent it deems it appropriate, transmit to the investors copies of all reports received by the Series from the local limited partnerships.

                 TERMS OF THE OFFERING AND PLAN OF DISTRIBUTION

    Each Series is offering 25,000 Units for sale to the public. Series 7 commenced its offering on the date of this prospectus. Series 8 will commence its offering on a date to be identified in a supplement to this prospectus. WNC & Associates, Inc. will determine in its discretion when the Series 7 offering will terminate and the Series 8 offering will begin. No Units in a Series will be sold unless the Series receives and accepts at least $1,400,000 in cash subscriptions before termination of its offering. See "Escrow Arrangements" below in this section. In no event will any offering be conducted more than two years from the date of this prospectus. All Units will be sold at a price of $1,000 per Unit, except as discussed below under "Volume Discounts" and "Purchases at No Commission" below in this section. The purchase price is payable in cash upon subscription, except as discussed below in this section under "How to Subscribe."

Issuance of Units in Series

    As indicated above, the Units are being offered in two Series. Each Series is organized as a separate California limited partnership. Each Series will account for its Units separately, and will issue information with respect to its Units separately. With respect to operating cash expenses:

o those expenses allocable to an interest in a local limited partnership will be borne by the Series which owns such interest, and

o those expenses not so allocable will be apportioned among and borne by the two Series based upon the advice of the Series' accountants.

Underwriting Arrangements

    Units are being offered on an all-or-nothing minimum, best-efforts maximum, basis which means that no one is guaranteeing that any number of Units will be sold. The Units are being offered through WNC Capital Corporation, as the dealer manager, and through other broker-dealer members firms of the NASD selected by


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the dealer manager. WNC Capital Corporation will provide wholesaling services by managing the selling group, coordinating the selling effort and otherwise providing support to the selling group. Capital Growth Resources will assist WNC Capital Corporation in this endeavor. WNC Capital Corporation also may sell Units itself. WNC Capital Corporation is a wholly-owned subsidiary of WNC & Associates, Inc. formed to participate in offerings sponsored by WNC & Associates, Inc. See "Conflicts of Interest" and "Management."

    As discussed under "Management Compensation," WNC Capital Corporation will receive as compensation:

o retail selling commissions in an amount of up to 7% of the capital contributions, and

o   dealer manager fees in an amount of up to 2% of the capital contributions.

WNC & Associates, Inc. also will receive a nonaccountable organizational & offering expense reimbursement in an amount equal to 4% of the capital contributions. From that 4% nonaccountable expense reimbursement, WNC & Associates, Inc. may pay to WNC Capital Corporation:

o   up   to  1%  of   the   capital  contributions  as  additional  underwriting
    compensation, and

o up to 0.5% of the capital contributions for accountable, bona fide due diligence activities.

WNC Capital Corporation may reallow any portion of its underwriting compensation to the NASD-member firms participating in the offering:

o proportionately in accordance with the number of Units sold by them in payment for retailing and wholesaling activities,

o   in reimbursement of selling and due diligence activities, and

o subject to the requirements set forth hereinafter, in payment of cash or noncash sales incentive programs.

Subject to the prior approval of the NASD and compliance with the NASD's Conduct Rules, a Series may establish cash or noncash sales incentive programs. The aggregate value of any noncash incentive awards paid to individual registered representatives during any year cannot exceed $100. Sales incentives with a value in excess of $100, if any, must consist of cash and must be paid directly to the NASD-member firm. In that case the NASD-member firm will have sole

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discretion as to how such  incentives  will be distributed  to their  individual registered representatives.

    In no event will the aggregate of all underwriting compensation paid to WNC Capital Corporation and the NASD-member firms participating in the offering exceed 10% of the capital contributions, plus a maximum of 0.5% of capital contributions for expenses incurred for accountable, bona fide due diligence purposes.

    Underwriting compensation of any form payable with respect to proceeds represented by investor promissory notes will be payable only when the promissory notes are paid in cash.

    Each Series has agreed to indemnify WNC Capital Corporation and the other broker-dealer firms participating in the offering against liabilities resulting from untrue statements of material facts or the omission to state material facts in this prospectus, the Registration Statement, or supplemental sales literature authorized for use by the Series. These liabilities include liabilities under the Securities Act of 1933. In the opinion of the SEC, indemnification for liabilities arising out of the Securities Act of 1933 is against public policy and therefore unenforceable.

Volume Discounts

    As indicated above in this section and under "Management Compensation," each Series will usually pay up to 7% of capital contributions as retail selling commissions. Each Series also will pay up to 2% of capital contributions as dealer manager fees and up to 7% of capital contributions as acquisition and investment management fees. However, in connection with subscriptions for 100 or more of the Units in one or more Series or other WNC-partnerships, retail selling commissions will be determined in accordance with the following schedule:

Amount of Units Subscribed     Maximum Retail Selling
to by Any "Purchaser"          Commissions Per Unit           Price Per Unit

Up to 99                                7.0% or $70               $1,000
100 to 199                              5.5% or $55               $   985
200 to 299                              4.5% or $45               $   975
300 to 399                              3.5% or $35               $   965
400 to 499                              2.5% or $25               $   955
500 and over (1)                        1.5% or $15               $   945
----------------

(1) A Series may further reduce the retail selling commission with respect to subscriptions to 500 Units and over, but any such reduction must be the same for investors making investments of substantially the same size.


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    Reductions in retail selling  commissions apply in a graduated  manner.  For example, in connection with a purchase of 299 Units:

o retail selling commissions of $70 per Unit will be payable in connection with the first 99 Units,

o retail selling commissions of $55 per Unit will be payable in connection with the next 100 Units, and

o retail selling commissions of $45 per Unit will be payable in connection with the remaining 100 Units.

    With respect to acquisition and investment management fees payable to WNC & Associates, Inc. and dealer manager fees payable to WNC Capital Corporation, WNC & Associates, Inc. and WNC Capital Corporation have reserved the right to agree upon lower fees in connection with subscriptions to a significant number of Units in one or more Series or other WNC- partnerships. All such discounts will be the same for investors making investments of substantially the same size.

    Subscriptions to one or more Series or other WNC-partnerships may be combined for the purpose of determining the amounts reimbursable in the case of subscriptions made by any purchaser, as that term is defined below. Any request to combine more than one subscription must be made in writing on a form which can be obtained from WNC & Associates, Inc. If all of the information required in the form, including an indication that subscriptions are to be combined, is not provided, the Series will not be responsible for failing to properly combine subscriptions. Any request to combine subscriptions will be subject to verification by the Series that all such subscriptions were made by a single purchaser as defined below.

    If a purchaser subscribes for additional Units after his initial purchase of Units, no reimbursement will be made with respect to any commissions or fees paid or payable in connection with the prior subscription(s).

    For the foregoing purposes, the term purchaser includes:

o an individual, his or her spouse and their children under the age of 21, who purchase the Units for his or her or their own account,

o a corporation, partnership, association, joint-stock company, trust, fund or any organized group of persons, whether incorporated or not, provided that any such entity must have been in existence for at least six months before purchasing the Units,


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o   investors  whose  funds  are  managed  by a single  professional  investment adviser registered under the Investment Advisers Act of 1940, and

o investors for whom a designated bank, insurance company, trust company or other designated entity exercises discretionary investment responsibility.

    Any reduction in commissions or fees will be prorated among the separate subscribers considered part of a purchaser.

Purchases by Affiliates

    Before this offering John B. Lester, Jr., a shareholder, officer and director of WNC & Associates, Inc., purchased one Unit in Series 7 at a price of $1,000. Similarly, Mr. Lester or another affiliate of WNC & Associates, Inc. will purchase one Unit at a price of $1,000 in Series 8 before commencement of that Series' offering. Neither WNC & Associates, Inc. nor its affiliates presently intend to purchase additional Units. They are permitted to purchase an unlimited number of Units for any reason. Any Units acquired by WNC & Associates, Inc. and its affiliates will not be applied to the requirement that a minimum of $1,400,000 in subscription funds be received for a Series. WNC & Associates, Inc. and its affiliates will hold all Units which they acquire for investment and not for distribution. Any purchase of Units by WNC & Associates, Inc. and its affiliates:

o will be for the same price and subject to the same terms as all other Units issued by the Series,

o   will be fully disclosed to all investors, and

o will provide the purchaser with the same rights as other purchasers of Units, except that neither WNC & Associates, Inc. nor any of its affiliates generally will have any right to vote such Units.

Purchases at No Commission

    The NASD-member firms participating in the offering and their employees may purchase Units on the same terms and conditions as other purchasers, except that they will not pay the 7% retail selling commission. Purchases at no commission may also be made by:

o clients of an investment adviser who have been advised by such adviser on an ongoing basis regarding investments other than investments in the Units,


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


o who are not being charged by such adviser or its affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of Units,

provided, such adviser

o   is registered under the Investment Advisers Act of 1940, as amended,

o is registered as a broker-dealer under the Securities Exchange Act of 1934, and

o   has executed a Soliciting Dealer Agreement with WNC Capital Corporation.

    In connection with any purchases at no commission, the proceeds to the Series, net of retail selling commissions and any reductions thereof, will be the same. Neither WNC & Associates, Inc. nor its affiliates may purchase Units at no commission.

    Investors who qualify as designated investors are urged to consider the provisions of the Tax Reform Act of 1984 relating to the tax status of fringe benefits, including employee discounts.

How To Subscribe

    In order to purchase Units, the subscriber must complete and execute the Investor Form accompanying this prospectus and deliver it to his account executive. A specimen of the Investor Form is attached as part of Exhibit C to the prospectus. Execution copies of the Investor Form may be obtained from NASD-member firms participating in the offering.
Certain NASD-member firms may use alternative investor forms.

    The minimum investment is five Units, or $5,000. Employees of WNC & Associates, Inc. and its affiliates and investors in limited partnerships previously sponsored by WNC & Associates, Inc. may purchase a minimum of two Units, or $2,000. After an investor has purchased the required minimum number of Units in any Series, he may make investments in increments of $1,000 in the same or any later series. Subscriptions for fewer than 20 Units must be accompanied by a check for $1,000 per Unit payable to "Southern California Bank - WNC/HTCFVI." Investors who subscribe for 20 Units or more in any one Series may elect to utilize an installment payment method described below.


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


    Completed Investor Forms and checks should be sent to Southern California Bank, the escrow agent, at the following address:

         Southern California Bank
         4100 Newport Place, Suite 900
         Newport Beach, CA  92660
         Attention: WNC Escrow Manager

    Each investor whose subscription is accepted will receive a letter of welcome from WNC & Associates, Inc. stating the amount of the investment and the number of Units purchased. No sale will be deemed complete until at least five business days after the investor has received a prospectus.

    Deferred Installments. Under the installment payment method, subscriptions need be accompanied by a check for only $500 per Unit, with the other $500 represented by a promissory note. The promissory note will be payable with interest in a single installment on:

o January 31, 2001, if the investor subscribes between the date hereof and June 30, 2000,

o June 30, 2001, if the investor subscribes between July 1, 2000 and December 31, 2000, or

o the later of the date of subscription or January 31, 2002, if the investor subscribes after December 31, 2000.

    An investor promissory note will be:

o prepayable at any time in full but not in partial prepayments, without penalty or premium,

o   secured by the investor's interest in the Series, and

o   a full recourse obligation of the investor.

Each promissory note will bear interest at a fixed rate equal to the one-year Treasury Bill rate, to be determined quarterly. If an investor doesn't make the required payment on a promissory note, among other things the Series would have the right to:

o   recover by legal proceedings the unpaid amount,

o   foreclose on the Units under the Series' security interest in the Units,

o   cause a resale of the Units, or


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


o   offset distributions allocable to the Units.

See "Summary of Certain Provisions of the Partnership Agreement." An investor's obligation to pay his promissory note is unconditional and involves risks. See "Risk Factors - Risks related to the Series and the Series' partnership agreement."

    Despite the preceding, WNC & Associates, Inc. may permit an investor who subscribes for 500 or more Units in any one Series to schedule payment of the deferred portion beyond the foregoing dates and/or to pay the deferred portion in more than one deferred installment. However, the total purchase price due from such investor must be paid within two years following the earlier of:

o   the completion of the Series' offering, or

o   one year following the effective date of the Series' offering.

    WNC & Associates, Inc. may agree to a lower interest rate than aforesaid on a promissory note for investors that:

o   purchase 500 or more Units in any one Series, and

o   are corporations with a credit rating by Standards & Poor's of A or better.

In no event may the interest rate be lower than 3% per annum.

    WNC & Associates, Inc. has substantial experience with respect to the collection and application of deferred investor payments in its prior limited partnerships. See "Management" and "Prior Performance Summary." Based on this experience, WNC & Associates, Inc. believes that the Series' deferred payment arrangements can offer significant benefits to investors. The deferred payment arrangement more effectively utilizes offering proceeds by minimizing the time during which unneeded investor funds are held by the Series. Rather than holding investor funds idle, or investing them in low-yielding short-term government securities, it is more efficient to match payments from investors with the Series' actual needs for capital. This allows investors to retain the use of their funds until needed by the Series. However, there are administrative costs involved in processing and collecting investor promissory notes. Based on these costs, WNC & Associates, Inc. has concluded that installment payment arrangements should only be available to purchasers of 20 Units or more in the case of the Series.

    Business Development Plan. Each Series has adopted a business development plan for the use of initial and deferred investor payments. This plan takes into account the historical patterns of deferred installment payments made to local


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


limited partnerships by prior WNC- partnerships. Neither Series will defer committing to local limited partnership investments until receipt of payments on the investor promissory notes. Rather, each Series will seek to make its investment commitments at the earliest possible date. However, as discussed above under "Investment Objectives and Policies - Investment Policies," each Series will make its capital contributions to local limited partnerships in stages over a period of one to two years. A Series will make each contribution when conditions regarding construction or leasing of the apartment complex have been fulfilled.

    There cannot be any assurance that payments required under investor promissory notes will be made when due. If not, and if the unpaid amount is material, WNC & Associates, Inc. may attempt to renegotiate the obligations of the Series or to obtain financing from institutional or other lenders. The inability of a Series to perform its obligations to a local limited partnership could result in the dilution or termination of an interest in a local limited partnership. In turn, this could result in the:

o recapture of previously-claimed tax credits and the loss of future tax credits, and

o legal actions by the local general partners to require performance of such obligations and to recover their damages and costs.

    The portion of selling commissions, dealer manager fees, the nonaccountable organizational & offering expense reimbursement, acquisition and investment management fees and the nonaccountable acquisition expense reimbursement payable from the payments to be received on the investor promissory notes may only be paid as the payments are actually received on the promissory notes.

    Policies as to Pledges of Promissory Notes. Generally, the Series may not sell investor promissory notes before maturity. A Series may sell the promissory notes made by corporations with credit ratings by Standard & Poor's of A or better. Each Series may pledge and grant security interests in any promissory notes as security for any obligation. A Series may grant security interests in promissory notes to secure its obligations to pay the deferred portions of its capital contribution to the local limited partnerships.

Escrow Arrangements

    Each Series will place all subscribers' funds and promissory notes it receives in an escrow account established by the Series with Southern California Bank, Newport Beach, California, at the Series' expense. Under the Escrow Agreement the Bank, as escrow agent, will deposit escrowed funds in accordance


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


with instructions from WNC & Associates, Inc. in short-term U.S. government securities, securities issued or guaranteed by the U.S. government, certificates of deposit or time or demand deposits in commercial banks.

    Upon receipt by a Series of a minimum of $1,400,000 in cash capital contributions, the Series will admit the subscribers for such Units. Southern California Bank will release to the Series all cash and promissory notes which it then holds. Promptly after the release to a Series of the subscribers' cash and promissory notes, Southern California Bank will pay to the subscribers any interest earned on the cash held in escrow. Cash and promissory notes received from later subscribers to the Series will continue to be placed in escrow. The Series will admit additional subscribers on a monthly or more frequent basis until the termination of the Series' offering.

    Cash and promissory notes of investors whose subscriptions are rejected will be returned to them promptly after rejection, together with any interest actually earned on the cash portion of the subscription while held in escrow.

    A subscriber may not terminate his subscription. If a Series does not receive a minimum of $1,400,000 in cash capital contributions within one year from the commencement of its offering, the Series will cancel all its existing subscriptions. All funds and promissory notes held in escrow will be released from escrow and returned promptly to the subscribers together with all interest earned on the cash portion of the subscription proceeds while in escrow.

   Pending the receipt of the initial $1,400,000 of cash capital contributions, a Series may borrow funds from any source to pay all or a portion of the commissions, fees and reimbursements to which NASD-member firms would become entitled after the receipt of the initial $1,400,000 of cash capital contributions. The recipient must agree to return all amounts received by it in the event the Series does not receive the initial $1,400,000 of cash capital contributions. The Series would repay the borrowed funds only after the receipt of the initial $1,400,000 of cash capital contributions.

                                 SALES MATERIAL

    Each  Series may use sales  materials  in  addition  to this  prospectus  in connection with its offering of Units. Such material may consist of sales brochures which the Series will distribute together with this prospectus, tombstone advertisements, invitations to seminars, prospecting letters, videotapes and slide presentations.

    The Series have not authorized the use of sales material other than that described above. The offerings of Units are made only by means of this prospectus. Although the information contained in the Series' sales material is believed not to conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be

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considered as part of this prospectus,  as being incorporated in this prospectus by reference or as forming the basis of the offering of the Units.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OF FINANCIAL CONDITION

    Each Series has only nominal funds as it has not yet commenced operations and the capital anticipated to be raised through its public offering of Units has not yet become available.

    Each Series plans to raise equity capital from investors by means of its public offering, and then to apply such funds, including the installment payments on the investor promissory notes as received, to the purchase price and acquisition fees and costs of local limited partnerships, reserves and expenses of the offering.

    It is not expected that any of the local limited partnerships will generate cash from operations sufficient to provide distributions to investors in any significant amount. Cash from operations, if any, would first be used to meet operating expenses of the Series. Operating expenses include the asset management fee. See "Management Compensation."

    Investments in local limited partnerships are not readily marketable. Such investments may be affected by adverse general economic conditions which, in turn, could substantially increase the risk of operating losses for the apartment complexes, the local limited partnerships and the Series. These problems may result from a number of factors, many of which cannot be controlled. See "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes." Nevertheless, WNC & Associates, Inc. anticipates that capital raised from the sale of the Units will be sufficient to fund the Series' future investment commitments and proposed operations.

    Each Series will establish working capital reserves of at least 3% of its capital contributions. WNC & Associates, Inc. believes this amount will be sufficient to pay the operating costs and administrative expenses of the Series, which include:

o   the asset management fee to WNC & Associates, Inc.,

o   expenses attendant to the preparation of tax returns,

o expenses attendant to the preparation and dissemination of reports to the investors, and

o   other investor servicing obligations of the Series.

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


However, liquidity would be adversely affected by unanticipated or greater than anticipated operating costs. Defaults or delays in payment of investor promissory notes could also affect liquidity. Such payments are expected to fund a portion of the working capital reserves. To the extent that working capital reserves are insufficient to satisfy the cash requirements of a Series, additional funds would be sought through bank loans or other institutional financing. A Series may also use any cash distributions received from the local limited partnerships to pay operating or administrative expenses or to replenish or increase working capital reserves.

    Neither Series has the ability to assess its investors to provide additional capital if needed by the Series or its local limited partnerships. Accordingly, if circumstances arise that cause a Series' local limited partnerships to require capital in addition to that contributed by the Series and any equity of the local general partners, the only possible sources of such capital will be:

o   the limited reserves of the Series,

o third-party debt financing, which may not be available as the apartment complexes already will be substantially leveraged,

o   advances of the local general partners,

o   advances of WNC & Associates, Inc.,

o other equity sources, which could adversely affect the Series' interest in tax credits and cash distributions and result in adverse tax consequences to the investors, or

o the sale of the apartment complexes, which could have the same adverse effects as discussed in the preceding bullet.

There can be no assurance that funds from any of such sources would be readily available in sufficient amounts to fund the capital requirements of the local limited partnerships in question. If such funds are not available, the local limited partnerships would risk foreclosure on their apartment complexes. See "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes" and "Investment Objectives and Policies - Use of Leverage."

    The capital needs and resources of each Series are expected to undergo major changes during its first several years of operations as a result of the completion of its offering of Units and its acquisition of investments. Thereafter, a Series' capital needs and resources are expected to be relatively stable. See, however, "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes."


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Year 2000 Issues - the Series and WNC & Associates, Inc.

    Status of Readiness

    Information Technology Systems. Information technology systems include computer hardware and software used to produce financial reports and tax return information. This information is then used to generate reports to investors and regulatory agencies, including the Internal Revenue Service and the Securities and Exchange Commission. The Series will rely on the IT systems of WNC & Associates, Inc. The IT systems of WNC & Associates, Inc. are Year 2000 compliant.

    Non-IT  Systems.  The  Series  also  relies on the  non-IT  systems of WNC &
Associates, Inc. Non-IT systems include machinery and equipment such as telephones, voice mail and electronic postage equipment. Except for one telephone system, the non-IT systems of WNC & Associates, Inc. are Year 2000 compliant. The remedy for that telephone system will be one replacement computer and one software application. Acquisition and installation of those items will be completed in October 1999.

     Service Providers. WNC & Associates, Inc. and the Series also rely on the IT systems and the non-IT systems of service providers. Service providers include:

    o     utility companies,

    o     financial institutions,

    o     telecommunications carriers,

    o     municipalities and other local jurisdictions, and

    o     other outside vendors.

WNC & Associates, Inc. has received oral assurances from its material service providers that their respective IT and non-IT systems are Year 2000 compliant. For these purposes, the material service providers are its:

    o     electrical utility provider,

    o     financial institutions, and

    o     telecommunications carriers.


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


There can be no assurance that the information given by the service providers is correct. There also can be no assurance that the IT and non-IT systems of less-important service providers and outside vendors are Year 2000 compliant.

    Costs to Address Year 2000 Issues

    WNC & Associates, Inc.'s cost to address Year 2000 issues has been less than $20,000. The cost to remedy the telephone system identified above will be less than $5,000. The cost to deal with any Year 2000 issues of service providers and other outside vendors cannot be estimated at this time.

    Risk of Year 2000 Issues

    The most reasonable and likely worst-case Year 2000 scenario for WNC & Associates, Inc. would be business disruption due to the failure of service providers. This disruption would include a delay in performing reporting and fiduciary responsibilities on behalf of a Series. These delays would likely be temporary as the worst case analysis remedy would be to replace the service provider.

Year 2000 Issues - the Local Limited Partnerships

    Status of Readiness

    The local limited partnerships in which the Series will invest have not been identified as of the date of this prospectus. For those investments identified prior to 2000 WNC & Associates, Inc. will obtain Year 2000 certifications from the local general partners. Through the certificates each local general partner will represent that the IT and non-IT systems critical to the operation of the apartment complex and reporting to the Series are Year 2000 compliant. WNC & Associates, Inc. does not anticipate causing a Series to invest in a local limited partnership with Year 2000 non-compliant systems. The certificates will also include a representation that the IT and non-IT systems of:

    o     property management companies,

    o     independent accountants,

    o     electrical utility providers,

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


    o     financial institutions, and

    o     telecommunications carriers

to be used by the local limited partnership will be Year 2000 compliant.

    Costs to Address Year 2000 Issues

    There will be no incremental cost to the Series or WNC & Associates, Inc. as a result of assessing Year 2000 compliance issues for the local limited partnerships. The cost to the local limited partnerships to deal with Year 2000 issues cannot be known at this time.

    Risk of Year 2000 Issues

    The most reasonable and likely worst-case Year 2000 scenario for the local limited partnerships would be business disruption due to the failure of service providers. These disruptions would likely be temporary as the worst case analysis remedy would be to replace the service provider.

                                  LEGAL MATTERS

    Derenthal & Dannhauser, San Francisco, California, counsel for each Series, will pass upon the legality of the Units offered hereby and certain Federal income tax matters.

                                     EXPERTS

    The balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 7 as of June 30, 1999 which is included in this prospectus and in the Registration Statement has been audited by BDO Seidman, LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and is included in reliance upon such report given upon the authority of said firm as an expert in accounting and auditing.

    The consolidated balance sheet of WNC & Associates, Inc. as of August 31, 1998 which is included in this prospectus and in the Registration Statement has been audited by Corbin & Wertz, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and is included in reliance upon such report given upon the authority of said firm as an expert in accounting and auditing.

    The matters of law discussed in the section entitled "Federal Income Tax Considerations" and under the captions "Risks arising from the Internal Revenue Code rules governing tax credits" and "Tax risks other than those relating to tax credits" in the section entitled "Risk Factors" and in the section entitled "The Low Income Housing Tax Credit" as they relate to Federal income tax matters have been reviewed by Derenthal & Dannhauser and are included herein in reliance upon the authority of such firm as experts.

                               FURTHER INFORMATION

    This prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto which the Series have filed with the Securities and Exchange Commission under the Securities Act of 1933, and to which reference is hereby made. Copies of the Registration Statement and exhibits relating thereto are on file at the principal office of the Securities and Exchange Commission at 450 Fifth Street, Northwest, Washington, D.C. 20549, and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge, at the offices of the Commission. The Commission also maintains a website on the Internet that contains all filings respecting the Series. The website is http://www.sec.gov.

                           INDEX TO FINANCIAL STATEMENTS

                                                                            Page

WNC Housing Tax Credit Fund VI, L.P., Series 7

  Report of Independent Certified Public Accountants........................FS-1
  Balance Sheet, June 30, 1999..............................................FS-2
  Notes to Balance Sheet....................................................FS-3

WNC & Associates, Inc.
  Independent Auditors' Report..............................................FS-7
  Consolidated Balance Sheets, February 28, 1999 (Unaudited)
    and August 31, 1998.....................................................FS-8
  Notes to Consolidated Balance Sheets......................................FS-9

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Partners
WNC Housing Tax Credit Fund VI, L.P., Series 7


We have audited the accompanying balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 7, (a California Limited Partnership) (a development-stage enterprise) (the "Partnership"), as of June 30, 1999. The balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of WNC Housing Tax Credit Fund VI, L.P., Series 7 (a California Limited Partnership) (a development-stage enterprise) as of June 30, 1999, in conformity with generally accepted accounting principles.



                                               BDO SEIDMAN, LLP

Orange County, California
August 6, 1999

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                                  BALANCE SHEET

                                  June 30, 1999


                                     ASSETS

Cash                                                                  $    1,100
                                                                      ----------

                                                                      $    1,100
                                                                      ==========

                        LIABILITIES AND PARTNERS' EQUITY

Commitments and contingencies (Note 2)

Partners' equity (Note 1):
   General partner                                                    $      100
   Original limited partner                                                1,000
                                                                      ----------

         Total partners' equity                                            1,100
                                                                      ----------
                                                                      $    1,100
                                                                     ===========



                     See accompanying notes to balance sheet
                                      FS-2

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                             NOTES TO BALANCE SHEET

                                  June 30, 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

WNC Housing Tax Credit Fund VI, L.P., Series 7, (a California Limited Partnership) (the "Partnership") was formed on June 16, 1997 under the laws of the state of California and has not commenced operations. The Partnership was formed to invest primarily in other limited partnerships (the "Local Limited Partnerships") which own and operate multi-family housing complexes (the "Housing Complexes") that are eligible for low income housing tax credits. The local general partners (the "Local General Partners") of each Local Limited Partnership will retain responsibility for maintaining, operating and managing the Housing Complex.

The general partner is WNC & Associates, Inc. (the "General Partner"). Wilfred N. Cooper, Sr., through the Cooper Revocable Trust, owns just less than 66.8% of the outstanding stock of WNC & Associates, Inc. John B. Lester, Jr. is the initial limited partner of the Partnership and owns, through the Lester Family Trust, just less than 28.6% of the outstanding stock of WNC & Associates, Inc. (see Note 2).

The balance sheet includes only activity relating to the business of the Partnership, and does not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

Allocations under the Terms of the Partnership Agreement

The General Partner has a 0.1% interest in operating profits and losses, taxable income and losses, tax credits, and cash available for distribution from the Partnership. The limited partners will be allocated the remaining 99.9% of these items in proportion to their respective investments.

After the limited partners have received proceeds from a sale or refinancing equal to their capital contributions and their return on investment (as defined in the Partnership's First Amended and Restated Agreement of Limited Partnership) and the General Partner has received a subordinated disposition fee (as described in Note 2), any additional sale or refinancing proceeds will be distributed 90% to the limited partners (in proportion to their respective investments) and 10% to the General Partner.

Risks and Uncertainties

The Partnership's investments in Local Limited Partnerships are subject to the risks incident to the management and ownership of low-income housing and to the management and ownership of multi-unit residential real estate. Some of these risks are that the low income housing credit could be recaptured and that neither the Partnership's investments nor the Housing Complexes owned by the Local Limited Partnerships will be readily marketable. To the extent the Housing

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                  June 30, 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes: difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of Local Limited Partnership Interests: limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. The Housing Complexes are or will be subject to mortgage indebtedness. If a Local Limited Partnership does not makes its mortgage payments, the lender could foreclose resulting in a loss of the Housing Complex and low income housing credits. As a limited partner of the Local Limited Partnerships, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships, and will rely totally on the Local General Partners of the Local Limited Partnerships for management of the Local Limited Partnerships. The value of the Partnership's investments will be subject to changes in national and local economic conditions, including unemployment conditions, which could adversely impact vacancy levels, rental payment defaults and operating expenses. This, in turn, could substantially increase the risk of operating losses for the Housing Complexes and the Partnership. In addition, each Local Limited Partnership is subject to risks relating to environmental hazards and natural disasters which might be uninsurable. Because the Partnership's operations will depend on these and other factors beyond the control of the General Partner and the Local General
Partners, there can be no assurance that the anticipated low income housing credits will be available to Limited Partners.

In addition Limited Partners are subject to risks in that the rules governing the low income housing credit are complicated, and the use of credits can be limited. The only material benefit from an investment in Units may be the low income housing credits. There are limits in the transferability of Units, and it is unlikely that a market for Units will develop. All management decisions will be made by the General Partner.

Method of Accounting for Investments in Limited Partnerships

The Partnership intends to account for its investments in limited partnerships using the equity method of accounting, whereby the Partnership will adjust its investment balance for its share of the Local Limited Partnership's results of operations and for any distributions received. The accounting policies of the Local Limited Partnerships are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments will be capitalized as part of the investment and amortized over 15 years (see Note
2).

Losses from Local Limited Partnerships allocated to the Partnership will not be recognized to the extent that the investment balance would be adjusted below zero.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                 June 30, 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Offering Expenses

Offering expenses are expected to consist of underwriting commissions, legal fees, printing, filing and recordation fees, and other costs incurred in connection with the selling of limited partnership interests in the Partnership. The General Partner is obligated to pay all offering and organization costs inclusive of selling commissions and dealer manager fees, in excess of 13% of the total offering proceeds. Offering expenses will be reflected as a reduction of limited partners' capital.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

NOTE 2 - COMMITMENTS AND CONTINGENCIES

The Partnership is offering up to 25,000 limited partnership units at $1,000 per unit (the "Units"). The balance sheet does not include certain Partnership legal, accounting, and other organization and offering costs paid and to be paid by the General Partner and/or affiliates of the General Partner. If the minimum offering amount of $1,400,000 is raised, the Partnership will be required to reimburse the General Partner and/or its affiliates for such fees out of the proceeds of the offering, up to certain maximum levels set forth below. In the event the Partnership is unable to raise the minimum offering amount, the General Partner will absorb all organization and offering costs.

The reader of this financial statement should refer to the WNC Housing Tax Credit Fund VI, L.P., Series 7 and Series 8 prospectus for a more thorough description of the Partnership, and the terms and provisions thereunder.

The Units are being offered by WNC Capital Corporation, a wholly owned subsidiary of the General Partner.

If the minimum offering amount of $1,400,000 is raised, the Partnership will be obligated to the General Partner or affiliates for certain acquisition, management and other fees as set forth below:

         Acquisition and investment management fees up to 7%, as defined, of the gross proceeds from the sale of the Units as compensation for services rendered in connection with the acquisition of Local Limited Partnerships.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                  June 30, 1999


NOTE 2 - COMMITMENTS AND CONTINGENCIES, continued

         A nonaccountable acquisition expense reimbursement equal to 2% of the gross proceeds from the sale of the Units.

         Payment of a nonaccountable organization and offering expense reimbursement, and reimbursement for dealer manager and selling expenses advanced by the General Partner or affiliates on behalf of the Partnership. These reimbursements plus all other organizational and offering expenses, inclusive of sales commissions and dealer manager fees, are not to exceed 13% of the gross proceeds from the sale of Units.

         An annual management fee equal to 0.2% of the invested assets of the Local Limited Partnerships, as defined.

         A subordinated disposition fee in an amount equal to 1% of the sales price of real estate sold by the Local Limited Partnerships. Payment of this fee is subordinated to the limited partners receiving distributions equal to their capital contributions and their return on investment (as defined in the Partnership's First Amended and Restated Agreement of Limited Partnership) and is payable only if services are rendered in the sales effort.

As of June 30, 1999, the General Partner had incurred costs of approximately $128,000 related to the start-up and organization of the Partnership. Upon the commencement of the sale of the Units, such costs will be reimbursed by the Partnership to the General Partner. In the event that the sales of the Units do not meet the minimum offering amount of $1,400,000, these costs will be borne in full by the General Partner.

NOTE 3 - INCOME TAXES

No provision for income taxes will be recorded in the financial statements as any liability for income taxes is the obligation of the partners of the Partnership.

                         INDEPENDENT AUDITORS' REPORT




The Board of Directors
WNC & Associates, Inc.


We have audited the consolidated balance sheet of WNC & Associates, Inc. and subsidiaries (the "Company") as of August 31, 1998. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of WNC & Associates, Inc. and subsidiaries as of August 31, 1998, in conformity with generally accepted accounting principles.



                                              CORBIN  & WERTZ

Irvine, California
October 28, 1998

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                February 28, 1999 (unaudited) and August 31, 1998



                                                            February 28, 1999        August 31, 1998
ASSETS                                                            (unaudited)
                                                            -----------------        ---------------
Cash                                                           $      244,976         $      398,233
Fees receivable                                                     2,463,213              2,350,122
Loans to property developers                                          531,486                544,108
Offering costs advanced                                                49,279                 54,698
Due from partnerships                                               2,820,116              2,220,896
Advances to partnerships                                              584,278                383,420
Deferred income taxes                                                       -                 15,751
Property and equipment, net                                           331,973                359,720
Other assets                                                          321,793                326,072
                                                             ----------------        ---------------

                                                               $    7,347,114         $    6,653,020
                                                             ================        ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Notes payable                                                  $    2,728,000         $    1,400,000
Accounts payable and accrued expenses                                  96,956                227,471
Income taxes payable                                                   26,250                252,733
Interest payable                                                            -                 12,351
Due to partnerships                                                         -                115,007
Deferred revenue                                                      142,608                596,058
Accumulated losses of partnerships in
     excess of investments                                            788,169                738,169
Deferred income taxes                                                 104,340                      -
Capitalized lease obligations                                          39,363                 50,642
                                                            -----------------        ---------------
    Total liabilities                                              3,925,686               3,392,431
                                                            -----------------        ---------------

Commitments and contingencies

Stockholders' equity
Preferred stock, no par value, 1,000,000 shares
    authorized, none issued                                                 -                      -
Common stock, no par value, 1,000,000 shares
    authorized, 104,750 issued and outstanding                        177,677               177,677
Due from officers and stockholders                                   (137,000)             (132,000)
Retained earnings                                                   3,380,751             3,214,912
                                                            -----------------
    Total stockholders' equity                                      3,421,428             3,260,589
                                                            -----------------       ---------------

                                                               $    7,347,114        $    6,653,020
                                                            =================       ================



                     See accompanying notes to consolidated
                                 balance sheets
                                      FS-8

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEETS
                February 28, 1999 (unaudited) and August 31, 1998


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

WNC & Associates, Inc., a California corporation, (the "Company"), acts as a corporate general partner and syndicator of both public and private placement real estate partnerships (the "Partnerships") which invest (either directly or indirectly through other partnership interests) in multi-family housing complexes throughout the United States. The majority of the multi-family housing complexes qualify for low income housing tax credits and are subsidized through various governmental housing assistance programs. The Company's interest in the profits and losses of each Partnership, as general partner, varies between one-tenth and five percent.

Principles of Consolidation

The consolidated balance sheets include the accounts of the Company and its wholly owned subsidiaries, WNC Capital Corporation and WNC Management, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation.

WNC Capital Corporation, a California corporation ("WNC Capital"), is registered with the Securities and Exchange Commission as a broker/dealer in securities. WNC Capital does not carry customer accounts or hold securities for the accounts of its customers. WNC Capital provides wholesaling services to affiliates of the Company. WNC Management, Inc., a California corporation ("WNC Management"), is in the business of providing property management services to government assisted multi-family housing complexes. WNC Management provides property management services to certain affiliates of the Company.

Use of Estimates

The preparation of the consolidated balance sheets in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the consolidated balance sheets. Areas that include significant estimates made by management include, but are not limited to, the collectibility of fees receivable, loans to property developers, offering costs advanced, amounts due from partnerships, advances to partnerships and the determination of deferred revenue and deferred income taxes. Actual results could materially differ from those estimates.

Fair Value of Financial Instruments

The Company's financial instruments, which are reflected in the consolidated balance sheets at their historical cost basis, consist of cash, fees receivable, loans to property developers, offering costs advanced, due from and advances to Partnerships, notes payable, accounts payable and accrued expenses, and due to Partnerships. The estimated fair market values of such instruments could differ from the historical cost basis. Management believes that the carrying amounts of

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEETS
                February 28, 1999 (unaudited) and August 31, 1998


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
                  (continued)

the Company's financial instruments generally approximate their fair market values at February 28, 1999 (unaudited). In the case of certain financial instruments that are non-interest bearing, it was not practical to determine fair values due to the lack of a market for such financial instruments.

Concentration of Credit Risk
----------------------------

The Company, at times, maintains cash balances at certain financial institutions in excess of federally insured amounts.

Risks and Uncertainties
-----------------------

WNC Capital

Net Capital Requirements. WNC Capital, as a broker-dealer, is required under provisions of Rule 15c-1 of the Securities and Exchange Act of 1934 to maintain a ratio of aggregate indebtedness to net capital, as defined, not to exceed 15 to 1. The basic concept of the rule is liquidity, its objective being to require a broker/dealer to have, at all times, liquid assets sufficient to cover its current indebtedness. WNC Capital is also required to maintain a minimum net capital of $5,000 or 6-2/3% of aggregate indebtedness, as defined, whichever is greater. At February 28, 1999, WNC Capital had net capital of $22,738 (unaudited) ($21,269 at August 31, 1998) and a ratio of aggregate indebtedness to net capital, as defined, of 2.68 to 1 (unaudited) (8.56 to 1 at August 31, 1998).

Registration. WNC Capital must register with state departments that govern compliance with securities laws in which WNC Capital does business, as well as comply with each state's rules and regulations. Because of the various compliance laws, there is a risk that one or more regulatory authorities could determine that WNC Capital has not complied with securities laws necessary for it to conduct business in a given state. Regulatory actions, if ever taken, could have a material adverse effect on WNC Capital's financial condition.

Impact of Year 2000

The Company has assessed its exposure to date-sensitive computer systems that may not be operative subsequent to 1999. As a result of this assessment, the Company has executed a plan to minimize the exposure to financial loss and/or disruption of normal business operations that may occur as a result of Year 2000 non-compliant computer systems.

Business Computer Systems. These systems include both computer hardware and software applications relating to operations such as financial reporting. The Company developed a compliance plan for each of its business computer systems, with particular attention given to critical systems. The Company contracted with an outside vendor to evaluate, test and repair such systems. The assessment consisted of determining the compliance with Year 2000 of critical computer

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEETS
                February 28, 1999 (unaudited) and August 31, 1998


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
                  (continued)

software and hardware. Incidences of non-compliance were found with respect to computer software applications and were corrected. The vendor found no instances of non-compliance with respect to computer hardware.

Either local developers/general partners or property management companies maintain the computer systems supporting the operations of the Partnerships and multi-family housing complexes. The Company is in the process of obtaining completed questionnaires from such affiliated entities to assess their respective Year 2000 readiness. The Company intends to identify those entities having systems critical to the operations of the multi-family housing complexes that are not Year 2000 compliant. For such entities having business computer systems which will not be Year 2000 compliant and where the lack of such compliance is determined to have a potential material effect on the Company's financial condition, the Company intends to develop contingency plans which may include changing property management companies.

Outside Vendors. The Company has obtained assurances from its suppliers of electrical power and banking and telecommunication services that their critical systems are all Year 2000 compliant. There exists, however, inherent uncertainty that all systems of outside vendors or other third parties on which the Company, or local general partners and property management companies, rely will be Year 2000 compliant. Therefore, the Company remains susceptible to the consequences of third party critical computer systems being non-compliant.

Personal Computers. The Company has determined that its personal computers and related software critical to its operations are Year 2000 compliant.

Fees Receivable
---------------

Fees receivable consist primarily of syndication fees due from various Partnerships in which the Company acts as general partner. Syndication fees are received as the limited partners make their capital contributions to the Partnerships. Fees receivable also include property management fees earned and uncollected, and a receivable relating to the sale of the Company's interest in certain low income housing tax credits (see Note 2).

Loans to Property Developers
----------------------------

Loans  to  property   developers  are  comprised   of   amounts  loaned  to,  or
deposits made on behalf of, the general partners of limited partnerships in which the Partnerships have or are expected to have an equity interest. All such loans receivable are secured by the respective general partner's interest in the limited partnerships. In the event a property is not acquired, deposits may not be refunded to the Company. At the time management determines that a property will not be acquired and associated deposit will not be recovered, such deposits are written off (see Note 3).

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEETS
                February 28, 1999 (unaudited) and August 31, 1998


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
                  (continued)

Offering Costs Advanced
-----------------------

Offering costs advanced represent amounts that the Company advances to the Partnerships for certain costs and expenses to produce public and private offering materials and to qualify the partnership interests for sale under various state and federal securities laws. Such advances are repaid to the Company from the Partnerships' initial capital proceeds and may be subject to limitations, as defined, in the individual partnership agreements. Amounts advanced by the Company in excess of such limitations and, therefore, written off, were $227,800 for the year ended August 31, 1998. There were no similar write-offs for the six months ended February 28, 1999.

Due from Partnerships
---------------------

Due from Partnerships consists primarily of non-interest bearing amounts advanced to Partnerships. Such amounts are invested by the Partnerships in multi-family housing complexes as capital contributions pursuant to partnership agreements and are due upon the Partnerships' collection of proceeds from sales of Partnership units (see Note 4).

Property and Equipment
----------------------

Property and equipment and improvements that extend the economic life of assets are recorded at cost and are depreciated using the straight-line method over the estimated useful life of the related asset, generally from three to five years. Leasehold improvements and capitalized leases are amortized over the shorter of the life of the lease or estimated useful life of the related asset.

Investments in Partnerships
---------------------------

The Company records its investment in the Partnerships using the equity method, which recognizes the Company's proportionate share of income or loss as an increase or decrease in the investment in the Partnership. As the Company acts as the General Partner, for those Partnerships where recourse losses have occurred in excess of the Company's investment, amounts are recorded as accumulated losses of Partnerships in excess of investments.

Revenue Recognition
-------------------

Syndication fees, which represent fees for selecting, evaluating, structuring, negotiating and closing Partnership investments in multi-family housing complexes, are recognized as income ratably as the Partnerships invest in multi-family housing complexes under the provisions of Statement of Position 92-1 "Accounting for Real Estate Syndication Income." Syndication fees which are collectible, pursuant to the terms of the partnership agreements, which have not been recognized as fee income are deferred. As of February 28, 1999 and August 31, 1998, the amounts of deferred revenue were $0 (unaudited) and $596,058, respectively. Syndication fees from certain private partnerships that were

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEETS
                February 28, 1999 (unaudited) and August 31, 1998


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
                  (continued)

scheduled to be collected more than one year from the Company's year end were discounted to reflect their present value.

Commission revenue earned and related expenses associated with the operations of WNC Capital are recorded when the related services are performed.

Asset management fees, which represent an annual fee for providing administrative and management services for Partnerships and their investments, are recognized as earned and to the extent that such fees are deemed to be collectible, generally on a cash basis. Management fees, which represent WNC Management's property management services, are recorded when earned.

Income Taxes
------------

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting For Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date (see Note 8).


NOTE 2 - FEES RECEIVABLE

Fees receivable from two Partnerships represented 48% (unaudited) and 47% of total fees receivable as of February 28, 1999 and August 31, 1998, respectively. As of August 31, 1998, fees receivable included $1,097,555 of fees due from a Partnership from the sale of tax credits related to the Company's general partnership interests in certain limited partnerships. Such fees were collected in the subsequent period.

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEETS
                February 28, 1999 (unaudited) and August 31, 1998


NOTE 3 - LOANS TO PROPERTY DEVELOPERS

Loans to property developers consist of the following:


                                         February 28, 1999       August 31, 1998
                                            (unaudited)
                                         -----------------       ---------------
Notes receivable due and collected
April 1999, bearing interest at
the Company's borrowing rate (8.0%
at February 28, 1999), secured by
the borrowers' interest in the
properties to be constructed for
which amounts are borrowed                    $    199,978            $   95,100



Notes receivable due and collected
September 1998, bearing interest
at the Company's borrowing rate
secured by the borrowers' interest
in the properties to be constructed
for which amounts are borrowed                           -                95,000



Notes  receivable  past  due and in
the process of being extended,
generally bearing interest at the
Company's  borrowing  rate secured
by the borrowers' interest in the
properties to be constructed for
which amounts are borrowed, net of
provisions for uncollectible amounts
approximating $ 699,000                            331,508               354,008
                                            ---------------       --------------
                                             $     531,486          $    544,108
                                            ===============       ==============


NOTE 4 - DUE FROM PARTNERSHIPS

Due  from   Partnerships   includes  amounts  advanced  to  Partnerships,  which
invest in multi-family housing complexes in advance of limited partner contributions. Amounts due from two Partnerships represented 95% (unaudited) and 67% of the total due from Partnerships as of February 28, 1999 and August 31, 1998, respectively. The Company had collected reimbursements totaling $2,257,085 (unaudited) through March 31, 1999.

Through August 31, 1998 (and February 28, 1999 - unaudited), the Company loaned an aggregate $1,678,151 to a Partnership which invested the funds into a property in Mississippi (the "Property"). The loan proceeds were used to complete the repair of structural defects identified by the Company during 1997. The Property was completed in 1998 and sold to an affiliated Partnership. During 1998, the Company received $700,000 as a partial repayment on the loan from proceeds of the sale. Management estimate an additional $279,000 will be repaid during 1999, in connection with a re-financing of the Property. The balance of the loan was determined to be impaired and was written down in prior periods.

In connection with the partial repayment, the Company was required to establish an escrow account for outstanding mechanics liens totaling $265,682, which is included in due from Partnerships in the consolidated balance sheets.

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEETS
                February 28, 1999 (unaudited) and August 31, 1998


NOTE 4 - DUE FROM PARTNERSHIPS (continued)

Management has determined the estimated possible legal expenses related to the settlement of outstanding mechanics liens to be $140,000, which have been fully provided for in prior periods (see Note 9).

Due  from  partnerships  also  includes  commissions   due  to  WNC   Capital of
$32,301 as of both February 28, 1999 (unaudited) and August 31, 1998, and various expense reimbursements due to WNC Management of $19,200 as of August 31, 1998.


NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:


                                           February 28, 1999     August 31, 1998
                                             (unaudited)
                                           -----------------     ---------------


Furniture, fixtures and computer
     software                                 $      535,070       $     516,617
Leasehold improvements                                38,803              38,803
Equipment under capital leases                       219,017             219,017
     (Note 9)                              -----------------     ---------------
                                                     792,890             774,437

Less: accumulated depreciation
     and amortization                              (460,917)           (414,717)
                                           -----------------     ---------------

                                              $      331,973       $     359,720
                                           =================     ===============


NOTE 6 - OTHER ASSETS

Other assets consist of the following:


                                           February 28, 1999     August 31, 1998
                                           -----------------     ---------------
                                               (unaudited)

Real estate joint venture costs                $     106,991        $    106,991
Deposit on purchase of general
     partner interests                               175,000             200,000
Deposits, advances and other                          39,802              19,081

                                               $     321,793        $    326,072
                                           =================     ===============


The Company assesses the recoverability of other assets by determining whether the balance can be recovered from projected future cash flows that have not been discounted. An impairment usually arises upon the Company's decision not to cause one of its sponsored tax credit programs to invest in a proposed real estate project. At that point, a revised assesment of the debtor's ability to repay the advance, either through performance under guarantees or cash recoverable from the fair market value of the real estate, is made. The amount

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEETS
                February 28, 1999 (unaudited) and August 31, 1998


NOTE 6 - OTHER ASSETS (continued)

of impairment, if any, is measured based on fair value and charged to operations in the period determined by management. Management has determined that the recoverability of real estate joint venture costs and deposits on purchase of general partner interests as of February 28, 1999 (unaudited) and August 31, 1998 to be impaired by $85,236. Such amount was provided during the year ended August 31, 1998.

NOTE 7 - NOTES PAYABLE

The Company has two lines-of-credit with a bank. Line One allows for borrowings of up to $1,500,000 at the bank's index rate plus 0.25% (8.0% at February 28, 1999 - unaudited) and is unsecured. There were borrowings of $828,000 (unaudited) and $1,400,000 outstanding under Line One as of February 28, 1999 and August 31, 1998, respectively. Line Two allows for borrowings of up to $2,500,000 at the bank's index rate plus 0.25% (8.0% at February 28, 1999 - unaudited). Line Two is collateralized by assignments of the Company's interests in Partnership properties to be acquired for which amounts are borrowed. Outstanding balances under Line Two were $1,900,000 ( unaudited) and $0 as of February 28, 1999 and August 31, 1998, respectively.

Outstanding borrowings under the two lines of credit were repaid in full by March 12, 1999 (unaudited), from collection of amounts due from partnerships and fees receivable. The lines of credit are personally guaranteed by the majority stockholder of the Company and mature on April 15, 1999. The lines of credit require the Company to satisfy certain financial covenants and ratios. As of February 28, 1999, the Company was in compliance (unaudited) with all such covenants and ratios.

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEETS
                February 28, 1999 (unaudited) and August 31, 1998

NOTE 8 - INCOME TAXES

The tax effect of significant temporary differences that give rise to the Company's deferred tax liability as of August 31, 1998 are as follows:


Deferred tax assets:
   Deferred revenue                              $     132,436
   Write-down of investments                            41,215
   Reserve for estimating legal costs                   59,976
   Alternative minimum tax credits                     223,956
   Low-income housing tax credits                       86,773
   State taxes                                           4,043
                                                     ---------
                                                       548,399


Deferred tax liabilities:
   Installment sale accounting
     from the sale of tax credits                     (470,193)

   Partnership's taxable income                        (61,645)
   Other                                                  (810)
                                                    -----------
                                                      (532,648)

Deferred income taxes                           $       15,751
                                              =================


As of August 31, 1998, the Company has alternative minimum tax credits available to offset future tax liabilities for federal and state purposes of approximately $171,000 and $53,000, respectively. As of August 31, 1998, the Company has low-income housing tax credits available to offset future tax liabilities for federal and state purposes of approximately $81,000 and $6,000, respectively, expiring through August 2013.

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEETS
                February 28, 1999 (unaudited) and August 31, 1998


NOTE 9 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space, automobiles and furniture under operating leases expiring through February 2002, and certain equipment under capital leases expiring through January 2002. Monthly capital lease payments are approximately $3,700. The leases are non-cancelable and require future minimum lease payments as follows:



     Years ending                                Capital               Operating
     August 31,                                  leases                leases

        1999                                  $   30,504             $   163,095
        2000                                      14,059                  71,961
        2001                                      12,564                  34,972
        2002                                       5,235                  14,707

Total minimum lease payments                      62,362             $   284,735
                                                                    ============
Less: amounts representing interest
   at rates ranging from 9.3% to 12.5%          (11,720)
                                                --------
Present value of future minimum
   capital lease obligations                 $    50,642
                                            ============


Guarantees
----------

The Company is a guarantor of certain bank loans made to the Partnerships. There were no amounts outstanding on such loans as of February 28, 1999 (unaudited) and August 31, 1998. These loans are repaid by the Partnerships as the limited partners make their capital contributions to the respective Partnerships.

Litigation
----------

The Company serves as a limited and general partner to a certain limited partnership. The developed property incurred significant cost overruns due to defects in construction. As a result of such defects, the Company removed and replaced the local general partner. In this capacity, the Company completed construction of the property (see Note 4) and loaned the limited partnership $1,678,151. The limited partnership has filed suit against the architects and contractors. There have been various claims an counterclaims filed against the limited partnership and certain liens placed on the property.

The ultimate outcome of the aforementioned actions is unknown at this time. The Company has reserved an aggregate $839,151 of its due from Partnerships which includes the estimated outcome of various claims filed. Management of the Company does not believe that the additional effect on the consolidated balance sheets upon the ultimate disposition of the aforementioned actions will be material.

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEETS
                February 28, 1999 (unaudited) and August 31, 1998


NOTE 9 - COMMITMENTS AND CONTINGENCIES (continued)

Equity Participation Agreement
---------------------------------

The Company has an equity participation agreement with a key officer of the Company and his spouse. This agreement provided for an investment of $80,000 in 1992 by the Company to acquire a 50% interest in certain property, which was later converted into real property for rental purposes, owned and controlled by the key officer and his spouse. The investment is accounted for under the equity method. Income and losses arising from the operations of the rental property, including the allocation of income and losses upon a sale or refinancing, shall be allocated 50% to the Company and 50% to the key officer and his spouse. Accumulated losses of approximately ($15,000) have been recognized by the Company, and ($15,000) by the key officer and his spouse.

Due from Officers and Stockholders
----------------------------------

The Company's majority stockholder, who is also an officer, has borrowed a total of $95,000 from the Company under a 1993 note bearing interest at 7.5% per annum. An officer and minority stockholder of the Company has borrowed $25,000 from the Company under a 1994 note bearing interest at 7.5% per annum. The maturity date of the notes has been extended annually along with accrued interest to March 31, 2000 (unaudited). The notes, together with accrued interest, are reflected as a reduction of stockholders' equity in the consolidated balance sheets.


NOTE 10 - INTERIM IMFORMATION (Unaudited)

Interim information presented as of February 28, 1999 is unaudited. In the opinion of the Company's management, however, all adjustments necessary for a fair statement of interim financial position have been included in accordance with generally accepted accounting principles. All adjustments are of a normal and recurring nature. The interim information presented is not necessarily indicative of results to be expected for the entire year.

 ****
EXHIBIT A
                            PRIOR PERFORMANCE TABLES


          The tables set forth below present financial information with respect to programs which were sponsored by the Sponsor. Each of these programs is considered to have investment objectives similar to those of the Fund in that they each own interests in local limited partnerships which own properties generating low income housing credits or, in the case of the prior programs included in Table IV and Table V, benefiting from some other form of Government Assistance. However, the principal investment objective of the prior programs included in Table IV and Table V was to provide income tax losses which its investors could use to offset taxable income from other sources. None of these tables are covered by the reports of independent public accountants set forth in this document.

         For additional information as to the investment objectives and policies of such prior programs see "Prior Performance Summary." Additional information concerning prior performance is included in Part II of the Registration
Statement of the Fund and in the Form 10-K annual reports for the public programs which file such reports. Copies of these 10-K Forms are available to any investor upon request to the Sponsor. Any such request should be directed to the attention of Michael L. Dickenson, WNC & Associates, Inc. 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626.

         The purpose of the tables is to provide information on the prior performance of these partnerships so as to permit a prospective purchaser of the Units to evaluate the experience of the Sponsor in sponsoring such limited partnerships. The tables consist of:

         Table I           Experience in Raising and Investing Funds
         Table II          Compensation to Sponsor
         Table III         Operating Results of Prior Programs
         Table IV          Results of Completed Programs
         Table V           Sales or Disposals of Properties


Definitions

The following terms used in the prior performance tables have the following meanings:

"Acquisition Cost" includes all costs related to the acquisition of local limited partnership interests, including equity contributions, acquisition and selection fees payable to the general partners and other fees and expenses incident to the acquisition of local limited partnership interests.

"Capital Contributions" represents the contributions by investors in the prior partnerships.

"GAAP" means generally accepted accounting principles as promulgated in the United States.

"Months to Invest 90% of Amount Available for Investment" means the length of time, in months, from the offering date to the date of the closing of acquisitions of local limited partnerships which, in the aggregate, represented the investment commitment of 90% of the amount available for investment.

"Percent leverage" means mortgage financing divided by total acquisition costs.

         IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THIS OFFERING WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE FOLLOWING TABLES. INVESTORS WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS DESCRIBED IN THE TABLES OR IN ANY OF THE PROPERTIES OWNED BY THE LOCAL LIMITED PARTNERSHIPS IN WHICH THOSE PARTNERSHIPS HAVE INVESTED AS A RESULT OF THE ACQUISITION OF UNITS.

                                     TABLE I

TABLE I provides information regarding the raising and investing of funds by partnerships sponsored by the Sponsor which raised funds during the three-year period ended December 31, 1998. The table presents the aggregate dollar amount of the offering, the percentage of dollars raised which were used to pay offering costs, establish reserves and acquire investments, as well as information regarding the percent of leverage and the timing for both raising and investing funds. The information concerns investor capital contributions as the sole source of funds for investment and excludes the nominal capital contributions by the general partners.






                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                      (January 1, 1996 - December 31, 1998)

                                 PUBLIC OFERINGS

                                        HTCF V-3          %        HTCF V-4 (a)          %      CHTC IV-5 (a)       %


Dollar amount offered                $25,000,000                   $25,000,000                  $25,000,000
                                      ==========                    ==========                   ==========

Dollar amount raised                 $17,554,600      100.0        $21,920,450       100.0      $ 6,254,800     100.0

Less offering expenses:
  Selling commissions & discounts
  paid to non-affiliates (b)           1,064,500        6.1          1,590,100         7.3          297,600       4.8
  Organizational expenses (c)          1,074,100        6.1          1,349,700         6.2          428,500       6.8

Reserves                                 539,100        3.1          1,916,450         8.7          727,600      11.6
                                      ----------        ---          ---------         ---          -------      ----

Percent invested as of
  close of offering                  $14,876,900       84.7        $17,064,200        77.8       $4,801,100      76.8
                                      ==========       ====         ==========        ====        =========      ====

Acquisition costs:
   Prepaid items and fees
   related to purchase of
   local limited partnership
   interest                           $   97,200        0.5         $  167,500         0.7        $   8,700       0.1
   Cash down payments (d)             13,813,700       78.7         15,325,100        69.9        4,431,100      70.9
   Acquisition fees                      966,000        5.5          1,571,600         7.2          361,300       5.8
   Other                                       -        -.-                  -         -.-                -       -.-
                                    ---------------     ---  -----------------         ---  ---------------     ------

Total acquisition cost               $14,876,900       84.7        $17,064,200        77.8       $4,801,100      76.8
                                     ===========       ====         ==========        ====        =========      ====


Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                          69%                           54%                          47%

Date offering commenced                     7/95                          7/96                        11/95

Length of offering (months)                   11                            13                            7

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                      21                            12                           22
-------------------------------

(a) Not all properties have been identified as of December 31, 1998. Therefore uninvested amounts are included in reserves.
(b) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(c) Consists of estimated legal, accounting, printing and other organization and offering expenses paid by the partnership directly or indirectly through the sponsor.
(d) Represents the capital contributions of the partnership paid or the required payments to be paid to the local limited partnerships.


                                       A-4
                                    UNAUDITED






                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                      (January 1, 1996 - December 31, 1998)

                                PUBLIC OFFERINGS

                                                      HTCF VI-5 (a)             %      HTCF VI-6(a)                %

Dollar amount offered                               $25,000,000                         $25,000,000
                                                     ==========                          ==========

Dollar amount raised                                $24,945,400             100.0       $ 6,944,000            100.0

Less offering expenses:
  Selling commissions & discounts
   paid to non-affiliates (b)                         1,710,300               6.9           464,600              6.7
  Organizational expenses (c)                         1,500,000               6.0           404,000              5.8

Reserves                                              1,617,700               6.5                 -              -.-
                                                      ---------               ---       ------------             ---

Percent invested as of
  close of offering                                 $20,117,400              80.6       $ 6,075,400             83.1
                                                     ==========              ====         =========             ====

Acquisition costs:
  Prepaid items and fees
   related to purchase of
   local limited partnership interest                $  169,000               0.7         $  28,800              0.4
  Cash down payments (d)                             18,277,600              73.3         5,889,900             84.8
  Acquisition fees                                    1,670,800               6.7           464,500              6.7
  Other                                                       -               -.-                 -              -.-
                                               -----------------              ---  ----------------              ---

Total acquisition cost                              $20,117,400              80.6       $ 6,383,200             91.9
                                                                             ====         =========             ====

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)

Date offering commenced                                    6/97                                7/98

Length of offering (months)                                  13                                 (e)

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                                     14                                 (e)
-------------------------------

(a) Not all properties have been identified as of December 31, 1998. Therefore uninvested amounts are included in reserves.
(b) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(c) Consists of estimated legal, accounting, printing and other organization and offering expenses paid by the partnership directly or indirectly through the sponsor.
(d) Represents the capital contributions of the partnership paid or the required payments to be paid to the local limited partnerships.
(e) The offering was continuing as of December 31, 1998. Amounts have been invested in excess of amounts raised.


                                      A-5
                                   UNAUDITED




                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                      (January 1, 1996 - December 31, 1998)

                         P R I V A T E  O F F E R I N G S

                                            Three Partnerships                      One Partnership
                                                  Organized in                         Organized in
                                                      1997(a)                  %            1998(a)                %
                                            __________________             _____    _______________            _____

Dollar amount offered                              $67,000,000                          $20,000,000
                                                    ==========                           ==========

Dollar amount raised                               $69,563,300             100.0        $19,566,500            100.0

Less offering expenses:
  Selling commissions & discounts
  paid to non-affiliates (b)                         1,534,500               2.2                  -              0.0
  Organizational expenses (c)                        1,092,800               1.6            440,200              2.3
  Reserves                                           8,261,600              11.9          2,480,300             12.7
                                                     ---------              ----          ---------             ----

Percent invested as of
  close of offering                                $58,674,400              84.3        $16,646,000             85.0
                                                    ==========              ====         ==========             ====

Acquisition costs:
  Prepaid items and fees
    related to purchase of
    local limited partnership interest              $  823,000               1.2         $  339,700              1.7
  Cash down payments (d)                            54,260,400              78.0         15,281,600             78.1
  Acquisition fees                                   2,217,700               3.2            782,700              4.0
  Other                                              1,373,300               2.0            242,000              1.2
                                                     ---------               ---            -------              ---

Total acquisition cost                             $58,674,400              84.3        $16,646,000             85.0
                                                    ==========              ====         ==========             ====

Percent leverage (mortgage
  financing divided by total
  acquisition cost)                                        55%                                  49%

Date offering commenced                                Various                               5/1/98

Length of offering (months)                            Various                                    2

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                               Various                                  N/A
------------------------------

(a) Not all properties have been identified as of December 31, 1998. Therefore uninvested amounts are included in reserves.
(b) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(c) Consists of estimated legal, accounting, printing and other organization and offering expenses paid by the partnership directly or indirectly through the sponsor.
(d) Represents the capital contributions of the partnership paid or the required payments to be paid to the local limited partnerships.

                                       A-6
                                    UNAUDITED

                                    TABLE II

TABLE II presents information concerning the cumulative compensation paid to the Sponsor for the period from January 1, 1996 to December 31, 1998 with respect to programs presented in TABLE I and on an aggregate basis with respect to all other programs which have been sponsored by the Sponsor.



                                    TABLE II

                             COMPENSATION TO SPONSOR

                      (January 1, 1996 - December 31, 1998)

                                PUBLIC OFFERINGS
                                ________________

                                          HTCF V-3       HTCF V-4      CHTC IV-5
                                          ________       ________      _________

Date offering commenced                       7/95           7/96          11/95

Dollar amount raised                   $17,559,000    $21,920,450     $6,253,000

Amount paid to sponsor from
  proceeds of offering: (a)
     Underwriting fees                           -              -              -
     Acquisition fees                      966,000      1,571,600        361,300
     Syndication fee                             -              -              -
     Other                                       -        440,000        130,140

Dollar amount of cash generated
  from operations before
  deducting payments to sponsor             67,206        399,836        178,308

Amount paid to sponsor from operations:
   Property management fees                      -              -              -
   Asset  management fees                  110,000         30,000         10,000
   Reimbursements                                -              -              -
   Leasing commissions                           -              -              -

Dollar amount of property sales
 and refinancing before deducting
 payments to sponsor:
     Cash                                        -              -              -
     Notes                                       -              -              -

Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                     -              -              -
     Subordinated disposition fee                -              -              -
     Other                                       -              -              -
------------------------------------

(a) Represents amounts paid to sponsor which were not reallowed to non-affiliates.



                                      A-8
                                   UNAUDITED




                                    TABLE II

                             COMPENSATION TO SPONSOR

                      (January 1, 1996 - December 31, 1998)

                                PUBLIC OFFERINGS

                                           HTCF VI-5    HTCF VI-6(a)      Ten Other Public
                                                                                  Programs
                                           _________    ____________       _______________
Date offering commenced                         6/97            7/98        1995 and prior

Dollar amount raised                     $24,945,400      $6,944,000          $110,287,500

Amount paid to sponsor from
  proceeds of offering: (b)
     Underwriting fees                             -               -                     -
     Acquisition fees                      1,670,800         464,500                     -
     Syndication fee                               -               -                     -
     Other                                   750,000         199,095                87,169

Dollar amount of cash generated
  From operations before
  Deducting payments to sponsor              256,294           1,554               765,004

Amount paid to sponsor from
operations:
   Property management fees                        -               -                     -
   Partnership management fees (c)                 -               -             1,136,716
   Reimbursements                                  -               -                     -
   Leasing commissions                             -               -                     -

Dollar amount of property sales and
  refinancing before deducting
  payments to sponsor:
     Cash                                          -               -                51,407
     Notes                                         -               -                     -


Amount paid to sponsor from
 property sales and refinancing:
     Real estate commissions                       -               -                     -
     Incentive fee                                 -               -                     -
     Other                                         -               -                     -
------------------------------------

(a) The offering was continuing as of December 31, 1998.
(b) Represents   amounts  paid  to  sponsor   which  were  not   reallowed  to
    non-affiliates.
(c) Partnership management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.




                                       A-9
                                    UNAUDITED





                                    TABLE II

                             COMPENSATION TO SPONSOR

                      (January 1, 1996 - December 31, 1998)

                                PRIVATE OFFERINGS

                                                   Three Partnerships         One Partnership       One Hundred-Three
                                                         Organized in            Organized in           Other Private
                                                                 1997                    1998            Partnerships
                                                   ------------------         ---------------         ---------------

Date offering commenced                                       Various                    5/98            1995 & prior

Dollar amount raised                                      $66,859,433             $19,566,500                     N/A

Amount paid to sponsor from
  proceeds of offering: (a)
     Underwriting fees                                              -                       -                       -
     Acquisition fees                                       2,217,700                 782,661                       -
     Syndication fee                                                -                       -                       -
    Other                                                     540,544                 440,247                       -

Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor                               133,869                   6,947                     N/A

Amount paid to sponsor from operations:
   Property management fees                                         -                       -                       -
   Partnership management fees (b)                            196,300                       -                 286,056
   Reimbursements                                                   -                       -                  58,000
   Leasing commissions                                              -                       -                       -

Dollar amount of property sales and
  refinancing  before  deducting  payments
  to sponsor:
     Cash                                                           -                       -                       -
     Notes                                                          -                       -                       -


Amount paid to sponsor from property sales
  and refinancing:
     Real estate commissions                                        -                       -                       -
     Incentive fee                                                  -                       -                       -
     Other                                                          -                       -                       -
------------------------------------

(a) Represents amounts paid to sponsor which were not reallowed to non-affiliates.
(b) Partnership management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.


                                      A-10
                                    UNAUDITED

                                    TABLE III

TABLE III presents the operating results for all partnerships sponsored by the Sponsor which closed during the five years ended December 31, 1998. The prior partnerships are structured as investment partnerships acquiring interests in operating partnerships. The investment partnerships account for such investments using the equity method of accounting which recognizes each of such partnership's pro rata share of the operating partnership's total income or loss. Revenues generated by the investment partnerships consist substantially of interest on short-term investments. This interest income generally decreases after the initial two years of operations as funds available for investment decrease. This decrease in funds arises from the investment partnership's payments of capital contributions due.

All of the prior public partnerships, one of the prior private partnerships that closed in 1994 and all of the other prior private partnerships report on a GAAP basis and, accordingly, "Cash generated from (used in) operations" is per each program's Statement of Cash Flows. The remaining prior private programs maintain their books and records on the tax basis of accounting and not on a GAAP basis, and "Cash generated from(used in) operations" for such programs is per their respective books and records. The significant difference is that depreciation expense on a tax basis as compared to a GAAP basis is greater in the early years of operations.

Other information included in TABLE III includes data on cash generated from operations and tax and cash distribution information per $1,000 invested, including Tax Credit allocations.











                                      A-11
                                   UNAUDITED


                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                    CHTC III

                                                1994             1995            1996             1997           1998
                                                ----             ----           -----            -----           ----


Gross revenue                              $ 156,271       $  145,959      $   74,947       $   57,279     $   26,577
Less:
   Operating expenses                         86,306          193,916         214,737          204,259        215,744
   Interest                                        -                -               -                -              -
   Depreciation and amortization              41,757           57,466          57,933           58,596         60,464
   Equity in losses of local limited
    partnerships                             352,511        1,155,114       1,132,216        1,028,617        918,787
                                             -------        ---------       ---------        ---------        -------

Net income (loss) - GAAP basis            $(324,303)     $(1,260,537)    $(1,329,939)     $(1,234,193)   $(1,168,418)
                                           ========       ===========     ===========      ===========    ===========

Taxable income (loss) from operations     $(388,247)     $(1,279,818)    $(1,523,381)     $(1,307,843)   $(1,365,735)
                                           =========      ===========     ===========      ===========    ===========
   Taxable income (loss) from sale        $       -      $         -     $         -      $         -    $         -
                                           =========      ===========     ===========      ===========    ===========


Cash generated from(used in) operations   $(225,005)     $    437,400    $   (143,337)    $     (6,960)  $      4,243
Cash generated from sales                         -                 -               -                -              -
Cash generated from refinancing                   -                 -               -                -              -
Less:  Cash distributions to investors            -                 -               -                -        900,000
                                         -----------      -----------     -----------       ----------     ----------

Cash generated (deficiency) after cash
  distributions and special items         $(225,005)       $  437,400    $ (143,337)       $   (6,960)    $ (895,067)
                                           ========           =======      ==========          =======      =========


                                    TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                      (a)  $(28)            $(70)           $(84)            $(72)          $(75)
     From recapture                                -                -               -                -              -
  Capital gain (loss)                              -                -               -                -

Federal tax credits                       (a)    32                95             112              113            113
California tax credits                    (a)    48                85              85               66             17


Cash distributions to investors
  Source (on GAAP basis)
    Investment income                              -                -               -                -              -
    Return of capital
        Price adjusters                            -                -               -                -             35
        Balance of uninvested assets               -                -               -                -             15
  Source (on cash basis)
    Sales                                          -                -               -                -              -
     Refinancing                                   -                -               -                -              -
    Operations                                     -                -               -                -              -


                                      A-12
                                   UNAUDITED


    Other
        Price adjusters                            -                -               -                -             35
        Balance of uninvested assets               -                -               -                -             15
Amount (in percentage terms)
   Remaining   invested   in   program
   local limited  partnerships  at end
   of     year     (original     total
   acquisition  costs  of  investments
   retained  divided by total original
   acquisition     costs     of    all
   properties)                                  100%             100%            100%             100%           100%
--------------------------------

(a) Tax losses and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.







                                      A-13
                                   UNAUDITED



                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                    HTCF IV-1

                                             1994(a)            1995            1996             1997            1998
                                             -------        --------     -----------     ------------      ----------

Gross revenue                              $  85,261       $  68,682      $   51,654       $   25,676      $   27,708
Less:
   Operating expenses                         47,149          55,573          51,467           57,228         123,062
   Interest                                        -               -               -                -               -
   Depreciation and amortization              20,797          30,926          31,032           31,416          31,369
Equity in losses in local partnerships       413,316         727,986       1,023,557          764,430         728,078
                                             -------         -------       ---------          -------         -------

Net income (loss) - GAAP basis            $(396,001)      $(745,803)    $(1,054,402)      $ (827,398)     $ (854,801)
                                           ========        ========      ===========        =========       =========

Taxable income (loss) from operations     $(417,185)      $(874,044)     $ (982,635)     $(1,094,717)    $(1,110,938)
                                           =========       =========       =========      ===========     ===========

Cash generated (used) from operations      $  27,511       $  55,437      $   22,420      $  (51,546)     $  (55,354)
Cash generated from sales                          -               -               -                -               -
Cash generated from refinancing                    -               -               -                -               -

Less: Cash distributions to investors              -               -               -                -               -
                                          ----------      ----------      ----------       ----------      ----------   -

Cash generated (deficiency) after cash
 distributions and special items           $  46,649       $  55,437      $   22,420     $   (51,546)     $  (55,354)
                                              ======          ======          ======        =========        ========


                                    TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                      (b)  $(59)           $(87)           $(97)           $(108)          $(110)
     From recapture                                -               -               -                -               -
  Capital gain(loss)                               -               -               -                -               -


Federal tax credits                       (b)     32             101             136              143             142
California tax credits                             -               -               -                -               -


Cash distributions to investors                    -               -               -                -               -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
(original total acquisition costs
 of properties retained divided
 by total original acquisition
 costs of all properties)                       100%            100%            100%             100%            100%
--------------------------------

(a)      Partial year of operations.
(b) Tax losses and tax credits allocated to an investor in the first year are dependent upon an investor's entry date. Amount shown is that allocated to initial investor.

                                      A-14
                                   UNAUDITED



                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                    HTCT IV-2


                                          1994(a)          1995          1996           1997          1998
                                          -------          ----         -----           ----          ----

Gross revenue                           $   3,475     $ 179,927     $ 161,610      $  74,571     $  47,017
Less:
   Operating expenses                      16,096        57,965        60,777         65,717        65,402
   Interest                                11,173        39,148         5,350              -             -
   Depreciation and amortization            1,638        26,208        40,109         40,823        32,099
Equity in losses in local partnerships    239,118       628,521       628,631        737,115       658,728
                                          -------       -------       -------        -------       -------

Net income (loss) - GAAP basis         $(264,550)    $(571,915)     $(573,257)    $(769,084)    $(709,212)
                                        ========      =========      =========     =========     =========

Taxable income (loss)from operations   $(228,979)    $(702,048)     $(641,050)    $(928,847)    $(895,194)
                                        =========     =========      =========     =========     =========

Cash generated (used)from operations   $ (25,518)     $  54,970      $  60,895     $  52,765     $  26,255
Cash generated from sales                       -             -              -             -             -
Cash generated from refinancing                 -             -              -             -             -

Less: Cash distributions to investors           -             -              -             -             -
                                       ----------    ----------     ----------    ----------     ---------

Cash generated  (deficiency)  after
 cash distributions and special items  $ (25,518)     $  54,970      $  60,895     $  52,765     $  26,255
                                         =======         ======         ======        ======        ======


                              TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                   (b)  $(82)    (b)  $(58)          $(41)         $(59)         $(57)
     From recapture                             -             -              -             -             -
   Capital gain (loss)                          -             -              -             -             -

Federal tax credits                    (b)     21    (b)     70            105           113           124
California tax credits                          -             -              -             -             -


Cash distributions to investors                 -             -              -             -             -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
(original total acquisition costs of
 properties retained divided by
 total original acquisition costs
 of all properties)                          100%          100%           100%          100%          100%
 --------------------------------

(a)      Partial year of operations.
(b) Tax losses and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investor.



                                      A-15
                                   UNAUDITED




                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                    CHTC IV-4

                                              1994(a)           1995         1996         1997         1998
                                              -------       --------     --------     --------     --------

Gross revenue                                $  1,613       $160,888    $ 147,254    $  65,307    $  46,032
Less:
   Operating expenses                              12         41,325       51,488       45,130       49,409
   Interest                                    13,387         79,853            -            -            -
   Depreciation and amortization                    -         16,056       24,865       25,419       25,561
Equity in (income) losses in local
   partnerships                               (2,212)        100,224      528,288      806,639      750,114
                                              -------        -------      -------      -------      -------

Net income (loss) - GAAP basis              $ (9,574)      $(76,570)   $(457,387)   $(811,881)   $(779,052)
                                              =======       ========    =========    =========    =========

Taxable income (loss) from operations       $(11,786)      $(60,108)   $(566,147)   $(778,340)   $(837,679)
                                             ========       ========    =========    =========    =========

Cash generated (used) from operations        $  1,602       $ 26,322    $  95,766    $ 110,356    $  84,603
Cash generated from sales                           -              -            -            -            -
Cash generated from refinancing                     -              -            -            -            -

Less: Cash distributions to investors               -              -            -            -            -
                                             --------      ---------    ---------   ----------  ----------

Cash  generated   (deficiency)  after
 cash distributions and special items        $  1,602       $ 26,322    $  95,766    $ 110,356    $  84,603
                                                =====         ======       ======      =======       ======


                               TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                        (b)  $(12)      (b)  $(9)         $(49)       $(69)       $(72)
     From recapture                                  -              -             -           -           -
  Capital gain (loss)                                -              -             -           -           -

Federal tax credits                                  -      (b)    18            64          86          99
California tax credits                               -      (b)    53            70          91          67

Cash distributions to investors                      -              -             -           -           -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year (original
 total acquisition  costs of
 properties retained divided by
 total original acquisition costs
 of all properties)                               100%           100%          100%        100%        100%
 --------------------------------

(a)      Partial year of operations.
(b) Tax losses and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.


                                      A-16
                                   UNAUDITED



                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                    HTCF V-3

                                                  1995(b)            1996             1997         1998
                                                  -------       ---------        ---------       ---------

Gross revenue                                    $  3,487      $  209,940       $  121,703      $   55,326
Less:
   Operating expenses (a)                          12,379          69,130           66,884          71,627
   Interest                                             -               -                                -
   Depreciation and amortization                      454          23,436           34,605          35,765
Equity in losses in local partnerships                343         185,071          789,697       1,201,184
                                                     ----         -------          -------       ---------
Net income (loss) - GAAP basis                   $  9,689      $ (67,697)      $ (769,483)    $(1,253,250)
                                                   ======        ========        =========     ===========

Taxable income (loss) from  operations            $ 2,522     $ (128,969)     $(1,060,301)    $(1,409,234)
                                                    =====        ========      ===========     ===========


Cash generated (used) from operations             $ 3,402     $ (205,999)       $  102,215      $   60,990
Cash generated from sales                               -               -                -               -
Cash generated from refinancing                         -               -                -               -
Less:  Cash distributions to investors                  -               -                -               -
                                                 --------       ---------        ---------       ---------
Cash  generated  (deficiency)  after
 cash distributions and special items             $ 3,402     $ (205,999)       $  102,215      $   60,990
                                                    =====       =========          =======         =======


                              TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                             (c)   $2      (c)  $(26)            $(58)           $(78)
     From recapture                                     -               -                -               -
  Capital gain (loss)                                   -               -                -               -

Federal tax credits                              (c)    3      (c)     62               84             130
California tax credits                                  -               -                -               -

Cash distributions to investors
  Source (on GAAP basis)
      Investment income                                 -               -                -               -
      Return of capital                                 -               -                -               -
  Source (on cash basis)
      Sales                                             -               -                -               -
      Refinancing                                       -               -                -               -
      Operations                                        -               -                -               -
      Other                                      (d)    5               -                -               -

Amount (in percentage terms) remaining
 invested in program properties at end of
 year (original total acquisition costs of
 properties retained divided by total
 original acquisition costs of all
 properties)                                         100%            100%             100%            100%
 --------------------------------

(a) Operating expenses include reimbursements to the general partner as follows: 1998 - $20,471; 1997 - $12,154; and 1996 - $4,948.
(b)      Partial year of operations.
(c) Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date.
         Amount shown is that allocated to initial investors.
(d) This amount was distributed in 1995 by the general partner and not by the partnership.

                                      A-17
                                   UNAUDITED



                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                    HTCF V-4

                                                              1996(b)                     1997                1998
                                                              -------                ---------             ----------

Gross revenue                                                $ 15,529                $ 225,609             $  231,113
Less:
   Operating expenses (a)                                      30,183                   86,206                 79,139
   Interest                                                         -                        -                      -
   Depreciation and amortization                                2,851                   42,034                 56,694
Equity in losses (income) in local
partnerships                                                   29,329                  334,756              1,004,237
                                                               ------                  -------              ---------

Net income (loss) - GAAP basis                              $(46,834)             $  (109,688)           $  (908,957)
                                                             ========              ===========              =========

Taxable income (loss) from operations                       $(23,166)               $(237,387)          $ (1,154,795)
                                                             ========                =========            ===========

Cash generated (used) from operations                        $  4,010                $  94,732             $  271,094
Cash generated from sales                                           -                        -                      -
Cash generated from refinancing                                     -                        -                      -

Less: Cash distributions to investors                               -                        -                      -
                                                             --------                 --------              ---------           -

Cash generated  (deficiency)  after
 cash distributions and special items                       $   4,010                $  94,732             $  271,094
                                                               ======                   ======                =======


                                    TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                                       (c)     $5                (c)  $(4)                  $(52)
     From recapture                                                 -                        -                      -
  Capital gain (loss)                                               -                        -                      -

Federal tax credits                                        (c)     14                       19                     80
California tax credits                                              -                        -                      -

Cash distributions to investors                                     -                        -                      -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
 (original total acquisition costs
 of properties retained divided by
 total original acquisition costs
 of all properties)                                              100%                     100%                   100%
 --------------------------------

(a) Operating expenses include reimbursements to the general partner as follows: 1998 - $26,929; 1997 - $14,111; and 1996 - $6,812.
(b)      Partial year of operations.
(c) Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date.
         Amount shown is that allocated to initial investors.

                                      A-18
                                   UNAUDITED



                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                    CHTC IV-5


                                                             1996(b)                      1997                1998(c)
                                                             -------                  --------               --------

Gross revenue                                               $ 54,573                 $  78,454              $  65,634
Less:
   Operating expenses (a)                                      1,393                    25,517                 31,241
   Interest                                                        -                         -                      -
   Depreciation and amortization                               7,753                    11,352                 12,319
Equity in losses (income) in local
partnerships                                                    (15)                   146,305                119,048
                                                              ------                  --------                -------

Net income (loss) - GAAP basis                              $ 45,442                $(104,720)             $ (96,974)
                                                              ======                 =========               ========

Taxable income (loss) from operations                       $ 45,427                $ (84,003)             $(198,375)
                                                              ======                  ========              =========

Cash generated (used) from operations                       $159,328                $ (39,216)              $  48,196
Cash generated from sales                                          -                         -                      -
Cash generated from refinancing                                    -                         -                      -

Less: Cash distributions to investors                              -                         -                      -
                                                           ---------                 ----------             ---------

Cash  generated   (deficiency)  after
cash distributions and special items                        $159,328                $ (39,216)               $ 48,196
                                                             =======                  ========                 ======


                                    TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                                        (c)  $10                     $(13)                  $(30)
     From recapture                                                -                         -                      -
  Capital gain (loss)                                              -                         -                      -

Federal tax credits                                                -                        31                     76
California tax credits                                             -                        67                     67

Cash distributions to investors                                    -                         -                      -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year (original
 total acquisition costs of
 properties retained divided by total
 original acquisition costs of all
 properties)                                                    100%                      100%                   100%
--------------------------------

(a) Operating expenses include reimbursements to the general partner as follows: 1998 - $16,045; and 1997 - $4,584.
(b)      Partial year of operations.
(c) Tax income (losses) and tax credits allocated to an investor in the first year are dependent upon an investor's entry date.
         Amount shown is that allocated to initial investors.

                                      A-19
                                   UNAUDITED




                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                                               HTCF VI-5                           HTCF VI-6

                                                        1997(b)                1998                        1998(b)
                                                        -------                -------                     ----------


Gross revenue                                          $ 10,012                286,006                       $  6,003
Less:
   Operating expenses (a)                                 7,843                 75,782                          4,449
   Interest                                                   -                     16                              -
   Depreciation and amortization                          2,256                 47,350                          3,055
Equity in losses (income) in local
partnerships                                            (2,395)                 76,506                       (60,610)
                                                        -------                 ------                       --------

Net income (loss) - GAAP basis                          $ 2,308               $ 86,352                      $(59,109)
                                                          =====                 ======                       ========

Taxable income (loss) from operations                   $ 9,308              $(78,171)                      $ (1,501)
                                                          =====               ========                        =======

Cash generated (used) from operations                  $(2,873)              $ 259,167                       $ 48,196
Cash generated from sales                                     -                      -                              -
Cash generated from refinancing                               -                      -                              -

Less:  Cash distributions to investors                        -                      -                              -
                                                    -----------            -----------                      ---------

Cash generated (deficiency) after cash
  distributions and special items                      $(2,873)               $259,167                       $ 48,196
                                                        =======                =======                         ======

                                    TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                                    (c)  $1              (c)  $(4)                      (c)  $(1)
     From recapture                                           -                      -                              -
  Capital gain (loss)                                         -                      -                              -

Federal tax credits                                           -              (c)    20                              -
California tax credits                                        -                      -                              -

Cash distributions to investors                               -                      -                              -

Amount (in percentage terms) remaining
 invested in program properties at end of
 year (original total acquisition costs
 of properties  retained divided by total
 original acquisition costs of all
 properties)                                               100%                   100%                           100%
--------------------------------

(a) Operating expenses for HTCF VI-5 include reimbursements to the general partner as follows: 1998 - $11,204; and for HTCF VI-6 as follows: 1998
         - $3,300.
(b)      Partial year of operations.
(c) Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date.
         Amount shown is that allocated to initial investors.


                                      A-20
                                   UNAUDITED



                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                   TWO PRIVATE
                          OFFERINGS CLOSED DURING 1994

                                                      1994(a)         1995          1996           1997       1998
                                                      -------    ---------      ---------      --------       -------

Gross revenue                                       $   7,619    $  60,739     $   67,700    $   23,771    $   29,577
Less:
   Operating expenses                                 111,523       89,405         53,699        55,471        51,172
   Interest                                                 -            -              -             -             -
   Depreciation and amortization                        1,305       26,141         37,940        37,490        32,908
Equity in losses in local partnerships                129,171      562,915      1,071,626     1,002,071       949,514
                                                      -------      -------      ---------     ---------       -------

Net  income  (loss) - Tax  basis  for WNC Tax
Credits XXX;  GAAP basis for ITC I                 $(234,380)   $(617,722)   $(1,095,565)  $(1,071,261)  $(1,004,017)
                                                    =========    =========    ===========   ===========   ===========

Taxable income (loss) from operations              $(234,066)   $(797,292)   $(1,310,142)  $(1,299,282)  $(1,235,714)
                                                    =========    ========     ===========   ===========   ===========

Cash generated (used) from operations              $(103,904)   $ (31,420)     $   36,501   $  (47,895)   $  (33,689)
Cash generated from sales                                   -            -              -             -             -
Cash generated from refinancing                             -            -              -             -             -

Less:  Cash distributions to investors                      -            -              -             -             -

Cash generated (deficiency) after cash              ---------    ---------        -------     ---------      --------
  distributions and special items                  $(103,904)   $ (31,420)     $   36,501   $  (47,895)   $  (33,689)
                                                    =========     ========         ======      ========      ========

                                    TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                                      $(23)        $(61)          $(99)        $(96)        $(93)
     From recapture                                           -            -              -            -            -
  Capital gain (loss)                                         -            -              -            -            -

Federal tax credits (b)                                       3           69            130          149          149
Federal historic rehabilitation credits (b)                  31           24              -            -            -
California tax credits (b)                                    -            -              -            -            -

Cash distributions to investors                               -            -              -            -            -

Amount (in percentage terms) remaining
 invested in program properties at end of
 year (original total acquisition costs
 of properties  retained divided by total
 original acquisition costs of all properties)              100%         100%           100%         100%         100%
--------------------------------

(a)      Partial year of operations.
(b)      Weighted average.

                                      A-21
                                   UNAUDITED


                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                   ONE PRIVATE
                           OFFERING CLOSED DURING 1995


                                                        1995(a)              1996              1997            1998
                                                        -------           -------         ---------          ---------

Gross revenue                                          $ 58,335          $ 138,052       $   24,580           $ 2,714
Profit (loss) on sale of
  limited partnership interest                                -                  -                -         (324,184)
Less:
   Operating expenses                                   126,526            102,922          129,739            60,745
   Interest                                                   -                  -                -                 -
   Depreciation and amortization                          6,099             32,616           49,364            49,364
Equity in losses in local partnerships                  161,903            453,545           39,326           747,171
                                                        -------            -------           ------           -------


Net income (loss) -GAAP basis                        $(236,193)        $ (451,031)      $ (893,849)      $(1,178,750)
                                                      =========          =========        =========       ===========

Taxable (income) loss from operations                $(146,497)        $ (716,986)     $(1,232,653)      $(1,066,338)
                                                      --------          ----------      -----------       -----------
Taxable (income) loss from sale of
  local limited partnership interest                 $       0         $        0      $         0       $  (324,184)
                                                      --------          ---------       -----------       ===========

Cash generated (used) from operations                $ (74,596)         $  61,873      $   (91,302)      $   (21,202)
Cash generated from sales                                    -                  -                -           267,885
Cash generated from refinancing                              -                  -                -                 -

Less: Cash distributions to investors                        -                  -                -                 -


Cash generated (deficiency) after                    ----------         ---------        ----------        ---------
 cash distsributions and special items               $ (74,596)         $  61,873      $   (91,302)      $   246,683
                                                       ========            ======          ========          =======


                                    TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                                 (b)  $(10)              $(48)             $(81)            $(71)
     From recapture                                           -                  -                -                 -
  Capital gain (loss)                                         -                  -                -              (22)

Federal tax credits                                  (b)      7                 59              129               147
California tax credits                                        -                  -                -                 1

Cash distributions to investors                               -                  -                -                 -

Amount (in percentage terms)
 remaining invested in program
 properties    at   end   of   year
(original total acquisition costs of
 properties retained divided by
 total original acquisition costs
 of all properties)                                        100%               100%             100%              100%
 --------------------------------

(a)      Partial year of operations.
(b) Tax loss and tax credits allocated to an investor in the first year are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.


                                      A-22
                                   UNAUDITED


                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                                           THREE PRIVATE                           ONE PRIVATE
                                                     OFFERINGS CLOSED DURING 1997         OFFERING CLOSED DURING 1998



                                                     1997(a)                 1998                            1998(a)
                                                     -------                -------                        ----------

Gross revenue                                     $  143,233              $  189,537                        $   7,097
Less:
   Operating expenses                                 49,648                 260,360                           22,150
   Interest                                          355,783               2,152,313                                0
   Depreciation and amortization                     467,061                 106,258                            7,104
Equity in losses in local partnerships               722,387               2,611,409                          162,694
                                                     -------               ---------                          -------

Net income (loss) - GAAP basis                   $(1,451,646)            $(4,940,803)                       $(184,851)
                                                  ===========             ===========                        =========

Taxable (income) loss from operations            $(1,733,726)            $(5,277,673)                       $(157,883)
                                                  ===========             ===========                        =========


Cash generated (used) from operations             $  119,668             $   (80,799)                       $   6,947
Cash generated from sales                                  -                       -                                -
Cash generated from refinancing                            -                       -                                -

Less: Cash distributions to investors                      -                       -                                -


Cash generated  (deficiency)  after                  -------               ---------                          -------
 cash distributions and special items             $  119,668             $  (80,799)                         $  6,947
                                                     =======                ========                            =====


                  TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                               (b) $(26)               (b) $(78)                             $(8)
     From recapture                                        -                       -                                -
  Capital gain (loss)                                      -                       -                                -

Federal tax credits                                (b)    17               (b)    67                                3
Federal historic rehabilitation credits                                                                            19
California tax credits                             (b)     3               (b)    17                                -


Cash distributions to investors                            -                       -                                -

Amount (in percentage terms)
 remaining invested in program
 properties    at   end   of   year
 (original total acquisition costs of
 properties retained divided by
 total original acquisition costs
 of all properties)                                     100%                    100%                             100%
 --------------------------------

(a)      Partial year of operations.
(b)      Weighted average.



                                      A-23
                                   UNAUDITED

                                    TABLE IV

TABLE IV presents the results of programs sponsored by the Sponsor that have completed operations during the five years ended December 31, 1998. One program, Virgin Islands, completed operations and is presented in TABLE V.


















                                      A-24
                                   UNAUDITED


                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

                      (January 1, 1994 - December 31, 1998)

                                                                                                       VIRGIN ISLANDS

                                                                                                       CLEARVIEW APTS (a)

Dollar Amount Raised                                                                                         $705,000
Number of Properties Purchased                                                                                      1
Date of Closing of Offering                                                                                      4/83

Date of First Sale of Property                                                                               12/26/97
Date of Final Sale of Property                                                                               12/26/97

Receivable on Net Purchase Money Financing                                                                 140,000(b)

                  TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

   Federal Income Tax Results:
   Ordinary income (loss)
        from operations                                                                                      $(3,551)
        from recapture                                                                                              -
   Capital Gain                                                                                                 2,963
    Deferred Gain
       Capital                                                                                                    296
       Ordinary                                                                                                     -

Cash Distributions to Investors
    Source (on GAAP basis)
        Investment income                                                                                           -
        Return of capital                                                                                    $127 (c)
    Source (on cash basis)                                                                                          -
       Sales                                                                                                 $127 (c)
       Refinancing                                                                                                  -
       Operations                                                                                                   -
       Other                                                                                                        -
--------------------------------

(a)      This was not a tax credit program.
(b) The program took back a note from the buyer in the principal amount of $140,000, bearing no interest and payable in July 1999. The receivable is presented at face amount and not at discounted current value.
(c) The first installment of $127 per $1,000 invested was made in July 1998. The second and final installment of approximately $196 per $1,000 invested will be made in late 1999 when the buyer's promissory note is expected to be retired.

                                      A-25
                                   UNAUDITED

                                     TABLE V

TABLE V presents the sales or disposals of property by partnerships sponsored by the Sponsor during the three years ended December 31, 1998.


















                                      A-26
                                   UNAUDITED


                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

                      (January 1, 1996 - December 31, 1998)

                                                               ITCF II           SHELTER RESOURCE FUND

                                                        LAMBERT COMMUNITY      FOLSOM GARDEN I       FOLSOM GARDEN II

Date property acquired                                            4/11/97             11/30/83               11/30/83
Date of sale                                                      6/15/98           1/30/97(a)             1/30/97(a)


Selling Price, Net of Closing Costs and
   GAAP Adjustments:

  Cash received (disbursed) net of closing costs              $ 1,400,142         $  (216,345)            $   117,454
  Mortgage  balance and accrued interest at time of sale        2,293,021            1,918,394              1,586,941
  Purchase money mortgage taken back by program                 1,167,578                    -                      -
  Adjustments resulting from application of GAAP                        -                                           -
                                                              -----------         ------------            -----------
   Total                                                     $4,860,741(b)        $1,702,049(b)          $1,704,395(b)
                                                              ============         ============           ============

Cost of Properties Including Closing and Soft Costs

  Original mortgage financing                                  $2,293,021         $  1,200,000           $  1,200,000
  Total acquisition cost, capital
  improvement, closing and soft costs(c)                        2,891,970              369,716                362,120
                                                                ---------              -------            -----------
  Total                                                        $5,184,991         $  1,569,716           $  1,562,120
                                                                =========            =========              =========

Excess (Deficiency) of Property
 Operating Cash Receipts Over Cash
 Expenditures(d)                                               $ (54,000)        $   (27,339)             $   140,954
                                                                 ========            =========                =======
--------------------------------

(a)      Sales were not to related parties.
(b) All taxable income was reported as Section 1231 income. Only Lambert was reported as an installment sale.
(c) Amounts shown do not include pro rata share of original offering costs.
(d) Costs incurred in the administration of the partnership and not related to the operation of the property are not included.

                                      A-27
                                   UNAUDITED



                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

                      (January 1, 1996 - December 31, 1998)

                                                        RIVERSIDE          VIRGIN ISLANDS         BELLE ISLE, LTD

                                                          ALBANY           CLEARVIEW APTS        T. T. APARTMENTS

Date property acquired                                         8/15/85                9/1/83                  8/15/86
Date of sale                                                  10/31/97(a)            12/26/97(a)              12/9/97


Selling  Price,  Net  of  Closing  Costs  and  GAAP
Adjustments:

  Cash received (disbursed) net of closing costs                  $  42,693             $ 105,058            $ 35,200
  Mortgage  balance and accrued interest at time of               1,106,559             2,481,724             855,205
sale
  Purchase money mortgage taken back by program                           0               140,000
  Adjustments resulting from application of GAAP                          -                     -                   -
                                                                 ----------            ----------           ---------
    Total                                                      $1,149,252(b)         $2,726,782(b)         $890,405(b)
                                                               ============          ============          ==========

Cost of Properties Including Closing and Soft Costs

  Original mortgage financing                                    $1,045,489            $2,267,400            $855,000
  Total acquisition cost, capital
  improvement, closing and soft costs(c)                            220,000               442,000             136,800
                                                                    -------               -------             -------
  Total                                                          $1,265,489            $2,709,400            $991,800
                                                                  =========             =========             =======

Excess (Deficiency) of Property
 Operating Cash Receipts Over Cash
 Expenditures(d)                                                 $(150,000)            $(268,000)              $    -
                                                                  =========             =========                   =
--------------------------------

(a)      Sales were not to related parties.
(b)      All taxable income was reported as Section 1231 income.
         Only T.T. Apartments was reported as an installment sale.
(c)      Amounts shown do not include pro rata share of original offering costs.
(d) Costs incurred in the administration of the partnership and not related to the operation of the property are not included.


                                      A-28
                                   UNAUDITED

                                                                       EXHIBIT B



                         WNC HOUSING TAX CREDIT FUND VI

                           FIRST AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                Table of Contents
                                                                            Page
ARTICLE 1         DEFINITIONS............................................... B-5

ARTICLE 2         FORMATION; NAME; PLACE OF BUSINESS;
                  PURPOSE AND TERM..........................................B-19

         Section 2.1       Formation of Partnership.........................B-19
         Section 2.2       Name.............................................B-19
         Section 2.3       Place of Business................................B-19
         Section 2.4       Purpose..........................................B-19
         Section 2.5       Agent for Service of Process.....................B-20
         Section 2.6       Term.............................................B-20

ARTICLE 3         PARTNERS AND CAPITAL......................................B-20

         Section 3.1       General Partner..................................B-20
         Section 3.2       Initial Limited Partner..........................B-21
         Section 3.3       Additional Limited Partners;
                                    Terms of Offering.......................B-21
         Section 3.4       Payment or Return of
                                    Additional Limited Partners' Capital....B-22
         Section 3.5       Liability of Limited Partners....................B-25
         Section 3.6       Miscellaneous....................................B-25

ARTICLE 4         DISTRIBUTIONS OF CASH; ALLOCATIONS OF
                  PROFITS AND LOSSES........................................B-26

         Section 4.1       Distributions of Cash Available for Distribution.B-26

         Section 4.2       Distributions of Sale or Refinancing Proceeds....B-26
         Section 4.3       Profits and Losses...............................B-27
         Section 4.4       Certain Provisions Related to Partnership
                                    Allocations and Distributions...........B-28
         Section 4.5       Allocation of Tax Credits........................B-32
         Section 4.6       Determinations of Allocations and Distributions
                                    Within Classes of Partners..............B-33

ARTICLE 5         RIGHTS, POWERS AND DUTIES OF
                  GENERAL PARTNER...........................................B-34

         Section 5.1       Management of the Partnership....................B-34
         Section 5.2       General Authority of General Partner.............B-35
         Section 5.3       Authority of General Partner and its
                                    Affiliates to Deal with Partnership.....B-40
         Section 5.4       Restrictions on Authority of General Partner.....B-44
         Section 5.5       Duties and Obligations of General Partner........B-47
         Section 5.6       Compensation of Sponsor..........................B-49
         Section 5.7       Other Business of Partners.......................B-51
         Section 5.8       Limitation on Liability of
                                    Sponsor; Indemnification................B-52

ARTICLE 6         ADMISSION OF SUCCESSOR AND ADDITIONAL
                  GENERAL PARTNERS; WITHDRAWAL OF
                  GENERAL PARTNER...........................................B-53

         Section 6.1       Admission of Successor or Additional
                                    General Partners........................B-53
         Section 6.2       Restrictions on Transfer of
                                    General Partner's Interest..............B-54
         Section 6.3       Consent of Limited Partners to
                                    Admission of Successor or
                                    Additional General Partners.............B-55
         Section 6.4       Event of Withdrawal of a General Partner.........B-55
         Section 6.5       Interest and Liability of a Withdrawn
                                    General Partner........................ B-55
         Section 6.6       Valuation and Sale of Interest of
                                    Former General Partner..................B-56

ARTICLE 7         TRANSFERABILITY OF UNITS..................................B-57
         Section 7.1       Right to Transfer Units..........................B-57
         Section 7.2       Restrictions on Transfers........................B-57
         Section 7.3       Assignees and Assignment Procedure...............B-61
         Section 7.4       Substitute Limited Partners......................B-64

ARTICLE 8         DISSOLUTION AND WINDING-UP OF
                  THE PARTNERSHIP...........................................B-64

         Section 8.1       Events Causing Dissolution.......................B-64
         Section 8.2       Liquidation......................................B-65

ARTICLE 9         BOOKS AND RECORDS, ACCOUNTING, REPORTS,
                  TAX ELECTIONS, ETC........................................B-66

         Section 9.1       Books and Records................................B-66
         Section 9.2       Accounting and Fiscal Year.......................B-67
         Section 9.3       Bank Accounts and Temporary Investments..........B-67
         Section 9.4       Reports..........................................B-67
         Section 9.5       Depreciation and Other Tax Elections.............B-69
         Section 9.6       Designation of Tax Matters Partner...............B-69

ARTICLE 10        MEETINGS AND VOTING RIGHTS
                           OF LIMITED PARTNERS..............................B-70

         Section 10.1      Meetings and Actions Without Meetings............B-70
         Section 10.2      Voting Rights of Limited Partners................B-70
         Section 10.3      Limitations on Roll-Ups; Dissenters' Rights......B-71

ARTICLE 11        SPECIAL POWER OF ATTORNEY.................................B-73

ARTICLE 12        AMENDMENTS................................................B-74

         Section 12.1      Adoption of Amendments...........................B-74
         Section 12.2      Filing of Required Documents.....................B-75
         Section 12.3      Required Change of Partnership Name..............B-75

ARTICLE 13        MISCELLANEOUS PROVISIONS..................................B-76

         Section 13.1      Security Interest and Right of Set-Off...........B-76
         Section 13.2      Notices..........................................B-76
         Section 13.3      Execution........................................B-76
         Section 13.4      Binding Effect...................................B-77
         Section 13.5      Applicable Law...................................B-77
         Section 13.6      Counterparts.....................................B-77
         Section 13.7      Separability of Provisions.......................B-77
         Section 13.8      Captions.........................................B-77
         Section 13.9      Mandatory Arbitration............................B-77
         Section 13.10     Partnerships Treated as Separate.................B-78

     FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP dated as of April 1, 1999 among WNC & Associates, Inc., as General Partner, John B. Lester, Jr. as Initial Limited Partner and those Persons who shall hereafter be admitted to the Partnership as Additional Limited Partners, who hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     The following terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article 1. The singular shall include the plural and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context requires.

     "Accountants" means BDO Seidman, LLP, Costa Mesa, California, or such other firm of independent public accountants as from time to time shall be engaged for the Partnership by the General Partner.

     "Acquisition and Investment Management Fees" means the fees to be paid to the Sponsor pursuant to Section 5.6.4 hereof.

     "Acquisition Expenses" means expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition by the Partnership of Local Limited Partnership Interests and the selection and acquisition of Apartment Complexes by the Local Limited Partnerships, whether or not acquired, including the Nonaccountable Acquisition Expense Reimbursement.

     "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the selection or purchase by the Partnership of any Local Limited Partnership Interest, including fees and commissions paid in connection with the investigation of Local Limited Partnerships an interest in which is not acquired by the Partnership, and the purchase, development or construction of an Apartment Complex by a Local Limited Partnership, whether designated as an Acquisition and Investment Management Fee, real estate commission, acquisition fee, finders' fee, selection fee, Development Fee, Construction Fee, nonrecurring management fee, consulting fee or any fee of a similar nature however designated, with the exception of Development Fees and Construction Fees paid to Persons not affiliated with the Sponsor in connection with the actual development and construction of an Apartment Complex. As used herein, a "Development Fee" shall be a fee for the packaging of an Apartment Complex, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances, necessary financing and Tax Credits for the Apartment Complex, either initially or at a later date, and a "Construction Fee" shall be a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide Major Repairs and Rehabilitation for an Apartment Complex.

     "Act" means the California  Revised  Limited  Partnership  Act (Corp.  Code
Section 15611, et seq.), as now in effect and as the same may be amended from time to time hereafter.

     "Additional   Limited   Partners"  means  those  Persons  admitted  to  the
Partnership pursuant to Section 3.3 hereof.

     "Adjusted Capital Account Deficit" means, with respect to each Partner, the deficit balance in his Capital Account as of the end of the relevant fiscal period of the Partnership, after giving effect to the following adjustments:

              (a) Increasing such Capital Account by any amounts such Person is obligated to restore under the standards set by Section 1.704-1(b)(2)(ii)(c) of the Regulations (or is deemed obligated to restore under Section 1.704-2(g)(1) and (i)(5) of the Regulations); and

              (b)  Decreasing  such  Capital  Account by the items  described in
     Section    1.704-    1(b)(2)(ii)(d)(4),     1.704-1(b)(2)(ii)(d)(5)     and
     1.704-1(b)(2)(ii)(d)(6) of the Regulations.

     "Adjusted Capital Contribution" means, for each fiscal period, the Limited Partners' Capital Contribution reduced by all distributions of noninvested funds pursuant to Section 3.4.2 hereof and distributions of Sale or Refinancing Proceeds made to the Limited Partners through the end of such period.

     "Affiliate" or "Affiliated Person" means, when used with reference to a specified Person: (i) any Person who, directly or indirectly, controls or is controlled by or is under common control with the specified Person; (ii) any Person who is an officer or director of, or partner in, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director or partner, or with respect to which the specified Person serves in a similar capacity; (iii) any Person who, directly or indirectly, is the beneficial owner of, or controls, 10% or more of any class of equity securities of, or otherwise has a 10% or more beneficial interest in, the specified Person; or (iv) any Person of which the specified Person is, directly or indirectly, the owner of, or in control of, 10% or more of any class of equity securities, or in which the specified Person has a 10% or more beneficial interest.

     "Agreement" means this First Amended and Restated Agreement of Limited Partnership, as originally executed and as amended or restated from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

     "Apartment Complex" or "Property" means a multi-family residential rental complex owned or under development and rehabilitation by a Local Limited Partnership.

     "Asset Based Fee" means compensation to the Sponsor computed in accordance with Section IV.J. of the NASAA Guidelines. No Asset Based Fee shall be payable to the Sponsor.

     "Asset Management Fee" means the annual fee payable to the General Partner or an Affiliate of the General Partner pursuant to Section 5.6.7.

     "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions: (i) to each Partner's Capital Account there shall be credited such Partner's Capital Contribution, such Partner's distributive share of Profits, and such Partner's share of any items in the nature of income and gain which are specially allocated pursuant to Section 4.4 hereof, and (ii) to each Partner's Capital Account there shall be debited the amount of cash and the net fair market value of property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, and such Partner's share of any items in the nature of expenses or losses which are specially allocated pursuant to Section 4.4 hereof. In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferror to the extent it relates to the transferred interest. Capital Accounts shall be maintained in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv).

     "Capital Contribution" means the total amount of cash contributed to the Partnership (excluding any cash contributed by the General Partner pursuant to the last sentence of Section 3.3.3 hereof) determined without inclusion of any interest or late charges paid on the Promissory Notes and without reduction for any discounts for Discount Investors (prior to the deduction of any Syndication Expenses) by all the Partners or any class of Partners or any one Partner, as the case may be (or the predecessor holders of the Interests of such Partners or

Partner), reduced, in the case of the Limited Partners, by the amount of any funds returned to them pursuant to Section 3.4.2.

     "Cash Available for Distribution" means, with respect to any period, Cash Flow less any amounts set aside from Cash Flow for the restoration or creation of Reserves.

     "Cash Flow" means, with respect to any period, (i) all cash funds provided to the Partnership from Local Limited Partnership operations (exclusive of any proceeds derived from the sale, disposition, financing or refinancing of Apartment Complexes, or other Sale or Refinancing transactions) plus (ii) all cash funds from Partnership operations (including any interest from Promissory Notes), without deduction for depreciation, but after deducting cash funds used to pay all other expenses, Debt Service and capital expenditures.

     "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

     "Competitive" when applied to a fee, commission (other than a real estate or brokerage commission) or other payment for goods supplied or services rendered, means a payment equal to the amount customarily charged by Persons not Affiliated with the payee for such goods or services in the geographic area in which such goods are supplied or services rendered.

     "Competitive Real Estate Commission" means a real estate or brokerage commission paid for the purchase or sale of Property which is reasonable, customary and competitive in light of the size, type and location of the Property.

     "Consent" means either (i) the approval given by vote at a meeting called and held in accordance with the provisions of Section 10.1, or (ii) a prior written approval required or permitted to be given pursuant to this Agreement.

     "Dealer Manager" means WNC Capital Corporation.

     "Dealer Manager Fee" means the fee payable to the Dealer Manager pursuant to Section 5.6.2.

     "Debt Service" means all payments required to be made in connection with any loan to the Partnership or any loan secured by a lien on any of the Apartment Complexes.

     "Deemed Liquidation Distribution" means, with respect to the Limited Partners, as a class, and the General Partner the amount that would be distributed to them as of the end of each fiscal year of the Partnership if the Partnership were dissolved and liquidated and (i) the assets of the Partnership were sold for cash equal to their Federal adjusted tax basis (or their Book Value, where Section 4.4.2 applies); (ii) the liabilities of the Partnership were paid; and (iii) the remaining cash of the Partnership were distributed to such class of Partners in accordance with Section 4.2.1 (and not Section 4.2.2).

     "Discount Investor" means any Additional Limited Partner who has paid or agreed to pay less than $1,000 per Unit subscribed for by him on account of reduced or no selling commissions, reduced Dealer Manager Fees and/or reduced Acquisition and Investment Management Fees attributable to his Units, as specified in the Prospectus under "Terms of the Offering and Plan of Distribution."

     "Economic Risk of Loss" means the extent to which a Partner or Related Person bears the economic risk of loss for a Partnership liability as determined under Treasury Regulation Section 1.752-2.

     "Escrow Agent" means Southern California Bank, Newport Beach, California, or any other escrow agent chosen by the General Partner to hold funds from investors pending their admission to the Partnership.

     "Event of Withdrawal" means the occurrence of any of the following events as to a General Partner: (i) its withdrawal from the Partnership pursuant to
Section 15662 of the Act; (ii) its removal in  accordance  with this  Agreement;
(iii) it (a) makes an assignment for the benefit of creditors, (b) files a voluntary petition in bankruptcy, (c) is adjudged a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding, (d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of itself or of all or any substantial part of its properties; (iv) the lapse of 120 days after the commencement of any proceeding against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if during such period the proceeding has not been dismissed, or the lapse of 90 days after the appointment, without its consent or acquiescence, of a trustee, receiver or liquidator of itself or of all or any substantial part of its properties, if during such period the appointment is not vacated or stayed, or if within 90 days after the expiration of any such stay, the appointment is not vacated;
(v) in the case of a General Partner who is a natural person,  (a) his death, or
(b) the entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his property; (vi) in the case of a General Partner who is acting as a general partner by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);
(vii) in the case of a General Partner which is a separate partnership, the dissolution and commencement of winding up of the separate partnership; (viii) in the case of a General Partner which is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; or (ix) in the case of a General Partner which is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership. Notwithstanding the foregoing, an Event of Withdrawal shall not be deemed to have occurred as to a General Partner under the preceding clause (iv) until 120 days shall have elapsed after Notification has been given to the Limited Partners of the event which, with or without lapse of time, would constitute an event contemplated by such clause.

     "Front-End Fees" means fees and expenses paid by any party for any services rendered during the organizational and acquisition phases of the Partnership, including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses, interest on deferred fees and expenses and any other similar fees, however designated. Front-End Fees which are to be paid pursuant to this Agreement from installment payments on the Promissory Notes shall be paid pro rata as the installment payments are received by the Partnership.

     "General Partner" means WNC & Associates, Inc., or any Person or Persons who, at the time of reference thereto, has been admitted as a successor to any such General Partner or as an additional General Partner, in each such Person's capacity as a general partner. Restrictions placed on the rights and powers of the "General Partner" throughout this Agreement also serve to restrict the rights and powers of the Affiliates of the General Partner.

     "Government Assistance" means any form of Federal, state or local government assistance provided to Properties or their tenants or owners, including mortgage insurance, rental assistance payments, permanent mortgage financing, low interest mortgage loans, interest reduction payments and Tax Credits.

     "Gross Proceeds" means the gross proceeds of the Offering, determined without inclusion of any interest or late charges paid on the Promissory Notes and without reduction for any discounts for Discount Investors.

     "Historic Tax Credit" means the tax credit allowable pursuant to Section 47 of the Code for rehabilitation expenditures incurred with respect to certain qualified buildings.

     "HUD" means the United States Department of Housing and Urban Development or any successor thereto.

     "Independent Expert" means a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

     "Initial Limited Partner" means John B. Lester, Jr.

     "Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement. Reference to a majority, or specified percentage, in interest of the Limited Partners means, Limited Partners whose combined Capital Contribution represents over 50%, or such specified percentage, respectively, of the Capital Contribution of all Limited Partners.

     "Invested Assets" means the sum of the Partnership's Investment in Local Limited Partnership Interests and the Partnership's allocable share of the amount of the mortgage loans on, and other debts related to, the Apartment Complexes owned by such Local Limited Partnerships.

     "Investment   Date"  means  the  date  of  the  final  admission  into  the
Partnership of Additional Limited Partners who purchased Units.

     "Investment in Local Limited Partnership Interests" means the amount of Capital Contributions used by the Partnership to acquire Local Limited Partnership Interests (except that, if a portion of the Partnership's investment in a Local Limited Partnership is used to fund working capital reserves of the Local Limited Partnership, there shall be excluded from this calculation any amount which is used to fund working capital reserves which is in excess of 5% of Gross Proceeds) plus Reserves of the Partnership, except that Reserves in excess of 5% of Gross Proceeds shall not be included, but excluding Front-End Fees. Notwithstanding the preceding, the total amount of Capital Contributions used to fund Partnership Reserves or working capital reserves of the Local Limited Partnerships which shall be included in Investment in Local Limited Partnership Interests shall not exceed 5% of Gross Proceeds.

     "Investor Closing" means a closing at which purchasers of Units are admitted as Additional Limited Partners pursuant to Section 3.3 hereof.

     "Limited Partner" means any Person who is a Limited Partner, whether an Initial Limited Partner, an Additional Limited Partner or a Substitute Limited Partner at the time of reference thereto, in such Person's capacity as a Limited Partner of the Partnership.

     "Local General Partners" (whether or not capitalized) means the Persons who are from time to time general partners (or managers in the cases of limited liability companies) of Local Limited Partnerships, except that where reference is made to Local General Partners in respect of any guaranties or undertakings provided to the Partnership in connection with its investment in a Local Limited Partnership, such term shall mean such Local General Partners at the date of such investment or such other Persons (including Affiliates of such Local General Partners) as actually provide such guaranties and undertakings.

     "Local Limited Partnership" means a limited partnership or a limited liability company which owns or is developing or rehabilitating one or more rental housing projects to be qualified under Section 42(g) and/or Section 47 of the Code.

     "Local Limited Partnership Interest" means the limited partnership interest of the Partnership in a Local Limited Partnership.

     "Low Income Housing Credit" means the tax credit allowable under Section 42 of the Code for a qualified low income housing project.

     "Major Repairs and Rehabilitation" means the repair, rehabilitation or reconstruction of a Property where the aggregate costs of the repair, rehabilitation or reconstruction exceed 10% of the fair market value of the Property at the time of such services.

     "Mortgage" (whether capitalized or not) means any mortgage, deed of trust, or similar security instrument and, where the sense of this Agreement so requires, the indebtedness secured thereby.

     "NASAA Guidelines" means the Statement of Policy Regarding Real Estate Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of this Agreement.

     "Net Proceeds" means the Gross Proceeds less Organizational and Offering Expenses.

     "Nonaccountable Acquisition Expense Reimbursement" means the payment to be made to the General Partner or its Affiliate pursuant to Section 5.6.5 hereof.

     "Nonaccountable O&O Expense Reimbursement" means the payment to be made to the General Partner or its Affiliate pursuant to Section 5.6.3 hereof.

     "Nonrecourse  Deductions"  has the meaning given it in Treasury  Regulation
Section 1.704-2(b)(1).

     "Nonrecourse Liability" means a Partnership liability with respect to which no Partner or Related Person bears the Economic Risk of Loss.

     "Note Capital Contribution" means that portion of a Limited Partner's Capital Contribution, if any, paid in accordance with his Promissory Note.

     "Notification" means a writing, containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person. The date of personal delivery or the date of mailing thereof, as the case may be, shall be deemed the date of giving the Notification.

     "Offering" means, with respect to the Partnership, the offering and sale of its Units pursuant to the Prospectus.

     "Offering Commencement Date" means, with respect to the Offering, the effective date of the registration statement or post-effective amendment thereto filed with the Securities and Exchange Commission which authorizes the commencement of such Offering.

     "Operating Cash Expenses" means, with respect to any fiscal period, the amount of cash disbursed by the Partnership in that period in the ordinary course of business for the payment of its operating expenses, such as expenses for management, on-site property personnel, utilities, repair and maintenance, insurance, investor communications, legal, accounting, statistical and bookkeeping services, use of computing or accounting equipment, travel and telephone expenses, salaries and direct expenses of Partnership employees while engaged in Partnership business, and any other operational and administrative expenses necessary for the prudent operation of the Partnership. Without limiting the generality of the foregoing, Operating Cash Expenses shall include the actual cost of goods, materials and administrative services used for or by the Partnership, whether incurred by the General Partner, an Affiliate of the General Partner or a non-Affiliated Person in performing the foregoing functions. As used in the preceding sentence, actual cost of goods and materials means the actual cost of goods and materials used for or by the Partnership and obtained from entities not Affiliated with the General Partner, and actual cost of administrative services means the pro rata cost of personnel (as if such persons were employees of the Partnership) associated therewith, but in no event to exceed the Competitive amount.

     "Organizational and Offering Expenses" means all expenses incurred in connection with the formation of the Partnership, the registration and qualification of the Units under Federal and state securities laws and the Offering, including selling commissions, the Dealer Manager Fee, the Nonaccountable O&O Expense Reimbursement and all advertising expenses.

     "Partner" means any General Partner or Limited Partner.

     "Partner  Nonrecourse Debt" has the meaning given it in Treasury Regulation
Section 1.704-2(b)(4).

     "Partner Nonrecourse Debt Minimum Gain" means the amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(i)(3).

     "Partnership" means the partnership formed under the terms of this Agreement.

     "Partnership Minimum Gain" means the amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

     "Partnership Register" means the schedule listing the names and addresses of all Limited Partners together with the amounts of their respective Capital Contributions which shall be maintained by the General Partner in accordance with Section 3.3.

     "Person" means any individual, partnership, corporation, trust or other legal entity.

     "Prime Rate" means the prime or reference rate of interest from time to time announced by Southern California Bank as being charged by it on short-term unsecured loans to its most creditworthy customers.

     "Profits" and "Losses" means, for each fiscal year or other relevant period, an amount equal to the Partnership's taxable income or loss for such year or period determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments: (i) any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss; (ii) any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as such pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss; (iii) any adjustment pursuant to
Section 743(b) of the Code shall be allocated solely to the Partner to whom such adjustment relates and shall not be taken into account in computing Profits or Losses; (iv) any gain or loss which would have been realized by the Partnership on the sale of assets distributed in kind to Partners, determined with reference to the fair market value and the adjusted tax basis of such property for Federal income tax purposes immediately prior to such distribution, shall be added to or subtracted from such taxable income or loss; (v) notwithstanding any other provision of this definition, any items that are specially allocated pursuant to
Section 4.4 shall not be taken into account in computing Profits or Losses;  and
(vi) if required, the adjustments specified in Section 4.4.2 shall be taken into account.

     "Promissory Note" means the full recourse promissory note evidencing the deferred installments, if any, of the Capital Contribution required to be made for a Unit.

     "Property Management Fee" means a fee paid for day-to-day professional property management services in connection with the Properties.

     "Prospectus" means the prospectus contained in the registration statement filed with the Securities and Exchange Commission with respect to the Units, in the final form in which said prospectus is filed with said Commission and as thereafter supplemented pursuant to Rule 424 under the Securities Act of 1933, as amended.

     "Purchase Price" means the price paid upon the purchase or sale of a particular Local Limited Partnership Interest or Apartment Complex, as the case may be, including the amount of Acquisition Fees and all liens and mortgages on the Apartment Complex, but excluding points and prepaid interest.

     "RD" means the United States Department of Agriculture, Rural Development, or any successor thereto.

     "Registration Date" has the meaning given it in Section 7.3.2.

     "Related Person" means a Person having a relationship with a Partner that is described in Treasury Regulation Section 1.752-4(b).

     "Reserves" means amounts set aside by the Partnership for working capital or other obligations of the Partnership and contingencies related to the ownership of Local Limited Partnership Interests.

     "Return on Investment" means an annual, cumulative, but not compounded, "return" to the Limited Partners as a class on their Adjusted Capital
Contributions commencing for each Limited Partner on the last day of the calendar quarter during which the Limited Partner's Capital Contribution is received by the Partnership, calculated at the following annual rates: (i) 11% through December 31, 2010, and (ii) 6% for the balance of the Partnership's term.

     "Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include:

     (i) any transaction if the securities of the Partnership have been for at least twelve months traded on a national securities exchange or through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

     (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership, if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) the Limited Partners' voting rights; (b) the term of existence of the Partnership; (c) the terms of compensation of the Sponsor; or (d) the Partnership's investment objectives.

     "Roll-Up Entity" means the partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

     "Sale or Refinancing" means a sale by the Partnership of any Local Limited Partnership Interest, or any other real or personal property of the Partnership, or the Partnership's receipt of the proceeds of a sale or refinancing of an Apartment Complex or any other real or personal property of a Local Limited Partnership.

     "Sale or Refinancing Proceeds" means all cash receipts of the Partnership arising from a Sale or Refinancing less the following:

     (i) the amount paid or to be paid in connection with or as an expense of such Sale or Refinancing, and, with regard to damage recoveries or insurance or condemnation proceeds, the amount paid or to be paid for repairs, replacements or renewals resulting from damage to or partial condemnation of the affected property;

     (ii) the amount applied to the payment of the debts and obligations of the Partnership; and

     (iii) any Reserves funded with such proceeds.

     "SLP Affiliate" means an Affiliate of the General Partner in its capacity as a limited partner (or member in the case of limited liability companies) of Local Limited Partnerships.

     "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership, or any Person who will manage or participate in the management of the Partnership, and any Affiliate of any such Person, but does not include a Person whose only relation with the Partnership is as that of an independent property manager whose only compensation is as such. "Sponsor" does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the Offering. A Person may also be a "Sponsor" of the Partnership by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Partnership, either alone or in conjunction with one or more Persons; (ii) receiving a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services or property; (iii) having a substantial number of relationships and contacts with the Partnership; (iv) possessing significant rights to control Partnership properties (other than Local General Partners whose only association with the Partnership is as such); (v) receiving fees for providing services to the Partnership which are paid on a basis that is not customary in the industry; and (vi) providing goods or services to the Partnership on a basis which was not negotiated at arm's length with the Partnership.

     "State Tax Credits" means any credit permitted by a state's tax and/or revenue laws against income tax liability owed to that state as a result of activities or expenditures relating to low income housing.

     "Subordinated Disposition Fee" means the fee payable to the General Partner
in  connection  with   dispositions   of  Properties   owned  by  Local  Limited
Partnerships pursuant to Section 5.6.8.

     "Substitute Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 7.3 and 7.4 hereof.

     "Syndication Expenses" means all expenditures classified as syndication expenses pursuant to Treasury Regulation Section 1.709-2(b). Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

     "Tax Credits" means any credit permitted under the Code against the Federal income tax liability of any Partner as a result of activities or expenditures of the Partnership or any Local Limited Partnership, including, without limitation, Low Income Housing Credits and Historic Tax Credits.

     "Temporary Investments" means United States Government securities, securities issued or fully guaranteed by United States Government agencies, certificates of deposit and time or demand deposits in, or repurchase agreements constituting obligations of, commercial banks with deposits insured by the Federal Deposit Insurance Corporation and other short-term, highly liquid investments.

     "Treasury Regulation or Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Unit" means the Interest of a Limited Partner attributable to a Capital Contribution of $1,000 (determined without regard to any discounts for Discount Investors).

     "Voluntary Withdrawal" by a General Partner means any withdrawal initiated by the General Partner and includes, but is not limited to, the commencement of an action in bankruptcy by or against such General Partner, and excludes any withdrawal accomplished as the result of a settlement, whether or not incorporated in a decree of a court or administrative agency, between a withdrawing General Partner and one or more of any remaining General Partners, a majority-in-interest of the Limited Partners or any regulatory agency whether a Federal or state agency or a self-regulatory agency, having jurisdiction over the affairs of the Partnership.

                                    ARTICLE 2

              FORMATION; NAME; PLACE OF BUSINESS; PURPOSE AND TERM

     2.1.     Formation of Partnership

     The parties hereto hereby form the Partnership on the terms and conditions set forth herein and pursuant to the provisions of the Act.

     2.2.     Name

     The name of the Partnership shall be "WNC Housing Tax Credit Fund VI, L.P., Series 7," or "WNC Housing Tax Credit Fund VI, L.P., Series 8," as the case may be. The General Partner, in its sole discretion, may change the name of the Partnership at any time and from time to time provided that Notification thereof is given to the Limited Partners within 30 days of the effective date thereof.

     2.3.     Place of Business

     The Partnership shall continuously maintain an office in the State of California which shall constitute its principal office and place of business and at which the records required by Section 15615 of the Act and by Section 9.1 of this Agreement shall be maintained. Such office shall initially be located at 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626, but may be changed from time to time by the General Partner provided that Notification thereof is given to the Limited Partners within 30 days of the effective date thereof.

     The Partnership may maintain additional offices and places of business in other locations selected by the General Partner.

     2.4.     Purpose

     The purpose and  character of the business of the  Partnership  shall be to
acquire,   hold,  sell,  dispose  of  and  otherwise  invest  in  Local  Limited

Partnership  Interests  and to  engage  in  any  other  activities  related   or
incidental thereto. The investment objectives of the Partnership, in order of importance, shall be to:

     (i) provide current tax benefits, primarily in the form of Tax Credits which Limited Partners may use to offset Federal income tax liabilities;

     (ii)  preserve and protect the Partnership's capital; and

     (iii) provide cash distributions from Sale or Refinancing transactions.

     2.5.     Agent for Service of Process

     The Partnership shall continuously maintain an agent for service of process on the Partnership at the Partnership's principal office in the State of California. Such agent shall initially be David N. Shafer, Esq.

     2.6.     Term

     The term of the Partnership shall commence on the date of the filing of its Certificate of Limited Partnership with the office of the Secretary of State of the State of California and shall continue in full force and effect until December 31, 2060, or until the termination and winding up of the Partnership prior to that time pursuant to the provisions of Article 8.

                                    ARTICLE 3

                              PARTNERS AND CAPITAL

     3.1.     General Partner

     The business address of the General Partner is 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626. The General Partner has made a Capital Contribution to the Partnership of $100. The General Partner shall have no personal liability for the repayment of the Capital Contribution of any Limited Partner nor any other obligation to make Capital Contributions, loans or advances to the Partnership.

     3.2.     Initial Limited Partner

     The business address of the Initial Limited Partner is 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626. The Initial Limited Partner has made a Capital Contribution to the Partnership of $1,000. The Initial Limited Partner, as such, shall not be required to make any additional Capital Contribution to the Partnership.

     3.3.     Additional Limited Partners; Terms of Offering

     3.3.1. The Partnership intends to make a public Offering of not more than 25,000 additional Units and shall admit as Limited Partners the Persons whose subscriptions for such Units are accepted by the General Partner (who may refuse to accept any subscription for any reason). The names and the residence, business or mailing addresses of the Additional Limited Partners and their Capital Contributions shall be set forth in the Partnership Register.

     3.3.2. The Capital Contribution required of each Additional Limited Partner shall be not less than $5,000 and may be such greater integral multiple of $1,000 (in each case determined without regard to any discounts for Discount Investors) as such Additional Limited Partner and the General Partner shall agree upon. Notwithstanding the preceding, employees of the General Partner and its Affiliates and/or investors in real estate syndications previously sponsored by the General Partner may make a minimum Capital Contribution of $2,000. Except with respect to subscribers who qualify for, and elect to utilize, the installment payment procedure provided for in Section 3.4.1 below for the payment of up to one-half their Capital Contributions, all of such required Capital Contribution shall be paid in cash at the time of subscription for the Units.

     All subscribers whose subscriptions are acceptable to the General Partner shall be admitted to the Partnership as Additional Limited Partners on or before the last day of the calendar month during which such subscriptions were accepted.

     3.3.3. All cash and Promissory Notes received from subscribers for Units shall be received by the Partnership in trust and deposited in an escrow account with the Escrow Agent. Subscriptions for Units shall be accepted or rejected by the General Partner within 30 days after their receipt by the Partnership. Upon receipt and deposit into escrow of Capital Contributions in the amount of at least $1,400,000, the Escrow Agent shall release to the Partnership such Capital Contributions and the Promissory Notes evidencing any Note Capital Contributions, and the subscribers for such Units shall be admitted to the Partnership as Additional Limited Partners within 15 days after the date of such release. Thereafter, subscribers whose subscriptions are acceptable to the General Partner shall be admitted to the Partnership as Additional Limited Partners on or before the last day of the calendar month during which such subscriptions were accepted. All cash and Promissory Notes deposited by subscribers whose subscriptions are rejected by the General Partner shall be returned to such subscribers within 10 business days after such rejection. If the Escrow Agent does not receive Capital Contributions in the amount of at least $1,400,000 within one year from the Offering Commencement Date, it shall within 30 days thereafter return all cash and Promissory Notes deposited by subscribers for Units. Any interest earned on subscription funds in the hands of the Escrow Agent received by the Escrow Agent from any subscriber for Units shall be paid to such subscriber promptly after the release of such subscription proceeds by the Escrow Agent to the Partnership or to such subscriber, as the case may be. The General Partner, in its sole discretion, may, but is not obligated to, increase the total interest earned by the subscribers on funds held by the Escrow Agent. If so, the amount of the increase in interest will be identified in the Prospectus. Any funds necessary to pay such additional amount shall be contributed to the Partnership by the General Partner.

     3.3.4. The Offering shall be terminated not later than two years from the Offering Commencement Date, and may be terminated earlier at the election of the General Partner.

     3.3.5. To accomplish the purpose of this Section 3.3, the General Partner is hereby authorized to do all things necessary to admit such Additional Limited Partners, including, but not limited to, registering the Units under the Securities Act of 1933, as amended, qualifying the Units for sale with state securities regulatory agencies or perfecting exemptions from qualification, and entering into underwriting or agency arrangements for the Offering upon such terms and conditions as the General Partner may deem advisable.

     3.4.     Payment or Return of Additional Limited Partners' Capital

     3.4.1. (a) Each Limited Partner who subscribes for 20 or more Units may elect to contribute only $500 in cash for each Unit which such Partner acquires, provided that he also shall make a Note Capital Contribution in the amount of $500 for each such Unit. The Note Capital Contribution of each such Limited Partner shall be evidenced by a Promissory Note delivered upon subscription for the Units. Except as set forth below in this section, each Promissory Note shall be payable in one installment of principal on (i) January 31, 2001, if the maker subscribes for his Units between the date hereof and June 30, 2000, (ii) June
30, 2001, if the maker subscribes for his Units between July 1, 2000 and December 31, 2000, or (iii) the later of the date of subscription or January 31, 2002, if the maker subscribes for his Units after December 31, 2000. Each

Promissory Note shall bear interest on the unpaid balance at a rate equal to the one-year Treasury Bill rate, such rate to be determined quarterly. Interest will be payable in arrears on the principal payment date. Notwithstanding the preceding, (i) in connection with subscriptions to 500 or more Units by a single purchaser the General Partner shall have the power, exercisable in its sole discretion, to agree to a different schedule for payment of the Promissory Note, including a schedule which provides for payment in more than one deferred installment, provided that the total purchase price due from such investor is paid within two years following the earlier of (a) the completion of the Offering, or (b) one year following the effective date of the Offering; and (ii) in connection with subscriptions to 500 or more Units by a single corporate purchaser which has a credit rating issued by Standard & Poor's of A or better, the General Partner shall have the power, exercisable in its sole discretion, to agree to a lower interest rate on such investor's Promissory Note, provided that in no event may the interest rate by lower than 3% per annum.

              (b) Each Limited Partner who elects to pay for his Units in the manner described in Section 3.4.1.(a) (an "Installment Contributor Limited Partner") hereby grants to the Partnership a security interest in the Limited Partner's Units to secure all of the Limited Partner's obligations under the Promissory Note, any modifications, renewals or extensions of the Promissory Note and all of the Limited Partner's other obligations under this Section 3.4.1.

              (c) If an Installment Contributor Limited Partner defaults under his Promissory Note or under any modifications, renewals or extensions thereof, at the option of the Partnership, the entire unpaid principal balance of his Promissory Note shall be immediately due and payable, the Promissory Note shall continue to bear interest at the rate set forth in Section 3.4.1(a), a late charge shall be imposed in an amount equal to 5% of any delinquent payment and the Partnership shall be entitled to retain and, in any event, set off against the amount owed to the Partnership by the defaulting Limited Partner, all distributions attributable to the Units of the defaulting Limited Partner. In addition, the Partnership may pursue any remedy available (including those available under the provisions of the Uniform Commercial Code) or in equity to collect, enforce and satisfy the obligations of the defaulting Limited Partner, including the filing of a suit to obtain a judgment against the defaulting Limited Partner.

     The defaulting Limited Partner shall pay to the Partnership all costs incurred by the Partnership in enforcing the Promissory Note, including but not limited to costs of obtaining money damages and attorneys' fees. Each Installment Contributor Limited Partner acknowledges that the Partnership may pledge his Promissory Note as collateral security for Partnership debt. In the event of a default under the Promissory Note, the Partnership or any other holder of the Promissory Note, as applicable, may foreclose upon the defaulting Limited Partner's interest in the Partnership and sell the Units in a commercially reasonable manner to non-defaulting Limited Partners or to other qualified investors on terms approved by the Partnership or any holder of the Promissory Note. It is acknowledged by each Installment Contributor Limited Partner that the purchase of the Units is a suitable investment only for Persons meeting certain suitability standards and that it will be difficult for the Partnership to find a suitable purchaser of the Units and to make adequate disclosure of all of the then existing risks of the investment to prospective purchasers. The General Partner and its Affiliates may (but are not obligated to) purchase any such Units, but only if such Units have first been offered to the non-defaulting Limited Partners. If Units are offered to non-defaulting Limited Partners, they will be sold on a first-come, first-sold basis in increments of whole Units only.

     Each Installment Contributor Limited Partner agrees that in the event of a default under his Promissory Note and a foreclosure and sale of his Units by the Partnership or any holder of his Promissory Note, as applicable, the purchaser of the Units in such a sale may be substituted as a Limited Partner in place of the defaulting Limited Partner without any further consent being required from the defaulting Limited Partner, and specifically authorizes the General Partner to execute on his behalf any amendment to this Agreement or other documentation necessary to effect the substitution. Units acquired by the Partnership through a foreclosure sale or otherwise may be reissued by the Partnership.

     Each  Promissory  Note shall (i) be made with full  recourse  to the maker;
(ii) not be a negotiable instrument; (iii) be assignable only subject to the defenses of the maker; (iv) be subject to venue for collection in the jurisdiction in which the Installment Contributor Limited Partner resides; (v) except as set forth below in this section, not be sold by the Partnership prior to maturity; (vi) provide that a default in a payment due shall not occur until 30 days after its due date; provided, that until 30 days after default and notice thereof and intent to foreclose has been given to the defaulting Limited Partner, such Limited Partner shall have the right to cure such default with interest due thereon without suffering any reduction in Interest in the Partnership and the Partnership may not commence proceedings to enforce its security interest in the defaulting Limited Partner's Units; (vii) not contain any provision authorizing a confession of judgment; and (viii) be prepayable at any time in whole (but not in part) without penalty. Subject to the foregoing, the Partnership may pledge and grant security interests in Promissory Notes as security for any Partnership obligation. Notwithstanding the preceding, the General Partner shall have the power, exercisable in its sole discretion, to sell the Promissory Note of any corporate investor, provided that such investor has a credit rating issued by Standard & Poor's of A or better.

     3.4.2. In the event that any portion of the amount available for Investment in Local Limited Partnership Interests is not so invested within the later of
(i) 24 months after the Offering Commencement Date, or (ii) 12 months after termination of the Offering, such uninvested portion (except for Reserves) shall be distributed to the Limited Partners who invested in the Partnership as a return of capital. In addition, in order to refund to the Limited Partners the amount of Front-End Fees attributable to such returned capital, the General Partner shall contribute to the Partnership and the Partnership shall distribute pro rata to the Limited Partners the amount by which the quotient of (i) the amount of uninvested capital distributed pursuant to the foregoing sentence, divided by (ii) the percentage of the Capital Contributions which remain after payment of all Front-End Fees, exceeds the uninvested capital so distributed. Any funds (i) with respect to the investment of which the Partnership has executed a written agreement in principle, commitment letter, letter of intent or understanding, option agreement or other similar understanding or contract, or (ii) which the Partnership has set aside or temporarily invested for Reserves or to fund capital contributions to any Local Limited Partnerships as of the later of (iii) the date 24 months after the Offering Commencement Date or (iv) the date 12 months after termination of the Offering will be deemed invested on that date and will not subsequently be returned to the Limited Partners even if investment of such funds is not consummated or the contingent payments are not made.

     3.5.     Liability of Limited Partners

     3.5.1. A Limited Partner shall be liable only to make his Capital Contribution, including his Note Capital Contribution, and shall not be liable for the debts, liabilities, contracts or any other obligations of the Partnership.

     3.5.2. A Limited Partner may be obligated to return a distribution of cash or other property received by him from the Partnership to the extent that, immediately after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to Limited Partners on account of their Interests in the Partnership and liabilities as to which recourse of the creditors is limited to specified property of the Partnership, exceed the fair value of the Partnership's assets, provided that the fair value of any Property that is subject to a liability as to which recourse of creditors is so limited shall be included in the Partnership's assets only to the extent that the fair value of the Property exceeds the liability.

     3.6.     Miscellaneous

     3.6.1. No Partner shall be paid interest on any Capital Contribution.

     3.6.2. No Partner shall have the right to withdraw prior to the dissolution and winding up of the Partnership or to receive any return of his Capital Contribution except as specifically provided in Article 4 and Sections 3.4.2 and
8.2. No Capital Contribution may be returned in the form of property other than cash, except as specifically provided in Section 8.2.

     3.6.3. After its issuance by the Partnership, no Unit shall be subject to Assessment. For these purposes, the term "Assessment" means additional amounts of capital which may be mandatorily required of or paid at the option of a Limited Partner beyond his subscription commitment. The term "Assessment" does not mean a Limited Partner's Note Capital Contribution.

                                    ARTICLE 4

                      DISTRIBUTIONS OF CASH; ALLOCATIONS OF PROFITS AND LOSSES

     4.1.     Distributions of Cash Available for Distribution

     Any Cash Available for Distribution at the end of any fiscal year shall be distributed, within 120 days after the end of such fiscal year, 99.9% to the Limited Partners and 0.1% to the General Partner.

     4.2.     Distributions of Sale or Refinancing Proceeds

     4.2.1. Subject to other provisions of this Section 4.2, all Sale or Refinancing Proceeds, to the extent not used to acquire Local Limited Partnership Interests as permitted by Section 5.4.1(x), shall be distributed in the following amounts and order of priority:

     (i) First, to the Limited Partners until they have received (a) their Adjusted Capital Contributions, plus (b) their Return on Investment minus (i) any cash distributed by the Partnership to the Limited Partners pursuant to
Section 4.1 or this Section 4.2.1(i)(b) on or before the close of the year in which the distribution of Sale or Refinancing Proceeds occurs, and (ii) an amount equal to the Tax Credits allocated to the Limited Partners on or before the close of such year (reduced by any recapture thereof arising other than as a result of the disposition of a Unit by a Limited Partner);

     (ii) Second, to the General Partner in an amount equal to (a) its Capital Contribution minus (b) any amounts previously distributed to it from Sale or Refinancing Proceeds; and

     (iii)  Third  (after  payment  of  any  accrued  but  unpaid   Subordinated
Disposition Fee), the balance 90% to the Limited Partners and 10% to the General Partner.

     4.2.2. Upon termination and winding up of the Partnership, after payment of, or adequate provision for, the debts and obligations of the Partnership, and the funding of any Reserves deemed reasonable by the General Partner, the remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in the ratio of their respective positive Capital Accounts to the sum of all such positive Capital Accounts. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments in accordance with this Article 4 resulting from Partnership operations and from all Sales or Refinancings.

     4.2.3. Notwithstanding any other provision of this Agreement to the contrary, the interest of the General Partner and of its Affiliates in cash to be distributed by the Partnership or by any Local Limited Partnership from Cash Available for Distribution, from Sale or Refinancing Proceeds, or from similar sources in the case of a Local Limited Partnership, will not exceed, in the case of Cash Available for Distribution, 10% of total Cash Available for Distribution and, in the case of Sale or Refinancing Proceeds, after the payment to Limited Partners of an amount equal to 100% of their Capital Contributions and their
Return on Investment, 15% of remaining Sale or Refinancing Proceeds. Furthermore, the interest of the General Partner and its Affiliates as Local General Partners and/or as the SLP Affiliate in operating cash flow of all Local Limited Partnerships, plus the Asset Management Fee payable pursuant to Section 5.6.7, will not in any year exceed an amount equal to 0.5% of that portion of Invested Assets in Local Limited Partnerships which are attributable to apartment units receiving Government Assistance.

     4.3.     Profits and Losses

     After taking into account all special allocations and otherwise adjusting the Partners' Capital Accounts in accordance with the applicable provisions of
Section 4.4, any remaining Profits and Losses shall be allocated among the Partners in accordance with this Section 4.3.

     4.3.1. If there is an aggregate Loss remaining, such remaining aggregate Loss shall be allocated 99.9% to the Limited Partners and 0.1% to the General Partner. Notwithstanding the preceding, the Losses allocated pursuant to the preceding sentence shall not exceed the maximum amount of Losses that can be so allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses, the limitation set forth herein shall be applied on a Partner by Partner basis so as to allocate the maximum permissible Losses to each Partner.

     4.3.2. If there is an aggregate Profit remaining, such remaining aggregate Profit shall be allocated:

     (i) First, in the event that the Limited Partners have an aggregate positive Capital Account balance and the General Partner has a negative Capital Account balance or vice versa, to the class of Partners with and to the extent of such negative balances;

     (ii) Second, to the extent of the aggregate negative Capital Account balances of the Partners, to the Limited Partners and the General Partner in such manner and amount as is necessary to cause the negative Capital Account balances of such Partners, as so adjusted, to be in the ratio of 99.9% to the Limited Partners and 0.1% to the General Partner; and

     (iii) Third, to the Limited Partners and the General Partner in such manner and amount as is necessary to cause the positive Capital Account balances of the Partners to be equal to such Partners' Deemed Liquidation Distributions.

     4.3.3. Whenever in this Section 4.3 a reference is made to the Limited Partners, such reference shall be deemed to be a reference to the Limited Partners as a class.

     4.3.4. Profits and Losses and the amount of any expenditure giving rise to a Tax Credit shall be determined and allocated with respect to each fiscal year of the Partnership as of, and within 75 days after, the end of such year.

     4.4.     Certain Provisions Related to Partnership Allocations and
              Distributions

     4.4.1.(i) If the Partnership is advised at any time by its Accountants or counsel that the allocations of Profits and Losses and/or Tax Credits are unlikely to be respected for Federal income tax purposes, the General Partner is authorized and empowered, without any Consent of Limited Partners, to amend this Agreement to cure such defect.

     (ii) Notwithstanding anything to the contrary, until the expiration of five years after the last Apartment Complex qualifying for the Historic Tax Credit has been placed in service, nothing in Section 4.3 or this Section 4.4.1 is intended to, or shall, cause Profits to be allocated in any manner other than 99.9% to the Limited Partners and 0.1% to the General Partner.

     4.4.2. The Partners acknowledge that under certain circumstances specified in the Treasury Regulations, the allocations of taxable income or loss and any item thereof may not be respected for Federal income tax purposes, unless the assets of the Partnership are revalued to reflect their fair market value and the Capital Accounts of the Partners are properly adjusted to reflect the difference between this fair market value (referred to herein as the "Book Value") and the Partnership's tax basis in such assets (or, in the case of a prior revaluation, the Partnership's prior Book Value). The circumstances in which such revaluation may be required include, without limitation, the contribution of property (other than cash) to the Partnership by a Partner and certain distributions of property by the Partnership to a Partner. This Agreement does not permit or provide for the contribution of property (other than cash) to the Partnership and does not provide for the distribution of property (other than cash) to the Partners, except for distributions to a liquidating trust for the Partners under Section 8.2.2. However, in the event that the Treasury Regulations are determined to require such a revaluation, the Capital Accounts of the Partners shall be properly adjusted to reflect such revaluation and the effect of such contribution or distribution on liabilities that the recipient assumes or to which the revalued property is subject. Any allocation of Profits and Losses and any adjustment to the Partners' Capital Accounts required by the Treasury Regulations as a result of such required revaluation, or any subsequent allocations of Profits and Losses, shall be made in accordance with Treasury Regulations under Code Sections 704(b) and 704(c).

     4.4.3.(i) In the event any Limited Partners unexpectedly receive any adjustments, allocations, or distributions described in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d)(4)- (ii)(d)(6), items of Partnership income and gain (consisting of a pro rata portion of each item of the Partnership's income, including gross income, and gain for such year) shall be specially allocated to such Partners in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations, or distributions as quickly as possible.

     (ii) In the event the adjusted tax basis of any investment tax credit property that has been placed in service by the Partnership is increased pursuant to Section 50(c)(2) of the Code, such increase shall be allocated among the Partners (as an item in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such Property is shared among the Partners.

     (iii) The Capital Account of each Limited Partner shall be reduced by a charge equal to the amount of the selling commission paid by the Partnership to the soliciting dealers that is properly allocable to the Units held by such Limited Partner. Notwithstanding any provision of this Agreement to the contrary, the Partnership shall be deemed to have distributed to each Limited

Partner, and the Capital Account of each Limited Partner shall be reduced by a charge equal to, the excess of a 7% selling commission over the amount charged such Limited Partner's Capital Account as a selling commission in accordance with the preceding sentence (the "Discount"). Any deemed distribution pursuant to this Section 4.4.3(iii) shall not be deemed a return of a Partner's Capital Contribution, but rather shall be deemed to be a compromise within the meaning of Section 15636(c) of the Act, and no Partner shall be obligated to pay any such amount to or for the benefit of the Partnership or any creditor of the Partnership. With respect to each Discount Investor: (a) the Capital Contribution of such Investor shall be deemed to be equal to $1,000 for each Unit purchased; (b) the amount of the selling commission paid by the Partnership that is properly allocable to the Units held by such Investor shall be deemed to be the reduced selling commission; and (c) such Investor shall not receive an actual distribution but shall be deemed to have received a distribution pursuant to this Section 4.4.3(iii) equal to the Discount. All other Syndication Expenses for any fiscal year or other period shall be specially allocated to the Limited Partners in proportion to their Units, provided that if additional Limited Partners are admitted to the Partnership pursuant to Section 3.3 hereof on different dates, all of such other Syndication Expenses shall be divided among the Partners who own Units from time to time so that, to the extent possible, the cumulative amount of such other Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the General Partner shall determine that such result is not likely to be achieved through future allocations of such other Syndication Expenses, the General Partner may allocate a portion of Profits and Losses so as to achieve the same effect on the Capital Accounts of the Limited Partners.

     (iv) Any reduction in the adjusted tax basis (or cost) of Partnership property pursuant to Section 50(c)(1) of the Code shall be allocated among the Partners (as an item in the nature of expenses or losses) in the same proportions as the basis (or cost) of such property is allocated pursuant to Treasury Regulation Section 1.46-3(f)(2)(i).

     (v) (a) Except as otherwise provided in Treasury Regulation Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during a fiscal year of the Partnership, each Partner shall be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Partner's share of the net decrease in Partnership Minimum Gain during such year.

              (b) Except as otherwise provided in Treasury Regulation Section 1.704-2(h), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during a fiscal year of the Partnership determined in accordance with the principles of Section 1.704-2(i) of the Regulations, each Partner who had a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such year shall be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain during such year that is allocable (in accordance with the principles set forth in Treasury Regulation Section 1.704-2(i)) to the disposition of Partnership property subject to the related Partner Nonrecourse Debt.

     (vi) The allocations set forth in Sections 4.4.2 and 4.4.3 hereof, other than this Section 4.4.3(vi) (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this
Section  4.4.3(vi).  Therefore,  notwithstanding  any  other  provision  of this
Article 4 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deductions in whatever amount it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to the provisions of this Article 4 other than the Regulatory Allocations. In exercising its discretion under this
Section 4.4.3(vi), the General Partner shall take into account future Regulatory Allocations under Section 4.4.3(v)(a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 4.4.3(vii) and (viii).

     (vii) Any deduction attributable to Partner Nonrecourse Debt shall be allocated to the Partners that bear the Economic Risk of Loss for the Partner Nonrecourse Debt.

     (viii) Nonrecourse Deductions shall be allocated 99.9% to the Limited Partners and 0.1% to the General Partner.

     4.4.4. For the purpose of making any allocation of Profit and Loss, the Capital Account of each Partner shall first be deemed to have been reduced by the amount of any distribution that, at the end of the fiscal year of the Partnership with respect to which such allocation is to be made, was reasonably anticipated to be made to such Partner pursuant to Section 4.1 or Section 4.2.1, except to the extent that, in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(6), the General Partner reasonably anticipates that the Partnership will subsequently have offsetting income or gains.

     4.4.5. To the extent that any amount of gain from the sale or other disposition of a Property is treated as gain subject to the provisions of
Section 1245 or 1250 of the Code (other than as a result of the application of Section 291 of the Code), such gain shall be allocated between the Limited Partners, as a class, and the General Partner in the manner and amount necessary to offset the amount of depreciation previously allocated to them that is being recaptured as a result of such sale or other disposition (including any amount so treated as a result of the application of Section 50(c) of the Code); provided, however, that nothing in this Section 4.4.5 shall alter the aggregate amount of Profits and Losses allocable to any Partner pursuant to this Article 4, and the character of other items included in such Profits and Losses for the relevant period shall be appropriately adjusted to give effect to this provision.

     4.4.6. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any distribution to, or allocable share of, the Partners shall be treated as amounts distributed to the Partners pursuant to this Article 4 for all purposes under this Agreement. The General Partner may allocate any such amounts among the Limited Partners in any manner that is in accordance with applicable law.

     4.4.7. Where relevant in determining the allocation of Profits and Losses among the Partners, including the character of any amount so allocated, such Profits and Losses arising other than from a Sale or Refinancing shall be allocated among the Partners before the allocation of such Profits and Losses from a Sale or Refinancing, and where more than one Sale or Refinancing occurs during the fiscal year, Profits and Losses from such transactions shall be allocated among the Partners in chronological order.

     4.4.8. To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the General Partner shall endeavor to treat Partnership distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Limited Partner.

     4.4.9 Any interest income recognized by the Partnership in connection with payments to the Partnership pursuant to a Promissory Note shall be allocated to the Limited Partner which delivered such Promissory Note to the Partnership (or his successor in interest).

     4.5.     Allocation of Tax Credits

     4.5.1. Except as provided in Section 4.5.2, in accordance with Treasury Regulation Section 1.704-1(b)(4)(ii), all expenditures giving rise to the allowance of any Tax Credits shall be allocated among the Partners in the manner in which the deductions arising from such expenditures are allocated among the Partners for the relevant taxable year, it being the intention of the Partners that such expenditures, including, without limitation, expenditures giving rise to the allowance of Low Income Housing Credits, be allocated 99.9% to the Limited Partners, as a class, and 0.1% to the General Partner.

     4.5.2. For purposes of the investment tax credit, including the Historic Tax Credit, each Partner shall be allocated a share of the Partnership's basis in the property qualifying for the investment tax credit. Each Partner's share of such basis shall be determined in accordance with the ratio in which the Partners are allocated Profits of the Partnership (other than Profits from a Sale or Refinancing) for the year during which the property is placed in service. If the Partnership realizes no Profits during such year, then such share of such basis shall be determined in accordance with the ratio in which the next dollar of such Profits would have been allocated if such Profits had been realized.

     4.5.3. Any recapture of any Tax Credits shall be allocated between the Limited Partners, as a class, and the General Partner in the same manner in which they shared the Tax Credits.

     4.5.4. Notwithstanding Section 4.5.3, in the case of any recapture of any Tax Credits resulting from the sale, exchange, transfer or assignment of any Units, the Limited Partners holding such Units prior to the sale, exchange, transfer or assignment shall indemnify the Partnership and the Partners not transferring their Units for the consequences of such recapture in the proportion in which such transferred Units shared the Tax Credits.

     4.6.     Determinations of Allocations and Distributions
              Within Classes of Partners

     4.6.1. All Cash Available for Distribution and Sale or Refinancing Proceeds distributable to the Limited Partners as a class, and all Profits and Losses (including each item of income, gain, loss, deduction or credit included therein, except as provided in Section 4.4) allocable to the Limited Partners as a class, shall be distributed or allocated, as the case may be, to each Limited Partner entitled to a distribution or allocation, in the ratio which the number of Units held by each Limited Partner bears to the total number of Units held by all Limited Partners entitled to the distribution or allocation.

     4.6.2. Except a provided in Sections 3.3.3, 4.6.3, 4.6.4, and 4.6.5, all Profits and Losses not arising from a Sale or Refinancing and all Tax Credits allocable to the Limited Partners as a class, shall be allocated, and all Cash

Available for Distribution distributable to the Limited Partners as a class shall be distributed, to the Persons recognized (in accordance with Section
7.3.3 in the case of a transfer of Units) as the holders of Units for this purpose as of the last day of the fiscal period for which the allocation or distribution is to be made.

     4.6.3. Subject to Section 4.6.5, all Profits and Losses not arising from a Sale or Refinancing and all Tax Credits for a fiscal year allocable to any Unit which is transferred during the year shall be divided and allocated between the transferee and the transferror based upon the number of quarterly periods that each was recognized (in accordance with Section 7.3.3) as the holder of the Unit for this purpose, without regard to whether Partnership operations during particular quarterly periods of such fiscal year produced profits or losses or cash distributions.

     4.6.4. All Profits and Losses arising from a Sale or Refinancing allocable to the Limited Partners as a class shall be allocated, and all Sale or Refinancing Proceeds distributable to the Limited Partners as a class shall be distributed, to the Persons recognized (in accordance with Section 7.3.3 in the case of a transfer of Units) as the holders of Units for this purpose as of the date of the Sale or Refinancing.

     4.6.5. In the event that there is more than one Investor Closing, all Cash Available for Distribution and Profits and Losses not arising from a Sale or Refinancing, distributable or allocable, as the case may be, to the Limited Partners as a class for the period commencing with the first day of the month of the Investor Closing and ending on the last day of the month of the Investor Closing will be distributed or allocated, as the case may be, on a monthly basis in accordance with Section 4.6.1 solely to the Limited Partners admitted to the Partnership as of or prior to the Investor Closing date which occurs during such month.

                                    ARTICLE 5

                  RIGHTS, POWERS AND DUTIES OF GENERAL PARTNER

     5.1.     Management of the Partnership

     5.1.1. Subject to the Consent of the Limited Partners (or of a specified percentage thereof) where required by this Agreement, the General Partner shall have the exclusive right and authority to manage and control the business of the Partnership and is hereby authorized to take any action and to do anything it deems necessary to achieve the purposes of the Partnership in accordance with the provisions of this Agreement and applicable law.

     5.1.2. The General Partner shall, except as otherwise provided in this Agreement, have all rights and powers and shall be subject to all the restrictions and liabilities of a partner in a partnership without limited partners.

     5.1.3. No Limited Partner (except one who may also be a General Partner, and then only in its capacity as a General Partner) shall participate in or have any control over the Partnership business or have any authority or right to act for or bind the Partnership.

     5.2.     General Authority of General Partner

     5.2.1. Subject to Sections 5.2.2, 5.3 and 5.4, the General Partner for, and in the name and on behalf of, the Partnership is hereby authorized, without limitation:

     (i) to acquire, hold, encumber, sell, dispose of and otherwise deal with Local Limited Partnership Interests, at such price and upon such terms as it deems to be in the best interests of the Partnership, including exercise of the Partnership's voting and other rights and powers as a limited partner in the Local Limited Partnerships;

     (ii) to acquire by purchase, lease, exchange or otherwise, any other real or personal property;

     (iii) to borrow money and issue evidences of indebtedness, and to secure the same by pledge or other lien on any Local Limited Partnership Interests or other assets of the Partnership;

     (iv) to employ agents, employees, managers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and operations of the Partnership, and to pay fees, expenses, salaries, wages and other compensation to such Persons;

     (v) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

     (vi) to cause the Partnership to make or revoke any of the elections referred to in the Code;

     (vii) to offer and sell Units in the Partnership to the public directly or through any licensed Person and to employ personnel, agents and dealers for such purpose;

     (viii) to establish and maintain Reserves for such purposes and in such amounts as it deems appropriate from time to time, it being understood and agreed that, after the termination of the Offering, the General Partner shall establish initial Reserves out of Capital Contributions, in the manner contemplated by the Prospectus, in an amount equal to not less than 3% of such Capital Contributions;

     (ix) to invest the Net Proceeds in Temporary Investments prior to investment in Local Limited Partnership Interests;

     (x) to engage in any kind of activity necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership;

     (xi) to withhold income taxes as required by, and to otherwise comply with and take actions necessary as a result of, provisions of the Code (or comparable provisions of law in any state or other jurisdiction in which the Partnership does business) requiring withholding;

     (xii) in the absolute discretion of the General Partner, at any time after conclusion of the Offering, to repurchase any Units upon the request of the holder thereof on terms mutually agreeable to the Partnership and such holder if the repurchase does not impair the capital or the operations of the Partnership. Neither the Partnership nor the General Partner shall, at any time, have any obligation whatsoever to repurchase any Units; and

     (xiii) for purposes of the requirements of the Community Reinvestment Act or related requirements, to allocate properties among Limited Partners in the absolute discretion of the General Partner.

     5.2.2. Notwithstanding any provision in this Agreement to the contrary, it is understood and agreed that in selecting Local Limited Partnership Interests for investment by the Partnership the General Partner shall be bound by the following investment policies which may not be changed, altered or amended, except as provided in Section 10.2:

     (i) the Partnership shall make an investment in a Local Limited Partnership Interest only if the Local Limited Partnership owns a completed Apartment Complex or is in the process of developing a new Apartment Complex or rehabilitating an Apartment Complex which shall be eligible, in the opinion of counsel, (a) for the Low Income Housing Credit, and/or (b) the Historic Tax Credit;

     (ii) the  Partnership  shall  not  acquire  any Local  Limited  Partnership
Interest unless the Partnership has received, with respect to the Apartment Complex of such Local Limited Partnership, either (a) an appraisal prepared by a competent, independent appraiser or (b) RD Forms 1924-13 (estimate and certificate of actual cost) and 1930-7 (statement of budget, income and expense) or HUD project cost and budget analysis on Form 2264, or a comparable form of any successor of RD or HUD or of a state or other governmental agency, including any applicable Tax Credit allocation agency, setting forth estimates with respect to construction and mortgage financing costs and initial rental income and operating expenses, which in either case shall be maintained in the Partnership's records for at least five years, and shall be available for inspection and duplication by any Partner;

     (iii) no part of the Partnership's investment in a Local Limited Partnership Interest (other than with respect to a Local Limited Partnership which owns a completed Apartment Complex at the time of the Partnership's initial investment therein) shall be made prior to receipt of a commitment for the construction loan, and no more than 75% of the Partnership's investment in such a Local Limited Partnership Interest shall be made prior to receipt of a commitment for the permanent loan;

     (iv) the agreements with respect to the Partnership's investment in each Local Limited Partnership Interest (other than with respect to a Local Limited Partnership which owns a completed Apartment Complex at the date of the Partnership's initial investment therein) must contain provisions whereby the completion of construction of the Apartment Complex at the price contracted is secured by an adequate completion bond or other satisfactory arrangements. For the purposes of this Section 5.2.2(iv), other satisfactory arrangements include, but are not limited to, the following:

              (a) a written guarantee of completion by the Local General Partner supported by financial statements demonstrating sufficient net worth or adequately collateralized by other real or personal properties or other Persons' guarantees; or

              (b)  a  retention  of  a   reasonable   portion  of  the  purchase
consideration as a potential offset to such purchase consideration in the event the Local General Partner does not perform in accordance with such agreement;

     (v) the Partnership shall not invest in any Local Limited Partnership Interest unless an experienced real estate developer has agreed in writing for a minimum term acceptable to the General Partner to supervise management of the Property or to serve as its managing Local General Partner or Property manager;

     (vi) the Partnership shall invest only in a Local Limited Partnership Interest if the Local Limited Partnership restricts the payment of real estate commissions by any Person to any Person upon resale of an Apartment Complex to a maximum of the lesser of (a) the Competitive Real Estate Commission or (b) 6% of the sales price of the Apartment Complex (including the amount of the commission paid);

     (vii) the Partnership shall invest only in Local Limited Partnership Interests as follows:

              (a) if the Local General Partner of the Local Limited Partnership is a Sponsor, the partnership agreement of the Local Limited Partnership must include provisions (1) complying with Section IX.F. of the NASAA Guidelines, (2) acknowledging privity between the Local General Partner and the Limited Partners, (3) providing that the compensation payable to the Sponsor in the aggregate from both the Partnership and the Local Limited Partnership shall not exceed the amounts permitted under Section IV. of the NASAA Guidelines, (4) providing that the Local Limited Partnership have as its limited partners only publicly registered partnerships, except that special limited partners not affiliated with the Sponsor shall be permitted if the interests taken by the special limited partners result in no diminution in the control exercisable by the other limited partners of the Local Limited Partnership, and (5) providing that the Partnership's investment in the Local Limited Partnership shall not be structured through more than a two-tier arrangement;

              (b) if the Local General Partner of the Local Limited Partnership is not a Sponsor, the partnership agreement of the Local Limited Partnership must include provisions granting to the limited partners therein rights and obligations with respect to such Local Limited Partnership similar to those granted to the Limited Partners with respect to the Partnership in Sections
3.3.3 (respecting admissions),  3.6.3, 5.2.1(xii),  5.4.1(ix),  5.4.1(x), 5.4.2,
5.5.4,  5.5.6,  6.1, 7.1,  7.3.2,  7.4, 9.1, 9.4,  10.1,  10.2,  12.1.2 and 13.9
hereof;

     (viii) the Partnership shall invest in Local Limited Partnership Interests jointly with other limited partnerships (including limited partnerships which are controlled by or otherwise affiliated with the General Partner) (the Partnership and any other limited partnership being referred to hereinafter as a "Program") only if each of the following conditions is satisfied:

              (a)  the  Programs   have   substantially   identical   investment
objectives;

              (b)  there are no duplicate property management or other fees;

              (c)  the   compensation   to  the  sponsor  of  each   Program  is
substantially identical in each Program;

              (d) each Program will have a right of first refusal if the other Programs wish to sell their Local Limited Partnership Interests;

              (e) the investment of each Program is on substantially the same terms and conditions;

              (f) if any other Program is controlled by or otherwise affiliated with the General Partner, such other Program must be publicly registered under the Securities Act of 1933; and

              (g) if any other Program is not controlled by or otherwise affiliated with the General Partner, the Partnership alone or together with any publicly registered Program controlled by or otherwise affiliated with the General Partner must acquire a Controlling Interest in the joint venture. For this purpose the phrase "Controlling Interest" means possessing the power to direct or cause the direction of the activities and policies of the joint venture, whether through ownership of securities, by contract, by the exercise of a power of veto over its activities and policies other than in the ordinary course of business, or otherwise;

     (ix) the Partnership shall commit a percentage of the Limited Partners' Capital Contributions to Investment in Local Limited Partnership Interests which is at least equal to the greater of (a) 80% of the Capital Contributions reduced by 0.1625% for each 1% of the aggregate indebtedness secured or to be secured by all liens and mortgages encumbering Properties owned by Local Limited Partnerships or (b) 70% of the Capital Contributions. For purposes of this calculation, the percentage of "aggregate indebtedness secured or to be secured by all liens and mortgages encumbering Properties owned by Local Limited Partnerships" is the percentage resulting when the Partnership's share of such aggregate indebtedness is divided by the Partnership's share of the aggregate of the Purchase Prices of all Properties held by Local Limited Partnerships, excluding Front-End Fees. If the total amount of Front-End Fees must be reduced in order to enable the Partnership to satisfy the foregoing restrictions, the General Partner shall, and shall cause its Affiliates or other Persons to, reimburse the Partnership for the amount of Front-End Fees received by them as necessary to enable the Partnership to meet this investment requirement; and

     (x) the Partnership may invest in a Local Limited Partnership Interest where the Local Limited Partnership owns an existing Apartment Complex which has experienced cash flow or operational difficulties, including mortgage delinquencies, provided that the following are satisfied with respect to any such investment: (a) a satisfactory workout arrangement is in place, (b) the General Partner has determined that the risk associated with the investment is not significantly greater than the risk associated with an investment in a Local Limited Partnership Interest where the Apartment Complex is newly-constructed, and (c) not more than 10% of Investment in Local Limited Partnership Interests is invested in such Local Limited Partnership Interests. For purposes of this
Section 5.2.2(x), an Apartment Complex which has been subject to substantial rehabilitation shall not be considered to be an existing property.

     5.2.3. With respect to each of its obligations, powers and responsibilities under this Agreement, the General Partner is authorized to execute and deliver, for and on behalf of the Partnership, such notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages and other security instruments and agreements as it deems proper, all on such terms and conditions as it deems proper.

     5.2.4. Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner as to:

     (i) the identity of the General Partner or any Limited Partner;

     (ii) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Partnership;

     (iii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the General Partner or in any other manner are germane to the affairs of the Partnership; or

     (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

     5.3.    Authority of General Partner and its Affiliates to Deal with
             Partnership

     5.3.1. Without limitation upon the other powers set forth herein, the General Partner is expressly authorized for, in the name of, and on behalf of, the Partnership to:

     (i) subject to the limitations set forth herein, pay to the General Partner or any of its Affiliates designated by them the compensation provided for in
Section 5.6 hereof;

     (ii) borrow funds from the General Partner or any of its Affiliates; provided, however, that such borrowings may only be made on a short-term basis (not to exceed one year) and provided further that the Partnership may not pay in connection therewith (a) interest or other financing charges or fees in excess of the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose in the same locality (and in no event may interest on such borrowings exceed 2% per annum above the Prime Rate) or (b) any prepayment charge or penalty;

     (iii) in connection with the organization of the Partnership and the Offering, the Partnership shall pay the Nonaccountable O&O Expense Reimbursement and shall pay, or reimburse the General Partner or its Affiliates for advances made to cover, the retail selling commission equal to 7% of the Capital Contribution and the Dealer Manager Fee; provided that the General Partner or its Affiliates shall pay all Organizational and Offering Expenses, with the exception of retail selling commissions equal to 7% of the Capital
Contributions, the Dealer Manager Fee, and the Nonaccountable O&O Expense Reimbursement;

     (iv) in connection with the acquisition by the Partnership of investments in Local Limited Partnership Interests, the Partnership shall pay the Nonaccountable Acquisition Expense Reimbursement to the General Partner; provided that the General Partner shall pay all Acquisition Expenses, with the exception of the Nonaccountable Acquisition Expense Reimbursement;

     (v) deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided any services to, lent money to, sold property to, or purchased property from, the General Partner or any of its Affiliates;

     (vi) require in any or all Partnership contracts that the General Partner shall not have any personal liability thereon but that the Person contracting with the Partnership shall look solely to the Partnership and its assets for satisfaction; however, if any additional cost is imposed upon the
Partnership as a result of such a requirement, such additional cost shall be paid by the General Partner from its own funds, without recourse to the funds of the Partnership;

     (vii) subject to the provisions of Section 5.2.2(vii) hereof, exercise the right to cause an Affiliate of the General Partner to become a Local General Partner, including the sole Local General Partner, of a Local Limited

Partnership (a) upon request by a lender that such action be taken, (b) in the event of the bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a Local General Partner, or (c) in the event of a material default by a Local General Partner or any of its Affiliates on any obligations of such Local General Partner or Affiliate to the Local Limited Partnership or to the Partnership or upon a material default by the Local Limited Partnership under its mortgage loan or upon the occurrence of certain other events;

     (viii) exercise the right to cause the SLP Affiliate to become a special limited partner of each Local Limited Partnership upon the terms and for the interest in the Local Limited Partnership described in the Prospectus; and

     (ix) in connection with a Local Limited Partnership which is expected to generate Tax Credits and State Tax Credits, invest in the Local Limited Partnership in such manner that the Partnership shall pay for, and shall be allocated, the Tax Credits, and another investor in the Local Limited
Partnership, including an investor which may be the General Partner or an Affiliate thereof, shall pay for and shall be allocated the State Tax Credits.

     5.3.2. Other than as specifically authorized in this Section 5.3, the General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner or any Affiliate of the General Partner. Such prohibition shall include, without limitation, the following:

     (i) the Partnership shall not purchase any Local Limited Partnership Interest from the Sponsor unless such purchase is pursuant to the right of first refusal required by Section 5.2.2(viii) hereof or unless such Person purchased the Local Limited Partnership Interest in its name in order to facilitate the acquisition of such Local Limited Partnership Interest by the Partnership; provided, however, that in the event of such an acquisition from the Sponsor (a) the purchase price paid by the Partnership may not (except to the extent of any reimbursement by the Partnership of carrying costs) exceed the cost of such Local Limited Partnership Interest to the seller; (b) no compensation or other benefit from the transaction may accrue to the Sponsor except as otherwise permitted by this Agreement; (c) the seller has not held the Local Limited Partnership Interest for a period in excess of twelve months prior to commencement of the Offering; (d) there is no difference in interest terms of the loans secured by the Local Limited Partnership Interest at the time acquired by the Sponsor and the time acquired by the Partnership; (e) all income and expense which accrues to the Sponsor as a result of the ownership of such Local Limited Partnership Interest shall be treated as belonging to the Partnership;
(f) the cost of the Local Limited Partnership Interest may not exceed the funds reasonably anticipated to be available to the Partnership to purchase such asset; and (g) the seller is not a Program in which the General Partner has an interest. For this purpose, the term "Program" shall mean a limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest in real property including such entities formed to make or invest in mortgage loans;

     (ii) neither the General Partner nor any of its Affiliates shall enter into an agreement or contract with a Local Limited Partnership for the development of any Apartment Complex or the construction of improvements with respect to any Apartment Complex;

     (iii) neither the General Partner nor any of its Affiliates shall receive directly or indirectly a commission or fee in connection with the reinvestment of the proceeds of the sale, exchange or refinancing of any Local Limited Partnership Interest or any Apartment Complex;

     (iv) neither the General Partner nor any of its Affiliates shall provide insurance brokerage services in connection with obtaining any insurance policy covering any Apartment Complex;

     (v) neither the General Partner nor any of its Affiliates shall be given an exclusive right to sell or exclusive employment to sell any Local Limited Partnership Interest for the Partnership or any Apartment Complex for any Local Limited Partnership;

     (vi) except as provided in Sections 5.3.1(vii), (viii) or (ix) hereof, the Partnership shall not sell any Local Limited Partnership Interest to the General Partner or any of its Affiliates;

     (vii) the Partnership shall not lend any funds to the General Partner or any of its Affiliates; and

     (viii) no rebates or give-ups may be received by the General Partner or any of its Affiliates, nor may the General Partner or any of its Affiliates participate in any reciprocal business arrangement which would have the effect of circumventing any of the provisions of this Agreement.

    5.3.3. All of the Partnership's expenses shall be billed directly to and paid by the Partnership to the extent practicable. Reimbursements to the General Partner or any of its Affiliates by the Partnership shall be allowed only for the Partnership's Organizational and Offering Expenses, Acquisition Expenses and Operating Cash Expenses and only subject to the limitations on the reimbursement of such expenses set forth herein.

     5.3.4. Reimbursement to the General Partner or any of its Affiliates of Operating Cash Expenses pursuant to Section 5.3.3 hereof shall be subject to the following:

     (i) No such reimbursement shall be permitted for services for which the General Partner or any of its Affiliates is entitled to compensation by way of a separate fee; and

     (ii) No such reimbursement shall be made for (a) rent or depreciation, utilities, capital equipment or other such administrative items, and (b) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any "controlling person" of the General Partner or any Affiliate of the General Partner. For the purposes of this Section 5.3.4(ii), "controlling person" includes, but is not limited to, any Person, however titled, who performs functions for the General Partner or any Affiliate of the General Partner similar to those of: (1) chairman or member of the board of directors; (2) executive management, such as president, vice president or senior vice president, corporate secretary or treasurer; (3) senior management, such as the vice president of an operating division who reports directly to executive management; or (4) those holding 5% or more equity interest in the General Partner or any Affiliate of the General Partner or a person having the power to direct or cause the direction of the General Partner or any Affiliate of the General Partner, whether through the ownership of voting securities, by contract or otherwise.

     5.3.5. Nothing contained herein is intended to prohibit the Partnership from investing in a Local Limited Partnership which is an Affiliate of another Local Limited Partnership in which the Partnership or another entity sponsored by the Sponsor has invested.

     5.4.     Restrictions on Authority of General Partner

     5.4.1.   The General Partner shall not:

     (i) do any act in contravention of this Agreement;

     (ii) do any act which would make it impossible to carry on the ordinary business of the Partnership;
     (iii) possess Partnership property, or assign the Partnership's rights in specific Partnership property, for other than a Partnership purpose;

     (iv) admit a Person as a General Partner, except as provided in this Agreement;

     (v) admit a Person as a Limited Partner, except as provided in this Agreement;

     (vi) directly or indirectly pay or award any commissions or other compensation to any Person engaged by a potential investor in the Partnership for investment advice as an inducement to such adviser to advise the purchase of Units, but this clause shall not prohibit the payment of the selling commissions and other underwriting compensation contemplated herein or in the Prospectus to a registered broker-dealer or other properly-licensed Person for selling Units;

     (vii) cause the Partnership to lend any funds to any Person (other than in connection with Temporary Investments), except that the General Partner may cause the Partnership to make loans to or to post letters of credit for Local Limited Partnerships in which the Partnership is expected to own a Local Limited Partnership Interest, provided that in the case of any such loan (a) the loan is made prior to the date that the Partnership makes its initial capital contribution to the Local Limited Partnership, (b) the total amount of all such loans does not exceed 50% of the Limited Partners' Capital Contribution committed to the investment in such Local Limited Partnership, and (c) such borrowings may only be made on a short-term basis (not to exceed one year) and must, unless earlier repaid, be repaid from the Partnership's initial capital contribution to the Local Limited Partnership at the time such initial capital contribution is made;

     (viii) cause the Partnership to acquire unimproved or nonincome producing property (but this clause shall not restrict the rights of the Partnership to invest in Local Limited Partnerships owning Apartment Complexes under construction or rehabilitation or Apartment Complexes as to which construction or rehabilitation has not commenced but with respect to which closing of the construction loan has occurred or the Apartment Complex site has been acquired and a construction loan commitment has been obtained);

     (ix) cause the Partnership to utilize Cash Available for Distribution to acquire Local Limited Partnership Interests;

     (x) cause the Partnership to reinvest Sale or Refinancing Proceeds unless a sufficient portion thereof is distributed to the Limited Partners to enable each Limited Partner, assuming that he is in a combined Federal, state and local marginal income tax bracket of 30%, to pay the Federal, state and local income tax liability arising from the Sale or Refinancing which generated such proceeds, and in any event Sale or Refinancing Proceeds shall not be reinvested following the second anniversary of the first day of the calendar quarter in which the Investment Date occurs, except to the extent of any Reserves retained therefrom;

     (xi) cause the Partnership to acquire any Local Limited Partnership Interest in exchange for Units;

     (xii)  change the  Partnership's  purposes  from those set forth in Section
2.4;

     (xiii) facilitate or recognize the trading of Units on an established securities market or on a secondary market, if, in the opinion of counsel, such action would result in the Partnership being classified as a publicly traded partnership under Section 7704 of the Code and such classification would have material adverse tax consequences for the Limited Partners;

     (xiv) cause the Partnership to invest in Local Limited Partnerships under circumstances where duplicate fees for the same service may be payable by the Partnership and/or the particular Local Limited Partnership;

     (xv) except as set forth below in this subsection, following the termination of the offering of Units, cause the total amount of indebtedness incurred by the Partnership to at any time exceed the sum of 85% of the aggregate purchase price of all Apartment Complexes which have not been refinanced, and 85% of the aggregate fair market value of all Apartment Complexes which have been refinanced, as determined by the lender as of the date of refinancing. Notwithstanding the preceding, with respect to all indebtedness insured or guaranteed by the full faith and credit of the United States government, a state or local government, or an agency or instrumentality of any of them, and with respect to all indebtedness provided by any such Person, the total amount of indebtedness incurred by the Partnership shall at no time exceed the sum of 100% of the aggregate purchase price of all Apartment Complexes which have not been refinanced, and 100% of the aggregate fair market value of all Apartment Complexes which have been refinanced, as determined by the lender as of the date of refinancing. For purposes of this subsection only, the term
"indebtedness" shall include the principal of any loan together with any interest that may be deferred pursuant to the terms of the loan agreement which exceeds 5% per annum of the principal balance of such indebtedness (excluding contingent participations in income and/or appreciation in the value of the Apartment Complexes), and shall exclude any indebtedness incurred by the Partnership for necessary working capital reserves;

    (xvi) cause the Partnership to pay aggregate Acquisition Fees to all Persons in an amount which exceeds the lesser of (a) the Competitive rate or (b) 18% of the Gross Proceeds. The foregoing limitation shall be complied with at any given time and on an ongoing basis;

     (xvii) cause the Partnership to invest in junior trust deeds or other similar obligations, except for junior trust deeds which arise from the sale of Properties; or

     (xviii) cause the Partnership to invest in general partner interests of limited partnerships or, except as provided in Section 5.2.2(viii), cause the Partnership to invest in general partnerships or joint ventures.

     5.4.2. Without the Consent of a majority-in-interest of the Limited Partners, the General Partner may not:

     (i) sell at one time all or substantially all the assets of the Partnership, except in connection with the liquidation and winding up of the Partnership's business upon its dissolution;

     (ii) cause the merger or other reorganization of the Partnership; or

     (iii) elect to dissolve the Partnership.

     5.4.3. Except as otherwise provided in Section 3.4.1(a) hereof with respect to the Promissory Notes of certain corporations, the General Partner shall not sell, assign or otherwise transfer the Promissory Notes at a discount; provided that this restriction shall not prohibit the General Partner from pledging or otherwise granting a security interest in the Promissory Notes as security for any Partnership obligation.

     5.5.     Duties and Obligations of General Partner

     5.5.1. The General Partner shall take such actions as may be necessary or appropriate to form, qualify and continue the Partnership as a limited partnership under the laws of the State of California and in order to form or qualify the Partnership under the laws of any other jurisdiction in which the Partnership is doing business or in which such formation or qualification is necessary to protect the limited liability of the Limited Partners or in order to continue in effect such formation or qualification. In this connection the General Partner shall cause a Certificate of Limited Partnership to be filed on behalf of the Partnership in the office of the California Secretary of State, and shall cause an amendment to the Certificate to be filed in such office, and in each other public office in which the Certificate was previously filed, within 30 days after the happening of any of the following events:

     (i) A change in the name of the Partnership;

     (ii) A change in the address of the Partnership office;

     (iii) A change in the name or address of the Partnership's agent for service of process;

     (iv) The withdrawal of a General Partner;

     (v) The admission of a General Partner; or

     (vi) The discovery by a General Partner of any false or erroneous material statement contained in the Certificate.

     5.5.2. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, state or local tax returns required to be filed by the Partnership.

     5.5.3. The General Partner shall use its best efforts to assure that the Partnership shall not be deemed an investment company as such term is defined in the Investment Company Act of 1940 and shall use its best efforts to obtain from the Securities and Exchange Commission an order exempting the Partnership from the provisions of the Investment Company Act of 1940. The General Partner is expressly authorized to prepare, execute and file with the Securities and Exchange Commission an application pursuant to Sections 6(c) and 6(e) of the Investment Company Act of 1940 for an exemption from all or some of the provisions of such Act, together with such other documents, and to do such other acts and things, as may be necessary or convenient in seeking such an exemption. In the event that delay is encountered in obtaining such order, the General Partner is authorized to rely upon an opinion of counsel to the effect that the Partnership is exempt from the provisions of the Investment Company Act of 1940 until such time as such order is obtained, if ever.

     5.5.4. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control. The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

   5.5.5. The funds of the Partnership shall not be commingled with the funds of any other Person.

     5.5.6. The General Partner shall not contract away the fiduciary duty owed at common law to the Limited Partners.

     5.5.7. The General Partner is authorized, in its discretion, to cause the Partnership to acquire policies of limited partnership liability insurance, insuring the Partners and their Affiliates against liabilities in connection with the business of the Partnership and insuring the Partnership against liabilities with respect to any indemnification it is legally required or permitted to provide Partners and their Affiliates; subject to the provisions of
Section 5.8.3 hereof.

     5.6.     Compensation of Sponsor

     5.6.1. The Sponsor shall not receive any salary, fees, profits, distributions or allocations from the Partnership or any Local Limited Partnership in which the Partnership invests except as expressly allowed by this Agreement.

     5.6.2. The Dealer Manager shall be entitled to receive from the Partnership retail selling commissions and the Dealer Manager Fee in respect of the sale of Units, all as set forth in the Prospectus.

     5.6.3. The General Partner or an Affiliate shall receive from the Partnership a Nonaccountable O&O Expense Reimbursement in an amount equal to 4% of the Capital Contributions.

     5.6.4. For services actually rendered or to be rendered, directly or indirectly, by the Sponsor in connection with the acquisition of Local Limited Partnership Interests and the initial management of Local Limited Partnerships, the Partnership shall pay to the Sponsor Acquisition and Investment Management Fees in an amount equal to 7% of the Capital Contributions. The services to be performed for such fee shall include (i) identifying Local Limited Partnership Interests for review, evaluation and, ultimately, selection or rejection as potential acquisitions for the Partnership; (ii) drafting and negotiating the partnership agreements of the Local Limited Partnerships; (iii) organizing and structuring the Local Limited Partnerships; (iv) acting as a liaison between the Partnership and the Local Limited Partnerships during the period of acquisition of the Local Limited Partnership Interests and the period of construction and rent-up of the Apartment Complexes; (v) establishing record-keeping and reporting systems in connection with monitoring activities and performances of the Local Limited Partnerships during the start-up period (i.e., a period generally ending two to four years after the Partnership's investment in a Local Limited Partnership); (vi) implementing banking, escrow or other cash management arrangements for the payment of capital contributions to the Local Limited Partnerships; and (vii) assisting the Local Limited Partnerships in establishing systems for financial, regulatory and other compliance reporting, audit and accounting procedures, partnership reserves management and miscellaneous start-up period services. Such Acquisition and Investment Management Fees shall be payable at the time Gross Proceeds are received. Notwithstanding the amount of Acquisition and Investment Management Fees set forth herein, the total amount thereof shall be reduced in connection with the purchase of Units by certain Discount Investors, as described in the Prospectus under "Terms of the Offering and Plan of Distribution." The amount of such reduction shall be treated as a distribution to such a Discount Investor but shall not be deemed a return of the Discount Investor's Capital Contribution; rather the reduction amount shall be deemed to be a compromise within the meaning of Section 15636(c) of the Act, and no Discount Investor shall be obligated to pay any such amount to or for the benefit of the Partnership or any creditor of the Partnership. Except as set forth in this Section 5.6.4, no Acquisition Fees shall be paid to the Sponsor.

     5.6.5. The General Partner or an Affiliate shall receive from the Partnership a Nonaccountable Acquisition Expense Reimbursement in an amount equal to 2% of the Capital Contributions.

     5.6.6. For any property management services actually rendered by the General Partner or its Affiliates respecting the Properties owned by Local
Limited Partnerships, the General Partner or any such Affiliate may receive Property Management Fees from the Local Limited Partnerships. Included in any such Property Management Fee shall be bookkeeping services and fees paid to non-Affiliated Persons for property management services. The maximum Property Management Fees paid to the General Partner or any of its Affiliates (including all leasing and releasing fees and bonuses and other payments for leasing related services, paid to any Person) shall be the lesser of 5% of the gross revenues from the Property or a Competitive amount. Such property management fees will include fees for rent-up, leasing and releasing services; however, separate fees for the initial rent-up or initial leasing-up of newly-constructed or substantially-rehabilitated properties may be paid to the General Partner or its Affiliates in Competitive amounts.

     5.6.7. For services rendered by the General Partner or an Affiliate of the General Partner in connection with the administration of the affairs of the Partnership, the General Partner or any such Affiliate shall receive from the Partnership an annual Asset Management Fee in an amount not to exceed 0.2% of that portion of Invested Assets in Local Limited Partnerships which are attributable to apartment units receiving Government Assistance. The Asset Management Fee shall be payable with respect to the previous calendar quarter on the first day of each calendar quarter during the year, provided that the Asset Management Fee shall only accrue and be payable as follows: the total Asset Management Fee shall be allocated among the Apartment Complexes in proportion to the amount of the Partnership's capital contribution to each Local Limited Partnership, and the portion of the Asset Management Fee so attributable to any

Apartment Complex shall only accrue and be payable commencing with the date on which such Apartment Complex commences operations. Accrued but unpaid Asset Management Fees for any year shall be deferred without interest and shall be payable in subsequent years from any funds available to the Partnership after payment of all other costs and expenses of the Partnership, including any Reserves then determined by the General Partner to no longer be necessary to be retained by the Partnership, or from the proceeds of a Sale or Refinancing.

     5.6.8. For services rendered by the General Partner or an Affiliate of the General Partner in connection with the sale of any Property owned by a Local Limited Partnership, the General Partner shall receive from the Partnership a Subordinated Disposition Fee in an amount equal to 1% of the sales price of such Property if the General Partner or its Affiliate provides a substantial amount of services in the sales effort. This fee shall be payable only after the distributions in Section 4.2.1(i) and (ii) have been made, and may accrue if there are insufficient Sale or Refinancing Proceeds payable to the Partnership upon any such sale. This fee is subject to the limitations imposed by Section 5.2.2(vi).

     5.7.     Other Business of Partners

     5.7.1. The General Partner shall devote to the affairs of the Partnership such time as may be necessary for the proper performance of its duties hereunder, but neither the General Partner, its officers and directors, nor any successors to such parties shall be expected to devote their full time to the performance of such duties.

     5.7.2. Any Partner or any of his Affiliates may engage independently or with others in other business ventures of every nature and description, including, without limitation, the rendering of advice or services to other investors and the making or management of other investments, including investments in real properties receiving Government Assistance. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, provided that nothing in this Section 5.7.2 shall relieve the General Partner of its general fiduciary obligation to the Partnership.

     5.7.3. The Sponsor may be presented with an investment opportunity which could be availed of by the Partnership and one or more other entities which the Sponsor or one of its Affiliates manages. The decision as to the particular entity which shall make the investment shall be based upon such factors as the effect of the acquisition on diversification of each entity's portfolio, the estimated income tax effects of the purchase on each entity, the amount of funds of each entity available for investment and the length of time such funds have been available for investment. If a particular investment is determined to be suitable for more than one entity, priority generally shall be given to the entity having uninvested funds for the longest period of time; except that an entity which was formed to invest primarily in apartment complexes eligible for state low income housing credits as well as the Low Income Housing Credit shall be given priority over the Partnership and other entities which are not seeking to provide such state tax credits with respect to any investment which is eligible for such state tax credits.

     5.8.     Limitation on Liability of Sponsor; Indemnification

     5.8.1. No Sponsor shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Sponsor if the Sponsor, in good faith, determined that such course of conduct was in the best interest of the Partnership, the Sponsor was acting on behalf of, or performing services for, the Partnership, and such course of conduct did not constitute negligence or misconduct of the Sponsor. Each Sponsor shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it when acting on behalf of, or performing services for, the Partnership, provided that the same were not the result of negligence or misconduct on the part of such Sponsor and were the result of a course of conduct which the Sponsor, in good faith, determined was in the best interest of the Partnership. Any indemnity under this Section 5.8 shall be provided out of and to the extent of Partnership assets only, and no Limited Partner shall have any personal liability on account thereof.

     5.8.2. Notwithstanding anything to the contrary contained in Section 5.8.1, the Sponsor (which term, for the purposes of this Section 5.8.2, shall include Affiliates of the Sponsor only if such Affiliates are performing services on behalf of the Partnership) and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided that in the case of this clause (iii) the court has been advised of the positions of the Securities and Exchange Commission, the California Commissioner of Corporations, the Missouri Securities Division, the Texas State Securities Board and any other state securities regulatory authority in which

Units of the Partnership were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states (i) which are specifically set forth in this Section 5.8.2 and (ii) in which plaintiffs claim they were sold Units.

     5.8.3. The Partnership shall not pay for any insurance covering liability of any party as to which such party is hereby prohibited from being indemnified; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming any Sponsor as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Partnership.

     5.8.4. The Partnership may advance funds to each Sponsor for legal expenses and other costs incurred by it in connection with any legal action brought against it, provided that each of the following is satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and a court of competent jurisdiction specifically approves the advancement of funds; and (iii) the Sponsor receiving the funds undertakes to repay the funds to the Partnership in the event it is not entitled to indemnification at the conclusion of such legal action.

                                    ARTICLE 6

                      ADMISSION OF SUCCESSOR AND ADDITIONAL
                 GENERAL PARTNERS; WITHDRAWAL OF GENERAL PARTNER

     6.1.     Admission of Successor or Additional General Partners

     6.1.1. With the Consent of all other General Partners, if any, and the Consent of at least a majority-in-interest of the Limited Partners, any General Partner may at any time designate one or more Persons to be its successor or to be an additional General Partner, with such Interest in the Partnership as such General Partner and the successor or additional General Partner agree upon, provided that the Interests of the other Partners shall not be affected thereby.

     6.1.2. If at any time any material reduction shall occur in the net worth of the General Partner, the General Partner shall consult with legal counsel and, if such counsel is of the opinion that such reduction might adversely wncnat6-01z/05.lpa6 affect the treatment of the Partnership as such for Federal income tax purposes, the General Partner shall use its best efforts either (i) to admit as General Partners one or more Persons having a net worth sufficient to offset such reduction, the additional General Partner or General Partners to have whatever participation in the General Partner's Interests the General Partner and the additional General Partners agree upon, provided that the additional General Partners have no authority to manage or control the Partnership, there is no change in the identity of the Persons who have authority to manage or control the Partnership, and the admission of the additional General Partners does not materially affect the Interests of the Limited Partners; or (ii) if necessary in the opinion of legal counsel, to obtain additional capitalization sufficient to satisfy any then existing requirements of the Internal Revenue Service for a ruling that an entity, whether or not a corporation, has sufficient net worth so that a limited partnership of which it is a general partner has the characteristic of unlimited liability.

     6.1.3. Except in connection with a transfer to a successor or additional General Partner pursuant to Section 6.1.1. or 6.1.2., the General Partner shall have no right to retire or withdraw voluntarily from the Partnership or to sell, transfer, or assign all or any portion of its Interest, except that it may substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of its assets or stock and continued its business.

     6.1.4. Any Voluntary Withdrawal by the General Partner from the Partnership or any sale, transfer or assignment by the General Partner of its Interest shall be effective only upon the admission in accordance with this Section 6.1 and
Section 13.3 of a successor or additional General Partner, as the case may be.

     6.1.5. No assignee or transferee of all or any part of the Interest of the General Partner shall have any right to become a General Partner except as provided in this Article 6.

     6.2.     Restrictions on Transfer of General Partner's Interest

     Notwithstanding anything to the contrary in this Article 6, the assignment or transfer of the General Partner's Interest shall at all times be subject to the same restrictions applicable to an assignment or transfer of Units set forth in Sections 7.2.1 and 7.2.2.

     6.3. Consent of Limited Partners to Admission of Successor or Additional General Partners

     Each of the Limited Partners, by the execution of this Agreement, Consents for all purposes of the Act to the admission of any Person as a successor or additional General Partner for which the express Consent of a majority-in-interest of the Limited Partners has been obtained at the time pursuant to Section 6.1. Upon receipt of such a Consent to such admission from a majority-in-interest of the Limited Partners, then, subject to the provisions of
Section 6.2, the admission shall, without any further Consent or approval of the Limited Partners, be an act of all the Limited Partners.

     6.4.     Event of Withdrawal of a General Partner

     If, at the time of an Event of Withdrawal of a General Partner, such General Partner was not the sole General Partner, the remaining General Partner or General Partners shall immediately: (i) give Notification to the Limited Partners of such event; and (ii) make any amendments to this Agreement and execute and file for recordation any amended Certificates or other instruments necessary to reflect the termination of the Interest of the General Partner as to which such event has occurred and such General Partner's having ceased to be a General Partner.

     6.5.     Interest and Liability of a Withdrawn General Partner

     6.5.1. Upon an Event of Withdrawal as to a General Partner, such General Partner shall immediately cease to be a General Partner, and its Interest shall be subject to purchase in accordance with Section 6.6; provided, however, that such a termination shall not affect any rights of such General Partner which arose prior to such event (including rights to amounts then accrued and owing to such General Partner), or the value, if any, at the time of such event of the Interest of such General Partner.

     6.5.2. Any General Partner who voluntarily or involuntarily for any reason (including bankruptcy, death, dissolution or adjudication of incompetence) withdraws from the Partnership or sells, transfers or assigns its Interest shall remain liable for all obligations and liabilities incurred by the Partnership prior to the time the withdrawal, sale, transfer or assignment becomes effective to the same extent it would have been liable had the withdrawal, sale, transfer or assignment not occurred, but it shall be free of any obligation or liability incurred on account of the activities of the Partnership after that time.

     6.6.     Valuation and Sale of Interest of Former General Partner

     6.6.1. If the business of the Partnership is continued after the Event of Withdrawal of a General Partner, or if, following such event, the Partnership is reconstituted, in each case as contemplated by Section 8.1, the Partnership shall purchase such General Partner's Interest for a price equal to the then present fair market value thereof. Such fair market value shall be determined by agreement of the former General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the current rules of the American Arbitration Association. The expense of arbitration will be shared equally between such former General Partner and the Partnership.

     6.6.2. Promptly after determination of the fair market value of a former General Partner's Interest pursuant to Section 6.6.1, the Partnership shall deliver to such former General Partner a promissory note of the Partnership for such fair market value payable in no less than five equal consecutive annual installments commencing on the first anniversary of the date of such note. Such promissory note shall bear simple interest at the rate per annum which is at all times equal to the Prime Rate, but not to exceed the maximum rate permitted by law, payable on the last day of each calendar quarter while such note is outstanding; provided, however, that if such note is delivered following an Event of Withdrawal of a General Partner which is a Voluntary Withdrawal on its part then (i) such note shall neither be secured nor bear interest and (ii) the principal payable to the withdrawing General Partner shall be limited in amount and date of payment to distributions which such withdrawing General Partner would have received under this Agreement had it not withdrawn. Within 120 days after the determination of the fair market value of the former General Partner's Interest, the Partnership may, with the Consent of all remaining General Partners and the Consent of a majority-in-interest of the Limited Partners, sell such Interest to one or more Persons, who may be Affiliates of the remaining General Partner or General Partners, and admit such Persons to the Partnership as substitute General Partners; provided, however, that the purchase price to be paid to the Partnership for the Interest of the former General Partner shall not be less than its fair market value as determined by the procedure set forth in
Section 6.6.1. above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above in this Section 6.6.2.

                                    ARTICLE 7

                            TRANSFERABILITY OF UNITS

     7.1.     Right to Transfer Units

     Subject to the requirements of this Article 7, a Limited Partner may assign his Units by a written instrument of assignment, the terms of which shall conform to the provisions of this Agreement.

     7.2.     Restrictions on Transfers

     7.2.1. No sale, exchange, transfer or assignment of any Units may be made if, in the opinion of counsel to the Partnership, such sale, exchange, transfer or assignment would:

     (i) when added to the total of all other Units sold or exchanged within a period of 12 consecutive months prior thereto, result in the Partnership being considered to have terminated within the meaning of Section 708 of the Code; provided, that any deferred sales or exchanges shall be made (in chronological order to the extent practicable) as of the first day of a fiscal quarter after the end of any such 12-month period, subject to the provisions of this Article 7;

     (ii) cause the Partnership to become a publicly-traded partnership for Federal income tax purposes;

     (iii) cause the Partnership to cease to qualify under Section 42(j)(5)(B) or Section 47 of the Code;

     (iv) result in the Partnership or any other Partner being required to recapture any Tax Credits unless the holder of such Units indemnifies the Partnership and its Partners for such recapture; or

     (v) result in the Partnership being treated as an association taxable as a corporation for Federal income tax purposes.

     7.2.2. No sale, exchange, transfer or assignment of any Unit shall be made to any Person exempt from Federal income tax under Section 501 of the Code, to any Person defined in Section 168(h)(2) of the Code, to any Individual Retirement Account as defined in Section 408(a) of the Code, to any Keogh Plan, to any nonresident alien, or to any foreign Person.

     7.2.3. Any transfer of a Unit to a Person who makes a market in securities shall be void ab initio unless such Person shall certify to the General Partner that it has acquired such Unit solely for investment purposes and not for the purpose of resale.

     7.2.4. No purported sale, exchange, transfer or assignment by a transferror of a Unit shall be permitted unless the transferror shall have represented that such transfer:

     (i) was effected through a broker-dealer or matching agent whose procedures with respect to the transfer of Units have been approved by the General Partner as not being incident to trading on an established securities market or a secondary market and not through any other broker-dealer or matching agent; or

     (ii) otherwise was not effected through an established securities market or through a broker-dealer or matching agent which makes a market in Units or which provides a readily available, regular and ongoing opportunity to the holders of Units to sell or exchange their Units through a public means of obtaining or providing information of offers to buy, sell or exchange Units.

     7.2.5. In connection with state  securities laws  restrictions on transfer,
Section 260.141.11 of the Rules of the California Commissioner of Corporations states:

      "(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

             (1)     to the issuer;

             (2)     pursuant to the order or process of any court;

             (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

              (4) to the transferor's ancestors, descendants, or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants, or spouse;

              (5) to holders of securities of the same class of the same issuer;

              (6)     by way of gift or donation inter vivos or on death;

              (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory, or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory, or country concerned;

              (8)     to a broker-dealer  licensed under the Code in a principal
                      transaction,   or  as  an  underwriter  or  member  of  an
                      underwriting syndicate or selling group;

              (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or is not required;

              (10) by way of a sale qualified under Section 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Code is in effect with respect to such qualification;

              (11)    by a  corporation  to a  wholly-owned  subsidiary  of such
                      corporation,   or  by  a  wholly-owned   subsidiary  of  a
                      corporation to such corporation;

              (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under
                      Section 25140 or subdivision (a) of Section 25143 of the Code is in effect with respect to such qualification;

              (13) between residents of foreign states, territories, or countries who are neither domiciled nor actually present in this state;

              (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

              (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule,
                      (ii) delivers to each  purchaser a copy of this rule,  and
                      (iii) advises the Commissioner of the name of each purchaser;

              (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

              (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of
                      Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

              (c) The certificates representing such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

              'IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OR THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF
              CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.'"

Such restriction shall be noted in the appropriate records of the Partnership, and no transfer of any interest in the Partnership shall be made except in compliance with the terms of such legend condition.

     7.2.6. No sale, exchange, transfer or assignment of any Unit shall be made to any Person who does not satisfy the investor suitability standards imposed by the Partnership in connection with the public Offering of the Units or such more restrictive standards, if any, as may be required under applicable state securities laws.

     7.2.7. No purported sale, exchange, assignment or transfer by a Limited Partner of any Unit after which any transferror or transferee would hold any fraction of a Unit, will be permitted or recognized (except for transfers by gift, inheritance, bequest or family dissolution, or transfers to Affiliates of the transferror).

     7.2.8. The General Partner (i) shall be entitled to make any reasonable inquiry of the Limited Partners and prospective Limited Partners in connection with the provisions of this Section 7.2, and (ii) may, in its sole discretion, on behalf of the Partnership, impose any restrictions on transfers of Units or any other additional procedures or requirements which it deems appropriate in order to prevent the Partnership from being treated for tax purposes as an association or as a publicly-traded partnership, or to give effect to the intent of this Section 7.2, and shall be permitted, in order to give effect to any such restriction, procedures or requirements, to amend this Agreement without the Consent of the Limited Partners. The General Partner shall give Notification to all Limited Partners in the event that sales, exchanges, transfers or assignments have generally been suspended.

     7.2.9. The General Partner will review from time to time the limitations and restrictions on the sale, exchange, transfer or assignment of Units and will eliminate or modify such limitations or restrictions to make them less restrictive if the Partnership shall have received an opinion of counsel that such elimination or modification may be made without material adverse tax consequences to the Partners.

     7.3.     Assignees and Assignment Procedure

     7.3.1. If a Limited Partner who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, such Limited Partner's executor, administrator, guardian, conservator or other legal representative may exercise all of such Limited Partner's rights for the purposes of settling his estate or administering his property, including any power under this Agreement to join with a proposed assignee in satisfying conditions precedent to the assignment of his Interest to such assignee and to such assignee becoming a Substitute Limited Partner. If a Limited Partner which is not an individual is dissolved or terminated, the powers of that Limited Partner may be exercised by its legal representative or successor. Notwithstanding the foregoing, the Partnership shall not be under any duty to recognize the authority of any such executor, administrator, guardian, conservator or other legal representative or successor's rights unless and until the Partnership shall have received such evidence of the authority of such party as counsel for the Partnership may request. The death, dissolution, adjudication of incompetence or bankruptcy of a Limited Partner shall not dissolve the Partnership.

     7.3.2. In order to give effect to the restrictions on transfer of Units contained in this Article 7, a purported or proposed assignment of a Unit shall not take effect for any purpose until it has been registered on the Partnership Register (the date of such registration being called the "Registration Date"). The General Partner shall not be under any duty to cause any assignment to be so registered until (i) the assigning Limited Partner and/or the proposed assignee, as applicable, shall have delivered to the Partnership a duly executed and acknowledged counterpart of the instrument of assignment, signed by both the assignor and the assignee, evidencing written acceptance by the assignee of all the terms and provisions of this Agreement and representing that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements); (ii) the Partnership shall have received a fee in an amount established by it from time to time sufficient to reimburse it for all its actual costs in connection with such assignment, including, but not by way of limitation, any advice of counsel contemplated by this Agreement in connection with such assignment, and, if the Partnership has made an election under Section 754 of the Code, any incremental accounting fees resulting from compliance with Section 754 in connection with such assignment; provided, however, that the amount of such fee shall in no event exceed the lower of the Partnership's actual costs in connection with the transfer or $100; (iii) the Partnership shall have received such evidence of the authority of the parties to such assignment as counsel for the Partnership may request; (iv) if a Promissory Note of the transferror has not been paid in full, the Partnership shall have received a written statement signed by the assignee or transferee which acknowledges the material terms of the Promissory Note, including the payment due date, the status of payments, the Partnership's security interest in the Units, the terms of default, the consequences thereof, and the terms for curing the default; and (v) the Partnership shall have received such further evidence of compliance of such assignment with the terms and conditions of this Agreement and the Prospectus as the Partnership may reasonably request, including, but not by way of limitation, instruments complying with Section 13.3 and any required consent to such assignment of the Commissioner of Corporations of the State of

California. The General Partner shall cause such an assignment, upon compliance with the foregoing conditions and the conditions of Section 7.2, to be registered on the Partnership Register not later than the last day of the calendar month following satisfaction of such conditions.

     7.3.3. Except as otherwise provided in this Section 7.3.3, if an assignment of a Unit is registered on the Partnership Register as provided in Section 7.3.2, the assignee of such Unit shall: (i) for the purposes of Sections 4.6.2 and 4.6.3, be recognized as a holder of the Unit as of the first day of the fiscal quarter following the fiscal quarter in which the Registration Date occurs; and (ii) for the purposes of Section 4.6.4, be recognized as a holder of the Unit as of the date specified by the parties in the instrument of assignment provided for in Section 7.3.2, or if no date is specified therein, the first day of the fiscal quarter following the fiscal quarter in which the Registration Date occurs.

     7.3.4. The rights of an assignee of a Unit who does not become a Substitute Limited Partner shall be limited to the right to receive his share of Cash Available for Distribution, Sale or Refinancing Proceeds, Profits and Losses and Tax Credits, as determined under Article 4. Any assignee of all or any of the Units of a Limited Partner who does not become a Substitute Limited Partner and desires to make a further assignment of any of such Units shall be subject to all the provisions of this Article 7 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Units.

     7.3.5. Upon receipt of documents purporting to create or release a pledge or other security interest in a Limited Partner's Interest, the General Partner shall promptly cause such transaction to be registered on the Partnership Register. Any purported or proposed pledge of, or other security interest in, any Limited Partner's Interest shall not take effect for any purpose or be deemed perfected unless and until the same has been registered on the Partnership Register and shall be subject to any existing pledge and security interest granted to the Partnership pursuant to Section 13.1. The Partnership may charge a fee in an amount established by it from time to time sufficient to reimburse it for all its actual costs in connection with such pledge, including but not by way of limitation, any advice of counsel in connection with such pledge, and no pledge shall be effective until such fee is paid.

     7.3.6. The General Partner shall provide to each Limited Partner and registered pledgee, if any, from time to time the transaction statements required to be provided to such respective parties by the California Commercial Code.

     7.4.     Substitute Limited Partners

     Subject to the Consent of the General Partner, which Consent may only be withheld for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership, the assignee of any Units duly transferred to him pursuant to this Section 7 shall be admitted to the Partnership as a Substitute Limited Partner upon satisfaction of the conditions contained in Section 13.3. The Partnership Register shall be amended not less often than quarterly to recognize the admission of Substitute Limited Partners.

                                    ARTICLE 8

                  DISSOLUTION AND WINDING-UP OF THE PARTNERSHIP

     8.1.     Events Causing Dissolution

     8.1.1. The Partnership shall dissolve and its affairs shall be wound up upon the happening of any of the following events: (i) an Event of Withdrawal shall occur as to a General Partner; (ii) the sale or other disposition of all the Local Limited Partnership Interests and other assets of the Partnership;
(iii) the election by the General Partner pursuant to Section 5.4.2, or the vote by the Limited Partners pursuant to Section 10.2.1(ii), to dissolve the Partnership; or (iv) the expiration of the term of the Partnership specified in
Section 2.6.

     8.1.2. Notwithstanding the foregoing, the Partnership shall not be terminated, liquidated or wound up upon the occurrence of an event specified in clause 8.1.1(i) above if (i) a remaining General Partner, if any, elects within 120 days after such an event to continue the business of the Partnership, or
(ii) if there is no remaining General Partner, a majority-in-interest of the Limited Partners agree in writing to continue the business of the Partnership and, within six months after the last remaining General Partner has ceased to be a General Partner, to admit one or more General Partners.

     8.1.3. Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Partnership's Certificate of Limited Partnership shall have been canceled and the assets of the Partnership shall have been distributed as provided in Section 8.2. Notwithstanding the dissolution of the Partnership, until the termination of the Partnership the business and affairs of the Partnership shall continue to be governed by this Agreement.

     8.2.     Liquidation

     8.2.1. Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 8.1, the General Partner shall liquidate the assets of the Partnership and apply and distribute the proceeds thereof as contemplated by this Section 8.2. After payment of liabilities owing to creditors of the Partnership, the General Partner shall set aside as a Reserve such amount as it deems reasonably necessary for any contingent liabilities or obligations of the Partnership. Said Reserve may be paid over by the General Partner to a bank, to be held in Temporary Investments for the purpose of paying any such contingent liabilities or obligations and, at the expiration of such period as the General Partner may deem advisable, the amount in such Reserve shall be distributed to the Partners in accordance with Section 4.2.2.

     8.2.2. Notwithstanding the foregoing, in the event the General Partner determines that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the General Partner, in order to avoid any such loss may, after having given Notification to all the Limited Partners, to the extent not then prohibited by applicable law, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations, or convey the remaining assets of the Partnership to a liquidating trust for the benefit of the Partners. In such event, the trustee will be a bank authorized to accept such trusts, having deposits insured by the Federal Deposit Insurance Corporation and having a combined capital and surplus of not less than $50,000,000; such trustee will liquidate such assets in an orderly manner and distribute the proceeds of such liquidation, net of costs associated therewith, to the Partners in accordance with Section 4.2. The fair market value of any assets conveyed to such liquidating trust shall be determined, promptly after such conveyance, by an independent appraiser to be selected by random number from a list of three qualified appraisers obtained by the General Partner from the American Institute of Real Estate Appraisers.

     8.2.3. The General Partner shall cause the business of the Partnership to be wound up and cause the cancellation of the Partnership's Certificate of Limited Partnership following the liquidation and distribution of all the Partnership's assets.

                                    ARTICLE 9

                         BOOKS AND RECORDS, ACCOUNTING,
                          REPORTS, TAX ELECTIONS, ETC.

     9.1.     Books and Records

     (a) The General Partner shall cause the Partnership to keep and maintain full and complete books and records which shall include each of the following:

              (i) a current list  (updated at least  quarterly) of the full name and last known business or residence address and business telephone of each Partner set forth in alphabetical order together with the Capital Contribution and the share in Profits and Losses of each Partner (the "Participant List");

              (ii) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

              (iii) copies of the Partnership's Federal, state and local income tax information returns and reports, if any, for the six most recent taxable years;

              (iv) copies of the original of this Agreement and all amendments thereto;

              (v) financial statements of the Partnership for the six most recent fiscal years; and

              (vi) the Partnership's books and records for at least the current and past three fiscal years.

     (b) Upon the request of a Limited Partner, the General Partner shall within 10 days of the receipt of the request mail to the Limited Partner copies of the Participant List (which shall be on white paper in a readily readable form of no less than 10-point type), and the information set forth in Section 9.1(a)(ii) or
(iv) above and of the provisions of the Act described in Section 10.1.2 of this Agreement. A reasonable charge for copy work may be charged by the Partnership. Each Limited Partner shall have the right upon request and during normal business hours to inspect and copy any of the foregoing records at his own expense, and, upon request, to obtain from the General Partner copies of the Partnership's Federal, state and local income tax or information returns, promptly after such returns become available.

     (c) If the Sponsor neglects or refuses to exhibit, produce or mail a copy of the Participant List as requested, the Sponsor shall be liable to any Limited Partner requesting the list for costs, including attorneys' fees, incurred by the Limited Partner for compelling the production of the Participant List, and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the information is to secure the list of Limited Partners or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the requesting Person as a Limited Partner relative to the affairs of the Partnership. The Sponsor may require the Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under Federal law, or the laws of any state.

     9.2.     Accounting and Fiscal Year

     The books of the Partnership shall be kept on the accounting method selected by the General Partner. The fiscal year of the Partnership shall end on March 31 in each year, or on such other date as the General Partner determines.

     9.3.     Bank Accounts and Temporary Investments

     The bank accounts of the Partnership shall be maintained in banking institutions determined by the General Partner, and withdrawals shall be made only in the regular course of Partnership business on signatures determined by the General Partner. All deposits and other funds not needed in the operation of the business or not yet invested may be invested in Temporary Investments.

     9.4.     Reports

     9.4.1. Within 60 days after the end of each of the first three quarters of each fiscal year of the Partnership, the General Partner shall send to each Person who was a Limited Partner at any time during such quarter one or more reports which, taken together, provide the following information (which need not be audited): (i) a balance sheet as at the end of such quarter; (ii) a statement of operations for such quarter; (iii) a statement of cash flows for such quarter; (iv) a statement setting forth the amount of all fees and other compensation and distributions and reimbursed expenses paid by the Partnership for the quarter to the General Partner or any Affiliate of the General Partner; (v) a report of the significant activities of the Partnership during the quarter; and (vi) until the Limited Partners' Capital Contributions (except for any amounts utilized to pay Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses or Operating Cash Expenses, or any amounts set aside for Reserves) are fully invested, a special report of Local Limited Partnership Interests acquired during the quarter, describing the terms of such investments. If the Partnership acquires a Local Limited Partnership Interest during the last quarter of any fiscal year, a report containing the information described in the preceding clause (vi) shall be sent on or before the date of transmission of the report for such year required by Section 9.4.3. Until all Promissory Notes have been paid in full, each quarterly report shall reflect any defaults in the payment of the Promissory Notes, actions taken by the Partnership in response to any defaults, and a discussion and analysis of the impact thereof on capital requirements of the Partnership.

     9.4.2. Within 75 days after the end of each calendar year, the General Partner shall provide to each Person who was a Limited Partner at any time during the fiscal year ending during that calendar year all tax information necessary for the preparation of his Federal and state income tax returns and other tax returns with regard to jurisdictions in which the Partnership or a Local Limited Partnership is formed or qualified or owns Properties.

     9.4.3. Within 120 days after the end of each fiscal year of the Partnership, the General Partner shall send to each Person who was a Limited Partner at any time during such fiscal year: (i) a balance sheet as of the end of such fiscal year and statements of operations, partners' equity and cash flows for such fiscal year prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants; (ii) a report (which need not be audited) setting forth any distributions made to Persons who were Limited Partners at any time during the fiscal year, separately identifying distributions from (a) Cash Flow from Local Limited Partnership or Partnership operations during the fiscal year,
(b) Cash Flow from Local Limited Partnership or Partnership operations during a prior fiscal year which had been held as Reserves, (c) Sale or Refinancing Proceeds, and (d) amounts previously set aside as Reserves from Gross Proceeds;
(iii) a report of the significant activities of the Partnership during the year;
(iv) a special report setting forth the amount of all fees and other compensation and distributions and reimbursed expenses paid by the Partnership and the Local Limited Partnerships for the fiscal year to the General Partner or any Affiliate of the General Partner and the services performed in consideration therefor, which report shall be verified by the Accountants, with the method of verification to include, at a minimum, a review of the time records of individual employees, the costs of whose services were reimbursed, and a review of the specific nature of the work performed by each such employee, all in accordance with generally accepted auditing standards and, accordingly, including such tests of the accounting records and such other auditing procedures as the Accountants consider appropriate in the circumstances. The additional costs of such special report shall be itemized by the Accountants among all programs sponsored by the General Partner and its Affiliates on a program-by-program basis and may be reimbursed to the General Partner or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the Competitive rate for such services. Until all Promissory Notes have been paid in full, such annual report shall reflect any defaults in the payment of the Promissory Notes, actions taken by the Partnership in response to any defaults, and a discussion and analysis of the impact thereof on capital requirements of the Partnership.

     9.5.     Depreciation and Other Tax Elections

     The Partnership may elect to use with respect to depreciable assets of the Partnership any depreciation method which is permitted by the Code and appropriate in the opinion of the General Partner. All other Federal income tax elections required or permitted to be made for or by the Partnership shall be made by the General Partner after consulting with the Accountants. The General Partner may, but shall not be under any duty to, cause the Partnership to make an election under Section 754 of the Code (or any successor provision thereto).

     9.6.     Designation of Tax Matters Partner

     The General Partner is hereby designated as the "Tax Matters Partner" of the Partnership under Section 6231(a)(7) of the Code and, in connection therewith and in addition to all powers given thereunto, shall have all other powers needed to fully perform as the Tax Matters Partner, including, without limitation, the power to retain all attorneys and accountants of its choice, the right to settle any audits without the consent of the Limited Partners and the right to challenge any final partnership administrative adjustment in a court action. The designation made in this Section is hereby expressly consented to by each Limited Partner as an express condition to becoming a Limited Partner. Expenses of any administrative proceedings undertaken by the Tax Matters Partner will be paid for out of Partnership assets. Each Limited Partner who elects to participate in the proceedings will be responsible for any expenses incurred by him in connection with his participation, and the cost of any resulting audits or adjustments of a Limited Partner's tax return will be borne solely by the affected Limited Partner. The General Partner is hereby designated as the "notice partner" under Section 6231(a)(8) of the Code to receive any notice provided by the Internal Revenue Service to the Limited Partners as a group in accordance with Section 6223(b)(2) of the Code.

                                   ARTICLE 10

                 MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS

     10.1.    Meetings and Actions Without Meetings

     10.1.1. Meetings of the Limited Partners for any purpose may be called by the General Partner at any time, and shall be called by the General Partner upon receipt of a request in writing, containing a proposal for the holding of such a meeting, signed by 10% or more in interest of the Limited Partners and stating the purpose of the meeting. In addition, the General Partner may, and, upon receipt of a proposal in writing signed by the holders of 10% or more in interest of the Limited Partners shall, submit any matter (upon which the Limited Partners are entitled to act) to the Limited Partners for a vote by written Consent without a meeting.

     10.1.2. All meetings and actions of the Limited Partners shall be governed in all respects, including matters relating to notice, quorum, adjournment, proxies, record dates and actions without a meeting, by the provisions of
Section 15637 of the Act, as said Section 15637 shall be amended from time to time. Notwithstanding the foregoing, upon receipt of a written request for a Partnership meeting from one or more Limited Partners either in person or by certified mail stating the purpose(s) of the meeting, the General Partner shall provide all Limited Partners, within 10 days after receipt of said request, written notice (either in person or by certified mail) of the meeting and the purpose of such meeting to be held on a date not less than 15 days nor more than 60 days after receipt of said request, at a time and place convenient to the Limited Partners.

     10.2.    Voting Rights of Limited Partners

     10.2.1. The holders of a majority of the outstanding Units may, without the concurrence of the General Partner:

     (i) amend this Agreement, subject to the provisions of Section 12.1 hereof;

     (ii) dissolve the Partnership;

     (iii) remove the General Partner and elect a replacement General Partner;

     (iv) approve or disapprove the sale of all or substantially all of the assets of the Partnership in a single transaction other than in connection with the liquidation of the Partnership; or

     (v) if the Partnership invests in a Local Limited Partnership of which the Local General Partner is a Sponsor, direct the General Partner (acting on behalf of the Partnership) to take any action permitted to be taken by the Partnership pursuant to the partnership agreement of the Local Limited Partnership.

     10.2.2. Notwithstanding any provision of the Act to the contrary, the Limited Partners shall only have the right to vote on the matters set forth in Paragraph 10.2.1. of this Agreement.

     10.2.3. In any vote of the Limited Partners, each Limited Partner shall be entitled to cast one vote for each Unit which he owns as of the designated record date. Notwithstanding any other provision of this Agreement, any Units held by the Sponsor will not be entitled to vote, and will not be considered to be "outstanding" Units for purposes of any vote, upon matters which involve a conflict between the interests of such Sponsor and the Partnership, including, but not limited to, any vote on the proposed removal of the General Partner or regarding any transaction between the Partnership and the Sponsor.

10.3.         Limitations on Roll-Ups; Dissenters' Rights

     10.3.1. In connection with a proposed Roll-Up, an appraisal of all Partnership assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up.

     10.3.2. In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up shall offer to Limited Partners who vote "no" on the proposal the choice of:

     (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

     (ii) one of the following: (a) remaining as Limited Partners in the Partnership, and preserving their interests therein on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to the Limited Partners' pro-rata share of the appraised value of the net assets of the Partnership.

     10.3.3. The Partnership shall not participate in any proposed Roll-Up which would result in Limited Partners having democracy rights which are less than those provided for under this Agreement. If the Roll-Up Entity is a corporation, the voting rights of Limited Partners shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

     10.3.4. The Partnership shall not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership shall not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner.

     10.3.5. The Partnership shall not participate in any proposed Roll-Up in which Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

     10.3.6. The Partnership shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Limited Partners.

     10.3.7. In addition to those set forth above, Limited Partners who dissent with respect to a proposed Roll-Up will have the rights provided under Sections 15679.1 through 15679.14 of the Act.

                                   ARTICLE 11

                            SPECIAL POWER OF ATTORNEY

     Each Limited Partner, including each Additional Limited Partner and Substitute Limited Partner, by the execution of this Agreement, irrevocably constitutes and appoints the General Partner, with full power of substitution in the premises, his true and lawful attorney-in-fact with full power and authority in his name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices any documents necessary or appropriate to carry out the provisions of this Agreement, including, but not limited to:

     (i) all certificates and other instruments (including counterparts of this Agreement), and any amendment thereof, which the General Partner deems appropriate in order to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Act) in the State of California and in the jurisdictions in which the Partnership may conduct business or in which formation, qualification or continuation is, in the opinion of the General Partner, necessary or desirable to protect the limited liability of the Limited Partners;

     (ii) all amendments to this Agreement adopted in accordance with its terms, and all instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement;

     (iii) all financing statements, continuation statements or other documents and amendments thereto which the General Partner deems appropriate to perfect or continue the perfection of the Partnership's security interest in his Units provided for in Section 13.1, and, if the Limited Partner is an Installment Contributor Limited Partner, Section 3.4.1(b), of this Agreement, and all instruments relating to the admission of any Additional or Substitute Limited Partner, including any amendment to this Agreement which substitutes as a Limited Partner the purchaser at a foreclosure sale of Units previously given as security by a defaulting Limited Partner for his Promissory Note; and

     (iv) all conveyances and other instruments which the General Partner deems appropriate to implement the provisions of this Agreement or to reflect the dissolution and winding up of the Partnership in accordance with the terms of this Agreement.

     The appointment by each of the Limited Partners of the General Partner as his attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, and shall survive and shall not be affected by the subsequent bankruptcy, death, adjudication of incompetence or insanity, disability, incapacity or dissolution of any Person hereby giving the power nor by the transfer or assignment of all or any part of the Units of any such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferror Limited Partner shall survive the transfer only until the transferee is admitted to the Partnership as a Substitute Limited Partner and all required documents and instruments are duly executed, filed and recorded to effect the substitution.

                                   ARTICLE 12

                                   AMENDMENTS

     12.1.    Adoption of Amendments

     12.1.1. In addition to the amendments authorized herein, amendments may be made to this Agreement from time to time by a majority-in-interest of the Limited Partners, without the Consent of the General Partner; provided that no such amendment shall (i) in any manner allow the Limited Partners to take any action which would constitute their participation in the control of the Partnership's business within the meaning of Section 15632 of the Act, or otherwise cause the loss of their limited liability, nor (ii) without the Consent of the General Partner, alter the rights, power, duties or compensation of the General Partner or any of its Affiliates or its (or any of its Affiliates') interest in Profits and Losses, Tax Credits, Cash Available for Distribution or Sale or Refinancing Proceeds or alter any of the provisions of Sections 3.6.2 or 6.6 or this Section 12.1.1.

     12.1.2. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the Consent of any of the Limited Partners: (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners; (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; and (iii) to delete or add any provision of this Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or other Federal agency or by a state "Blue Sky" commissioner or similar official and deemed by the Commission, agency, commissioner or official to be for the benefit or protection of the Limited Partners.

     No amendment shall be adopted pursuant to this Section 12.1.2 (except under the preceding clause (iii)) unless its adoption: (i) is for the benefit of or not adverse to the interests of the Limited Partners; (ii) is consistent with
Section 5.1 hereof; (iii) does not affect the distribution of Cash Available for Distribution or Sale or Refinancing Proceeds or the allocation of Profits and Losses or of Tax Credits among the Partners or between the Limited Partners as a class and the General Partner; and (iv) does not, in the opinion of counsel for the Partnership, affect the limited liability of the Limited Partners under the Act or the status of the Partnership as a partnership for Federal income tax purposes.

     In addition to the amendments otherwise authorized herein, notwithstanding the preceding paragraph, amendments may be made to this Agreement without the Consent of any Limited Partner with respect to the provisions of Article 4 of this Agreement in accordance with Section 4.4.1 and/or Section 4.4.2.

     12.2.    Filing of Required Documents

     In making any amendments, there shall be prepared and filed for recordation by the General Partner all documents and certificates required to be prepared and filed under the Act and under the laws of any other jurisdictions under the laws of which the Partnership is then formed or qualified.

     12.3.    Required Change of Partnership Name

     If at any time there is no General Partner which is an Affiliate of WNC & Associates, Inc. (or any successor thereto), the Partnership shall forthwith change its name in such a manner as not to include the initials "WNC." All parties to this Agreement recognize that damages at law may be an inadequate remedy for breach of the foregoing covenant, and consent that the same may be enforced by specific performance, injunction or equitable remedy as well as in an action at law.

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

     13.1.    Security Interest and Right of Set-Off

     As security for any withholding tax or other liability or obligation to which the Partnership may be subject as a result of any act or status of any Limited Partner, or to which the Partnership becomes subject with respect to the Interest of any Limited Partner, the Partnership shall have (and each Limited Partner hereby grants to the Partnership) a security interest in all Cash Available for Distribution and Sale or Refinancing Proceeds distributable to the Limited Partner to the extent of the amount of the withholding tax or other liability or obligation.

     13.2.    Notices

     Except as otherwise specifically provided herein, all notices, demands or other communications hereunder shall be in writing and shall be deemed to have been given, if given in any manner specified in the definition of "Notification" herein, when dispatched, and shall be sent to the respective addresses referred to in such definition.

     13.3.    Execution

     Each Limited Partner, including any Additional Limited Partner and Substitute Limited Partner, additional General Partner and successor General Partner, shall become a Partner in the Partnership by signing counterpart signature pages to this Agreement or a power of attorney to the General Partner therefor, and any other instrument or instruments deemed necessary by the General Partner. By so signing, each Limited Partner, including any Additional Limited Partner and Substitute Limited Partner, additional General Partner or successor General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement. A Person may be admitted as an Additional Limited Partner and shall become bound by this Agreement (i) if such Person (or a representative authorized by such Person orally, in writing or by other action such as payment for his Units) executes this Agreement or any other writing, including without limitation, the Investor Form included with the Prospectus, evidencing the intent of such Person to become an Additional Limited Partner or (ii) without such execution, if such Person (or a representative authorized by such Person orally, in writing or by other action such as payment for his Units) complies with the conditions for becoming an Additional Limited Partner as set forth in this Agreement and requests (orally, in writing or by other action such as payment for his Units) that the Partnership Register reflect such admission.

     13.4.    Binding Effect

     The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

     13.5.    Applicable Law

     This Agreement shall be construed and enforced in accordance with the laws of the State of California; provided, however, that the provisions of this
Section 13.5 shall not govern causes of action based on alleged violations of Federal or state (other than the State of California) securities laws.

     13.6.    Counterparts

     This  Agreement  may be  executed  in  several  counterparts,  all of which
together  shall  constitute  one  agreement   binding  on  all  parties  hereto,
notwithstanding that all the parties have not signed the same counterpart.

     13.7.    Separability of Provisions

     Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, no such invalidity shall impair the operation or affect those portions of this Agreement which are valid.

     13.8.    Captions

     Section titles and the table of contents are for convenience of reference only and shall not control or limit the meaning of this Agreement as set forth in the text hereof.

     13.9.    Mandatory Arbitration

     Except as provided in Article 6 hereof, mandatory arbitration shall not be required in connection with any dispute between a Limited Partner and the Sponsor or the Partnership.

Nothing contained in this Section 13.9 shall apply to pre-existing contracts between Limited Partners and their broker-dealers.

     13.10.   Partnerships Treated as Separate

     This Partnership Agreement shall apply to each Partnership separately, and each Partnership shall file its own Certificate of Limited Partnership.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                  General Partner:

                                  WNC & Associates, Inc.,
                                  General Partner

                                  By:    /s/ John B. Lester, Jr.
                                         John B. Lester, Jr.,
                                         President

                                  Initial Limited Partner:

                                  /s/ John B. Lester, Jr.
                                  John B. Lester, Jr.

                                                                       EXHIBIT C
                                  INVESTOR FORM

WNC Housing Tax Credit Fund VI, L.P., Series __

Amount of Investment
______________ x $1,000  _________________
# Units                  Total Dollar Amount

Minimum Investments:  $5,000 ($2,000 for previous WNC investors);
Additional increments:  $1,000

____ New Account
____ Addition to Existing Fund VI Current Series Account
____ Initial Here if the investor is paying for his Units with a check for the total subscription amount.

____ Initial Here if the investor elects to use the installment payment. In such case he shall make a check for one-half of the total subscription amount (i.e., the number of Units subscribed above x $500) and pay the remaining half with interest pursuant to the terms of the Promissory Note on the reverse side hereof, which must be executed by the investor. An investor is eligible to use this installment payment method only if he is subscribing for at least 20 Units ($20,000).


Make Check Payable To:              Southern California Bank
                                    WNC/HTCF VI

Submit To:                          Southern California Bank
                                    4100 Newport Place, Suite 900
                                    Newport Beach, CA  92660
                                    Attention:  WNC Escrow Manager

INVESTOR INFORMATION

Investor ____ Dr.  ____  Mr. ____  Mrs.  ____ Ms.   Social Security Number

--------------------------------------------------------------------------------
Investor ____ Dr.  ____ Mr.  ____  Mrs.  ____  Ms.  Social Security Number

--------------------------------------------------------------------------------
Entity Name                                  Taxpayer Identification Number

-----------------------------------          -----------------------------------
Occupation                                   Income

-----------------------------------          -----------------------------------


Mailing Address                              Residence Address
                                             (if different from mailing address)

-----------------------------------          -----------------------------------
City                                         City

-----------------------------------          -----------------------------------
State                      Zip               State                     Zip

-----------------------------------          -----------------------------------


Daytime Phone                                Phone

--------------------------------------------------------------------------------
Occupation                         Income              E-mail address

CONTINUED ON OTHER SIDE

LEGAL FORM OF OWNERSHIP

____ Individual ____ Community Property ____ Joint Tenants with Rights of Survivorship ____ Tenants in Common
____  Partnership  (Copy of  partnership agreement  must be sent with this form)
____  Corporate  (Certified  corporate resolution  must be sent with this form)
____ Revocable Trust (Trustee(s) is required to sign below. Copy of trust instrument must be sent with this form)
____ Custodian for: _______________________________________________
         Under Uniform Gift to Minors Act of the State of ________________. The Units are being purchased in the State of
         ________________
         (Complete if different from the state of residence.)
____ Other (Specify.)

____ Check here if the investor is not a citizen of the United States.
____ Check here if the  investor  is subject to backup  withholding  pursuant to
Section  3406(a)(1)(C)  of the  Internal  Revenue  Code.
____ Check here if the investor is a minor in the investor's state of residence.

Investor Signature

Execution of the Investor Form below constitutes the undersigned's subscription for the number of Units indicated above and his acceptance and agreement to perform the terms and conditions of the First Amended and Restated Agreement of Limited Partnership included as Exhibit B to the Prospectus of WNC Housing Tax Credit Fund VI, dated September 3, 1999.

Signature of First Investor                   Date

-----------------------------------           ---------------------------
Signature of Second Investor                  Date

-----------------------------------           ---------------------------

In order to induce the General Partner to accept this subscription, investor represents by initialing in the space provided that investor has received a copy of the final Prospectus. ____________
                              (Initial Here)
____ By checking this box the investor directs the General Partner to treat all information concerning the investor as confidential, and not to disseminate any such information to any party, without the investor's consent, except as may by required under an applicable statute or regulation or by the order of a court or government agency.

Broker/Dealer  Information

The undersigned represents that he has complied with the requirements of the Conduct Rules of the NASD with respect to the subscriber whose name appears on the above Investor Form and hereby certifies that he has reasonable grounds to believe on the basis of information obtained from the investor concerning his objectives, financial situation and needs and any other information known to the undersigned that the investment in the Units is suitable for the investor, and, in addition, has informed the investor as to the lack of liquidity and marketability of the Units. The undersigned warrants that a Prospectus was delivered to the subscriber not less than five days prior to submission of this
subscription     to     the     Series.

---------------------------             -----------------------------------
Account Executive                       Broker/Dealer Firm

--------------------------------------------------------------------------------
Branch Office Address     ____ Please check if new address

--------------------------------------------------------------------------------
City                       State          Zip               Phone

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Account Executive's Signature               Date                E-mail


--------------------------------------------------------------------------------
and/or Branch Manager's Signature           Date                E-mail

                                 PROMISSORY NOTE

$500 PER UNIT

FOR VALUE RECEIVED, the undersigned ("Maker"), promises, jointly and severally if more than one, to pay to the order of WNC Housing Tax Credit Fund VI, L.P., Series __, a California limited partnership ("Payee"), at the office of Payee, 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626-3416, or at such other location as Payee may from time to time designate, the principal sum of FIVE HUNDRED DOLLARS ($500), multiplied by the number of Units set forth in his Investor Form, together with interest on the unpaid principal balance from the date of the Maker's admission as a limited partner of the Payee until paid at the rate of ____% per annum. Said principal sum shall be payable in one installment as follows: (i) on January 31, 2001, if Maker subscribes on or before June 30, 2000, (ii) on June 30, 2001, if Maker subscribes between July 1, 2000 and December 31, 2000, or (iii) the later of the date of subscription or January 31, 2002, if Maker subscribes after December 31, 2000. Interest accrued to the principal installment payment date shall also be due and payable on such date.

This  Promissory   Note  is  delivered   pursuant  to  the  terms  of the  First
Amended and Restated Agreement of Limited Partnership of Payee, and shall be governed by the following provisions:

1. This Promissory Note shall be paid in lawful money of the United States. 2. The occurrence of any of the following shall constitute an "Event of Default":

         (a) Default in the payment of any amount payable hereunder when due, which default in payment is not cured within 30 days after such due date ("Payment Default"); or default in the performance of any other obligation of Maker under this Promissory Note;

         (b) A materially false or misleading omission or representation, statement, certificate, warranty or other assertion in the Investor Form or any other document executed by the Maker in connection with the purchase of Units of limited partnership interest in Payee;

         (c) The filing by, or against, the Maker of any proceeding under the Federal Bankruptcy Code;

         (d) An assignment for the benefit of creditors made by the Maker; or

         (e) The appointment of, or application for, a receiver or trustee by any party for all or any part of the assets of the Maker.

3. Upon the occurrence of an Event of Default, then at the option of Payee, the entire unpaid balance of principal on this Promissory Note, together with accrued interest and any other amounts due hereunder, shall be immediately due and payable.

4. In the event that any amount payable under this Promissory Note is not paid when due, a late charge in the amount of 5% of the late amount shall be due and payable in addition to the interest provided herein.

5. If this Promissory Note is not paid when due or if an Event of Default occurs, Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees incurred by Payee on account of such collection whether or not suit is filed hereon.

6. In the event this Promissory Note is not paid when due or if an Event of Default occurs, Payee may set off all amounts owed to Payee under this Promissory Note against all distributions to which Maker is entitled relating to Maker's Units of limited partnership interest in Payee.

7. In the event of a Payment Default, Maker shall be given a notice by Payee of the Payment Default and the Payee's intent to foreclose on its security interest given by Maker to secure the payment of this Promissory Note. For a period of 30 days after such notice (the "Cure Period"), Maker shall be entitled to cure such Payment Default by paying the delinquent principal payment, with interest as provided in this Promissory Note, to the Payee. Prior to the expiration of the Cure Period, the Payee shall not be entitled to commence to foreclose its security interest in the Maker's Units of limited partnership interest in Payee and Maker's interest in Payee shall not be subject to any reduction as a result of such Payment Default. However, Payee may withhold any distributions otherwise payable or issuable to Maker pending the cure of the Payment Default prior to the expiration of the Cure Period. Any reduction in Maker's interest in Payee effective upon the expiration of the Cure Period will relate back and shall apply to and affect any withheld distributions. Upon expiration of the Cure Period Payee may commence to foreclose and foreclose its security interest in the Maker's Units of limited partnership interest in Payee.

8. This Promissory Note is made with full recourse to Maker, is by its terms not a negotiable instrument, is assignable only subject to the defenses Maker may have, is subject to venue for collection in the state in which Maker resides and may not be sold by Payee prior to its maturity. Subject to the foregoing, Payee may pledge and grant security interests in this Promissory Note as security for any obligation of Payee.

9. This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of California.

10. Reference in this Promissory Note to "Payee" shall mean the original Payee hereunder so long as the Payee shall be the holder of this Promissory Note and thereafter shall mean any subsequent holder of the Promissory Note.

11. Time is of the essence of each obligation of Maker hereunder.

12. No delay or omission on the part of the Payee in exercising any rights hereunder or under the Agreement of Limited Partnership of Payee or any other instrument given to secure this Promissory Note shall operate as a waiver of such rights or any other right hereunder or under said instruments.

13. This Promissory Note may be prepaid in full at any time without premium or penalty; provided, however, that no partial prepayments shall be permitted.

14. Maker waives presentment, demand for payment, notice of dishonor, notice of protest, protest and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this instrument, except as provided in paragraph 7 above.

                This note is executed as of _______, 199__.

                                      ---------------------------
                                      Maker

                                      ---------------------------
                                      Maker

    No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information and representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Fund since the respective dates at which information is given herein, or the date hereof. However, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     For a period of 90 days after the effective  date of this  Prospectus,  all dealers that effect transactions in these securities, whether or not participating in the distribution, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                             WNC & ASSOCIATES, INC.
                         3158 Redhill Avenue, Suite 120
                            Costa Mesa, CA 92626-3416
                                  714/662-5565

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7

                        Supplement Dated September 3, 1999
                       To Prospectus Dated September 3, 1999

         This Supplement is part of, and should be read in conjunction with, the Prospectus of WNC Housing Tax Credit Fund VI, L.P., Series 7 ("Series 7") dated September 3, 1999. Capitalized terms used herein but not defined in this Supplement have the meanings given to them in the Prospectus.

Principal Investment Objectives

         Series 7 intends to invest in Local Limited Partnerships with a view to realizing Tax Credits of from $1,000 to $1,100 per Unit. There can be no assurance that this objective will be achieved. See "Investment Objectives and Policies" and "Risk Factors" in the Prospectus.

















       THIS SUPPLEMENT IS NOT TO BE USED IN ARIZONA, MAINE, MASSACHUSETTS,
         MINNESOTA, MISSOURI, NEBRASKA, PENNSYLVANIA, TENNESSEE OR TEXAS

                      WNC HOUSING TAX CREDIT FUND VI, L.P.,
                                    SERIES 7
                        Supplement Dated April 15, 2000
                      To Prospectus Dated September 3, 1999


         This supplement is part of, and should be read in conjunction with, the prospectus of WNC Housing Tax Credit Fund VI, L.P., Series 7 dated September 3, 1999 and the supplement to prospectus dated September 3, 1999. The supplement dated September 3, 1999 is not for use in all states.

TABLE OF CONTENTS
                                                                            Page
Status of Series 7 Offering....................................................1
Local Limited Partnership Investments..........................................1
Management.....................................................................4
Federal Income Tax Considerations..............................................4
Prior Performance Summary......................................................5
Management's Discussion and Analysis of Financial
     Condition and Results of Operations......................................15
Experts.......................................................................16
Financial Statements........................................................FS-i
Prior Performance Tables.....................................................A-1

STATUS OF SERIES 7 OFFERING

     As of the date hereof, Series 7 has received subscriptions in the amount of
$7,331,985  (7,332 Units),  of  which   $444,000  currently  is  represented  by
investor promissory notes.

LOCAL LIMITED PARTNERSHIP INVESTMENTS

     Series 7 has identified for acquisition or acquired interests in: 2nd Fairhaven, LLC, a Maryland limited liability company; Red Oaks Estates, L.P., a Mississippi limited partnership; and School Square Limited Partnership, a Minnesota limited partnership. These entities are referred to herein as local limited partnerships.

     Fairhaven owns the Fairhaven Manor II Apartments in Caroline County, Maryland; Red Oaks owns the Red Oaks Apartments in Holly Springs, Mississippi; and School Square owns the School Square Apartments in Albany, Minnesota.

     WNC & Associates, Inc. believes that Series 7 is reasonably likely to acquire or retain an interest in the local limited partnerships identified herein. However, Series 7 may not do so as a result of one or more factors. For example, a local limited partnership identified herein may fail to satisfy one or more conditions precedent to the investment of Series 7. Series 7 may fail to raise additional capital necessary to complete the purchase of the local limited partnerships. Moreover, the terms of an acquisition may differ from those as described. Accordingly, investors should not rely on the ability of Series 7 to acquire or retain an investment in the local limited partnerships identified herein on the indicated terms in deciding whether to invest in Series 7.


                                       1
suppv2.doc

     The following tables contain information concerning the local limited partnerships identified herein and their respective properties:


                                           ESTIMATED    ESTIMATED                                PERMANENT
                PROJECT                    OR ACTUAL    DEVELOPMENT                              MORTGAGE     ANTICIPATED
LOCAL           NAME  AND                  CONSTRUCTION COST        NUMBER OF   BASIC            LOAN         AGGREGATE
LIMITED         NUMBER OF     LOCATION OF  COMPLETION   (INCLUDING  APARTMENT   MONTHLY          PRINCIPAL    TAX
PARTNERSHIP     BUILDINGS     PROPERTY     DATE         LAND COST)  UNITS       RENTS            AMOUNT       CREDITS (1)
--------------- ------------- ------------ -----------  ----------- ----------- ---------------- ------------ ------------


FAIRHAVEN       Fairhaven     Federalsburg April 1999   $1,329,000  18 1BR      $460             $1,000,000   $470,441
                Manor         (Caroline                             units                        RD (4)
                II            County),
                Apartments    Maryland                              RAP on all
                                                                    units (3)
                5 buildings
                (2)

--------------- ------------- ------------ -----------  ----------- ----------- ---------------- ------------ ------------

RED  OAKS       Red Oaks      Holly        October      $1,022,000  8 1BR       $305             $215,460     $341,200
                Apartments    Springs      2000                     units                        RD (4)
                              (Marshall                             16 2BR      $335
                5 buildings   County),                              units
                (5)           Mississippi
                                                                    RAP on all
                                                                    units (3)
--------------- ------------- ------------ -----------  ----------- ----------- ---------------- ------------ ------------

SCHOOL          School        Albany       October      $1,228,000  12 2BR      $445             $988,000     $396,710
SQUARE          Square        (Stearns     2000                     units                        RD (4)
                Apartments    County),                              5 3BR       $560
                              Minnesota                             units
                5 buildings


--------------- ------------- ------------ -----------  ----------- ----------- ---------------- ------------ ------------

(1) Low income housing tax credits are available over a 10-year period. In the first credit year, Series 7 will receive only that percentage of the annual credit which corresponds to the number of months during which Series 7 was a limited partner of the local limited partnership, and during which the apartment complex was completed and in service. See the discussion under "The Low Income Housing Tax Credit - Utilization of the Low Income Housing Tax Credit" in the prospectus.

(2)      This apartment complex is designed for senior citizens.

(3) The United States Department of Agriculture, Rural Development provides rent subsidies known as Rental Assistance Payments to certain projects. Funds from such payments are applied to cover any difference between rents required to be paid by tenants and the basic rent established for the applicable project. See "Other Government Assistance Programs" in the prospectus.

(4) The United States Department of Agriculture, Rural Development will provide the mortgage loan for a term of 30 years at a market rate of interest prior to reduction of the interest rate by a mortgage interest subsidy to an annual rate of 1%. Principal and interest will be payable monthly based on a 50-year amortization schedule. Outstanding principal and interest will be due on maturity of the loan.

(5)      This apartment complex is a rehabilitation property.

Federalsburg (Fairhaven): Federalsburg is in Caroline County, Maryland at the intersection of State Highways 307, 315 and 318. It is approximately 60 miles southeast of Annapolis. The population is approximately 30,000. The major employers for Federalsburg residents are Solo Cup Company, Maryland Plastics and Pillsbury.

Holly Springs (Red Oaks): Holly Springs is in Marshall County, Mississippi at the intersection of U.S. Highway 78 and State Highway 7. It is approximately 25 miles southeast of Memphis, Tennessee. The population is approximately 30,000. The major employers for Holly Springs residents are Mulay Plastics Company, Farr Company and Marshall County Correctional Facility.

Albany (School Square): Albany is in Stearns County, Minnesota, on Interstate Highway 94. It is approximately 50 miles northwest of Minneapolis. The population is approximately 119,000. The major employers for Albany residents are Albany Public Schools, Albany Area Hospital, and Kraft Foods.



                                                                                   SHARING
                                                                                   RATIOS:
                                                  LOCAL GENERAL                    ALLOCATIONS (4)  SERIES 7's
LOCAL            LOCAL                            PARTNER                          AND SALE OR      CAPITAL
LIMITED          GENERAL         PROPERTY         DEVELOPMENT     SHARING RATIOS:  REFINANCING      CONTRIBUTION
PARTNERSHIP      PARTNER(S)      MANAGER (1)      FEE (2)         CASH FLOW (3)    PROCEEDS (5)     (6)
---------------- --------------- ---------------- --------------- ---------------- ---------------- ----------------

FAIRHAVEN        Larry C.        Cabell           $164,800        Series 7:        99.98/.01/.01    $359,815
                 Porter (7)      Corporation                      greater of       40/60
                                 (7)                              15% or $750
                 Carter                                           LGP: $2,422
                 Chinnis (7)                                      The balance:
                                                                  30/70

---------------- --------------- ---------------- --------------- ---------------- ---------------- ----------------

RED  OAKS        SEMC, Inc.      Southeastern     $ 47,986        Series 7:        99.98/.01/.01    $245,640
                 (8)             Management                       greater of 15%   91/9
                                 Company,                         or $505
                                 Inc. (9)                         The balance:
                                                                   99/1
---------------- --------------- ---------------- --------------- ---------------- ---------------- ----------------

SCHOOL           Bradley V.      Sand             $159,544        Series 7:        99.98/.01/.01    $285,574
SQUARE           Larson (10)     Companies, Inc.                  greater of 15%   50/50
                                 (11)                             or $1,000
                                                                  LGP: $2,212
                                                                  The balance:
                                                                  30/70

---------------- --------------- ---------------- --------------- ---------------- ---------------- ----------------

(1) Each local limited partnership will employ either its local general partner(s) or an affiliate of its local general partner(s), or a third party, as a property manager for leasing and management of the apartment complex. The maximum fee payable is determined pursuant to lender regulations.

(2) Each local limited partnership will pay its local general partner(s) or an affiliate of its local general partner(s) a development fee in the amount set forth, for services incident to the development and construction of the apartment complex. Services include negotiating the financing commitments for the apartment complex, securing necessary approvals and permits for the development and construction of the apartment complex, and obtaining allocations of low income housing tax credits. This payment will be made in installments after receipt of each installment of the capital contributions made by Series 7.

(3) Reflects the amount of the net cash flow from operations, if any, to be distributed to Series 7 and the local general partner(s) of each local limited partnership for each year of operations. Net cash flow generally is equal to the excess of revenues over expenses, including the property manager's fee.

(4) Subject to certain special allocations, reflects the respective percentage interests in profits, losses and low income housing tax credits of
(i) Series 7, (ii) WNC Housing, L.P., an affiliate of WNC & Associates, Inc. which is the special limited partner, and (iii) the local general partner(s).

(5) Reflects the percentage interests in any net cash proceeds from sale or refinancing of the apartment complex of (i) Series 7, and (ii) the local general partner(s). Net cash proceeds from sale or refinancing of the apartment complex is equal to the sale proceeds less payment of the mortgage loan and other local limited partnership obligations.

(6) Series 7 normally will make its capital contributions to a local limited partnership in stages, with each contribution due when certain conditions regarding construction or operations of the apartment complex have been fulfilled. In the case of a completed apartment complex, Series 7 may pay its capital contributions in full at the time of its acquisition of the local limited partnership. Series 7 expects to negotiate adjuster provisions providing for a reduction in the capital contributions in the event the tax credits are less than originally anticipated. See "Investment Policies" and "Terms of the Local Limited Partnership Agreements" under "Investment Objectives and Policies" in the prospectus.

(7) Since 1981 Larry C. Porter and Carter Chinnis have developed 16 low income housing projects consisting of 522 units. They also serve as general partners for those projects. Mr. Chinnis formed Cabell Corporation in Maryland in 1977. Cabell Corporation is the management company for the projects developed


                                       3

by Messrs. Porter and Chinnis. Mr. Porter has represented to Series 7 that he had a net worth in excess of $400,000 as of June 1997. Mr. Chinnis has represented to Series 7 that he had a net worth in excess of $5,000,000 as of January 1999.

(8) SEMC, Inc., a Mississippi corporation, has developed 15 or more low income housing projects since 1997. SEMC, Inc. has a nominally negative net worth. Operating deficit and tax credit guarantees will be provided by Bobby Little, Vice President of SEMC, Inc. Mr. Little has represented to Series 7 that he had a net worth in excess of $1,000,000 as of December 1999.

(9)   Since  1997   Southeastern   Management  Company,   Inc.,  a   Mississippi
corporation, has managed more than 15 low income housing projects consisting of 538 units.

(10) Since 1975 Bradley V. Larson has developed 12 low income housing projects consisting of 291 units. He also serves as general partner for those projects. Mr. Larson has represented to Series 7 that he had a net worth in excess of $2,000,000 as of January 2000.

(11) Sand Companies, Inc. manages eight or more low income housing projects consisting of 210 apartment units.



MANAGEMENT

         The officers of WNC & Associates, Inc. are as follows:

Wilfred N. Cooper, Sr.            Chief Executive Officer, Chairman of the Board
John B. Lester, Jr.               Vice Chairman of the Board
Wilfred N. Cooper, Jr.            President, Chief Operating Officer, Secretary
David N. Shafer                   Executive Vice President
Michael L. Dickenson              Vice President - Chief Financial Officer
Sylvester P. Garban               Vice President - Institutional Investments
N. Paul Buckland                  Vice President - Acquisitions
Thomas J. Riha                    Vice President - Asset Management
David C. Turek                    Vice President - Originations

         Biographical information for each of these persons is in the prospectus under "Management - WNC & Associates, Inc."

         Effective December 1999 Raymond S. Olsen, age 58, has been appointed President of WNC Management, Inc. His experience in acquisition, development and management of commercial and multi-family residential real estate began in 1980. Previously, he was President of Arizona Management Group, from 1998 to 1999, a Vice President of United Dominion Realty Trust, a real estate investment trust, from 1996 to 1998, and Director of Property Management for Gates, Hudson & Associates, from 1994 to 1996. He is a former Vice President of the Apartment and Office Building Association of Washington, D.C., and a former Executive Vice President of the National Apartment Association. Mr. Olsen graduated from the University of Southern California in 1971 with a Bachelor of Science degree, and earned a Masters of Public Administration degree in 1974.

FEDERAL INCOME TAX CONSIDERATIONS

Tax Legislation

         In December 1999 President Clinton signed into law the Ticket to Work and Work Incentives Improvement Act of 1999. Included in that legislation is a provision which repeals the installment method of tax accounting for accrual method taxpayers. Series 7 is required to use the accrual method of accounting.

Accordingly, the installment method of accounting should be unavailable upon the sale of an apartment complex or the sale of a local limited partnership interest. See "Federal Income Tax Considerations - Treatment of Mortgage Loans" in the prospectus.

Tax Shelter Registration Number

         The taxpayer identification number and tax shelter registration number of Series 7 are 33-0849814 and 99127000009, respectively. See "Federal Income Tax Considerations - Tax Shelter Registration" in the prospectus.

PRIOR PERFORMANCE SUMMARY

Introduction

         Before 1982 WNC & Associates, Inc. assisted developers of low income housing to structure investments which could be sold in private placements. In connection with these 57 structured partnerships, WNC & Associates, Inc.:

o provided structuring and consulting services to developers concerning the organization of the limited partnerships which were to own the low income housing developments,

o arranged for preparation of partnership agreements and other requisite documents for the projects, including legal opinions as to Federal income tax and organizational matters, and

o arranged for the placement of securities, typically in accordance with Regulation D under the Securities Act of 1933, as amended. The developers relied on independent broker-dealers to place such securities.

         WNC & Associates, Inc. was not an initial managing general partner of any of the structured partnerships. In the years immediately following the sale of the structured partnerships' interests, WNC & Associates, Inc. monitored the structured partnerships' activities and results of operations. Since then, WNC & Associates, Inc. has provided administrative services to some of the structured partnerships such as the preparation of partnership income tax information. Except for two structured partnerships as to which WNC & Associates, Inc. has become the substituted managing general partner, WNC & Associates, Inc. has no role in the ongoing management of the structured partnerships. Accordingly, the structured partnerships are distinguished from the partnerships as to which WNC & Associates, Inc. was an initial managing general partner and continues to serve as managing general partner. Unlike the structured partnerships, these sponsored partnerships are similar to Series 7 in that WNC & Associates, Inc. is or was solely responsible for the conduct of the offering, the identification and acquisition of local limited partnership interests, and the management of the sponsored partnerships.

All WNC-Partnerships

         From its formation through December 31, 1999, WNC & Associates, Inc. and its affiliates had raised equity through the structured partnerships and the sponsored partnerships in the aggregate amount of approximately $456,482,000 from more than 14,000 investors, to acquire interests in a total of 620 apartment properties located in the jurisdictions set forth below, and representing more than $1,115,668,000 in aggregate acquisition costs. Estimates of acquisition costs are equal to equity contributions and debt financing.

         Of the 620 total properties, nine of the 57 properties owned by the structured partnerships had been sold or refinanced as of December 31, 1999, and seven of the 563 properties owned by the sponsored partnerships had been sold as of December 31, 1999. See "Sales of Properties; Terminations of Partnerships" below. One of the properties sold by a sponsored partnership was a tax credit property.

         Nine of the 57 structured partnerships and one of the 69 sponsored partnerships had completed operations as of December 31, 1999. See "Sales of Properties; Terminations of Partnerships" below. None of these partnerships were tax credit partnerships.

         Exhibit A to this supplement includes Tables I, II and III which contain additional information with regard to some of the more recent sponsored partnerships. Tables IV and V included in Exhibit A contain information with regard to sales of properties or terminations of structured partnerships or sponsored partnerships within recent years. Reference also is made to Table VI included in the Registration Statement which describes in greater detail the properties in which some of the more recent sponsored partnerships have invested. WNC & Associates, Inc. will send to any prospective investor upon request and without a charge a copy of Table VI.

         None of the 57 structured partnerships entailed low income housing tax credit offerings. Of the 69 sponsored partnerships, 15 public and 38 non-public partnerships entailed low income housing tax credit offerings. As of December 31, 1999, the 53 tax credit sponsored partnerships had raised an aggregate of approximately $426,969,000 from more than 13,500 investors, and had invested in a total of 519 apartment complexes at an aggregate acquisition cost of approximately $985,976,000 in the jurisdictions set forth below. Eighteen of the 53 tax credit sponsored partnerships have held one or more of their apartment complexes for the full 10-year credit period.


         All Structured  Tax Credit               All Structured    Tax Credit
          and Sponsored    Partner-                and Sponsored      Partner-
           Partnerships       ships                 Partnerships         ships


Alabama          23           23      Nebraska               8             8
Arizona          12            9      Nevada                 4             4
Arkansas         20           20      New Mexico            18            16
California      137           96      New Jersey             1             1
Colorado          1          ---      New York               7             7
District of                           North Carolina        38            36
  Columbia        1            1      Ohio                  10             4
Florida          14            8      Oklahoma              16            13
Georgia           7            6      Oregon                 5             5
Idaho             2            2      Pennsylvania           4             4
Illinois         21           20      South Carolina        18            12
Indiana           7            7      South Dakota           1             1
Iowa             10           10      Tennessee             28            27
Kansas            6            4      Texas                 99            89
Kentucky          4            3      U.S. Virgin Islands    1           ---
Louisiana        18           15      Utah                   1           ---
Maryland          2            2      Virginia               7             6
Michigan          4            3      Washington             3             2
Minnesota         3            3      West Virginia          4           ---
Mississippi      12           12      Wisconsin             18            18
Missouri         23           20      Wyoming                1             1
Montana           1            1

         Of the 53 tax credit sponsored partnerships, 13 public and 22 private partnerships commenced their offerings during the period between January 1, 1990 and December 31, 1999. See "Public Partnerships Sponsored in Last Ten Years" and "Private Partnerships Sponsored in Last Ten Years" below. These 35 sponsored partnerships were organized to invest in other limited partnerships owning apartment complexes benefiting from low income housing tax credits and, in most instances, one or more other forms of government assistance. Other forms of government assistance include mortgage loan subsidies, which may be availed of by Series 7. See "Other Government Assistance Programs" in the prospectus.

Public Partnerships Sponsored in Last Ten Years

         The 13 public sponsored partnerships sponsored in the last 10 years are:

o        WNC Housing Tax Credit Fund II, L.P. ("HTCFII"),

o        WNC California Housing Tax Credits II, L.P. ("CHTCII"),

o        WNC Housing Tax Credit Fund III, L.P. ("HTCFIII"),

o        WNC California Housing Tax Credits III, L.P. ("CHTCIII"),

o        WNC Housing Tax Credit Fund IV, L.P., Series 1 ("HTCFIV Series 1"),

o        WNC Housing Tax Credit Fund IV, L.P., Series 2 ("HTCFIV Series 2"),

o        WNC California Housing Tax Credits IV, L.P., Series 4 ("CHTCIV
         Series 4"),

o        WNC California Housing Tax Credits IV, L.P., Series 5 ("CHTCIV
         Series 5"),

o        WNC Housing Tax Credit Fund V, L.P., Series 3 ("HTCFV Series 3"),

o        WNC Housing Tax Credit Fund V, L.P., Series 4 ("HTCFV Series 4"),

o        WNC Housing Tax Credit Fund VI, L.P., Series 5 ("HTCFVI Series 5"),

o        WNC Housing Tax Credit Fund VI, L.P., Series 6 ("HTCFVI Series 6"), and

o        WNC Housing Tax Credit Fund VI, L.P., Series 7 ("HTCFVI Series 7").

Each of these 13 public sponsored partnerships had completed its offering as of December 31, 1999.

         WNC & Associates, Inc. will send to any prospective investor upon request and without charge copies of the most recent report on Form 10-K filed by any of the public partnerships with the SEC which have done so, and will send upon request, for a reasonable fee, the exhibits to such Form 10-K.

         Through December 31, 1999, the 13 public sponsored partnerships sponsored during the last 10 years had raised an aggregate of approximately $189,017,000 in capital contributions from an aggregate of approximately 10,890 investors and invested in a total of 226 apartment properties located in the following jurisdictions:

Alabama                      18                  Mississippi                   7
Arizona                       4                  Missouri                     11
Arkansas                      8                  Nebraska                      7
California                   38                  New Mexico                    8
Florida                       2                  New York                      3
Georgia                       2                  North Carolina               17
Idaho                         1                  Ohio                          4
Illinois                     12                  Oklahoma                      4
Indiana                       2                  Oregon                        2
Iowa                          8                  South Carolina                2
Kansas                        4                  South Dakota                  1
Kentucky                      1                  Tennessee                     6
Louisiana                     3                  Texas                        38
Maryland                      1                  Virginia                      5
Michigan                      1                  Wisconsin                     6

         The aggregate mortgage debt encumbering the properties was approximately $269,343,000 and the aggregate acquisition cost of the properties was approximately $406,697,000. At the times of these 13 sponsored partnerships' investments therein 69 of the properties were existing apartment complexes and 157 were under development or construction by the local limited partnerships which own them.

         All of these 13 sponsored partnerships have as their principal investment objective providing Federal low income housing tax credits to their investors. CHTCII, CHTCIII, CHTCIV Series 4, and CHTCIV Series 5 have the additional objective of providing California low income housing tax credits.

         Tax  credit   information  with  regard  to  the  13  public  sponsored
partnerships sponsored during the last 10 years and the two other public sponsored partnerships organized to provide low income housing tax credits is set forth in the tables which follow:

                                                        Federal Credit Programs


Offering                                        Credits Received Per $10,000 Investment                                    Federal
Commence-                                                                                                             Credit Years
ment   Name             Total     1999    1998    1997    1996     1995    1994    1993     1992   1991   1990   1989 Remaining(1)
----   ----             -----     ----    ----    ----    ----     ----    ----    ----     ----   ----   ----   ---- ------------

1989   HTCF           $14,170   $1,180  $1,410  $1,410  $1,410   $1,410  $1,410  $1,410   $1,410 $1,400 $1,640    $80            0
1990   HTCFII          13,360    1,450   1,450   1,450   1,450    1,450   1,460   1,380    1,210  1,300    760     --            2
1992   HTCFIII          9,710    1,570   1,570   1,570   1,570    1,520   1,190     680       40     --     --     --            5
1993   HTCFIV-1         7,000    1,460   1,420   1,430   1,360    1,010     320      --       --     --     --     --            6
1994   HTCFIV-2         5,660    1,330   1,240   1,130   1,050      700     210      --       --     --     --     --            6
1995   HTCFV-3          4,160    1,370   1,300     840     620       30      --      --       --     --     --     --            7
1996   HTCFV-4          2,170    1,040     800     190     140       --      --      --       --     --     --     --         8(2)
1997   HTCFVI-5           680      480     200      --      --       --      --      --       --     --     --     --            9
1998   HTCFVI-6            --       NA      --      --      --       --      --      --       --     --     --     --           10
1999   HTCFVI-7            --       NA      --      --      --       --      --      --       --     --     --     --           10

                                         Federal and California Credit Programs


Offering                                        Credits Received Per $10,000 Investment                                    Federal
Commence-                                                                                                             Credit Years
ment   Name             Total     1999    1998    1997    1996     1995    1994    1993     1992   1991   1990   1989 Remaining(1)
----   ----             -----     ----    ----    ----    ----     ----    ----    ----     ----   ----   ----   ---- ------------

1989   CHTC           $16,630   $  990  $  990  $  990  $  990    $ 990  $1,180  $1,720   $2,360 $2,590 $2,270 $1,560            1
1991   CHTCII          13,550    1,170   1,170   1,440   1,530    2,060   1,940   1,780    1,810    650     --     --         0(2)
1993   CHTCIII          8,850    1,130   1,300   1,790   1,970    1,800     800      60       --     --     --       --          6
1994   CHTCIV-4         6,770    1,290   1,660   1,770   1,340      710      --      --       --     --     --       --          6
1995   CHTCIV-5         4,030    1,620   1,430     980      --       --      --      --       --     --     --       --         10

(1)  As of December 31, 1999.
(2) These prior programs will generate a small amount of low income housing tax credits for up to five years beyond the stated number of years due to increases in qualified basis.

Private Partnerships Sponsored in Last Ten Years

As of December 31, 1999, the 22 private sponsored partnerships sponsored in the last 10 years involved an aggregate of approximately $209,621,000 in commitments for capital contributions payable in installments from an aggregate of approximately 830 investors. These 22 private sponsored partnerships invested in a total of 216 apartment properties located in the following jurisdictions:

Alabama                       5                  Missouri                      9
Arizona                       5                  Montana                       1
Arkansas                     10                  Nebraska                      1
California                   24                  Nevada                        4
District of                                      New Jersey                    1
  Columbia                    1                  New Mexico                    8
Florida                       3                  New York                      4
Georgia                       3                  North Carolina               18
Idaho                         1                  Oklahoma                      7
Illinois                      8                  Oregon                        2
Indiana                       2                  Pennsylvania                  4
Iowa                          2                  South Carolina                9
Kentucky                      2                  Tennessee                     6
Louisiana                    12                  Texas                        46
Maryland                      1                  Virginia                      1
Michigan                      2                  Washington                    2
Minnesota                     3                  Wisconsin                     3
Mississippi                   5                  Wyoming                       1


     The aggregate  mortgage debt  encumbering the properties was  approximately
$293,500,000   and  the  aggregate   acquisition  cost  of  the  properties  was
approximately $458,004,000.

     All of the 22 private sponsored partnerships sponsored during the last 10 years have as their principal investment objective providing Federal low income housing tax credits to their investors. Three of the 22 private sponsored partnerships sponsored during the last 10 years have the additional objective of providing California low income housing tax credits.

     Tax credit information with regard to the 22 private sponsored partnerships sponsored during the last 10 years and the 16 other private sponsored partnerships organized to provide low income housing tax credits is set forth in the tables which follow:

                                                         Federal Credit Programs

                                                                                                                             Federal
Offering                                                                                                                Credit Years
Comm-                                                               Credits Received Per $10,000 Investment(1)               Remain-
ence-                        -----------------------------------------------------------------------------------------------     ing
ment    Name                 Totals    1999   1998   1997   1996   1995  1994   1993   1992  1991  1990(3) 1989  1988   1987     (2)

1987  Pepper Tree (4)       $15,730 $   70   $660 $1,350 $1,470  1,470 $1,470 $1,470 $1,470 $1,470 $2,370 $1,530 $ 900  $  30     0
1987  East Bay               14,320     --     --    380  1,360  1,350  1,360  1,360  1,360  1,360  1,670  1,700  1,400 1,020     0
1987  Sequoia Manor          14,990     --    160  1,390  1,370  1,370  1,370  1,370  1,350  1,380  2,220  1,460  1,340   210     0
1987  Bayou                  13,890     --     --  1,000  1,290  1,290  1,290  1,290  1,290  1,290  2,110  1,400  1,330   310     0
1987  Laurel Hill            14,300     50    300  1,180  1,320  1,320  1,320  1,320  1,320  1,300  2,090  1,320  1,230   230   0(5)
1988  Ridgetop               15,020     40  1,280  1,390  1,390  1,390  1,390  1,390  1,390  1,390  2,250  1,500    220    --   0(5)
1989  Alta Mesa              13,920    870  1,320  1,320  1,320  1,320  1,320  1,320  1,320  1,320  1,950    540    --     --     1
1990  WNC-90                 12,850  1,400  1,400  1,400  1,400  1,400  1,400  1,400  1,400  1,400    250     --    --     --     1
1991  Shelter Resource XIX   12,200  1,420  1,420  1,440  1,440  1,440  1,440  1,440  1,440    720     --     --    --     --     2
1991  WNC Tax Credits XX     12,560  1,430  1,430  1,460  1,460  1,460  1,460  1,460  1,460    940     --     --    --     --     2
1991  WNC Tax Credits XXI    10,600  1,360  1,360  1,360  1,360  1,360  1,360  1,360  1,030     50     --     --    --     --     3
1992  WNC Tax Credits XXII   10,960  1,410  1,410  1,410  1,410  1,410  1,410  1,410  1,090     --     --     --    --     --     3
1992  WNC Tax Credits XXIII  10,640  1,400  1,400  1,400  1,400  1,400  1,400  1,370    870     --     --     --    --     --     3
1992  WNC Tax Credits XXV     9,200  1,380  1,380  1,380  1,380  1,380  1,280    870    150     --     --     --    --     --     5
1993  WNC Tax Credits XXVI    8,810  1,330  1,330  1,330  1,330  1,330  1,320    840     --     --     --     --    --     --     4
1993  WNC Tax Credits XXVIII  7,250  1,300  1,300  1,300  1,300  1,300    640    110     --     --     --     --    --     --     5
1993  WNC Tax Credits XXIX    7,150  1,310  1,310  1,310  1,290  1,110    790     30     --     --     --     --    --     --     6
1994  WNC Tax Credits XXX     6,020  1,230  1,230  1,230  1,220  1,000    110     --     --     --     --     --    --     --     6
1994  ITC I                   5,910     NA  1,520  1,530  1,670    780    410     --     --     --     --     --    --     --     7
1995  ITC II                  3,420     NA  1,460  1,290    590     70     --     --     --     --     --     --    --     --     8
1996  ITC III                 1,380     NA  1,000    380     --     --     --     --     --     --     --     --    --     --    10
1997  ITC V                     680     NA    660     20     --     --     --     --     --     --     --     --    --     --    10
1998  ITC VI                    220     NA    220     --     --     --     --     --     --     --     --     --    --     --    11
1999  ITC VII                    --     NA     --     --     --     --     --     --     --     --     --     --    --     --    11
1999  ITC VIII                   --     NA     --     --     --     --     --     --     --     --     --     --    --     --    11

                                          Federal and California Credit Programs

                                                                                                                             Federal
Offering                                                                                                                Credit Years
Comm-                                                               Credits Received Per $10,000 Investment(1)               Remain-
ence-                        -----------------------------------------------------------------------------------------------     ing
ment    Name                 Totals    1999   1998   1997   1996   1995  1994   1993   1992  1991  1990(3) 1989  1988   1987     (2)

1987  Beech Villa          $18,610  $  --  $   -- $  860 $1,360 $1,360 $1,350 $1,350 $1,350 $1,350 $2,670 $3,210 $3,210 $540      0
1988  Elmwood Villa         18,620     30     570    990    990    990    990    990  1,330  2,610  4,010  3,460  1,660   --      0
1988  Poplar Villa          18,150     --     530    970    970    970    970    970    970  2,280  3,420  3,410  2,690   --      0
1988  Olive Tree            18,220     --     760    970    970    970    970    970    970  1,620  3,990  3,310  2,720    -      0
1988  Pine Rock             17,640    230     940    940    940    940    940    880  1,220  3,280  3,810  3,240    280   --      0
1988  Mesa Verde            17,220    190     970  1,030  1,020  1,030  1,030  1,030  1,870  1,690  3,610  2,760    990   --   0(5)
1988  Sunfield              17,070    280   1,140  1,340  1,340  1,340  1,340  1,340  1,340  1,650  3,090  2,080    790   --      0
1988  Foxglove              15,670  1,070   1,360  1,360  1,360  1,360  1,360  1,550  2,020  2,020  1,920    290     --   --      1
1989  Elliot Place          17,000    500   1,140  1,200  1,200  1,200  1,200  1,200  1,670  2,460  3,200  2,030     --   --      1
1990  Wheatridge            14,240  1,120   1,120  1,120  1,120  1,120  1,120  1,480  2,240  2,230  1,570     --     --   --      2
1992  WNC Tax Credits XXIV  12,370  1,260   1,260  1,260  1,260  1,740  2,180  2,180  1,230     --     --     --     --   --      3
1993  WNC Tax Credits XXVII  9,900  1,270   1,270  1,290  1,560  1,750  1,740  1,020     --     --     --     --     --   --      5
1997  CTC                    1,080     NA     870    210     --     --     --     --     --     --     --     --     --   --     10

(1) Represents the return received by investors utilizing deferred payment purchase plans. In many instances the respective returns to cash investors were higher than those listed above inasmuch as the use of deferred payment purchase notes entailed the payment of interest.
(2)      As of December 31, 1999.
(3) In 1990 certain partnerships were permitted to, and did, elect to utilize 150% of the Federal low income housing tax credit otherwise allowable for 1990.
(4) Pepper Tree originally offered Federal low income housing tax credits only. After the investors were admitted to Pepper Tree, the local general partners obtained California low income housing tax credits as well, which are not reflected in this chart.
(5) These sponsored partnerships will generate a small amount of low income housing tax credits for up to five additional years due to increases in qualified basis.

Sales of Properties; Terminations of Partnerships

         As of December 31, 1999, nine of the structured partnerships had either sold or refinanced nine apartment complexes, returning to their investors between approximately 100% and 200% of their invested capital in addition to providing tax deductions averaging in excess of 200% of their invested capital. Of them, one structured partnership sold its property and terminated operations. Five structured partnerships refinanced their properties and liquidated the interests of the original limited partners. Limited partnership interests were offered to new investors. WNC & Associates, Inc. has no involvement with the reconstituted partnerships. Three of the structured partnerships sold their properties to three other partnerships. After the general partner of those three other partnerships obtained tax credits for the properties, a partnership sponsored by WNC & Associates, Inc. purchased the limited partnership interests therein. These events occurred prior to 1994 and, consequently, are not reflected in Table IV or Table V.

         As of December 31, 1999, seven properties had been sold by six sponsored partnerships. All of these transactions are included in Table V. Of these five sponsored partnerships, one terminated its operations. The results of that program are described in Table IV.

Major Adverse Events

         In cases  where  projects  have  failed to perform as  expected,  WNC &
Associates, Inc. has intensified its monitoring operations, visited the projects, attempted to provide general advice to the local general partners, removed and replaced the local general partners, and/or attempted to help seek a resolution of pending problems.

         Specifically, in the last 10 years, the following events occurred:

         In a private WNC partnership sponsored in 1996, WNC & Associates, Inc. removed MidSouth Development, Inc. as local general partner of a local limited partnership in 1997 after construction defects were discovered and the local general partner declared bankruptcy. The WNC partnership purchased the local limited partnership's bridge loan at its face value upon maturity thereof. The local limited partnership completed construction using other funds loaned by WNC & Associates, Inc. and the WNC partnership. Thereafter, with the consent of its investors, the WNC partnership sold its interest in the local limited partnership.

         In a public WNC partnership sponsored in 1993, WNC & Associates, Inc. removed six local general partners from a local limited partnership in 1997 after they violated provisions of the local limited partnership's partnership agreement. The local general partners failed to obtain the approval of the WNC partnership prior to refinancing the existing debt. The remaining local general partner, an agency of the county in which the property is located, has been replaced by an experienced non-profit entity. This local limited partnership is now performing as anticipated.

         In 1997 the IRS issued notices of adjustment regarding five properties owned by four private WNC partnerships and developed by the same local general partner. The IRS claimed that development fees paid to the local general partner were not properly includable in the depreciable and eligible bases of the respective properties. After filing a petition for readjustment before the United States Tax Court, each of the local limited partnerships and the WNC partnerships reached a settlement with the IRS in 1998 which provided that, for each property: the depreciable basis thereof was unchanged; the eligible basis thereof was reduced by a portion of the development fees; a portion of the reduction in eligible basis was eligible for amortization as organization expenses; and the actual deficiency for 1993 to 1996, in an immaterial amount on a per unit basis for each WNC partnership, was assessed for 1996 and was equal to the reduction of low income housing tax credits resulting from the reduction in eligible basis, less the deduction resulting from the amortization of the reclassified organization expenses. Low income housing tax credits for 1997 and all years thereafter are reduced in an immaterial amount on a per unit basis as a result of the reduction in eligible basis. WNC & Associates, Inc. has offered to pay each limited partner's tax deficiencies (if any) for 1996 and 1997. The limited partnership agreements of these local limited partnerships were negotiated in 1990, prior to the time local general partners were required to pay tax deficiencies. Similar notices of adjustment regarding two properties owned by two WNC partnerships and developed by the same local general partner as aforesaid were issued by the IRS in late 1999. These two WNC partnerships are analyzing their potential courses of action.

         Also in 1997, Howard Miller, the local general partner of three local limited partnerships which were invested in by a private WNC partnership sponsored in 1984, transferred the properties of the local limited partnerships to one transferee without seeking the approval of the WNC partnership. The transfers were made in consideration of relief of indebtedness owed by the local general partner. Each of the local limited partnerships has brought an action to have the transfer set aside and to remove the local general partner. As the properties are located in three states, three lawsuits have been commenced. In all three of those actions the court ruled to remove the local general partner and to declare null and void the transfer. In one case, Mr. Miller has contested the decision and another hearing has been scheduled. In a second case, the only outstanding issue is whether or not the local limited partnership is entitled to punitive damages. The third case was settled in consideration of the payment to the local limited partnership of its attorney fees.

         In a private WNC partnership sponsored in 1997, a local limited partnership encountered significant construction cost overruns. The local general partners agreed to defer receipt of their development fee and paid one-half of the construction cost overruns. The WNC partnership paid the balance. The construction loan was converted to a permanent loan secured by a first trust deed, and all junior indebtedness originally anticipated was obtained by the local limited partnership. Thereafter, the first permanent loan was refinanced at a more affordable rate, the local general partners were removed, and an affiliate of WNC & Associates, Inc. was admitted as their substitute. The property is successfully operating and is paying all its obligations.

         In a public WNC partnership sponsored in 1997, an apartment complex of a local limited partnership operated at a deficit since construction completion in the first calendar quarter of 1999. The local general partner ceased funding of the deficit and was removed by WNC & Associates, Inc. WNC & Associates, Inc. has been admitted as the substitute local general partner, and a new unaffiliated property manager has been appointed. The occupancy rate as of January 15, 2000 was approximately 50%. The apartment complex is expected to achieve stabilized operations in the second quarter of 2000.

         WNC & Associates, Inc. identified a potential problem with a developer who is the local general partner of six local limited partnerships invested in by three public WNC partnerships sponsored in 1994 and 1995. Two of the properties still have construction debt in place. Until approximately $400,000 per each of the latter two properties is paid to the lender, the construction loans will not be converted to permanent loans. Operating deficits at two of the properties have been cured; three of the properties continue to have operating deficits. The local general partner ceased funding the operating deficits and WNC & Associates, Inc. removed the local general partner from all six of the local limited partnerships. After the local general partner contested his removal from each of the local limited partnerships, WNC & Associates, Inc. commenced legal action. A receiver was appointed at the request of WNC & Associates, Inc. to manage the local limited partnerships, and an unaffiliated entity has been appointed property manager. WNC & Associates, Inc. has filed a motion for summary judgment to confirm the removal of the local general partner. WNC & Associates, Inc. is still analyzing its further potential courses of action.

         To the knowledge of WNC & Associates, Inc., there have been no major adverse events concerning the structured partnerships during the last 10 years which would be of material interest to the investors. However, because WNC & Associates, Inc. has limited or no involvement with many of the structured partnerships, it may be unaware of the existence of such events. Investors should not take the lack of disclosure of such major adverse events to mean that the structured partnerships have not encountered such major adverse events.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

         As of June 30, 1999 (the date of the balance sheet included in the prospectus), Series 7 had only nominal funds. It had not yet commenced operations, and the capital anticipated to be raised through its offering of Units had not yet become available. As of December 31, 1999 (the date of the balance sheet included in this supplement), Series 7 had received and accepted subscription funds in the amount of $3,802,985. As of April 15, 2000, Series 7 had received and accepted subscription funds in the amount of $7,331,985, of which $444,000 currently is represented by investor promissory notes.

         As of the date hereof, approximately $1,200,000 has been committed to the acquisition of the local limited partnerships identified in this supplement, reserves and offering expenses. No other local limited partnerships have been identified as of the date hereof.

         Overall, as reflected in its Statement of Cash Flows, Series 7 had a net increase in cash and cash equivalents of approximately $1,545,000 for the period September 3, 1999 (date operations commenced) through December 31, 1999. The increase was provided almost entirely from the sale of Units.

         The local limited partnerships are not expected to generate cash from operations sufficient to provide distributions to investors in any significant amount. Cash from operations, if any, would first be used to meet operating expenses of Series 7. Operating expenses include the asset management fee. See "Management Compensation" in the prospectus.

         Investments in local limited partnerships are not readily marketable. Such investments may be affected by adverse general economic conditions which, in turn, could substantially increase the risk of operating losses for the apartment complexes, the local limited partnerships and Series 7. These problems may result from a number of factors, many of which cannot be controlled. See "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes" in the prospectus. Nevertheless, WNC & Associates, Inc. anticipates that capital raised from the sale of the Units will be sufficient to fund the investment commitments and proposed operations of Series 7.

         Series 7 will establish working capital reserves of at least 3% of its capital contributions. WNC & Associates, Inc. believes this amount will be sufficient to pay the operating costs and administrative expenses of Series 7, which include the asset management fee to WNC & Associates, Inc., expenses attendant to the preparation of tax returns, expenses attendant to the preparation and dissemination of reports to the investors, and other investor servicing obligations of the Series.

         However, liquidity would be adversely affected by unanticipated or greater than anticipated operating costs. Defaults or delays in payment of investor promissory notes could also affect liquidity. Such payments are expected to fund a portion of the working capital reserves. To the extent that working capital reserves are insufficient to satisfy the cash requirements of Series 7, additional funds would be sought through bank loans or other institutional financing. Series 7 may also use any cash distributions received from the local limited partnerships to pay operating or administrative expenses or to replenish or increase working capital reserves.

         Series 7 is unable to assess its investors to provide additional capital if needed by the Series or its local limited partnerships. Accordingly, if circumstances arise that cause the local limited partnerships to require additional capital, the only possible sources of such capital will be the limited reserves of Series 7, third-party debt financing, which may not be available as the apartment complexes already will be substantially leveraged, advances of the local general partners, advances of WNC & Associates, Inc., other equity sources, which could adversely affect the interest of Series 7 in tax credits and cash distributions and result in adverse tax consequences to the investors, or the sale of the apartment complexes, which could have the same adverse effects. There can be no assurance that funds from any of such sources would be readily available in sufficient amounts to fund the capital requirements of the local limited partnerships in question. If such funds are not available, the local limited partnerships would risk foreclosure on their apartment complexes. See "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes" and "Investment Objectives and Policies - Use of Leverage" in the prospectus.

         The capital needs and resources of Series 7 are expected to undergo major changes during its first several years of operations as a result of the completion of its offering of Units and its acquisition of investments. Thereafter, its Series capital needs and resources are expected to be relatively stable. See, however, "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes" in the prospectus.

Results of Operations

         As of December 31, 1999, Series 7 had operations which were not material in nature or amount.

EXPERTS

         The consolidated balance sheet of WNC & Associates, Inc. as of August 31, 1999, which is included in this supplement and in the Registration Statement has been audited by BDO Seidman, LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and is included in reliance upon such report given upon the authority of said firm as an expert in accounting and auditing. The financial statements of Second Fairhaven, LLC as of and for the period ended December 31, 1999 which are included in this supplement and in the Registration Statement have been audited by Thomas S. Chambers, independent certified public accountant, as set forth in his report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report given upon the authority of said firm as an expert in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page

WNC Housing Tax Credit Fund VI, L.P., Series 7

Balance Sheets, December 31, 1999 and September 30, 1999 (Unaudited)........FS-1
Statement of Operations for the Period September 3, 1999 (Date Operations
         Commenced) through December 31, 1999 and For the Quarter Ended
         December 31, 1999 (Unaudited)......................................FS-2
Statement of Partners' Equity for the Period September 3, 1999 (Date Operations
         Commenced) through December 31, 1999 (Unaudited)...................FS-3
Statement of Cash Flows for the Period September 3, 1999 (Date Operations
         Commenced) through December 31, 1999 and For the Quarter Ended
         December 31, 1999 (Unaudited)......................................FS-4
Notes to Financial Statements...............................................FS-5

Pro Forma Balance Sheet, December 31, 1999 (Unaudited).....................FS-10
Pro Forma  Statement of Operations for the Period  September 3, 1999 (Date
         Operations  Commenced)  through  December 31, 1999 (Unaudited)....FS-11
Notes to Pro Forma Financial Statements....................................FS-12

Pursuant to Rule 3-14(a)(2) of Regulation S-X, there is presented a statement of estimated taxable operating results to Series 7 from the local limited partnership for which audited financial statements have been provided below pursuant to Rule 3-14(a)(1).

Estimated Taxable Operating Results for the Twelve Months Ended
         February 29, 2000.................................................FS-14

Pursuant to Rule 3-14(a)(1) of Regulation S-X, an audited income statement is required to be presented for 2nd Fairhaven, LLC. The financial statements included herein for 2nd Fairhaven, LLC are as follows:

         2nd Fairhaven, LLC

         Independent Auditor's Report......................................FS-15
         Balance Sheet, December 31, 1999..................................FS-16
         Statement of Income and Members' Equity, Year Ended
               December 31, 1999...........................................FS-17
         Statement of Cash Flows From November 30, 1997 (Date of inception)
               to December 31, 1999........................................FS-18
         Notes to Financial Statements.....................................FS-19

WNC & Associates, Inc.

Independent Auditors' Report...............................................FS-22
Consolidated Balance Sheets, January 31, 2000 (Unaudited)
     and August 31, 1999...................................................FS-23
Notes to Consolidated Balance Sheets.......................................FS-24

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)

                                 BALANCE SHEETS




                                        December 31, 1999     September 30, 1999
                                        -----------------     ------------------
                                            (unaudited)           (unaudited)

                                     ASSETS

Cash and cash equivalents               $       1,545,749     $            1,100
Investment in limited
     partnerships - Note 2                        341,570                      -
Subscriptions receivable                          803,590                      -
Due from affiliate                                650,000                      -
Other assets                                          440                      -
                                        -----------------     ------------------

                                        $       3,341,349     $            1,100
                                        =================     ==================


                        LIABILITIES AND PARTNERS' EQUITY

Liabilities:
   Commissions payable                  $          44,730     $                -
   Accrued fees and expenses
     due to general partner
     and affiliates - Note 3                      155,449                      -
                                        -----------------     ------------------

Total liabilities                                 200,179                      -
                                        -----------------     ------------------

Partners' equity (deficit):
   General partner                                  (376)                    100
   Limited partners (25,000
     units authorized and 3,803
     and 1 unit(s) issued and
     outstanding at December
     31, 1999 and September 30, 1999)           3,141,546                  1,000
                                        -----------------     ------------------

Total partners' equity                          3,141,170                  1,100
                                        -----------------     ------------------

                                        $       3,341,349     $            1,100
                                        =================     ==================



                 See accompanying notes to financial statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)

                             STATEMENT OF OPERATIONS

          For the Period September 3, 1999 (Date Operations Commenced)
                          through December 31, 1999 and
                    For the Quarter Ended December 31, 1999
                                   (unaudited)



Interest income                                         $             6,082
                                                        --------------------

                                                                      6,082
                                                        --------------------

Operating expenses:
     Amortization                                                       700
     Other                                                               12
                                                        --------------------

Total operating expenses                                                712
                                                        --------------------

Net income                                              $             5,370
                                                        ====================

Net income allocated to:
     General partner                                    $                 5
                                                        ====================

     Limited partners'                                  $             5,365
                                                        ====================

Net income per limited partner unit
   (3,804 units issued and outstanding)                 $                 1
                                                        ====================





                 See accompanying notes to financial statements
                                      FS-2

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)

                          STATEMENT OF PARTNERS' EQUITY

           For the Period September 3, 1999 (Date Operations Commenced)
                            through December 31, 1999
                                   (unaudited)



                                 General             Limited
                                 Partner             Partner            Total
                               -----------         -----------        ----------

Equity, September 3, 1999      $       100         $     1,000        $    1,100

Sale of Limited
     Partnership units,
     net of discounts                    -           3,802,985         3,802,985

Less Limited Partnership
     units issued for
     notes receivable                    -           (187,000)         (187,000)

Offering expenses                    (481)           (480,804)         (481,285)

Net income                               5               5,365             5,370
                               -----------         -----------        ----------
Equity(deficit),
     December 31, 1999         $     (376)         $ 3,141,546        $3,141,170
                             =============       =============       ===========










                 See accompanying notes to financial statements
                                      FS-3

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)

                             STATEMENT OF CASH FLOWS

          For the Period September 3, 1999 (Date Operations Commenced)
                          through December 31, 1999 and
                    For the Quarter Ended December 31, 1999
                                   (unaudited)


Cash flows from operating activities:
   Net income                                                 $        5,370
   Adjustments to reconcile net gain to net cash
      provided by operating activities:
      Amortization                                                       700
      Change in other assets                                            (440)
                                                              ---------------

Net cash provided by operating activities                              5,630
                                                              ---------------

Cash flows from investing activities:
   Acquisition costs and fees                                       (234,900)
                                                              ---------------

Net cash used in investing activities                               (234,900)
                                                              ---------------

Cash flows from financing activities:
Sale of limited partnership units, net of discounts                3,615,985
Subscriptions receivable                                            (803,590)
Offering expenses                                                   (388,476)
Advances to affiliate                                               (650,000)
                                                              ---------------

Net cash provided by financing activities                          1,773,919
                                                              ---------------

Net increase in cash and cash equivalents                          1,544,649
                                                              ---------------

Cash and cash equivalents, beginning of period                         1,100
                                                              ---------------

Cash and cash equivalents, end of period                      $    1,545,749
                                                              ===============



                 See accompanying notes to financial statements
                                      FS-4

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1999
                                   (unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying unaudited condensed financial statements of WNC Housing Tax Credit Fund VI, L.P., Series 7, (a California Limited Partnership) (the "Partnership") as of September 30 and December 31, 1999, and for the period from September 3, 1999 through December 31, 1999, have been prepared in accordance with the Securities and Exchange Commission Rules and therefore do not include all information and notes necessary for a fair presentation of financial position, results of operations, partners' equity and cash flows in conformity with generally accepted accounting principles. The operating results for interim periods are unaudited and are not necessarily an indication of the results to be expected for the full fiscal year. In the opinion of the General Partner, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation.

Organization

The Partnership was formed on June 16, 1997 under the laws of the state of California. The Partnership began operations on September 3, 1999, the effective date of Pre-Effective Amendment No. 3 to its Registration Statement on Securities and Exchange Commission Form S-11 filed with the Securities and Exchange Commission on August 18, 1999. The Partnership was formed to invest primarily in other limited partnerships (the "Local Limited Partnerships") which own and operate multi-family housing complexes (the "Housing Complexes") that are eligible for low income housing tax credits. The local general partners (the "Local General Partners") of each Local Limited Partnership will retain responsibility for maintaining, operating and managing the Housing Complex.

The general partner is WNC & Associates, Inc. (the "General Partner"). Wilfred N. Cooper, Sr., through the Cooper Revocable Trust, owns just less than 66.8% of the outstanding stock of WNC & Associates, Inc. John B. Lester, Jr. is the initial limited partner of the Partnership and owns, through the Lester Family Trust, just less than 28.6% of the outstanding stock of WNC & Associates, Inc.

The Partnership Agreement authorizes the sale of up to 25,000 limited partnership units ("Units") at $1,000 per Unit. As of December 31, 1999, 3,804 Units, in the amount of $3,803,985, had been sold, net of volume discounts of $15.

The General Partner has a 0.1% interest in operating profits and losses, taxable income and losses, cash available for distribution from the Partnership and tax credits of the Partnership. The limited partners will be allocated the remaining 99.9% of these items in proportion to their respective investments.

After the limited partners have received proceeds from a sale or refinancing equal to their capital contributions and their return on investment (as defined in the Partnership's First Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") and the General Partner has received proceeds equal to its capital contribution and a subordinated disposition fee (as described in Note 3) from the remainder, any additional sale or refinancing proceeds will be distributed 90% to the limited partners (in proportion to their respective investments) and 10% to the General Partner.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
                                   (unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Risks and Uncertainties

The Partnership's investments in Local Limited Partnerships are subject to the risks incident to the management and ownership of low-income housing and to the management and ownership of multi-unit residential real estate. Some of these risks are that the low income housing credit could be recaptured and that neither the Partnership's investments nor the Housing Complexes owned by the Local Limited Partnerships will be readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes: difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of Local Limited Partnership Interests: limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. The Housing Complexes are or will be subject to mortgage indebtedness. If a Local Limited Partnership does not makes its mortgage payments, the lender could foreclose resulting in a loss of the Housing Complex and low income housing credits. As a limited partner of the Local Limited Partnerships, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships, and will rely totally on the Local General Partners of the Local Limited Partnerships for management of the Local Limited Partnerships. The value of the Partnership's investments will be subject to changes in national and local economic conditions, including unemployment conditions, which could adversely impact vacancy levels, rental payment defaults and operating expenses. This, in turn, could substantially increase the risk of operating losses for the Housing Complexes and the Partnership. In addition, each Local Limited Partnership is subject to risks relating to environmental hazards and natural disasters which might be uninsurable. Because the Partnership's operations will depend on these and other factors beyond the control of the General Partner and the Local General
Partners, there can be no assurance that the anticipated low income housing credits will be available to Limited Partners.

In addition Limited Partners are subject to risks in that the rules governing the low income housing credit are complicated, and the use of credits can be limited. The only material benefit from an investment in Units may be the low income housing credits. There are limits in the transferability of Units, and it is unlikely that a market for Units will develop. All management decisions will be made by the General Partner.

Method of Accounting for Investments in Limited Partnerships

The Partnership intends to account for its investments in limited partnerships using the equity method of accounting, whereby the Partnership will adjust its investment balance for its share of the Local Limited Partnership's results of operations and for any distributions received. The accounting policies of the Local Limited Partnerships are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments will be capitalized as part of the investment and amortized over 30 years (see Note
2).

Losses from Local Limited Partnerships allocated to the Partnership will not be recognized to the extent that the investment balance would be adjusted below zero.

Offering Expenses

Offering expenses are expected to consist of underwriting commissions, legal fees, printing, filing and recordation fees, and other costs incurred in connection with the selling of limited partnership interests in the Partnership. The General Partner is obligated to pay all offering and organization costs inclusive of selling commissions and dealer manager fees, in excess of 13% of the total offering proceeds. Offering expenses will be reflected as a reduction of limited partners' capital.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
                                   (unaudited)


NOTE 1  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with remaining maturities of three months or less when purchased to be cash equivalents. As of December 31, 1999 and June 30, 1999 the Partnership had cash equivalents of $1,545,749 and $1,100, respectively.

NOTE 2  INVESTMENTS IN LIMITED PARTNERSHIPS

Following is a summary of the equity method activity of the investments in limited partnerships for the periods presented:

                                                     December 31, 1999
                                                   -----------------------

      Investment balance, beginning of period    $                      -
      Capitalized acquisition fees and costs                      342,270
      Amortization of capitalized
        acquisition costs                                           (700)
                                                   -----------------------

      Investment balance, end of period          $                341,570
                                                   =======================

NOTE 3  RELATED PARTY TRANSACTIONS

The Partnership has no officers, employees, or directors. However, under the terms of the Partnership Agreement the Partnership is obligated to the General Partner or its affiliates for the following fees:

(a) Organization and Offering Expenses. The Partnership accrued or paid to the General Partner or its affiliates as of December 31, 1999 approximately $481,285 for selling commissions and other fees and expenses of the Partnership's offering of Units. Of the total accrued or paid, approximately $405,225 as of December 31, 1999 was paid or to be paid to unaffiliated persons participating in the Partnership's offering or rendering other services in connection with the Partnership's offering.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
                                   (unaudited)

NOTE 3   RELATED PARTY TRANSACTIONS, continued

(b) Acquisition and Investment Management Fees. Acquisition and investment management fees in an amount equal to 7.0% of the gross proceeds of the Partnership's offering ("Gross Proceeds"). Through December 31, 1999, the aggregate amount of acquisition and investment management fees paid or accrued was approximately $266,210.

(c) Acquisition Expense. The Partnership accrued or paid to the General Partner or its affiliates for acquisition expense expended by such persons on behalf of the Partnership a nonaccountable reimbursement of approximately $76,080 through December 31, 1999. This reimbursement is equal to 2% of Gross Proceeds.

(d) Annual Asset Management Fee. An annual asset management fee in an amount equal to 0.2% of the Invested Assets. "Invested Assets" means the sum of the Partnership's investment in Local Limited Partnerships and the Partnership's allocable share of mortgage loans on and other debts related to the Housing Complexes owned by such Local Limited Partnerships.

(e) Subordinated Disposition Fee. A subordinated disposition fee in an amount equal to 1% of the sale price received in connection with the sale or disposition of a Housing Complex. Subordinated disposition fees will be subordinated to the prior return of the Limited Partners' capital contributions and payment of the Return on Investment to the Limited
     Partners. "Return on Investment" means an annual, cumulative but not compounded, "return" to the Limited Partners (including Low Income Housing Credits) as a class on their adjusted capital contributions commencing for each Limited Partner on the last day of the calendar quarter during which the Limited Partner's capital contribution is received by the Partnership, calculated at the following rates: (i) 11% through December 31, 2010, and
     (ii) 6% for the balance of the Partnerships term. No disposition fees have been paid.

(f) Interest in Partnership. The General Partner will receive 0.1% of the Partnership's allocated Low Income Housing Credits. The General Partner is also entitled to receive 0.1% of cash distributions. There has been no allocation of Low Income Housing Credits or distributions of cash to the General Partner.

The accrued fees and expenses due to the General Partner and affiliates consist of the following:

                                                  December 31, 1999
                                                 ---------------------

Acquisition fees                               $               83,510
Asset management fee payable                                        -
Reimbursement for expenses paid by the
  General Partner or an affiliate                              71,939
                                                 ---------------------

                                               $              155,449
                                                 =====================

NOTE 4  SUBSCRIPTIONS AND NOTES RECEIVABLE

During the period September 3, 1999 (Date Operations Commenced) through December 31, 1999, the Partnership received subscriptions for 3,804 Units which included subscriptions receivable of $803,590, net of volume discounts, and promissory notes receivable of $187,000.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
                                   (unaudited)

NOTE 5  INCOME TAXES

No provision for income taxes has been recorded in the financial statements as any liability for income taxes is the obligation of the partners of the Partnership.

NOTE 6  COMMITMENTS AND CONTINGENCIES

Subsequent to December 31, 1999, the Partnership acquired two limited partnership interests which require capital contributions totaling approximately $645,000. The Partnership is negotiating to acquire a third limited partnership interest which requires capital contributions totaling approximately $246,000.

NOTE 7  SUBSEQUENT EVENT

From January 1, 2000 through February 9, 2000, the Partnership received subscriptions for an additional 1,304 Units, for which it has received cash totaling $1,184,000.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., Series 7
                       (A California Limited Partnership)

                             PRO FORMA BALANCE SHEET
                                December 31, 1999

                                     ASSETS

                                Historical          Pro Forma          Pro Forma
                                 Balance           Adjustments          Balance


Cash and cash equivalents       $ 1,545,749        $ 1,001,440
                                                      (82,880)
                                                       239,380       $ 2,703,689

Subscriptions receivable            803,590          (239,380)           564,210

Investment in limited
  partnerships                      341,570            891,029
                                                        82,880         1,315,479

Due from affiliate                  650,000                  -           650,000

Other assets                            440                  -               440
                                -----------        -----------       -----------

                                $ 3,341,349        $ 1,892,469       $ 5,233,818
                                ===========        ===========       ===========

                        LIABILITIES AND PARTNERS' EQUITY
Liabilities:

Notes payable to
  limited partnerships          $         -          $ 891,029         $ 891,029

Commisions payable                   44,730                  -            44,730

Accrued fees and
  expenses due to
  general partner
  and affiliates                    155,449                  -           155,449
                                -----------        -----------       -----------
                                    200,179            891,029         1,091,208
                                -----------        -----------       -----------

Partners' equity (deficit):
  General partner                     (376)              (183)             (559)
  Limited partners                3,141,546          1,001,623         4,143,169
                                -----------        -----------       -----------
    Total partners' equity        3,141,170          1,001,440         4,142,610
                                -----------        -----------       -----------
                                $ 3,341,349        $ 1,892,469       $ 5,233,818
                                ===========        ===========       ===========



                                    Unaudited
             See Accompanying Notes to Pro Forma Financial Statements
                                      FS-10

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)

                        PRO FORMA STATEMENT OF OPERATIONS
          For the Period September 3, 1999 (Date Operations Commenced)
                            through December 31, 1999




                                Historical          Pro Forma          Pro Forma
                                 Balance           Adjustments          Balance

Interest income                   $6,082                                  $6,082
                                --------                                 -------

Operating expenses:
Amortization                         700                                     700
Other                                 12                                      12
                                --------                                 -------

Total operating expenses             712                                     712
                                --------                                 -------

Income from operations             5,370                                   5,370

Equity in income (loss)
 from limited partnerships             -              (6,690)            (6,690)
                                --------              -------            -------

Net income (loss)               $  5,370             $(6,690)           $(1,320)
                                ========             ========           ========

Net income (loss)
  allocated to:
     General Partner            $      5                                $    (1)
                                ========                                ========
     Limited Partners           $  5,365                                $(1,319)
                                ========                                ========

Net income (loss) per
  limited partnership unit      $   2.41                                $ (0.60)
                                ========                                ========

Outstanding weighted
  limited partnership units        2,229                                   2,229
                                ========                                ========


                                    Unaudited
             See Accompanying Notes to Pro Forma Financial Statements
                                      FS-11

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE 1 - GENERAL

The unaudited pro forma financial statements (the "Pro Forma Financial Statements") are based upon the historical financial statements of WNC Housing Tax Credit Fund VI, L.P., Series 7 (the "Partnership"). The historical financial information included in the Pro Forma Financial Statements represents the financial position and operations of the Partnership for the period ended December 31, 1999. The Pro Forma Financial Statements reflect the effects of the Partnership acquiring an interest in two limited partnerships: 2nd Fairhaven, LLC ("FAIRHAVEN") and School Square Limited Partnership ("SCHOOL SQUARE"). Each of those entities owns one apartment complex. The Partnership is negotiating to acquire an interest in Red Oaks Estates, L.P. ("RED OAKS"), which also owns one apartment complex. These three investments commit the Partnership to capital contributions totaling $891,029.

The Pro Forma Financial Statements are presented for informational purposes only and do not purport to be indicative of the results that actually would have been achieved had such transactions been consummated on the date or for the periods indicated and do not purport to be indicative of the results of operations for any future period.

NOTE 2 - PRO FORMA ADJUSTMENTS

The investments commit the Partnership to capital contributions as follows:



                       FAIRHAVEN                   $    359,815
                       SCHOOL SQUARE                    285,574
                       RED OAKS                         245,640
                                                    -----------
                                                    $   891,029
                                                    ===========

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)

          NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS (Continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (Continued)
---------------------------------------------

In accordance with Article 11, Pro Forma Financial Information of Regulation S-X of the Securities and Exchange Commission, the accompanying pro forma balance sheet was computed assuming that the limited partnerships discussed above were acquired on December 31, 1999. The first adjustment to cash and the adjustment to partners' equity of $1,001,440 reflects the net proceeds from December 31, 1999 to February 9, 2000 from issuance of 1,304 units of limited partners' capital ($1,304,000 less notes receivable and commissions and offering costs of $120,000 and $182,560, respectively.) The third adjustment to cash and the adjustment to subscriptions receivable of $239,380 reflects the increase in subscriptions receivable from the above subscriptions. The first adjustment to investment in limited partnerships and the adjustment to notes payable to limited partnerships of $891,029 reflects the Partnership's acquisition of the three limited partnership interests as if the Partnership's date of acquisition was at December 31, 1999. The second adjustment to investment in limited partnerships and the second adjustment to cash of $82,880 reflects the acquisition fee from the proceeds raised from December 31, 1999 to February 9, 2000.

The accompanying pro forma statement of operations was computed assuming that the limited partnerships were acquired on the date the Partnership commenced operations. The SCHOOL SQUARE and RED OAKS apartment complexes were under construction or rehabilitation during the period presented and had no operations which should be reported. FAIRHAVEN had operations during the period presented and a pro forma income adjustment of $(6,690) has been recorded to equity in income (loss) of limited partnerships in the Pro Forma Statement of Operations to reflect these operations. The Partnership uses the equity method of accounting to account for its investments in these local limited partnerships

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
                       (A California Limited Partnership)

                       ESTIMATED TAXABLE OPERATING RESULTS
                  FOR THE TWELVE MONTHS ENDED FEBRUARY 29, 2000




INTRODUCTORY PARAGRAPH

The following Estimate of Taxable Operating Results was prepared by the Fund Manager and represents the Fund Manager's estimated taxable operating results of the Partnership for the twelve months ended February 29, 2000. Accordingly, the estimate reflects the Fund Manager's judgment, based on present circumstances, of the expected conditions and the Partnership's expected course of action.

Estimated operating results of the limited partnerships consist of the actual tax losses for the limited partnerships that the Partnership has acquired that have operations for the period.

Cash to be made available from operations is not material.

There will usually be differences between estimates and actual results because events and circumstances frequently do not occur as expected. Those differences may be material. Accordingly, investors should not assume that the results estimated below will actually be achieved.

NET OF INTEREST INCOME AND OPERATING
   EXPENSES FOR THE PARTNERSHIP                              $     16,110

EQUITY IN LOSS FROM LIMITED PARTNERSHIPS                     $    (42,216)
                                                                  --------

ESTIMATED TAXABLE LOSS                                       $    (26,106)
                                                                  ========

ESTIMATED TAXABLE LOSS ALLOCABLE TO:
    General Partner                                          $       (261)
                                                                  ========
    Limited Partner                                          $    (25,845)
                                                                  ========

ESTIMATED TAXABLE LOSS PER $1,000 INVESTED                   $     $(5.06)
                                                                  ========

To the Members of Second Fairhaven, LLC:

                          Independent Auditor's Report
                          ----------------------------

I have audited the accompanying balance sheet of Second Fairhaven, LLC as of December 31, 1999 and the related statement of income and members' equity for the year then ended and the related statement of cash flows for the period from November 30, 1997 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Second Fairhaven, LLC at December 31, 1999, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.


                                                              THOMAS S. CHAMBERS


Denton, Maryland
March 6, 2000

                              SECOND FAIRHAVEN, LLC
                                  BALANCE SHEET

                                December 31, 1999

                                     ASSETS

Property and Equipment, at cost:
    Land and improvements                                $  104,610
    Buildings                                             1,132,289
    Furniture and equipment                                   7,294
                                                      -------------
    Total property and equipment                          1,244,193
    Less: accumulated depreciation                         (19,306)
                                                      -------------

             Net property and equipment                   1,224,887
                                                      -------------

Other Assets:
    Cash                                                      1,951
    Restricted cash                                           9,540
    Prepaid expenses                                          8,691
    Rent receivable                                           6,185
     Indirect fees                                          186,142
                                                      -------------

             Total Other Assets                             212,509
                                                      -------------

TOTAL ASSETS                                            $ 1,437,396
                                                        ===========


                         LIABILITIES AND MEMBERS' EQUITY

Long-term debt                                          $ 1,003,824
                                                        -----------

Other liabilities:
    Accounts payable                                          4,061
    Interest payable                                          1,922
    Loans payable to members                                134,891
    Accrued start-up fees                                   257,800
    Security deposits                                         2,340
                                                       ------------


             Total Other Liabilities                        401,014
                                                       ------------

Members' Equity                                              32,558
                                                       ------------

TOTAL LIABILITIES AND MEMBERS' EQUITY                   $ 1,437,396
                                                        ===========



The accompanying notes are an integral part of this financial statement.

                              SECOND FAIRHAVEN, LLC
                     STATEMENT OF INCOME AND MEMBERS' EQUITY

                          Year ended December 31, 1999


REVENUES
    Rents                                               $   58,157
    Interest                                                    69
                                                         ---------
             Total Revenue                                  58,226
                                                         ---------

EXPENSES
    Property expenses:
             Grounds Maintenance                             1,115
             Insurance                                       3,010
             Maintenance and repairs                           749
             Management fees                                 5,234
             Professional Fees                                 109
             Salaries                                       10,215
             Supplies                                        1,683
             Taxes                                           7,997
             Utilities                                       6,386

     Depreciation and amortization                          27,964
     Interest                                               13,476
     Miscellaneous                                             362
                                                       -----------

             Total Expenses                                 78,300
                                                       -----------

NET LOSS                                                  (20,074)

MEMBERS' EQUITY, January 1                                  52,632
                                                        ----------

MEMBERS' EQUITY, December 31                           $    32,558
                                                      ============







The accompanying notes are an integral part of this financial statement.

                              SECOND FAIRHAVEN, LLC
                             STATEMENT OF CASH FLOWS

         From November 30, 1997 (Date of inception) to December 31, 1999



CASH FLOWS FROM OPERATING ACTIVITIES:
    Cash received on behalf of tenants                              $     51,972
    Cash paid to suppliers and employees                                (41,490)
    Interest received                                                         69
    Interest paid                                                       (11,554)
                                                                    ------------

             Net cash used by operating activities                       (1,003)
                                                                    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                               (1,181,193)
    Transfers from restricted cash accounts                               17,925
    Transfers to restricted cash accounts                               (27,465)
                                                                    ------------

             Net cash used by investing activities                   (1,190,733)
                                                                     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of long-term debt                           1,005,062
    Principal paid on long-term debt                                     (1,238)
    Security deposits received                                             2,340
    Funds loaned by members                                              134,891
    Members' capital contributions                                        52,632
                                                                    ------------

             Net cash provided by financing activities                 1,193,687
                                                                     -----------

NET INCREASE IN CASH                                                       1,951

    Cash, November 30, 1997                                                -
                                                                    ------------

CASH, DECEMBER 31, 1999                                            $       1,951
                                                                   =============


RECONCILIATION OF NET LOSS TO CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Loss                                                       $    (20,074)
    Depreciation and amortization                                         27,964
    Change in receivables and prepaid expenses                          (14,876)
    Change in accounts payable and accrued interest                        5,983
                                                                   -------------

             Net Cash Used by Operating Activities                 $     (1,003)
                                                                   =============



The accompanying notes are an integral part of this financial statement.

                              SECOND FAIRHAVEN, LLC
                          NOTES TO FINANCIAL STATEMENTS

NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of organization and operations - Second Fairhaven, LLC is a Maryland limited liability company that was formed in November, 1997 to construct and operate a 18-unit apartment complex in Federalsburg, Maryland. The project is administered by the U.S. Department of Agriculture (RECD). Under this program the Company provides housing to the low and moderate income elderly, subject to regulation by RECD as to rental charges and operating methods. Lower rental charges to tenants are recovered by the Company through rent subsidies provided by RECD.

During the year ended December 31, 1999, rental revenue from RECD totaled $36,582, representing 62.8% of total revenue.

Accounting method and income taxes - The Company uses the accrual method of accounting for both financial statement and income tax purposes, whereby income is recognized as earned and expenses are recognized as incurred.

The company is taxed as a partnership for federal and state income taxes; therefore, all members recognize their respective shares of income or loss on their individual tax returns. Consequently, a provision for income taxes has not been included in the accompanying financial statements.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, the Company considers all checking and savings accounts available for the normal operating activities of the business to be cash. Other cash balances that are restricted for security deposits, property replacements and escrows are excluded from cash for purposes of cash flows.

Building and equipment - The building, equipment and land are reflected at original cost to the Company. Depreciation is calculated using straight and accelerated methods over the following useful lives of the property:

            Land improvements                  20 years
            Buildings                          40 years
            Furniture, fixtures & equipment    5 - 10 years

Deferred charges - The Company has incurred various start-up costs payable to brokers and the General Partners. These costs have been capitalized and are being amortized on a straight-line basis over fifteen years.

                              SECOND FAIRHAVEN, LLC
                          NOTES TO FINANCIAL STATEMENTS

NOTE B: RESTRICTED CASH

Restricted cash consists of the following amounts deposited at banks as required by the mortgage note payable to Farmers' Home Administration:

           Tax and insurance escrow                    $  1,713
           Reserve for replacement                        5,480
           Security deposits                              2,347
                                                          -----

                    Total                              $  9,540
                                                       ========

NOTE C: LONG-TERM DEBT

Long-term debt consists of a mortgage payable to Farmers' Home Administration. The mortgage is secured by substantially all property of the Company and is payable in monthly installments of $2,132, including interest at 1.0%, through April 2049.

Principal retirements in the years subsequent to December 31, 1999 are expected to be:

                      2000                        $    2,605
                      2001                             2,786
                      2002                             2,980
                      2003                             3,187
                      2004                             3,409
                      Thereafter                     988,857
                                                     -------

                           Total                 $ 1,003,824
                                                ============

Under the terms of the mortgage with Farmers Home Administration, the Company is required to make monthly deposits into restricted cash accounts. As of December 31, 1999 those amounts are as follows:

                      Reserve for replacement      $    877
                      Tax and insurance escrow        1,485
                                                      -----

                               Total                $ 2,326
                                                   ========

                              SECOND FAIRHAVEN, LLC
                          NOTES TO FINANCIAL STATEMENTS

NOTE D: RELATED PARTY TRANSACTIONS

Cabell Corporation, a corporation controlled by the General Member, provides all personnel for the Company operations and is reimbursed for the direct costs associated with these services which amounted to $10,215 for the year ended December 31, 1999. Cabell Corporation is also paid a fee for management of the project equal to 9% of rent income, which totaled $5,234 for 1999. At December 31, 1999, $812 was owed by the Partnership for these fees.

NOTE E: CAPITALIZED INTEREST

During the period of construction from November 30, 1997 to May 1, 1999, the Company incurred and paid interest costs in the amount of $46,593. These costs have been capitalized as a component of buildings.

Independent Auditors' Report


The Board of Directors
WNC & Associates, Inc.


We have audited the consolidated balance sheet of WNC & Associates, Inc. and subsidiaries (the "Company") as of August 31, 1999. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures accompanying the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of WNC & Associates, Inc. and subsidiaries as of August 31, 1999, in conformity with generally accepted accounting principles.



                                                     BDO SEIDMAN, LLP

Orange County, California
December 27, 1999

                                                          WNC & Associates, Inc.


                                                     Consolidated Balance Sheets


                                                  January 31,         August 31,
                                                        2000               1999
--------------------------------------------------------------------------------
                                                   (Unaudited)
Assets

   Cash                                            $   241,391       $ 2,200,176
   Fees receivable (Note 2)                            146,405         1,299,747
   Loans to property developers (Note 3)             5,396,267         1,030,695
   Due from partnerships (Note 4)                      479,868           780,576
   Offering costs advanced                             425,512           222,163
   Property and equipment, net (Note 5)                280,647           268,219
   Other assets (Note 6)                               203,063           218,601
   Deferred income taxes (Note 8)                      788,721           204,689
--------------------------------------------------------------------------------

Total assets                                       $ 7,961,874       $ 6,224,866
--------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Liabilities
   Lines of credit (Note 7)                        $ 2,200,000       $         -
   Accounts payable and accrued expenses               233,963           425,876
   Income taxes payable                                      -           624,000
   Due to partnerships                                 933,469            46,160
   Deferred revenue                                    596,776           408,442
   Accumulated losses of partnerships
     in excess of investments                          778,532           779,102
   Capitalized lease obligations (Note 9)               23,278            27,280
--------------------------------------------------------------------------------

Total liabilities                                    4,766,018         2,310,860
--------------------------------------------------------------------------------

Commitments and contingencies (Notes 9 and 10)

Stockholders' equity
   Preferred stock, no par value, 1,000,000
     shares authorized, no shares issued                     -                 -
   Common stock, no par value, 1,000,000 shares
     authorized, 103,250 issued and outstanding        128,733           128,733
   Due from officers and stockholders                (140,590)         (140,590)
   Retained earnings                                 3,207,713         3,925,863
--------------------------------------------------------------------------------

Total stockholders' equity                           3,195,856         3,914,006
--------------------------------------------------------------------------------

Total liabilities and stockholders' equity         $ 7,961,874       $ 6,224,866
--------------------------------------------------------------------------------

                          See accompanying notes to consolidated balance sheets.

                                                          WNC & Associates, Inc.

                                             Notes to Consolidated Balance Sheet
                                January 31, 2000 (Unaudited) and August 31, 1999
--------------------------------------------------------------------------------

1.      Organization and Summary   Organization
        of Significant Accounting
        Policies                   WNC   &   Associates,   Inc.  (a   California
                                   corporation)  (the   "Company")  acts   as  a
                                   corporate  general partner and  syndicator of
                                   both   public   and   private   real   estate
                                   partnerships    (the   "Partnerships").   The
                                   Partnerships    invest   in   local   limited
                                   partnerships   which,   in  turn,  invest  in
                                   apartment   complexes  throughout  the United
                                   States.   The   majority   of  the  apartment
                                   complexes  qualify for low-income housing tax
                                   credits  and are  subsidized  through various
                                   other   governmental    low-income    housing
                                   programs.

                                   The Company's interests in the profits and losses of the Partnerships where it serves as a general partner, either directly or through other partnership interest, varies between 0.01% and 5.0%.

                                   Principles of Consolidation

                                   The accompanying consolidated balance sheets include the accounts of the Company and its wholly-owned subsidiaries, WNC Capital Corporation and WNC Management, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

                                   The accompanying unaudited condensed consolidated balance sheet of the Company as of January 31, 2000 has been prepared in accordance with the Securities and Exchange Commission Rules with respect to interim financial statements and therefore does not include all information and notes necessary for a fair presentation of financial position in conformity with generally accepted accounting principles. In the opinion of management, the unaudited condensed consolidated balance sheet as reported for the interim period reflects all adjustments which are necessary for a fair presentation of financial condition.

                                                          WNC & Associates, Inc.

                                             Notes to Consolidated Balance Sheet
                                January 31, 2000 (Unaudited) and August 31, 1999
--------------------------------------------------------------------------------

1.     Organization and Summary    Principles of Consolidation (Continued)
       of Significant Accounting
       Policies                    WNC Capital  Corporation was  incorporated in
       (Continued)                 California   on  February  23,  1994  and  is
                                   registered  with the  Securities and Exchange
                                   Commission as a broker/dealer  in securities.
                                   WNC  Capital   Corporation   does  not  carry
                                   customers' accounts or hold securities for the accounts of its customers. WNC Capital
                                   Corporation provides wholesaling services to affiliates of the Company. WNC Management, Inc. was incorporated in California on April
                                   28, 1997 and is in the business of providing property management services to low-income apartment complexes. WNC Management, Inc.
                                   provides management services to affiliates of the Company.

                                   Use of Estimates

                                   The preparation of a consolidated balance sheets in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the consolidated balance sheets. Areas which include significant estimates made by management include, but are not limited to, the collectibility of fees receivable, loans to property developers, offering costs advanced, and amounts due from partnerships, and the determination of deferred revenue and deferred income taxes. Actual results could materially differ from those estimates.

                                   Concentration of Credit Risk

                                   The  Company,   at  times,   maintains   cash
                                   balances at certain financial institutions in excess of federally insured amounts.

                                                          WNC & Associates, Inc.

                                             Notes to Consolidated Balance Sheet
                                January 31, 2000 (Unaudited) and August 31, 1999
--------------------------------------------------------------------------------

1.      Organization and Summary   Risks and Uncertainties
        of Significant Accounting
        Policies                   Net Capital Requirements
        (Continued)
                                   WNC Capital Corporation,  as a broker-dealer,
                                   is required under provisions of Rule 15c-1 of
                                   the  Securities  and  Exchange Act of 1934 to
                                   maintain a ratio of aggregate indebtedness to
                                   net capital, as defined,  not to exceed 15 to
                                   1.  The   basic   concept   of  the  rule  is
                                   liquidity, its objective being to require a broker or dealer to have, at all times, sufficient liquid assets to cover its current indebtedness. WNC Capital Corporation is also required to maintain a minimum net capital of $5,000 or 6-2/3% of aggregate indebtedness, as defined, whichever is greater. WNC Capital
                                   Corporation had net capital of $92,855 and $175,517 at January 31, 2000 and August 31,
                                   1999, respectively, which was $86,665 and $166,055, respectively, in excess of the required minimum capital. At January 31, 2000, the ratio of aggregate indebtedness to net capital was 0.31 to 1 (0.81 to 1 at August 31, 1999).

                                   Registration

                                   WNC Capital Corporation must register with state departments which govern compliance with securities laws in which it does business. Various regulatory requirements exist in each state with which WNC Capital Corporation must comply. Because of the various compliance laws, there is a risk that one or more regulatory authorities could determine that WNC Capital Corporation has not complied with securities laws necessary for it to conduct business in a given state. Regulatory actions, if ever taken, could have an adverse effect on WNC Capital Corporation's consolidated financial condition.

                                                          WNC & Associates, Inc.

                                             Notes to Consolidated Balance Sheet
                                January 31, 2000 (Unaudited) and August 31, 1999
--------------------------------------------------------------------------------

1.      Organization and Summary   Fees Receivable
        of Significant Accounting
        Policies                   Fees receivable  consist of syndication  fees
        (Continued)                due from  various  Partnerships  in which the
                                   Company acts as general partner.  Syndication
                                   fees are  received  by the  Company  from the
                                   Partnerships  as the  limited  partners  make
                                   their    capital    contributions    to   the
                                   Partnerships (see Note 2).

                                   Fees receivable also includes property management fees earned and uncollected, and a receivable relating to the sale of the Company's interest in certain low income housing tax credits (see Note 2).

                                   Loans to Property Developers

                                   Loans to property developers are comprised of amounts loaned to, or deposits made on behalf of, the general partners of limited partnerships in which the Partnerships have or will have an equity interest. All such loans receivable are secured by the respective general partners interest in the limited partnerships and are repaid when the equity interests are acquired. In the event a property is not acquired and management determines that the loan will not be repaid, such amount is written off in that period.

                                   Offering Costs Advanced

                                   Offering costs advanced represent amounts that the Company advances to the Partnerships for certain costs and expenses to produce the offering materials and to qualify the partnership interests for sale under the various state or Federal securities laws. Such advances are repaid to the Company out of the Partnerships' initial capital proceeds, and are subject to limitations, as defined, in the individual Partnership agreements.

                                   Due From Partnerships

                                   Due from Partnerships consists primarily of amounts advanced to Partnerships. Such amounts are non-interest bearing and are due upon the Partnerships' collection of proceeds from sales of Partnership units or from operating cash flows (see Note 4).

                                                          WNC & Associates, Inc.

                                             Notes to Consolidated Balance Sheet
                                January 31, 2000 (Unaudited) and August 31, 1999
--------------------------------------------------------------------------------

1.      Organization and Summary   Due From Partnerships (Continued)
        of Significant Accounting
        Policies                   Due from  Partnerships  also includes amounts
        (Continued)                that the Company advances to Partnerships for
                                   capital costs and expenses relating to the acquisition of limited partnership interests in apartment complexes. Such advances are repaid to the Company out of the Partnerships initial capital proceeds, and are subject to limitations, as defined, in the individual
                                   Partnership agreements.

                                   Property and Equipment

                                   Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful life of the related asset, generally from three to five years. Leasehold improvements and capitalized leases are amortized over the shorter of the life of the lease or estimated useful life of the related asset.

                                   Investments in Partnerships

                                   The Company records its investment in the Partnerships using the equity method, which recognizes the Company's proportionate share of income or loss as an increase or decrease in the investment in the Partnership. For those Partnerships where the Company acts as the General Partner and losses have occurred in excess of the Company's investment, amounts are recorded as accumulated losses of Partnerships in excess of investments.

                                   Revenue Recognition

                                   Syndication fees, which represent fees for selecting, evaluating, structuring, negotiating and closing Partnership investments in apartment complexes, are recognized as income ratably as the Partnerships invest in apartment complexes under the provisions of Statement of Position 92-1 "Accounting for Real Estate Syndication Income." Syndication fees which are collectible, pursuant to the terms of the partnership agreements, which have not been recognized as fee income are deferred. As of January 31, 2000 and August 31, 1999, the Company had $596,776 and $408,442,
                                   respectively, of such deferred revenue.

                                                          WNC & Associates, Inc.

                                             Notes to Consolidated Balance Sheet
                                January 31, 2000 (Unaudited) and August 31, 1999
--------------------------------------------------------------------------------

1.      Organization and Summary   Revenue Recognition (Continued)
        of Significant Accounting
        Policies                   Sales  commission  revenue and dealer manager
        (Continued)                fees  earned,   and  the  related   expenses,
                                   associated with the operations of WNC Capital
                                   Corporation are recorded when the related services are performed.

                                   Management fees, which represent the Company's annual fee for providing administrative and asset management services for Partnerships and their investments, are recognized as earned and to the extent that such fees are deemed to be collectible, generally on a cash basis. Management fees, which represent WNC Management, Inc.'s property management services, are recorded when earned.

                                   Income Taxes

                                   The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS
                                   109),       "Accounting      For       Income
                                   Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date (see Note 8).

2.      Fees Receivable            Fees receivable  from two public Partnerships
                                   amounted  to  $1,070,941  and  $22,145  as of
                                   August 31, 1999, respectively.  As of January
                                   31, 2000, these receivables had  been repaid.
                                   As of  August 31, 1999, fees  receivable also
                                   includes  $154,432   of  fees   due   from  a
                                   Partnership from the sale of tax credits related to the Company's general partnership interests in certain limited partnerships.
                                   Such amount has been repaid.

                                                          WNC & Associates, Inc.

                                             Notes to Consolidated Balance Sheet
                                January 31, 2000 (Unaudited) and August 31, 1999
--------------------------------------------------------------------------------

3.      Loans to Property         Loans to  property  developers  consist of the
        Developers                following:

                                                       January 31,  August 31,
                                                              2000         1999
                        --------------------------------------------------------
                                                        (Unaudited)
                        Notes receivable (all
                        current) generally due
                        within  120 days of
                        issuance,  or  thirty
                        days after demand,
                        bearing interest at the
                        Company's borrowing
                        rate, secured by the
                        borrower's interest in
                        the property to be
                        constructed for which
                        amounts are borrowed.           $ 5,097,099  $       -

                        Note  receivable due the
                        earlier of April 2000 or
                        thirty days after demand,
                        bearing interest at the
                        Company's borrowing rate,
                        secured by the borrower's
                        interest in the property
                        to be constructed for
                        which amounts are borrowed.       200,000        200,000

                        Note  receivable  due and
                        collected  November 1999,
                        secured by the  borrower's
                        interest in the  property
                        to  be  constructed  for
                        which amounts are borrowed.             -         75,608

                        Note receivable  bearing
                        interest at 1%, all of
                        which has been collected
                        subsequent to August 31, 1999.          -        354,048

                                                          WNC & Associates, Inc.

                                             Notes to Consolidated Balance Sheet
                                January 31, 2000 (Unaudited) and August 31, 1999
--------------------------------------------------------------------------------

3.       Loans to Property
         Developers
         (Continued)
                                                         January 31,  August 31,
                                                              2000         1999
                        --------------------------------------------------------
                                                        (Unaudited)
                        Notes receivable past due,
                        generally  bearing interest
                        at the Company's borrowing
                        rate secured  by  the
                        borrowers' interest in the
                        properties to be constructed
                        for which amounts are
                        borrowed.                          99,168        401,039
                        --------------------------------------------------------

                                                      $ 5,396,267    $ 1,030,695
                        --------------------------------------------------------

                                   The Company had a past due loan to a property developer at August 31, 1999, representing 32% of total loans to property developers, which was collected subsequent to August 31, 1999.

4. Due From                        Due from Partnerships consists  primarily  of
   Partnerships                    amounts advanced to Partnerships which invest
                                   in  apartment complexes, as discussed in Note
                                   1. As of  January 31, 2000, the  Company  had
                                   amounts  due  from  two  Partnerships   which
                                   represented 52% and 0%, respectively, of the total due from Partnerships. As of August
                                   31, 1999, the Company had amounts due from two Partnerships which represented 53% and 14%, respectively, of the total due from partnerships.

                                   Through  August 31,  1999,  (and  January 31,
                                   2000 - Unaudited) the Company loaned an aggregate $1,678,151 to a Partnership which invested the funds into a property in Mississippi (the "Property"). The Property was completed during 1998, and was sold to an affiliated Partnership. During 1999 and 1998, the Company received $131,560 and $700,000, respectively as partial repayment on the loan. In August 1998, this note receivable was sold to a related party for $279,000, principal and interest due October 2003. Such amount is included in the due from Partnerships as of August 31, 1999. The remaining balance of $699,151 was reserved in its entirety as of January 31, 2000.

                                                          WNC & Associates, Inc.

                                             Notes to Consolidated Balance Sheet
                                January 31, 2000 (Unaudited) and August 31, 1999
--------------------------------------------------------------------------------

4. Due From                        In connection  with the partial  repayment in
   Partnerships                    1998  from  the  new  general   partner,   as
   (Continued)                     discussed  above, the Company was required to
                                   establish an escrow  account for  outstanding
                                   mechanics liens totaling $265,682. Subsequent
                                   to August 31, 1999 $51,375 in the escrow fund
                                   was   released  to  the  Company.   Such  has
                                   been included in the due from Partnerships as
                                   in   the    consolidated    balance   sheets.
                                   Management   has   determined  the  estimated
                                   possible  legal   expenses   related  to  the
                                   settlement of outstanding mechanics liens to be $140,000, and such was reserved for prior to 1999. The reserve was increased by an additional $67,000, for management's estimate of mechanics liens to be paid. Subsequent to August 31, 1999, $18,719 of legal expenses were incurred, resulting in a reserve balance of $111,073 at January 31, 2000.

                                   Due from partnerships also includes commissions due to WNC Capital Corp. of $23,860 at January 31, 2000 and $41,000 at
                                   August 31, 1999 and various expense reimbursements due to WNC Management Co. of $29,612 at January 31, 2000 and $27,478 at
                                   August 31, 1999.

5.     Property and Equipment

                                                        January 31,   August 31,
                                                              2000         1999
                        --------------------------------------------------------
                                                        (Unaudited)
                        Furniture, fixtures, equipment
                           and computer software         $ 600,949     $ 559,500
                        Leasehold improvements              41,958        40,578
                        Equipment under capital leases
                           (see Note 9)                    219,017       219,017
                         -------------------------------------------------------
                                                           861,924       819,095
                        Less:  accumulated depreciation
                           and amortization              (581,277)     (550,876)
                        --------------------------------------------------------

                                                         $ 280,647     $ 268,219
                        --------------------------------------------------------

                                                          WNC & Associates, Inc.

                                             Notes to Consolidated Balance Sheet
                                January 31, 2000 (Unaudited) and August 31, 1999
--------------------------------------------------------------------------------

6.     Other Assets     Other assets consist of the following:

                                                        January 31,   August 31,
                                                              2000         1999
                        --------------------------------------------------------
                                                        (Unaudited)
                        Real estate joint venture
                          costs                          $  50,000     $  50,000
                        Management contracts
                          acquired, net                    129,163       149,996
                        Deposits, advances and other        23,900        18,605
                        --------------------------------------------------------

                                                         $ 203,063     $ 218,601
                        --------------------------------------------------------

                                   The Company assesses the recoverability of other assets by determining whether the asset balances can be recovered from their projected undiscounted future cash flows. The amount of impairment, if any, is measured based on fair value and charged to operations in the period in which the impairment is determined by management.

7.     Lines of Credit             The Company has a line of credit with a bank.
                                   The line of credit allows  for  borrowings of
                                   up to $1,500,000  at  the  bank's  index rate
                                   plus  0.25%  (9.25% at  January  31, 2000 and
                                   8.75% at August 31, 1999) and  is  unsecured.
                                   There were  $1,500,000  and $0 of  borrowings
                                   under this arrangement as of January 31, 2000
                                   and  August   31,   1999,  respectively.  The
                                   primary  line   of   credit   is   personally
                                   guaranteed  and matures April 15, 2000.

                                   The Company also had a $700,000 short-term note payable to the same bank at January 31, 2000, that was repaid in February 2000. The note payable bore interest at the bank's index rate plus 1% (10.0% at January 31, 2000), and was personally guaranteed by the majority stockholder of the Company.

                                                          WNC & Associates, Inc.

                                             Notes to Consolidated Balance Sheet
                                January 31, 2000 (Unaudited) and August 31, 1999
--------------------------------------------------------------------------------

8.     Income Taxes                The tax effect of temporary  differences that
                                   give rise to significant portions of the deferred tax assets and liabilities are as follows:

                                                                      August 31,
                                                                           1999
                                   ---------------------------------------------

                                   Deferred revenue                  $   140,709
                                   Accrued bonus                          89,705
                                   Reserves                              148,510
                                   State taxes                            56,100
                                   ---------------------------------------------

                                   Deferred income tax
                                      asset before reserves              435,024

                                   Less:  valuation reserve            (129,887)
                                   ---------------------------------------------

                                   Deferred income tax asset         $   305,137
                                   ---------------------------------------------

                                   Deferred tax liabilities:
                                    Installment sale accounting
                                      with respect to sale of
                                      tax credits                    $  (61,517)
                                    Depreciation and amortization       (38,931)
                                  ----------------------------------------------

                                  Deferred income tax liability      $ (100,448)
                                  ----------------------------------------------

                                  Net deferred income tax asset      $   204,689
                                  ----------------------------------------------

                                  At August 31, 1999 a valuation allowance in the amount of $129,887 has been provided on the deferred income tax asset as the future deductibility of certain reserves is uncertain.

                                                          WNC & Associates, Inc.

                                             Notes to Consolidated Balance Sheet
                                January 31, 2000 (Unaudited) and August 31, 1999
--------------------------------------------------------------------------------

9.       Commitments and          Leases
         Contingencies
                                  The Company leases office space, automobiles and furniture under operating leases expiring through February 2002, and certain equipment under capital leases expiring through January
                                  2002. Aggregate monthly capital lease payments amount to $1,047 as of August 31, 1999. The leases are noncancellable and require future minimum lease payments as follows:

                                                         Operating   Capitalized
                               Years ending August 31,     Leases       Leases
                               -------------------------------------------------

                                  2000                   $  39,340     $  12,567
                                  2001                      35,077        12,567
                                  2002                      13,874         8,378
                               -------------------------------------------------

                               Total minimum lease
                                   payments              $   88,291       33,512
                               ------------------------------------
                               Less: amounts
                                   representing
                                   interest at
                                   11.2%                                 (6,232)
                               -------------------------------------------------
                               Present value of
                                   future minimum
                                   capitalized lease
                                   obligations                         $  27,280
                               -------------------------------------------------

                                   Guarantees

                                   The Company is a guarantor of certain bank lines of credit made to the Partnerships, which totaled $0 at January 31, 2000 and $4,091,000 at August 31, 1999. These lines are repaid by the Partnerships as the limited partners make their capital contributions to the respective Partnerships.

                                   Subsequent to January 31, 2000, a Partnership utilized $700,000 of its line of credit for which the Company is the guarantor.

                                                          WNC & Associates, Inc.

                                             Notes to Consolidated Balance Sheet
                                January 31, 2000 (Unaudited) and August 31, 1999
--------------------------------------------------------------------------------

9.       Commitments and           Litigation
         Contingencies
         (Continued)               The  Company  serves as a limited and general
                                   partner to a certain limited partnership. The
                                   Company  loaned  to the  limited  partnership
                                   aggregate  $1,678,151 for  development of the
                                   property.  The  developed  property  incurred
                                   significant  cost  overruns due to defects in
                                   construction.  As a result  of such  defects,
                                   the Company  removed and  replaced  the local
                                   general    partner.    In   this    capacity,
                                   construction  was  completed  by the  Company
                                   (see Note 4).  The  limited  partnership  has
                                   filed  suit   against  the   architects   and
                                   contractors.  There have been various  claims
                                   and  counterclaims  filed against the limited
                                   partnership  and certain  liens placed on the
                                   property.   The   ultimate   outcome  of  the
                                   aforementioned actions are unknown at this time. The Company has reserved an aggregate
                                   $839,151 of its due from Partnerships which includes the estimated outcome of various claims filed. Management of the Company does not believe that the additional effect on the consolidated financial statements upon the ultimate disposition of the aforementioned actions will be material.

                                   Equity Participation Agreement

                                   The Company has an equity participation agreement with a key officer of the Company and his spouse. This agreement provided for an investment of $80,000 by the Company to acquire a 50% interest in certain property, which was later converted into real property for rental purposes, owned by the key officer and his spouse. Pursuant to terms of this agreement, all income and losses arising from the operations of the rental property, including the allocation of income and losses upon a sale or refinance, shall be allocated 50% to the Company and 50% to the key officer and his spouse.

                                                          WNC & Associates, Inc.

                                             Notes to Consolidated Balance Sheet
                                January 31, 2000 (Unaudited) and August 31, 1999
--------------------------------------------------------------------------------

9.      Commitments and            New Equity Participation Plan
        Contingencies
        (Continued)                On September 1, 1998,  the Company  adopted a
                                   new equity  participation  plan.  The plan is
                                   designed   to   provide   incentive   to  key
                                   employees to continue their employment with the Company. The plan vests at 20% per year with vesting terminating upon termination of employment.

                                   Due From Officers and Stockholders

                                   In April 1993, an officer and the Company's majority stockholder borrowed $55,000 from the Company. This note bears interest at 7.5% per annum. The maturity date of the note has been extended annually along with accrued interest to March 31, 2000. The note, together with accrued interest, is included in the accompanying consolidated balance sheet. During 1998, this officer borrowed an additional $40,000 under the same terms as the original note.

                                   During 1994, an officer and stockholder of the Company borrowed $25,000 from the Company. This note bears interest at 7.5% per annum. The maturity date of the note has been extended annually along with accrued interest to March 31, 2000. The note, together with accrued interest, is in stockholders' equity in the accompanying consolidated balance sheet.

                                   Guarantees

                                   The Company is a guarantor of certain bank lines of credit made to the Partnerships, which totaled $5,900,000 as of January 31, 2000. There were no amounts outstanding on such lines of credit as of August 31, 1999. These lines are repaid by the Partnerships as the limited partners make their capital contributions to the respective Partnerships.

                                                          WNC & Associates, Inc.

                                             Notes to Consolidated Balance Sheet
                                January 31, 2000 (Unaudited) and August 31, 1999
--------------------------------------------------------------------------------

9.      Commitments and            Benefit Plan
        Contingencies
        (Continued)                The Company  maintains a profit  sharing plan
                                   which is  intended to qualify  under  Section
                                   401(k) of the Internal Revenue Code. The plan covers substantially all employees of the Company. Participating employees are allowed to contribute up to the maximum dollar amount allowed by IRS regulations. The Company makes contributions to the plan at the discretion of management.


10.     Year 2000                  Like   other   organizations,   the   Company
        (Unaudited)                could   be   adversely   affected    if   the
                                   computer  systems the Company,  its suppliers
                                   or    customers    use    do   not   properly
                                   process    and     calculate     date-related
                                   information   and  data   from   the   period
                                   surrounding  and  including  January 1, 2000.
                                   This is  commonly  known as the  "Year  2000"
                                   issue. Additionally,  this issue could impact
                                   non-computer  systems  and  devices  such  as
                                   production equipment,  elevators,  etc. While
                                   the  Company's  project to assess and correct
                                   Y2K related  issues  regarding  the Year 2000
                                   has been  completed,  and the Company has not
                                   experienced   any   significant  Y2K  related
                                   events,  interactions  with other  companies'
                                   systems make it  difficult to conclude  there
                                   will not be future effects.  Consequently, at
                                   this   time,    management   cannot   provide
                                   assurances that the Year 2000 issue will not have an impact on the Company's operations.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES


         The tables set forth below present financial information with respect to programs which were sponsored by the Sponsor. Each of these programs is considered to have investment objectives similar to those of the Fund in that they each own interests in local limited partnerships which own properties generating low income housing tax credits and/or benefiting from some other form of government assistance. However, the principal investment objective of the programs included in tables IV and V (excluding ITCF II) was to provide income tax losses which their respective investors could use to offset taxable income from other sources. None of these tables are covered by the reports of independent public accountants set forth in this document.

         For additional information as to the investment objectives and policies of such prior programs see "Prior Performance Summary." Additional information concerning prior performance is included in Part II of the Registration
Statement of the Fund and in the Form 10-K annual reports for the public programs which file such reports. Copies of these 10-K Forms are available to any investor upon request to the Sponsor. Any such request should be directed to the attention of Michael L. Dickenson, WNC & Associates, Inc., 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626.

         The purpose of the tables is to provide information on the prior performance of these partnerships so as to permit a prospective investor to evaluate the experience of the Sponsor in sponsoring such limited partnerships. The tables consist of:

         Table I         Experience in Raising and Investing Funds
         Table II        Compensation to Sponsor
         Table III       Operating Results of Prior Programs
         Table IV        Results of Completed Programs
         Table V         Sales or Disposals of Properties


Definitions

The following terms used herein have the following meanings:

"Acquisition Cost" includes all costs related to the acquisition of local limited partnership interests, including equity contributions, acquisition and selection fees payable to the general partners and other fees and expenses incident to the acquisition of local limited partnership interests.

"Capital Contributions" represents the contributions by investors in the prior partnerships.

"GAAP" means generally accepted accounting principles as promulgated in the United States.

"Months to Invest 90% of Amount Available for Investment" means the length of time, in months, from the offering date to the date of the closing of acquisitions of local limited partnerships which, in the aggregate, represented the investment commitment of 90% of the amount available for investment.

"Percent leverage" means mortgage financing divided by total acquisition cost.

"Sponsor" means WNC & Associates, Inc. and its affiliates.

         IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THIS OFFERING WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE FOLLOWING TABLES. INVESTORS WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS DESCRIBED IN THE TABLES OR IN ANY OF THE PROPERTIES OWNED BY THE LOCAL LIMITED PARTNERSHIPS IN WHICH THOSE PARTNERSHIPS HAVE INVESTED AS A RESULT OF THE ACQUISITION OF UNITS.

                                     TABLE I

TABLE I provides information regarding the raising and investing of funds by partnerships sponsored by the Sponsor which raised funds during the three-year and nine-month period ended September 30, 1999. The table presents the aggregate dollar amount of the offering, the percentage of dollars raised which were used to pay offering costs, establish reserves and acquire investments, as well as information regarding the percent of leverage and the timing for both raising and investing funds. The information concerns investor capital contributions as the sole source of funds for investment and excludes the nominal capital contributions by the general partners.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                     (January 1, 1996 - September 30, 1999)

                                 PUBLIC OFERINGS
                                 ---------------

                                        HTCF V-3        %        CHTC IV-5         %         HTCF V-4         %
                                       ---------     ------      ----------     ------      ---------       ------


Dollar amount offered                $25,000,000                 $25,000,000                $25,000,000
                                      ==========                  ==========                 ==========

Dollar amount raised                 $17,554,600      100.0      $ 6,254,800      100.0     $21,920,450       100.0

Less offering expenses:
  Selling commissions & discounts
   paid to non-affiliates (a)          1,064,500        6.1          297,600        4.8       1,590,100         7.2
  Organizational expenses (b)          1,074,100        6.1          428,500        6.8       1,375,900         6.3

Reserves                                 539,100        3.1          244,400        3.9         737,350         3.4
                                      ----------       ----        ---------       ----      ----------        ----

Amount available for investment      $14,876,900       84.7      $ 5,284,300       84.5     $18,217,100        83.1
                                      ==========       ====        =========       ====      ==========        ====

Acquisition costs:
  Prepaid items and fees
  related to purchase of
  local limited partnership          $    97,200        0.5       $   18,400        0.3     $  167,500          0.8
interest
Total paid or to be paid for
local limited partnership interests   13,813,700       78.7        4,904,600       78.4      16,419,200        74.9
Acquisition fees                         966,000        5.5          361,300        5.8       1,630,400         7.4
Other                                          -        -.-                -        -.-               -         -.-
                                      ----------       ----        ---------       ----      ----------        ----

Total acquisition cost               $14,876,900       84.7       $5,284,300       84.5      $18,217,100       83.1
                                      ==========       ====        =========       ====      ==========        ====


Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                          69%                         52%                        53%

Date offering commenced                     7/95                       11/95                       7/96

Length of offering (months)                   11                           7                         13

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                      21                          22                         29
-------------------------------

(a) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(b) Consists of estimated legal, accounting, printing and other organization and offering expenses paid by the partnership directly or indirectly through the sponsor.

                                      A-4

                                   UNAUDITED

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                     (January 1, 1996 - September 30, 1999)

                                PUBLIC OFFERINGS
                                ----------------

                                        HTCF VI-5        %        HTCF VI-6        %
                                        ---------     ------      ---------     ------
Dollar amount offered                   $25,000,000               $25,000,000
                                        ===========               ===========

Dollar amount raised                   $24,945,400     100.0      $ 20,472,700   100.0

Less offering expenses:
  Selling commissions & discounts
   paid to non-affiliates (a)            1,694,100       6.8         1,340,200     6.5
  Organizational expenses (b)            1,689,300       6.8         1,403,000     6.9

Reserves (c)                             1,403,300       5.6         3,869,900    18.9
                                         ---------      ----         ---------    ----

Amount available for investment        $20,158,700      80.8      $ 13,859,600    67.7
                                        ==========      ====        ==========    ====

Acquisition costs:
  Prepaid items and fees
   related to purchase of
   local limited partnership interest   $  185,700       0.7        $  110,500     0.5
 Total paid or to be paid for local     18,225,700      75.1        12,314,100    60.2
  limited partnership interests
 Acquisition fees                        1,747,300       7.0         1,435,000     7.0
 Other                                           -       -.-                 -     -.-
                                       -----------      ----        ----------    ----

Total acquisition cost                 $20,158,700      80.8      $ 13,859,600    67.7
                                        ==========      ====        ==========    ====
Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                            45%                         47%


Date offering commenced                        6/97                       7/98

Length of offering (months)                      13                         12

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                         14                        (c)
-------------------------------

(a) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(b) Consists of estimated legal, accounting, printing and other organization and offering expenses paid by the partnership directly or indirectly through the sponsor.
(c) Not all properties have been identified as of September 30, 1999. Therefore uninvested amounts are included in reserves.

                                      A-5

                                   UNAUDITED

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                     (January 1, 1996 - September 30, 1999)

                         P R I V A T E   O F F E R I N G S
                        ----------------------------------

                                  Three Partnerships              One Partnership            One Partnership
                                        Organized in                 Organized in               Organized in
                                                1997        %             1998(a)      %                1999     %
                                  ------------------     ------   ---------------   ------   ---------------   ------

Dollar amount offered                    $67,000,000                  $20,000,000               $40,000,000
                                          ==========                   ==========                ==========

Dollar amount raised                     $66,384,935      100.0       $19,566,500    100.0      $36,804,000     100.0

Less offering expenses:
  Selling commissions & discounts
  paid to non-affiliates (a)               1,534,500        2.2                -       0.0                -         -
  Organizational expenses (b)              1,092,800        1.6           440,200      2.3          690,100       1.9
  Reserves                                 8,261,600       11.9         2,480,300     12.7        5,963,900   (c)16.2
                                           ---------       ----         ---------     ----        --------       ----

Amount available for investment          $58,674,400       84.3       $16,646,000       85.0    $30,150,000      81.9
                                          ==========       ====        ==========       ====     ==========      ====

Acquisition costs:
  Prepaid items and fees
    related to purchase of local
    limited partnership interest          $  823,000        1.2        $  339,700        1.7     $  644,100       1.8
 Total paid or to be paid for local       54,260,400       78.0        15,281,600       78.1     27,763,500      75.4
   limited partnership interests           2,217,700        3.2           782,700        4.0      1,380,200       3.7
  Acquisition fees                         1,373,300        2.0           242,000        1.2        362,365       1.0
                                           ---------        ---        ----------        ---    -----------      ----
  Other

Total acquisition cost                   $58,674,400       84.3       $16,646,000       85.0    $30,150,000      81.9
                                          ==========       ====        ==========       ====     ==========      ====

Percent leverage (mortgage
  financing divided by total
  acquisition cost)                              55%                          49%                       49%

Date offering commenced                 10/96 - 9/97                         5/98                      1/99

Length of offering (months)                    3 - 7                            4                         4

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                       3 - 6                            7                       (c)
------------------------------

(a) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(b) Consists of estimated legal, accounting, printing and other organization and offering expenses paid by the partnership directly or indirectly through the sponsor.
(c) Not all properties have been identified as of September 30, 1999. Therefore uninvested amounts are included in reserves.

                                   UNAUDITED

                                    TABLE II

TABLE II presents information concerning the cumulative compensation paid to the Sponsor for the period from January 1, 1996 to September 30, 1999 with respect to programs presented in TABLE I and on an aggregate basis with respect to all other programs which have been sponsored by the Sponsor.

                                    TABLE II

                             COMPENSATION TO SPONSOR

                     (January 1, 1996 - September 30, 1999)

                         P U B L I C   O F F E R I N G S
                        --------------------------------

                                                    HTCF V-3               HTCF V-4            CHTC IV-5
                                                    --------               --------            ---------

Date offering commenced                               7/95                   7/96                11/95

Dollar amount raised                             $17,554,600            $21,920,450           $6,254,800

Amount paid to sponsor from
  proceeds of offering: (a)
     Underwriting fees                                     -                      -                    -
     Acquisition fees                              1,200,785              1,571,600              361,300
     Syndication fee                                       -                      -                    -
     Other                                                 -                440,000              130,140

Dollar amount of cash generated
  from operations before
  deducting payments to sponsor                       12,400                470,955              221,496

Amount paid to sponsor from operations:
   Property management fees                                -                      -                    -
   Asset  management fees(b)                         185,617                 37,775               25,000
   Reimbursements                                          -                      -                    -
   Leasing commissions                                     -                      -                    -

Dollar amount of property sales and
  refinancing  before  deducting  payments
  to sponsor:
     Cash                                                  -                      -                    -
     Notes                                                 -                      -                    -

Amount paid to sponsor from property
   sales and refinancing:
     Real estate commissions                               -                      -                    -
     Subordinated disposition fee                          -                      -                    -
     Other                                                 -                      -                    -
------------------------------------

(a) Represents amounts paid to sponsor which were not reallowed to non-affiliates.
(b) Asset management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.

                                      A-8

                                   UNAUDITED

                                    TABLE II

                             COMPENSATION TO SPONSOR

                     (January 1, 1996 - September 30, 1999)

                         P U B L I C   O F F E R I N G S
                        --------------------------------

                                            HTCF VI-5           HTCF VI-6     Ten Other Public Programs
                                            ---------           ---------     -------------------------

Date offering commenced                          6/97                7/98                1995 and prior

Dollar amount raised                      $24,945,400        $ 20,472,700                  $110,287,500

Amount paid to sponsor from
  proceeds of offering: (a)
     Underwriting fees                              -                   -                             -
     Acquisition fees                       1,747,298             464,500                             -
     Syndication fee                                -                   -                             -
     Other                                    750,000             615,000                       230,000

Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor             (208,071)              67,527                       556,533

Amount paid to sponsor from operations:
   Property management fees                         -                   -                             -
   Asset management fees (b)                   36,000                   -                     1,357,314
   Reimbursements                                   -                   -                             -
   Leasing commissions                              -                   -                             -

Dollar amount of property sales and
  refinancing before deducting payments
  to sponsor:
     Cash                                           -                   -                        51,407
     Notes                                          -                   -                             -

Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                        -                   -                             -
     Incentive fee                                  -                   -                             -
     Other                                          -                   -                             -
------------------------------------

(a) Represents amounts paid to sponsor which were not reallowed to non-affiliates.
(b) Asset management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.

                                   UNAUDITED

                                    TABLE II

                             COMPENSATION TO SPONSOR

                     (January 1, 1996 - September 30, 1999)

                         P R I V A T E   O F F E R I N G S
                        ----------------------------------

                                          Three Partnerships     One Partnership      One Partnership    One Hundred-Three
                                                Organized in        Organized in         Organized in        Other Private
                                                        1997                1998                 1999         Partnerships
                                          ------------------     ---------------      ---------------    -----------------

Date offering commenced                              Various                5/98                 4/99         1995 & prior

Dollar amount raised                             $66,384,935         $19,566,500         $ 36,803,994                  N/A

Amount paid to sponsor from
  proceeds of offering: (a)
     Underwriting fees                                     -                   -                    -                    -
     Acquisition fees                              2,217,741             782,661              782,661                    -
     Syndication fee                                       -                   -                    -                    -
    Other                                            540,544             440,247              644,070              205,000

Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor                      133,869            (44,349)            (221,368)                  N/A

Amount paid to sponsor from operations:
   Property management fees                                -                   -                    -                    -
   Asset management fees (b)                         199,666             109,975                    -              336,187
   Reimbursements                                          -                   -                    -               58,000
   Leasing commissions                                     -                   -                    -                    -


Dollar amount of property sales and
  refinancing before deducting payments
  to sponsor:
     Cash                                                  -                   -                                 2,450,243
     Notes                                                 -                   -                                   881,529


Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                               -                   -                                         -
     Incentive fee                                         -                   -                                         -
     Other                                                 -                   -                                    24,662
------------------------------------

(a) Represents amounts paid to sponsor which were not reallowed to non-affiliates.
(b) Asset management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.

                                   UNAUDITED

                                    TABLE III

TABLE III presents the operating results for all partnerships sponsored by the Sponsor which closed during the five years and nine months ended September 30, 1999. The prior partnerships are structured as investment partnerships acquiring interests in operating partnerships. The investment partnerships account for such investments using the equity method of accounting which recognizes each of such partnership's pro rata share of the operating partnership's total income or loss. Revenues generated by the investment partnerships consist substantially of interest on short-term investments. This interest income generally decreases after the initial two years of operations as funds available for investment decrease. This decrease in funds arises from the investment partnership's payments of capital contributions due.

All of the prior public partnerships, one of the prior private partnerships that closed in 1994 and all of the prior private partnerships that closed in 1995, 1997, 1998 and 1999 report on a GAAP basis and, accordingly, "Cash generated from (used in) operations" is per each program's Statement of Cash Flows. The remaining prior private programs maintain their books and records on the tax basis of accounting and not on a GAAP basis, and "Cash generated from (used in) operations" for such programs is per their respective books and records. The significant difference is that depreciation expense on a tax basis as compared to a GAAP basis is greater in the early years of operations.

Other information included in TABLE III includes data on cash generated from operations and tax and cash distribution information per $1,000 invested, including Tax Credit allocations.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                    CHTC III
                                    --------

                                            1994           1995          1996          1997            1998         1999(b)
                                      ----------   ------------  -------------  ------------   ------------    ------------

Gross revenue                           $ 156,271    $  145,959     $   74,947    $   57,279     $   26,577     $    19,935
Less:
   Operating expenses                      86,306       193,916        214,737       204,259        215,744         154,977
   Interest                                     -             -              -             -              -               -
   Depreciation and amortization           41,757        57,466         57,933        58,596         60,464          45,348
   Equity in losses of local limited
    partnerships                          352,511     1,155,114      1,132,216     1,028,617        918,787         698,587
                                      ----------   ------------  -------------  ------------   ------------    ------------

Net income (loss) - GAAP basis         $(324,303)  $(1,260,537)   $(1,329,939)  $(1,234,193)   $(1,168,418)     $ (878,977)
                                      ===========  ============   ============  ============   ============    ============

Taxable income (loss)from operations   $(388,247)  $(1,279,818)   $(1,523,381)  $(1,307,843)   $(1,365,735)     $ (796,289)
                                      ===========  ============   ============  ============   ============    ============
   Taxable income (loss) from sale     $        -  $          -   $          -  $          -   $          -     $         -
                                      ===========  ============   ============  ============   ============    ============


Cash generated from (used in)
  operations                           $(225,005)    $  437,400    $ (143,337)   $   (6,960)      $   4,243    $   (65,590)
Cash generated from sales                       -             -              -             -              -               -
Cash generated from refinancing                 -             -              -             -              -               -
Less: Cash distributions to investors           -             -              -             -        900,000               -
                                       ----------   ------------  -------------  ------------   ------------    -----------
Cash  generated  (deficiency)  after
cash distributions and special items   $(225,005)    $  437,400   $ (143,337)    $   (6,960)    $ (895,757)    $   (65,590)
                                      ===========  ============   ============  ============   ============    ============


                                       TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
                                       ---------------------------------------------
Federal income tax results
  Ordinary income (loss)
     From operations                   (a)  $(28)         $(70)          $(84)         $(72)          $(75)           $(44)
     From recapture                             -             -              -             -              -               -
  Capital gain (loss)                           -             -              -             -              -               -

Federal tax credits                    (a)     32            95            112           113            113             113
California tax credits                 (a)     48            85             85            66             17               -

Cash distributions to investors
  Source (on GAAP basis)
    Investment income                           -             -              -             -              -               -
    Return of capital
        Price adjusters                         -             -              -             -             35               -
        Balance of uninvested assets            -             -              -             -             15               -
  Source (on cash basis)
    Sales                                       -             -              -             -              -               -
     Refinancing                                -             -              -             -              -               -
    Operations                                  -             -              -             -              -               -
    Other
        Price adjusters                         -             -              -             -             35               -
        Balance of uninvested assets            -             -              -             -             15               -
Amount (in percentage terms) remaining
invested in program local limited
partnerships at end of year
(original total acquisition costs
of investments retained divided by
total original acquisition costs of
all properties)                               100%          100%           100%          100%           100%            100%
--------------------------------

(a) Tax losses and tax credits allocated to an investor in the first year are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(b)   Nine months ended September 30, 1999.
N/A The amount of tax credits is not available until the preparation of the partnership's 1999 tax returns.

                                   UNAUDITED

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                    HTCF IV-1
                                    ---------

                                         1994(a)           1995          1996          1997            1998         1999(c)
                                      ----------   ------------  -------------  ------------   ------------    ------------

Gross revenue                           $  85,261     $  68,682      $   51,654    $   25,676     $   27,708      $   11,731
Less:
   Operating expenses                      47,149        55,573          51,467        57,228        123,062          66,417
   Interest                                     -             -               -             -              -               -
   Depreciation and amortization           20,797        30,926          31,032        31,416         31,369          21,372
Equity in losses in local partnerships    413,316       727,986       1,023,557       764,430        728,078         572,679
                                       ----------   ------------  -------------  ------------   ------------    ------------

Net income (loss) - GAAP basis         $(396,001)    $(745,803)    $(1,054,402)   $ (827,398)    $ (854,801)     $ (648,737)
                                       ===========  ============   ============  ============   ============    ============

Taxable income (loss) from operations  $(417,185)    $(874,044)     $ (982,635)  $(1,094,717)   $(1,110,938)     $ (650,927)
                                       ===========  ============   ============  ============   ============    ============


Cash generated (used) from
   operations                           $  27,511     $  55,437      $   22,420   $  (51,546)    $  (54,089)     $  (61,965)
Cash generated from sales                       -             -               -             -              -               -
Cash generated from refinancing                 -             -               -             -              -               -

Less: Cash distributions to investors           -             -               -             -              -               -
                                       ----------   ------------  -------------  ------------   ------------    ------------

Cash generated  (deficiency)  after
cash distributions and special items    $  46,649     $  55,437      $   22,420   $  (51,546)    $  (54,089)     $  (61,965)
                                       ===========  ============   ============  ============   ============    ============


                                       TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                   (b)  $(59)         $(87)           $(97)        $(108)         $(110)           $(64)
     From recapture                             -             -               -             -              -               -
  Capital gain (loss)                           -             -               -             -              -               -


Federal tax credits                    (b)     32           101             136           143            142             110
California tax credits                          -             -               -             -              -               -


Cash distributions to investors                 -             -               -             -              -               -

Amount (in percentage terms)
remaining invested in program
properties at end of year
(original total acquisition
costs of properties retained
divided by total original
acquisition costs of all
properties)                                   100%          100%            100%          100%           100%            100%
--------------------------------

(a)      Partial year of operations.
(b) Tax losses and tax credits allocated to an investor in the first year are dependent upon an investor's entry date. Amount shown is that allocated to initial investor.
(c)      Nine months ended September 30, 1999.

                                   UNAUDITED

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                    HTCT IV-2
                                    ---------

                                         1994(a)           1995          1996          1997            1998         1999(c)
                                      ----------   ------------  -------------  ------------   ------------    ------------

Gross revenue                           $   3,475     $ 179,927     $ 161,610      $  74,571    $   47,017       $   15,173
Less:
   Operating expenses                      16,096        57,965        60,777         65,717        65,402           60,804
   Interest                                11,173        39,148         5,350              -             -                -
   Depreciation and amortization            1,638        26,208        40,109         40,823        32,099           30,694
Equity in losses in local partnerships    239,118       628,521       628,631        737,115       658,728          478,221
                                       ----------   -----------  ------------     -----------  -----------      -----------


Net income (loss) - GAAP basis         $(264,550)    $(571,915)     $(573,257)    $(769,084)    $(709,212)      $ (554,546)
                                       ===========  ============   ============  ============  ===========     ============

Taxable income (loss) from operations  $(228,979)    $(702,048)     $(641,050)    $(928,847)    $(895,194)      $ (528,321)
                                       ===========  ============   ============  ============  ===========     ============

Cash generated (used) from
operations                             $ (25,518)     $  54,970      $  60,895     $  52,765     $  26,255      $  (20,300)
Cash generated from sales                       -             -              -             -             -                -
Cash generated from refinancing                 -             -              -             -             -                -

Less: Cash distributions to
investors                                       -             -                            -             -                -
                                       ----------   -----------  ------------     -----------  -----------      -----------

Cash generated  (deficiency)  after
cash distributions and special items   $ (25,518)     $  54,970      $  60,895     $  52,765     $  26,255      $  (20,300)
                                       ===========  ============   ============  ============  ===========     ============


                                     TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
                                     ---------------------------------------------

Federal income tax results
  Ordinary income (loss)
     From operations                   (b)  $(82)    (b)  $(58)          $(41)         $(59)         $(57)         $(52)
     From recapture                             -             -              -             -             -             -
   Capital gain (loss)                          -             -              -             -             -             -

Federal tax credits                    (b)     21    (b)     70            105           113           124           100
California tax credits                          -             -              -             -             -             -

Cash distributions to investors                 -             -              -             -             -             -

Amount (in percentage terms)
remaining invested in program
properties at end of year
(original total acquisition costs
of properties retained divided by
total original acquisition costs
of all properties)                           100%          100%           100%          100%          100%          100%
--------------------------------

(a)      Partial year of operations.
(b) Tax losses and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investor.
(c)      Nine months ended September 30, 1999.

                                   UNAUDITED

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                    CHTC IV-4
                                    ---------

                                         1994(a)           1995          1996          1997            1998         1999(c)
                                      ----------   ------------  -------------  ------------   ------------    ------------

Gross revenue                             $  1,613       $160,888     $ 147,254    $  65,307      $  46,032       $   8,667
Less:
   Operating expenses                           12         41,325        51,488       45,130         49,409          44,184
   Interest                                 13,387         79,853             -            -             -            2,273
   Depreciation and amortization                 -         16,056        24,865       25,419         25,561          19,167
Equity in (income) losses in local
   partnerships                            (2,212)        100,224       528,288      806,639        750,114         507,009
                                       ----------   ------------  -------------  ------------   ------------    ------------

Net income (loss) - GAAP basis           $ (9,574)      $(76,570)    $(457,387)   $(811,881)     $(779,052)      $ (563,966)
                                       ===========   ============  ============  ===========    ===========      ===========

Taxable income (loss) from operations    $(11,786)      $(60,108)    $(566,147)   $(778,340)     $(837,679)      $ (576,009)
                                       ===========   ============  ============  ===========    ===========      ===========

Cash generated (used) from operations     $  1,602       $ 26,322     $  95,766    $ 110,356      $  84,603      $ (104,685)
Cash generated from sales                        -              -             -            -              -                -
Cash generated from refinancing                  -              -             -            -              -                -

Less: Cash distributions to investors            -              -             -                           -                -
                                       ----------   ------------  -------------  ------------   ------------    ------------

Cash  generated   (deficiency)  after
cash  distributions and special items    $  1,602       $ 26,322      $  95,766    $ 110,356      $  84,603      $ (104,685)
                                       ===========   ============  ============  ===========    ===========      ===========


                                    TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
                                    ---------------------------------------------

Federal income tax results
  Ordinary income (loss)
     From operations                    (b)  $(12)      (b)  $(9)         $(49)        $(69)          $(72)        $(50)
     From recapture                              -              -             -            -              -            -
  Capital gain (loss)                            -              -             -            -              -            -

Federal tax credits                              -      (b)    18            64           86             99          102
California tax credits                           -      (b)    53            70           91             67           27

Cash distributions to investors                  -              -             -            -              -            -

Amount (in percentage terms)
remaining invested in program
properties at end of year
(original total acquisition
costs of properties retained
divided by total original
acquisition costs of all properties)          100%           100%          100%         100%            100%         100%
--------------------------------

(a)     Partial year of operations.
(b) Tax losses and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c)     Nine months ended September 30, 1999.
N/A The amount of tax credits is not available until the preparation of the partnership's 1999 tax returns.

                                   UNAUDITED

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                    HTCF V-3
                                    --------

                                            1995(a)             1996            1997            1998        1999(d)
                                         ----------     ------------   -------------    ------------   ------------

Gross revenue                              $  3,487       $  209,940      $  121,703      $   55,326     $   27,754
Less:
   Operating expenses                        12,379           69,130          66,884          71,626         69,824
   Interest                                       -                -               -               -              -
   Depreciation and amortization                454           23,436          34,605          35,765         29,151
Equity in losses in local partnerships          343          185,071         789,697       1,175,333        843,704
                                         ----------     ------------   -------------    ------------   ------------
Net income (loss) - GAAP basis             $  9,689       $ (67,697)     $ (769,483)    $(1,227,398)   $  (914,925)
                                        ===========     ============     ===========    ============   ============

Taxable income (loss) from operations       $ 2,522      $ (128,969)    $(1,060,301)    $(1,409,234)   $  (927,300)
                                        ===========     ============    ============    ============   ============

Cash generated (used) from operations        $ 3,402      $ (205,999)      $  102,215      $   60,991   $  (133,825)
Cash generated from sales                          -                -               -               -              -
Cash generated from refinancing                    -                -               -               -              -
Less: Cash distributions to investors              -                -               -               -              -
                                          ----------     ------------   -------------    ------------   ------------
Cash  generated  (deficiency)  after
cash  distributions and special items        $ 3,402      $ (205,999)      $  102,215     $    60,991    $ (133,825)
                                          ===========     ============    ============    ============  ============


                                    TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
                                    ---------------------------------------------

Federal income tax results
  Ordinary income (loss)
     From operations                        (b)    $2      (b)  $ (26)           $(58)           $(78)          $(51)
     From recapture                                 -                -               -               -              -
  Capital gain (loss)                               -                -               -               -              -

Federal tax credits                         (b)     3      (b)      62              84             137            137
California tax credits                              -                -               -               -              -

Cash distributions to investors
  Source (on GAAP basis)
      Investment income                             -                -               -               -              -
      Return of capital                             -                -               -               -              -
  Source (on cash basis)
      Sales                                         -                -               -               -              -
      Refinancing                                   -                -               -               -              -
      Operations                                    -                -               -               -              -
      Other                                 (c)     5                -               -               -              -

Amount (in percentage terms)
remaining invested in
program properties at end
of year (original total
acquisition costs of
properties retained divided
by total original acquisition
costs of all properties)                          100%             100%            100%            100%           100%
--------------------------------

(a)    Partial year of operations.
(b) Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c) This amount was distributed in 1995 by the general partner and not by the partnership.
(d)    Nine months ended September 30, 1999.
N/A The amount of tax credits is not available until the preparation of the partnership's 1999 tax returns.

                                      A-16

                                   UNAUDITED

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                    HTCF V-4
                                    --------

                                           1996(a)                 1997               1998             1999(c)
                                    --------------       --------------     --------------      --------------
Gross revenue                           $  15,529            $  225,609         $  231,113         $   103,672
Less:
   Operating expenses                      30,183                86,206             79,139              82,407
   Interest                                     -                     -                  -                   -
   Depreciation and amortization            2,851                42,034             56,694              44,675
Equity in losses (income) in local
partnerships                               29,329               334,756          1,010,334             751,251
                                          -------               -------          ---------             -------

Net income (loss) - GAAP basis          $(46,834)          $  (237,387)       $  (915,054)        $  (774,661)
                                         ========           ===========          =========           =========

Taxable income (loss) from operations   $(23,166)           $ (209,411)       $(1,154,795)        $  (737,061)
                                         ========             =========        ===========           =========

Cash generated (used) from operations    $  4,010            $   94,732         $  297,891          $   36,547
Cash generated from sales                       -                     -                  -                   -
Cash generated from refinancing                 -                     -                  -                   -

Less: Cash distributions to investors           -                     -                  -                   -
                                          -------               -------          ---------             -------
Cash generated  (deficiency)  after
cash distributions and special items     $  4,010             $  94,732         $  297,891          $   36,547
                                         ========             =========        ===========           =========


                                     TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
                                     ---------------------------------------------

Federal income tax results
  Ordinary income (loss)
     From operations                      (b)   $5             (b)  $(4)              $(52)               $(33)
     From recapture                              -                     -                  -                   -
  Capital gain (loss)                            -                     -                  -                   -

Federal tax credits                       (b)   14           (b)      19                 80                 104
California tax credits                           -                     -                  -                   -

Cash distributions to investors                  -                     -                  -                   -

Amount (in percentage terms)
remaining invested in program
properties at end of year
(original total acquisition
costs of properties retained
divided by total original
acquisition costs of all
properties)                                    100%                  100%               100%                100%
--------------------------------

(a)    Partial year of operations.
(b) Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c)    Nine months ended September 30, 1999.
N/A The amount of tax credits is not available until the preparation of the partnership's 1999 tax returns.

                                   UNAUDITED

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                    CHTC IV-5
                                    ---------

                                           1996(a)                 1997               1998             1999(c)
                                    --------------       --------------     --------------      --------------

Gross revenue                             $ 54,573           $   78,454         $   65,634          $   67,421
Less:
   Operating expenses                        1,393               25,517             31,242              40,014
   Interest                                      -                    -                  -                   -
   Depreciation and amortization             7,753               11,352             12,319               9,274
Equity in losses (income) in local
partnerships                                  (15)              146,305            220,498             138,678
                                          ---------            ---------         ---------           ---------

Net income (loss) - GAAP basis            $ 45,442           $ (104,720)        $ (198,425)        $  (120,545)
                                          ========             =========        ===========           =========

Taxable income (loss) from operations     $ 45,427          $  (84,003)        $ (198,375)        $  (122,199)
                                          ========             =========        ===========           =========

Cash generated (used) from operations     $159,328          $  (39,216)         $   49,804          $   26,580
Cash generated from sales                        -                    -                  -                   -
Cash generated from refinancing                  -                    -                  -                   -

Less: Cash distributions to investors            -                    -                  -                   -
                                         ---------            ---------          ---------           ---------

Cash generated (deficiency) after
cash distributions and special items      $159,328           $ (39,216)         $   49,804          $   26,580
                                          ========             =========        ===========           =========


                                    TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
                                    ---------------------------------------------

Federal income tax results
  Ordinary income (loss)
     From operations                      (b)  $10                $(13)              $(30)               $(19)
     From recapture                              -                    -                  -                   -
  Capital gain (loss)                            -                    -                  -                   -

Federal tax credits                              -                   31                 76                  95
California tax credits                           -                   67                 67                  67

Cash distributions to investors                  -                    -                  -                   -

Amount (in percentage terms)
remaining invested in program
properties at end of year (original
total acquisition costs of properties
retained divided by total original
acquisition costs of all properties)          100%                 100%               100%                100%
--------------------------------

(a)       Partial year of operations.
(b) Tax income (losses) and tax credits allocated to an investor in the first year are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c)       Nine months ended September 30, 1999.
N/A The amount of tax credits is not available until the preparation of the partnership's 1999 tax returns.

                                   UNAUDITED

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                                \-----------HTCF VI-5-----------/          \--------HTCF VI-6-------/
                                                            ---------                               ---------

                                                 1997(a)        1998         1999(c)        1998(a)          1999(c)
                                                 -------        -----        --------       ---------        -------

Gross revenue                                   $ 10,012    $ 286,005     $    84,327       $   6,003     $  130,823
Less:
   Operating expenses                              7,843       73,811         259,578           4,449        100,001
   Interest                                            -           16               -               -              -
   Depreciation and amortization                   2,256       47,350          47,535           3,055         25,049
Equity in losses (income) in local
partnerships                                     (2,395)      110,194         383,324        (60,610)       (15,954)
                                                 -------      -------         -------        --------       --------

Net income (loss) - GAAP basis                  $  2,308    $  54,634   $   (606,110)      $ (59,109)      $  21,727
                                                   =====       ======       =========        ========         ======

Taxable income (loss) from operations           $  9,308   $ (78,171)   $   (586,925)      $  (1,501)      $  51,622
                                                   =====     ========       =========         =======         ======

Cash generated (used) from operations            $ 1,839   $(115,775)   $   (130,135)       $   1,554      $  46,873
Cash generated from sales                              -            -               -               -              -
Cash generated from refinancing                        -            -               -               -              -

Less:  Cash distributions to investors                 -            -               -               -              -
                                             -----------  -----------     -----------     -----------    -----------

Cash generated (deficiency) after cash
  distributions and special items                $ 1,839   $(115,775)   $   (130,135)       $  48,196      $  46,873
                                                   =====    =========       =========          ======         ======


                                   TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
                                   ---------------------------------------------

Federal income tax results
  Ordinary income (loss)
     From operations                             (b)  $1    (b)  $(4)         $  (23)       (b)$  (1)             $2
     From recapture                                    -            -               -               -              -
  Capital gain (loss)                                  -            -               -               -              -

Federal tax credits                                    -    (b)    20              48               -            N/A
California tax credits                                 -            -               -               -              -


Cash distributions to investors                        -            -               -               -              -

Amount (in percentage terms)
remaining  invested in program
properties at end of
year (original total acquisition
costs of properties  retained
divided by total original
acquisition costs of all properties)                100%         100%            100%            100%           100%
--------------------------------

(a)    Partial year of operations.
(b) Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c)    Nine months ended September 30, 1999 .
N/A The amount of tax credits is not available until the preparation of the partnership's 1999 tax returns.

                                   UNAUDITED

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                   TWO PRIVATE
                          OFFERINGS CLOSED DURING 1994
                          ----------------------------

                                            1994(a)           1995          1996           1997           1998         1999(b)
                                         ----------   ------------  -------------  ------------   ------------    ------------

Gross revenue                             $   7,619       $  60,739    $   67,700    $   23,771    $   29,577     $   29,153
Less:
   Operating expenses                       111,523          89,405        53,699        55,471        51,176         25,865
   Interest                                       -               -             -             -             -              -
   Depreciation and amortization              1,305          26,141        37,940        37,490        32,908         24,348
Equity in losses in local partnerships      129,171         562,915     1,071,626     1,002,071       973,627        671,150
                                            -------         -------     ---------     ---------       -------        -------

Net income  (loss) - Tax basis for WNC
Tax Credits XXX;  GAAP basis for ITC I   $(234,380)     $ (617,722)  $(1,095,565)  $(1,071,261)  $(1,028,134)    $ (692,210)
                                          =========       =========   ===========   ===========   ===========      =========

Taxable income (loss) from operations    $(234,066)     $ (797,292)  $(1,310,142)  $(1,299,282)  $(1,235,714)    $ (682,628)
                                          =========       ========    ===========   ===========   ===========      =========

Cash generated (used) from operations    $(103,904)     $  (31,420)    $   36,501   $  (47,895)   $  (33,689)      $  67,873
Cash generated from sales                         -               -             -             -             -              -
Cash generated from refinancing                   -               -             -             -             -              -

Less:  Cash distributions to investors            -               -             -             -             -              -

Cash generated (deficiency) after cash
  distributions and special items        $(103,904)      $ (31,420)    $   36,501   $  (47,895)   $  (33,689)    $  67,873
                                          =========        ========        ======      ========      ========       ======


                                       TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
                                       ---------------------------------------------

Federal income tax results
  Ordinary income (loss)
     From operations                          $(23)           $(61)         $(99)         $(96)         $(93)          $(51)
     From recapture                               -               -             -             -             -              -
  Capital gain (loss)                             -               -             -             -             -              -

Federal tax credits (c)                           3              69           130           149           149            N/A
Federal    historic     rehabilitation           31              24             -             -             -              -
credits(c)                                        -               -             -             -             -              -
California tax credits(c)

Cash distributions to investors                   -               -             -             -             -              -

Amount (in percentage terms)
remaining  invested in program
properties at end of year
(original total acquisition
costs of properties  retained
divided by total original
acquisition costs of all properties)            100%            100%          100%          100%          100%           100%
--------------------------------

(a)      Partial year of operations.
(b)      Nine months ended September 30, 1999.
(c)      Weighted average.
N/A The amount of tax credits is not available until the preparation of the partnership's 1999 tax returns.

                                   UNAUDITED

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                   ONE PRIVATE
                           OFFERING CLOSED DURING 1995
                           ---------------------------

                                             1995(a)             1996           1997             1998        1999(b)
                                          ----------     ------------   -------------    ------------   ------------

Gross revenue                              $  58,335        $  138,052     $   24,580       $   2,714      $   1,623
Profit (loss) on sale of
  limited partnership interest                     -                 -              -       (304,545)              -
Less:
   Operating expenses                        126,526           102,922        129,739          60,745         27,829
   Interest                                        -                 -              -               -              -
   Depreciation and amortization               6,099            32,616         49,364          49,364         37,023
Equity in losses in local partnerships       161,903           453,545         39,326         531,849        403,091
                                             -------           -------      ---------     -----------      ---------

Net income (loss)-GAAP basis             $ (236,193)       $ (451,031)    $ (893,849)     $ (943,789)    $ (466,320)
                                           =========         =========      =========       =========      =========

Taxable income (loss) from operations    $ (146,497)       $ (716,986)   $(1,232,653)    $(1,079,544)    $ (445,885)
                                           =========         =========    ===========     ===========      =========
Taxable income (loss) from sale of
local limited  partnership interest      $          -      $         -     $        -     $ (244,270)    $         -
                                         ------------      -----------     ----------     ===========    -----------

Cash generated (used) from operations    $  (74,596)       $    61,873     $  (91,302)    $ (286,935)    $   (1,242)
Cash generated from sales                          -                 -              -         309,165              -
Cash generated from refinancing                    -                 -              -               -              -

Less: Cash distributions to investors              -                 -              -               -              -

Cash generated  (deficiency)  after
cash distributions and special items     $  (74,596)       $    61,873     $  (91,302)     $   22,230    $     1,242
                                            ========            ======        ========         ======          =====


                                     TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
                                     ---------------------------------------------

Federal income tax results
  Ordinary income (loss)
     From operations                           $(10)             $(48)            $(6)          $(72)           $(31)
     From recapture                                -                 -               -              -               -
  Capital gain (loss)                              -                 -               -           (16)               -

Federal tax credits                                7                59             129            146             N/A
California tax credits                             -                 -               -              1             N/A

Cash distributions to investors                    -                 -               -              -               -

Amount (in percentage terms)
remaining invested in program
properties at end of year
(original total acquisition costs
of properties retained divided by
total original acquisition costs
of all properties)                               100%              100%            100%           100%            100%
--------------------------------

(a)      Partial year of operations.
(b)      Nine months ended September 30, 1999.
N/A The amount of tax credits is not available until the preparation of the partnership's 1999 tax returns.

                                      A-21

                                   UNAUDITED

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                                       THREE PRIVATE
                                                OFFERINGS CLOSED DURING 1997
                                                ----------------------------

                                                     1997(a)                    1998                1999(b)
                                                  ----------             -----------            -----------
Gross revenue                                    $   143,233             $   237,088            $    86,123
Less:
   Operating expenses                                 49,648                 435,528                163,872
   Interest                                          355,783               2,327,233                393,465
   Depreciation and amortization                     467,061                 101,883                 88,342
Equity in losses in local partnerships               722,387               2,960,140              1,950,194


Net income (loss)-GAAP basis                   $ (1,451,646)           $ (5,587,696)         $  (2,509,750)
                                                 ===========             ===========            ===========

Taxable income (loss) from operations          $ (1,733,726)           $ (6,037,086)          $ (2,862,980)
                                                 ===========             ===========            ===========

Cash generated (used) from operations            $   119,668            $  (174,053)         $  (2,720,241)
Cash generated from sales                                  -                       -                      -
Cash generated from refinancing                            -                       -                      -


Less: Cash distributions to investors                      -                       -                      -

Cash generated  (deficiency)  after
cash distributions and special items             $   119,668            $  (174,053)         $  (2,720,241)
                                                     =======               =========            ===========

                               TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
                               ---------------------------------------------

Federal income tax results
  Ordinary income (loss)
     From operations                              (c)  $(26)                   $(89)                  $(42)
     From recapture                                        -                       -                      -
  Capital gain (loss)                                      -                       -                      -

Federal tax credits                               (c)     17                      67                    N/A
California tax credits                            (c)      3                      17                    N/A

Cash distributions to investors                            -                       -                      -

Amount (in percentage terms)
remaining invested in program
properties at end of year (original
total acquisition costs of properties
retained divided by total original
acquisition costs of all properties)                    100%                    100%                   100%
--------------------------------

(a)      Partial year of operations.
(b)      Nine months ended September 30, 1999.
(c)      Weighted average.
N/A The amount of tax credits is not available until the preparation of the partnership's 1999 tax returns.

                                   UNAUDITED

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

                                                   ONE PRIVATE                         ONE PRIVATE
                                                   -----------                         ------------
                                           OFFERING CLOSED DURING 1998          OFFERING CLOSED DURING 1999
                                           ---------------------------          ---------------------------


                                                1998(a)          1999(b)                         1999(a)(b)
                                          -------------     ------------                         ----------
Gross revenue                           $   7,097          $    32,409                         $   132,057
Less:
   Operating expenses                      82,975               83,162                              54,272
   Interest                                     0                    0                             350,141
   Depreciation and amortization            7,104               25,587                             101,640
Equity in losses in local partnerships    162,694              248,341                             261,696
                                          -------              -------                             -------

Net income (loss)-GAAP basis           $ (245,676)         $  (324,681)                        $  (635,692)
                                         =========            =========                           =========

Taxable income (loss) from operations  $ (390,783)         $  (268,431)                        $  (534,052)
                                         =========            ========                            =========

Cash generated (used) from operations  $  (23,594)         $  (161,271)                        $  (221,308)
Cash generated from sales                        -                    -                                  -
Cash generated from refinancing                  -                    -                                  -


Less: Cash distributions to investors            -                    -                                  -

Cash generated  (deficiency)  after
cash distributions and special items   $   (23,594)         $  (161,271)                      $  ( 221,368)
                                           ========            =========                         ==========

                                  TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
                                  ---------------------------------------------

Federal income tax results
  Ordinary income (loss)
     From operations                         $( 20)               $( 14)                             $(15)
     From recapture                               -                    -                                 -
  Capital gain (loss)                             -                    -                                 -

Federal tax credits                               3                  N/A                               N/A
Federal historic rehabilitation credits          19                  N/A                               N/A
California tax credits                            -                    -                                 -

Cash distributions to investors                   -                    -                                 -

Amount (in percentage terms)
remaining invested in program
properties at end of year (original
total acquisition costs of properties
retained divided by total original
acquisition costs of all properties)            100%                 100%                              100%
--------------------------------

(a)      Partial year of operations.
(b)      Nine months ended September 30, 1999.
N/A The amount of tax credits is not available until the preparation of the partnership's 1999 tax returns.

                                      A-23

                                   UNAUDITED

                                    TABLE IV


TABLE IV presents the results of programs sponsored by the Sponsor that have completed operations during the five years and nine months ended September 30, 1999.

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

                     (January 1, 1994 - September 30, 1999)

                                                                                      VIRGIN ISLANDS

                                                                                    CLEARVIEW APTS(a)
                                                                                    ----------------
Dollar Amount Raised                                                                       $  705,000
Number of Properties Purchased                                                                      1
Date of Closing of Offering                                                                      4/83

Date of First Sale of Property                                                               12/26/97
Date of Final Sale of Property                                                               12/26/97

Receivable on Net Purchase Money Financing                                                 140,000(b)

Tax and Distribution Data Per $1,000 Investment Through December 31, 1997
-------------------------------------------------------------------------

   Federal Income Tax Results:
   Ordinary income (loss)
        from operations                                                                   $   (3,551)
        from recapture                                                                              -
   Capital Gain                                                                                 2,963
    Deferred Gain
       Capital                                                                                    296
       Ordinary                                                                                     -

Cash Distributions to Investors
    Source (on GAAP basis)
        Investment income                                                                           -
        Return of capital                                                                      127(c)
    Source (on cash basis)
       Sales                                                                                   127(c)
       Refinancing                                                                                  -
       Operations                                                                                   -
       Other                                                                                        -
--------------------------------

(a)      This was not a tax credit program
(b) The program took back a note from the buyer in the principal amount of $140,000, bearing no interest and payable in July 1999. The receivable is presented at face amount and not at discounted current value.
(c) The first installment of $127 per $1,000 invested was made in July 1998. The second and final installment of approximately $196 per $1,000 invested will be made in July 1999 if the buyer's promissory note is retired.

                                   UNAUDITED

                                     TABLE V

TABLE V presents the sales or disposals of property by partnerships sponsored by the Sponsor during the three years and nine months ended September 30, 1999.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

                     (January 1, 1996 - September 30, 1999)

                                                              ITCF II               SHELTER RESOURCE FUND
                                                              -------               ---------------------

                                                        LAMBERT COMMUNITY    FOLSOM GARDEN I    FOLSOM GARDEN II
                                                        -----------------    ---------------    ----------------

Date property acquired                                            4/11/97           11/30/83            11/30/83
Date of sale                                                   6/15/98(a)            1/30/97             1/30/97


Selling Price, Net of Closing Costs and
   GAAP Adjustments:

  Cash received (disbursed) net of closing costs              $ 1,400,142         $  (216,345)            $   117,454
  Mortgage  balance and accrued interest at time of sale        2,293,021            1,918,394              1,586,941
  Purchase money mortgage taken back by program                 1,167,578                    -                      -
  Adjustments resulting from application of GAAP                        -                    -                      -
                                                             ------------         -------------         -------------
   Total                                                   $ 4,860,741(b)        $1,702,049(b)          $1,704,395(b)
                                                             ============         =============          ============

Cost of Properties Including Closing and Soft Costs

  Original mortgage financing                                 $ 2,293,021         $  1,200,000           $  1,200,000
  Total acquisition cost, capital
  improvement, closing and soft costs(c)                        2,891,970              369,716                362,120
                                                             ------------         -------------         -------------
  Total                                                       $ 5,184,991         $  1,569,716           $  1,562,120
                                                                =========            =========              =========

Excess (Deficiency) of Property
 Operating Cash Receipts Over Cash
 Expenditures(d)                                               $ (54,000)        $   (27,339)             $   140,954
                                                                 ========            ========                =======
--------------------------------

(a)      Sale was  to a related party.
(b) All taxable income was reported as Section 1231 income. Only Lambert was reported as an installment sale.
(c)      Amounts shown do not include pro rata share of original offering costs.
(d) Costs incurred in the administration of the partnership and not related to the operation of the property are not included.

                                   UNAUDITED

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

                     (January 1, 1996 - September 30, 1999)

                                                  RIVERSIDE     VIRGIN ISLANDS      BELLE ISLE, LTD       PALM TREE
                                                  ----------    --------------      ---------------       ---------

                                                    ALBANY      CLEARVIEW APTS     T. T. APARTMENTS      THREE RIVERS
                                                    ------      --------------     ----------------      ------------

Date property acquired                                8/15/85           9/1/83              8/15/86          12/19/84
Date of sale                                         10/31/97         12/26/97           12/9/97(a)        9/25/98(a)

Selling Price, Net of Closing Costs and GAAP
Adjustments:


  Cash received (disbursed) net of closing costs   $   42,693       $  105,058             $  5,200        $  450,000
  Mortgage balance and accrued interest at time
   of sale                                          1,106,559        2,481,724              855,205           888,749
  Purchase money mortgage taken back by program             0          140,000                    -                 -
  Adjustments resulting from application of GAAP            -                -                    -                 -
                                                  -----------      -----------           ----------       -----------
    Total                                        $1,149,252(b)     $2,726,782(b)          $890,405(b)    $ 1,338,749(b)
                                                  ============      ============          ===========     =============

 Cost of Properties Including Closing and Soft Costs

  Original mortgage financing                      $1,045,489         $2,267,400            $855,000        $  900,730
  Total acquisition cost, capital
  improvement, closing and soft costs(c)              220,000            442,000             136,800            26,401
                                                   -----------      -----------           ----------       -----------
  Total                                            $1,265,489         $2,709,400            $991,800        $  927,131
                                                    =========          =========             =======           =======

Excess (Deficiency) of Property
 Operating Cash Receipts Over Cash
 Expenditures(d)                                   $(150,000)         $(268,000)               $    -        $  15,432
                                                    =========          =========                 ====           ======
--------------------------------

(a)      Sales were to a related parties.
(b) All taxable income was reported as Section 1231 income. T.T. Apartments and Three Rivers were reported as installment sales.
(c)      Amounts shown do not include pro rata share of original offering costs.
(d) Costs incurred in the administration of the partnership and not related to the operation of the property are not included.

                                   UNAUDITED

                    APPENDIX A TO PROSPECTUS AND SUPPLEMENTS


                        Description of Graphic Materials

1. The table in the center of the cover page and the information to its right are surrounded by a border.

2. Pages 10 to 22 are formatted in columnar form, with the captions in the left column and the narrative in the right column. Each section is surrounded by a border.

3. Pages 47 to 52 are formated in tabular form, with the state names in the left column and the suitability standards in the right column. Borders surround each cell.

4. Pages 56 to 61 are formatted in tabular form, with the type, payee and recipient in the first column, determination of amount in the next, and the minimum and maximum amounts in the final columns. Each section is surrounded by a border.

5. On page 67 there are boxes drawn around the names of the entities. The boxes are connected by lines.

6. At the upper portion of page 93 there are two pie charts. The pie chart to the upper left is unsegmented, and the legend reads "Taxable Income ($125,000)." The pie chart to the lower right is segmented, with the larger segment denoted "Income After Taxes ($95,000)" and the smaller segment denoted "Tax Payment ($30,000)."

     At the lower portion of page 93 there is a single pie chart consisting of three segments. The largest segment is denoted "Income After Taxes ($95,000)," the second-largest segment is denoted "Recomputed Tax Payments ($22,250)" and the smallest segment is denoted "Additional Income From Tax Credits ($7,750)."

7. Boxes surround the tables appearing at pages 96, 99, 100, 101, 103, 109 and 154.

8. On page 123 there appears a map of the contiguous United States and the U.S. Virgin Islands. The map denotes those states and territories wherein properties purchased by prior programs of the sponsor are located.

9.   On page 155  there  appears  a  reproduction  of lines 34 to 56 of IRS Form
1040.

10. Exhibit C is designed as a form to be completed by the investor, with boxes to be checked and entries to be made.

11.  On the upper half of the back cover page there is the outline of an eagle.

12. At the upper left-hand corner of each supplement there is the outline of an eagle.

                                  PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 36. Financial Statements and Exhibits.

         (a)  Financial Statements

         See "Financial Statements" in the prospectus included in Part I of this Registration Statement.

         See "Financial Statements" in the supplement dated April 15, 2000 to the prospectus included in Part I of this Registration Statement.

         (b)  Exhibits.

                  1.1    Selling Agreement (3)

                  1.1a   Amendment to Selling Agreement (3)

                  1.2    Selected Dealers Agreement (3)

                  1.3    Investor Form (filed as Exhibit C to the Prospectus)

                  3.1    Agreement of Limited Partnership (filed as Exhibit B to
                  and    the Prospectus)
                  4.1

                  5.1    Opinion of Counsel (1)

                  8.1    Opinion of Tax Counsel (2)

                  10.1   Escrow Agreement (3)

                  10.2   Amended  and   Restated  Operating   Agreement  of  2nd
                         Fairhaven, LLC (4)

                  10.3 Second Amended and Restated Operating Agreement of 2nd Fairhaven, LLC (5)

                  10.4 Amended and Restated Limited Partnership Agreement of School Square Limited Partnership (6)

                  23.1   Consent of  Derenthal  &  Dannhauser as  to  securities
                         opinion  is  set  forth   in   Exhibit   5.1   to  this
                         Registration Statement (1)

                  23.2 Consent of Derenthal & Dannhauser as to tax opinion is set forth in Exhibit 8.1 to this Registration Statement (2)

                  23.3   Consent of BDO Seidman, LLP

                  23.4   Consent of Corbin & Wertz

                  23.5   Consent of Thomas S. Chambers (7)

                  24.1   Power  of  attorney  is  included  in  signature   page
                         contained  in Part II of  this  Registration  Statement
                         (1)
                  ----------
                  (1) Filed as part of the Registration Statement on Form S-11.

                  (2) Filed as part  of  Pre-Effective  Amendment No. 2  to  the
                      Registration Statement on Form S-11.
                  (3) Filed as part  of  Pre-Effective  Amendment No. 3  to  the
                      Registration Statement on Form S-11.
                  (4) Filed as  part  of the  Current Report  on Form  8-K dated
                      January 25, 2000.
                  (5) Filed as part  of Amendment No. 2 to the Current Report on
                      Form 8-K dated January 25, 2000.
                  (6) Filed  as  part of the  Current Report  on  Form 8-K dated
                      February 9, 2000.
                  (7) Filed as part  of  Post-Effective  Amendment  No. 1 to the
                      Registration Statement on Form S-11.

                      INFORMATION CONCERNING PRIOR PROGRAMS

TABLE VI - Acquisition of Properties by Prior Programs

     Table VI describes all property acquisitions by all public Prior Programs during the three years and nine months ended September 30, 1999. Refer to Table I in the Prospectus for a presentation of acquisition costs as a percentage of total dollars raised.

                                    Table VI

                                                                                                    Other Cash Expenditures
                                                                                                    -----------------------

                            Total                     Mortgage
                            Square                    Financing at                                                       Total
                    Apt.    Feet of      Date of      Date of        Cash Down                      Expensed             Acquisition
Project/Location   Units    Units (1)    Purchase     Purchase       Payment (2)     Total          Capitalized (3)      Cost
------------------------------------------------------------------------------------------------------------------------------------

WNC California Housing Tax Credits IV, L.P., Series 4

Chadron       NE     16      11,200     12/17/1996     400,000        482,865       882,865                 6,318         889,183
Eagleville    MO     16      11,200      2/28/1996     358,000         78,920       436,920                 1,033         437,953
Pawnee        IL     20      14,000      2/28/1996     615,264        130,054       745,318                 1,702         747,020
Havana        IL     16      11,200      1/31/1999     125,000        251,989       376,989                 3,297         380,286

WNC California Housing Tax Credits IV, L.P., Series 5

Carthage      MO     52      36,400      5/30/1996     690,000        657,221     1,347,221                 3,259       1,350,480
Stockton      CA     82      57,400      3/31/1996   2,711,699      3,032,307     5,744,006                15,034       5,759,040
Thayer        MO     24      16,800     11/12/1998     463,000        741,583     1,204,583                 3,677       1,208,260
East Pairie   MO     16      11,200      6/30/1999     673,500        254,952       928,452                 1,264         929,716
Russel        KS     16      11,200       8/5/1999     744,059        218,514       962,573                 1,083         963,656

WNC Housing Tax Credit Fund IV, L.P., Series 1

Seneca        NY     32      22,400      7/28/1998     884,590        276,057     1,160,647                 2,035       1,162,682

WNC Housing Tax Credit Fund IV, L.P., Series 2

Broken Bow    NE     18      12,600      6/26/1996     450,000        608,192     1,058,192                 8,502       1,066,694
Navasota      TX     48      33,600      2/20/1996   1,009,500        224,939     1,234,439                 3,145       1,237,584
Portage       MI    114      79,800      7/22/1997   6,133,000        431,530     6,564,530                 6,033       6,570,563
Sidney        NE     18      12,600       5/9/1996     450,000        529,800       979,800                 7,406         987,206
East Brewton  AL     40      28,000      9/30/1998   1,156,053      1,254,965     2,411,018                17,544       2,428,562

WNC Housing Tax Credit Fund V, L.P., Series 3

Alliance      NE     19      13,300       2/5/1996     647,779        604,108     1,251,887                 6,431       1,258,318
Atlanta       GA    375     262,500      4/26/1996   8,555,000      1,346,961     9,901,961                14,339       9,916,300
Berkeley      MD     30      21,000      7/23/1996     713,307        753,295     1,466,602                 8,019       1,474,621
Curtis        NE     12       8,400      9/25/1996     430,000         88,366       528,622                   941         529,563
El Monte (4)  CA   68.5      47,950      9/17/1996   1,762,500      2,581,086     4,343,586                27,476       4,371,062
Greensboro    NC     22      15,400       2/6/1996     742,444        437,100     1,179,544                 4,653       1,184,197




                                                              II-4


                                    Table VI


                                                                                                    Other Cash Expenditures
                                                                                                    -----------------------

                            Total                     Mortgage
                            Square                    Financing at                                                       Total
                    Apt.    Feet of      Date of      Date of        Cash Down                      Expensed             Acquisition
Project/Location   Units    Units (1)    Purchase     Purchase       Payment (2)     Total          Capitalized (3)      Cost
------------------------------------------------------------------------------------------------------------------------------------

WNC Housing Tax Credit Fund V, L.P., Series 3(continued)

Hastings      NE     18      12,600       2/6/1996     450,000        542,107       992,107                 5,771         997,878
Hobbs         NM     17      11,900      4/10/1997   1,273,034      2,003,595     3,276,629                21,328       3,297,957
Jackson       MS     31      21,700       1/3/1997     900,500        248,646     1,149,146                 2,647       1,151,793
Morganton     NC     36      25,200       2/5/1996   1,194,500        841,443     2,035,943                 8,957       2,044,900
Ontario       OR     28      19,600        7/23/96   1,311,000        353,505     1,664,505                 3,763       1,668,268
Silver City   NM     31      21,700      5/26/1996   1,330,000        308,762     1,638,762                 3,287       1,642,049
Solomon       KS     16      11,200      6/20/1996     561,366        142,061       703,427                 1,512         704,939
Syracuse      KS      8       5,600      6/20/1996     295,171         84,524       379,695                   900         380,595
Talladega     AL     30      21,000       2/5/1996     822,513        653,237     1,475,750                 6,954       1,482,704

WNC Housing Tax Credit Fund V, L.P., Series 4

Belen         NM     56      39,200      4/28/1997   1,546,000        416,377     1,962,377                 4,248       1,966,625
Crescent City CA     55      38,500      5/24/1996   1,960,000      1,134,067     3,094,067                11,571       3,105,638
El Monte (4)  CA   68.5      47,950      9/17/1996   1,762,500      2,510,788     4,273,288                25,619       4,298,907
Lamar         MO     28      19,600      1/14/1997     888,400        737,599     1,625,999                 7,526       1,633,525
Los Alamos    NM    142      99,400      2/21/1997   2,557,904      3,940,587     6,498,491                40,208       6,538,699
Los Alamos    NM     52      36,400      5/15/1997   1,450,000        315,099     1,765,099                 3,215       1,768,314
Marion        AL     42      29,400       1/9/1997   1,296,500      1,288,020     2,584,520                13,142       2,597,662
Palestine     TX     24      16,800      4/14/1997     371,450        101,626       473,076                 1,037         474,113
Raleigh       NC     48      33,600      5/29/1998     580,000        534,118     1,114,118                 5,450       1,119,568
Shawnee       OK    100      70,000     12/31/1996   2,187,000      2,317,180     4,504,180                23,643       4,527,823
Winsor        MO     24      16,800       5/9/1997     643,000        641,829     1,284,829                 6,549       1,291,378
New York(5)   NY     18      12,600     12/21/1998   1,606,000        748,458     2,354,458                 7,637       2,362,095
Bolivar       MO     32      22,400      7/21/1999     574,200      1,181,000     1,755,200                12,050       1,767,250
Coffeeville   KS     48      33,600      9/22/1999   1,447,360        552,444     1,999,804                 5,637       2,005,441

WNC Housing Tax Credit Fund VI, L.P., Series 5

Bradley       AR     20      15,600       4/1/1998     110,685        501,462       612,147                 5,135         617,282
Chillicothe   MO     28      19,600      11/5/1997     775,000        990,861     1,765,861                10,146       1,776,007



                                                       II-5


                                    Table VI


                                                                                                    Other Cash Expenditures
                                                                                                    -----------------------

                            Total                     Mortgage
                            Square                    Financing at                                                       Total
                    Apt.    Feet of      Date of      Date of        Cash Down                      Expensed             Acquisition
Project/Location   Units    Units (1)    Purchase     Purchase       Payment (2)     Total          Capitalized (3)      Cost
------------------------------------------------------------------------------------------------------------------------------------

WNC Housing Tax Credit Fund VI, L.P., Series 5 (Continued)

El Reno       OK    100      70,000      1/15/1998   2,403,000      3,039,985     5,442,985                 31,129       5,474,114
Hughes Villas AR     21      14,700      1/23/1998     384,000        181,885       565,885                  1,862         567,747
Mayer         AZ     20      14,000     12/19/1997     624,987        608,952     1,233,939                  6,236       1,240,175
Memphis       TN     20      17,000      4/30/1998     380,392        742,930     1,123,322                  7,607       1,130,929
Murfreesboro  AR     24      16,800      4/10/1998     632,019        685,474     1,317,493                  7,019       1,324,512
Oakland       CA    106      74,200      1/14/1998   1,495,957        740,155     2,236,112                  7,579       2,243,691
Orlando       FL     26      18,200       4/8/1998     295,000        470,185       765,185                  4,815         770,000
Theodore      AL     40      28,000      11/4/1998   1,189,625      1,276,884     2,466,509                 13,075       2,479,584
Memphis       TN     40      28,000      8/19/1998     903,288      1,844,494     2,747,782                 18,887       2,766,669
Marshalltown  IA     32      22,400       6/5/1998     600,000        608,952     1,208,952                  6,236       1,215,188
Carbon Cliff  IL    115      80,500      9/19/1998   4,175,976      6,446,347    10,622,323                 66,009      10,688,332


WNC Housing Tax Credit Fund VI, L.P., Series 6

Trenton       MO     32      22,400      8/11/1998     730,000      1,024,738     1,754,738                   8,266       1,763,004
Memphis       TN     60      42,000      9/22/1998   1,311,517      2,812,622     4,124,139                  22,687       4,146,826
Desloge       MO     32      22,400     12/11/1998     633,000      1,058,659     1,691,659                   8,539       1,700,198
Edgefield     SC     44      30,800      7/20/1998   1,114,559        989,114     2,103,673                   7,978       2,111,651
Cotton Mill   IL     31      21,700      7/27/1999     656,509      1,040,048     1,696,557                   8,389       1,704,946
Kechel Tower  IN     23      16,100      9/30/1966     266,500      1,348,268     1,614,768                  10,875       1,625,643
Ottawa        IL     31      21,700      1/14/1999     306,701        402,847       709,548                   3,249         712,797
Preservation  IL     60      42,000      1/14/1999     560,058        514,698     1,074,756                   4,152       1,078,908
Summerwood    AL     32      22,400       5/1/1999     850,000      1,287,060     2,137,060                  10,382       2,147,442
West Mobile   AL     55      38,500       7/1/1999   1,368,890      1,831,310     3,200,200                  14,772       3,214,972


(1) Based on an average of 700 square  feet per  apartment  unit.

(2) Cash down payments include capital contributions made to the operating partnerships by the investment partnership.


                                                  II-6

                                    Table VI

                                                                                                    Other Cash Expenditures
                                                                                                    -----------------------

                            Total                     Mortgage
                            Square                    Financing at                                                       Total
                    Apt.    Feet of      Date of      Date of        Cash Down                      Expensed             Acquisition
Project/Location   Units    Units (1)    Purchase     Purchase       Payment (2)     Total          Capitalized (3)      Cost
------------------------------------------------------------------------------------------------------------------------------------

(3) Acquisition costs and related expenditures incurred by the investment partnership in acquiring the investments in the operating partnerships but excludes acquisition fees and pro rata share of other offering costs.

(4) WNC Housing Tax Credit Fund IV, L.P., Series 3 and Series 4 have each invested 49.495% the in El Monte project. Therefore units, square feet and mortgage financing are equally allocated.

(5) Included in amount of permanent  financing is $1,300,000 in tax exempt bonds.


                                                      II-7

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-11 and have duly caused this Amendment to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 15th day of April, 2000.


                                WNC HOUSING TAX CREDIT FUND VI, L.P.,
                                SERIES 7 and SERIES 8

                                By:    WNC & ASSOCIATES, INC.,
                                       General Partner

                                       By:   WILFRED N. COOPER, JR.*
                                             Wilfred N. Cooper, Jr.,
                                             President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                        CAPACITY                      DATE


WILFRED N. COOPER, SR.*          Chief executive officer and   April 15, 2000
Wilfred N. Cooper, Sr.           chairman of the board of
                                 WNC & Associates, Inc.

JOHN B. LESTER, JR.*             Vice chairman of              April 15, 2000
John B. Lester, Jr.              the board of WNC &
                                 Associates, Inc.

WILFRED N. COOPER, JR.*          Director, chief operating     April 15, 2000
Wilfred N. Cooper, Jr.           officer, president and
                                 secretary of WNC &
                                 Associates, Inc.

/s/ DAVID N. SHAFER              Director and executive        April 15, 2000
DAVID N. SHAFER                  vice president of
                                 WNC & Associates, Inc.

MICHAEL L. DICKENSON*            Vice president-chief          April 15, 2000
Michael L. Dickenson             financial officer of
                                 WNC & Associates, Inc.





 * By:  /s/ DAVID N. SHAFER
        David N. Shafer,
        as attorney-in-fact

                                INDEX TO EXHIBITS


Exhibit Number                  Exhibit Description


1.3                           Investor Form (filed as
                              Exhibit C to the Prospectus)

3.1                           Agreement of Limited Partnership
and                           (filed as Exhibit B to the
4.1                           Prospectus)

23.3                          Consent of BDO Seidman, LLP

23.4                          Consent of Corbin & Wertz